     As filed with the Securities and Exchange Commission on March 24, 2009

                                                         FILE NO. 333-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                        ILLINOIS                    36-2554642
            (State or Other Jurisdiction of      (I.R.S. Employer
             Incorporation or Organization)   Identification Number)

                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)

                                  SUSAN L. LEES
                        DIRECTOR, SENIOR VICE PRESIDENT,
                          SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                    3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                         ALLSTATE LIFE INSURANCE COMPANY
                           3100 SANDERS ROAD SUITE J5B
                              NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company) Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                                                                 Proposed maximum
Title of securities to be    Amount to be registered      Proposed maximum     aggregate offering price  Amount of registration
registered                             (1)            offering price per unit           (1)                         fee
---------------------------  -----------------------  -----------------------  ------------------------  ----------------------
Deferred annuity interests
and participating interests
therein                             $6,000,000                  (1)                   $6,000,000                $334.80

----------
(1) The Contract does not provide for a predetermined amount or number of units.

                        Allstate Life Insurance Company

                Allstate Advisor, Advisor Plus, Advisor Preferred
                           Allstate Variable Annuities
                     The Allstate Advisor Variable Annuities

                        Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The "Annual Reports and other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800 - 457-7617. Allstate
Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                        ALLSTATE LIFE INSURANCE COMPANY
                 ALLSTATE FINANCIAL ADVISORS SEPARATE ACCOUNT I

                   Supplement, dated February 17, 2009, to the
                        Prospectus Dated May 1, 2008 for
                           Allstate Variable Annuities

This supplement amends certain disclosure contained in the above-referenced prospectuses for certain variable annuity contracts issued by Allstate Life Insurance Company.

            Morgan Stanley VIS Global Advantage - Class Y Liquidation

The Board of Trustees of the Morgan Stanley Variable Investment Series has approved the liquidation of the Morgan Stanley VIS Global Advantage Portfolio - Class Y ("Liquidating Fund") to occur on or about April 24, 2009 ("Liquidation Date"). After the Liquidation Date, the Morgan Stanley VIS Global Advantage Sub-Account will no longer be available for investment. As a result, on the Liquidation Date any Contract Value allocated to the Morgan Stanley VIS Global Advantage Sub-Account will be transferred to the Fidelity VIP Money Market Portfolio Service Class 2 Sub-Account ("Money Market Sub-Account").

If you wish to transfer your Contract Value out of the Liquidating Fund and into any other available investment option within your annuity before the Liquidation Date, you may do so without charge and without the transfer being applied against your annual free transfers. If you take no action before the Liquidation Date, during the 60-day period after the Liquidation Date you may transfer your Contract Value corresponding to the Liquidating Fund out of the Money Market Sub-Account and into any other available investment option within your annuity without charge and without the transfer being applied against your annual free transfers.

For your convenience, we have enclosed a transfer form that you may use to transfer your Contract Value to another investment option(s). Please refer to your prospectus or accessallstate.com for detailed information about available investment options. If you need assistance in choosing investment options, please contact your financial representative. You may request a transfer via the internet at accessallstate.com. If you have elected the telephone transfer privilege, you may transfer your Contract Value by calling the Annuity Service Center.

If you have any questions, or would like a copy of any fund prospectuses, please contact your financial representative or the Annuity Service Center at 1-800-457-7617.

Please keep this supplement for future reference together with your prospectuses.

The Allstate Advisor Variable Annuities

(Advisor, Advisor Plus, Advisor Preferred)

Allstate Life Insurance Company

Street Address: 5801 SW 6th Ave., Topeka KS, 66606-0001 Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566 Telephone Number: 1-800-457-7617

Fax Number: 1-785-228-4584
Prospectus dated May 1, 2008

Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "Contract"):

..    Allstate Advisor

..    Allstate Advisor Plus

..    Allstate Advisor Preferred

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("investment alternatives"). The investment alternatives include up to 3 fixed account options ("Fixed Account Options"), depending on the Contract, and include 54* variable sub-accounts ("Variable Sub-Accounts") of the Allstate Financial Advisors Separate Account I ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of the following funds ("Funds"):

Fidelity(R) Variable Insurance Products (Service Class 2)

Franklin Templeton Variable Insurance Products Trust (Class 2)

Lord Abbett Series Fund, Inc. (Class VC)

Oppenheimer Variable Account Funds (Service Shares)

Putnam Variable Trust (Class IB)

Van Kampen Life Investment Trust (Class II)

The Universal Institutional Funds, Inc. (Class I & II)

* Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 44-46 for information about Variable Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("Portfolios"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract value ("Contract Value") a credit enhancement ("Credit Enhancement") of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

We (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2008, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 90 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

1 PROSPECTUS

IMPORTANT   The Securities and Exchange Commission has not approved or
NOTICES     disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

            The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

            The Contracts are not FDIC insured.

2 PROSPECTUS

Table of Contents

                                                                            Page
                                                                            ----
Overview
   Important Terms                                                             4
   Overview of Contracts                                                       6
   The Contracts at a Glance                                                   7
   How the Contracts Work                                                     12
   Expense Table                                                              13
   Financial Information                                                      17
Contract Features
   The Contracts                                                              17
   Purchases                                                                  20
   Contract Value                                                             21
   Investment Alternatives                                                    44
     The Variable Sub-Accounts                                                44
     The Fixed Account Options                                                50
     Transfers                                                                54
   Expenses                                                                   56
   Access to Your Money                                                       62
   Income Payments                                                            63
   Death Benefits                                                             72

                                                                            Page
                                                                            ----
Other Information
   More Information                                                           80
   Taxes                                                                      83
   Annual Reports and Other Documents                                         90
Statement of Additional Information Table of Contents                         91
Appendix A - Allstate Advisor Contract Comparison Chart                       92
Appendix B - Market Value Adjustment                                          94
Appendix C - Calculation of Income Protection Benefit                         96
Appendix D - Withdrawal Adjustment Example - Income Benefits                  97
Appendix E - Withdrawal Adjustment Example - Death Benefits                   98
Appendix F - Calculation of Earnings Protection Death Benefit                 99
Appendix G - Withdrawal Adjustment Example - TrueReturn Accumulation Benefit 101
Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples       102
Appendix I - SureIncome Plus Withdrawal Benefit Option Calculation Examples 104 Appendix J - SureIncome for Life Withdrawal Benefit
 Option Calculation Examples                                                 106
Appendix K - Accumulation Unit Values                                        110

3 PROSPECTUS

Important Terms

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            Page
                                                                            ----
AB Factor                                                                     22
Accumulation Benefit                                                          22
Accumulation Phase                                                            12
Accumulation Unit                                                             17
Accumulation Unit Value                                                       17
Allstate Life ("We")                                                          79
Annuitant                                                                      8
Automatic Additions Program                                                   10
Automatic Portfolio Rebalancing Program                                       10
Beneficiary                                                                   12
Benefit Base (for the TrueReturn Accumulation Benefit Option)                  8
Benefit Base (for the SureIncome Withdrawal Benefit Option)                    8
Benefit Base (for the SureIncome Plus Withdrawal Benefit Option)               8
Benefit Base (for the SureIncome For Life Withdrawal Benefit Option)           8
Benefit Payment (for the SureIncome Withdrawal Benefit Option)                31
Benefit Payment (for the SureIncome Plus Withdrawal Benefit Option)           34
Benefit Payment (for the SureIncome For Life Withdrawal Benefit Option)       41
Benefit Payment Remaining (for the SureIncome Withdrawal Benefit Option) 30 Benefit Payment Remaining (for the SureIncome Plus
   Withdrawal Benefit Option)                                                 34
Benefit Payment Remaining (for the SureIncome For Life
Withdrawal Benefit Option)                                                    37
Benefit Year (for the SureIncome Withdrawal Benefit Option)                   30
Benefit Year (for the SureIncome Plus Withdrawal Benefit Option)              34
Benefit Year (for the SureIncome For Life Withdrawal Benefit Option)          37
Co-Annuitant                                                                   9
*Contract                                                                     17
Contract Anniversary                                                           8
Contract Owner ("You")                                                        20
Contract Value                                                                 1
Contract Year                                                                  9
Credit Enhancement                                                             1
Dollar Cost Averaging Program                                                 10
Due Proof of Death                                                            71
Earnings Protection Death Benefit Option                                       8
Enhanced Beneficiary Protection (Annual Increase) Option                       8
Excess of Earnings Withdrawal                                                 74

                                                                            Page
                                                                            ----
Fixed Account Options                                                         49
Free Withdrawal Amount                                                        59
Funds                                                                          1
Guarantee Option                                                              22
Guarantee Period Accounts                                                     51
Income Base                                                                    9
Income Plan                                                                   62
Income Protection Benefit Option                                               9
In-Force Earnings                                                             74
In-Force Premium                                                              74
Investment Alternatives                                                       10
IRA Contract                                                                   9
Issue Date                                                                    12
Market Value Adjustment                                                       11
Maximum Anniversary Value                                                      8
Maximum Anniversary Value (MAV) Death Benefit Option                           8
Payout Phase                                                                  12
Payout Start Date                                                             62
Portfolios                                                                    80
Qualified Contract                                                            17
Retirement Income Guarantee Options                                           69
Return of Premium Death Benefit                                               11
Rider Anniversary                                                             22
Rider Application Date                                                         8
Rider Date (for the TrueReturn Accumulation Benefit Option)                   22
Rider Date (for the SureIncome Withdrawal Benefit Option)                     30
Rider Date (for the SureIncome Plus Withdrawal Benefit Option)                34
Rider Date (for the SureIncome For Life Withdrawal Benefit Option)            38
Rider Fee (for the TrueReturn Accumulation Benefit Option)                     8
Rider Fee (for the SureIncome Withdrawal Benefit Option)                       8
Rider Fee (for the SureIncome Plus Withdrawal Benefit Option)                  8
Rider Fee (for the SureIncome For Life Withdrawal Benefit Option)              8
Rider Fee Percentage                                                          57
Rider Maturity Date                                                           22
Rider Period                                                                   8
Rider Trade-In Option (for the TrueReturn Accumulation Benefit Option)        29
Rider Trade-In Option (for the SureIncome Withdrawal Benefit Option)          33
Right to Cancel                                                               21

4 PROSPECTUS

                                                                            Page
                                                                            ----
SEC                                                                           55
Settlement Value                                                              72
Spousal Protection Benefit (Co-Annuitant) Option                               9
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual
   Retirements Accounts                                                        9
Standard Fixed Account Option                                                 50
SureIncome Covered Life                                                       40
SureIncome Option Fee                                                          8
SureIncome Plus Option                                                         8
SureIncome Plus Option Fee                                                     8
SureIncome Plus Withdrawal Benefit Option                                      8
SureIncome For Life Option                                                     8
SureIncome For Life Option Fee                                                 8
SureIncome For Life Withdrawal Benefit Option                                  8
SureIncome ROP Death Benefit                                                  11
SureIncome Withdrawal Benefit Option                                          30
Systematic Withdrawal Program                                                 10
Tax Qualified Contract                                                        85
Transfer Period Accounts                                                      24
Trial Examination Period                                                       7
TrueBalance(SM) Asset Allocation Program                                      10
TrueReturn(SM) Accumulation Benefit Option                                     8

                                                                            Page
                                                                            ----
Valuation Date                                                                20
Variable Account                                                              79
Variable Sub-Account                                                          43
Withdrawal Benefit Factor (for the SureIncome Withdrawal Benefit Option) 31 Withdrawal Benefit Factor (For the SureIncome Plus
   Withdrawal Benefit Option)                                                 34
Withdrawal Benefit Factor (for the SureIncome For Life
   Withdrawal Benefit Option)                                                 38
Withdrawal Benefit Payout Phase (for the SureIncome
   Withdrawal Benefit Option)                                                 30
Withdrawal Benefit Payout Phase (for the SureIncome Plus
   Withdrawal Benefit Option)                                                 34
Withdrawal Benefit Payout Phase (for the SureIncome For
   Life Withdrawal Benefit Option)                                            37
Withdrawal Benefit Payout Start Date (for the SureIncome
   Withdrawal Benefit Option)                                                 32
Withdrawal Benefit Payout Start Date (for the SureIncome
   Plus Withdrawal Benefit Option)                                            36
Withdrawal Benefit Payout Start Date (for the SureIncome
For Life Withdrawal Benefit Option)                                           40
Withdrawal Benefit Option                                                     30
Withdrawal Benefit Option Fee                                                58?

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include all three Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

5 PROSPECTUS

Overview of Contracts

The Contracts offer many of the same basic features and benefits.+ They differ primarily with respect to the charges imposed, as follows:

..    The Allstate Advisor Contract has a mortality and expense risk charge of
     1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

..    The Allstate Advisor Plus Contract offers Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

..    The Allstate Advisor Preferred Contract with 5-year Withdrawal Charge
     Option ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

..    The Allstate Advisor Preferred Contract with 3-year Withdrawal Charge
     Option ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

..    The Allstate Advisor Preferred Contract with No Withdrawal Charge Option
     ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

+ Some broker/dealers and banks may limit the purchase of optional benefits and may limit participation in certain programs. Your individual sales representative will describe any such limitations to you.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

6 PROSPECTUS

The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

Flexible Payments          We are no longer offering new contracts. You can add
                           to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000
                           ($50 for automatic payments).

                           We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

                           For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period   You may cancel your Contract within 20 days of
                           receipt or any longer period as your state may require ("Trial Examination Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit
                           Enhancement. See "Trial Examination Period" for details.

Expenses Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account. You also will bear the following expenses:

                           Allstate Advisor Contracts

                           . Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           Allstate Advisor Plus Contracts

                           . Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

                           Allstate Advisor Preferred Contracts (with 5-year Withdrawal Charge Option)

                           . Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           Allstate Advisor Preferred Contracts (with 3-year Withdrawal Charge Option)

                           . Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

7 PROSPECTUS

                           Allstate Advisor Preferred Contracts (with No Withdrawal Charge Option)

                           . Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

                           .   No withdrawal charge.

                           All Contracts

                           . Annual administrative expense charge of 0.19% (up to 0.35% for future Contracts).

                           . Annual contract maintenance charge of $30 (waived in certain cases).

                           . If you select the Maximum Anniversary Value (MAV) Death Benefit Option ("MAV Death Benefit Option") you will pay an additional mortality and expense risk charge of 0.20%* (up to 0.30% for Options added in the future).

                           . If you select Enhanced Beneficiary Protection (Annual Increase) Option, you will pay an additional mortality and expense risk charge of 0.30%*.

                           . If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later ("Rider Application Date").

                           . If you select the TrueReturn(SM) Accumulation Benefit Option ("TrueReturn Option") you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option or any Withdrawal Benefit Option.

                           . If you select the SureIncome Option, you would pay an additional annual fee ("SureIncome Option Fee") of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option") you would pay an additional annual fee ("SureIncome Plus Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option") you would pay an additional annual fee ("SureIncome For Life Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

8 PROSPECTUS

                           . We discontinued offering Retirement Income Guarantee Option 1 ("RIG 1") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee ("Rider Fee") of 0.40%* of the Income Base in effect on a Contract Anniversary.

                           . We discontinued offering Retirement Income Guarantee Option 2 ("RIG 2") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55%* of the Income Base in effect on a Contract Anniversary.

                           . If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

                           . If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant Option for Custodial Individual Retirement Accounts ("CSP") you would pay an additional annual fee ("Rider Fee") of 0.10%** (up to 0.15% for Options added in the future) of the Contract Value ("Contract Value") on each Contract Anniversary. These Options are only available for certain types of IRA Contracts, which are Contracts issued with an Individual Retirement Annuity or Account ("IRA") under Section 408 of the Internal Revenue Code. The CSP is only available for certain Custodial Individual Retirement Accounts established under
                               Section 408 of the Internal Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.**

                           ** No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See page 15 for details.

                           . Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year
                               ("Contract Year"), which we measure from the date we issue your Contract or a Contract Anniversary.

                           .   State premium tax (if your state imposes one)

                           .   Not all Options are available in all states.

                               We may discontinue any of these options at any time prior to the time you elect to receive it.

                           * Different rates apply to Contract Owners who added these options prior to May 1, 2003. See page 14 for details.
9 PROSPECTUS

Investment Alternatives Each Contract offers several investment alternatives including:

                               . up to 3 Fixed Account Options that credit interest at rates we guarantee, and

                               .   54* Variable Sub-Accounts investing in
                                   Portfolios offering professional money
                                   management by these investment advisers:

                               .   Fidelity Management & Research Company

                               .   Franklin Advisers, Inc.

                               .   Franklin Advisory Services, LLC

                               .   Franklin Mutual Advisers, LLC

                               .   Lord, Abbett & Co. LLC

                               .   OppenheimerFunds, Inc.

                               .   Putnam Investment Management, LLC

                               .   Templeton Asset Management Ltd.

                               .   Templeton Investment Counsel, LLC

                               .   Van Kampen Asset Management

                               .   Van Kampen**

                           * Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 46-50 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

                           ** Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                           Not all Fixed Account Options are available in all states or with all Contracts.

                           To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-457-7617.

Special Services           For your convenience, we offer these special
                           services:

                           .   Automatic Portfolio Rebalancing Program

                           .   Automatic Additions Program

                           .   Dollar Cost Averaging Program

                           .   Systematic Withdrawal Program

                           .   TrueBalance(SM) Asset Allocation Program

10 PROSPECTUS

Income Payments            You can choose fixed income payments, variable income
                           payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                           .   life income with guaranteed number of payments

                           . joint and survivor life income with guaranteed number of payments

                           . guaranteed number of payments for a specified period

                           .   life income with cash refund

                           .   joint life income with cash refund

                           .   life income with installment refund

                           .   joint life income with installment refund

                           Prior to May 1, 2004, Allstate Life also offered two Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                           In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits             If you, the Annuitant, or Co-Annuitant die before the
                           Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract.
                           In addition to the death benefit included in your Contract ("Return of Premium Death Benefit" or "ROP
                           Death Benefit"), the death benefit options we currently offer include:

                           .   MAV Death Benefit Option;

                           . Enhanced Beneficiary Protection (Annual Increase) Option; and

                           .   Earnings Protection Death Benefit Option

                           The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit, ("SureIncome ROP Death Benefit").

Transfers                  Before the Payout Start Date, you may transfer your
                           Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed
                           Account or Market Value Adjusted Account Options is
                           $100.

                           A charge may apply after the 12th transfer in each Contract Year.

Withdrawals                You may withdraw some or all of your Contract Value
                           at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value
                           Adjustment may also apply.

                           If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is in effect under your Contract. Your Contract will terminate if you withdraw all of your Contract Value.

11 PROSPECTUS

How the Contracts Work

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "Contract Owner") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page 66. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]

Other income payment options are also available. See "Income Payments."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-457-7617 if you have any question about how the Contracts work.

12 PROSPECTUS

Expense Table

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

         Number of Complete Years Since We Received the Purchase Payment
                       Being Withdrawn/Applicable Charge:

Contract:                             0     1     2     3     4     5     6     7     8+
----------------------------------   ---   ---   ---   ---   ---   ---   ---   ---   ---
Allstate Advisor                       7%    7%    6%    5%    4%    3%   2%     0%   0%
Allstate Advisor Plus                8.5%  8.5%  8.5%  7.5%  6.5%  5.5%   4%   2.5%   0%
Allstate Advisor Preferred with:
 5-Year Withdrawal Charge Option       7%    6%    5%    4%    3%    0%
 3-Year Withdrawal Charge Option       7%    6%    5%    0%
 No Withdrawal Charge Option                             None
All Contracts:
----------------------------------
Annual Contract Maintenance Charge                      $30**
Transfer Fee                         up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**   Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                Mortality and Expense   Administrative    Total Variable Account
Basic Contract (without any optional benefit)                        Risk Charge        Expense Charge*       Annual Expense
-------------------------------------------------------------   ----------------------------------------------------------------
Allstate Advisor                                                        1.10%                0.19%                1.29%
Allstate Advisor Plus                                                   1.40%                0.19%                1.59%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)           1.40%                0.19%                1.59%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)           1.50%                0.19%                1.69%
Allstate Advisor Preferred (No Withdrawal Charge Option)                1.60%                0.19%                1.79%

* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option            0.20%* (up to 0.30% for Options added
Enhanced Beneficiary Protection     in the future)
(Annual Increase) Option            0.30%*
Earnings Protection Death Benefit   0.25% (up to 0.35% for Options added
Option (issue age 0-70)             in the future)
Earnings Protection Death Benefit   0.40% (up to 0.50% for Options added
Option (issue age 71-79)            in the future)

* For Contract Owners who added the MAV Death Benefit Option or Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the additional mortality and expense risk charge associated with each Option is 0.15%.

13 PROSPECTUS

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and
Earnings                                                        Mortality and Expense    Administrative   Total Variable Account
Protection Death Benefit Option (issue age 71-79)                   Risk Charge*        Expense Charge*       Annual Expense
-------------------------------------------------------------   ---------------------   ---------------   ----------------------
Allstate Advisor                                                        2.00%                0.19%                2.19%
Allstate Advisor Plus                                                   2.30%                0.19%                2.49%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)           2.30%                0.19%                2.49%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)           2.40%                0.19%                2.59%
Allstate Advisor Preferred (No Withdrawal Charge Option)                2.50%                0.19%                2.69%

* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TrueReturn(SM) Accumulation Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

TrueReturn(SM) Accumulation Benefit Option      0.50%*

* Up to 1.25% for Options added in the future. See "TrueReturn(SM) Accumulation Benefit Option" for details.

SureIncome Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome Withdrawal Benefit Option            0.50%*

* Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

SureIncome Plus Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome Plus Withdrawal Benefit Option       0.65%*


* Up to 1.25% for SureIncome Plus Options added in the future. See "SureIncome Plus Withdrawal Benefit Option" for details.

SureIncome For Life Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome For Life Withdrawal Benefit Option   0.65%*

* Up to 1.25% for SureIncome For Life Options added in the future. See "SureIncome For Life Withdrawal Benefit Option" for details.

Retirement Income Guarantee Option Fee*

If you selected RIG 1, you would pay a Rider Fee at the annual rate of 0.40%** of the Income Base in effect on a Contract Anniversary. If you selected RIG 2, you would pay an additional Rider Fee at the annual rate of 0.55%** of the Income Base in effect on a Contract Anniversary. See "Retirement Income Guarantee Options" for details.

* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

** For Contract Owners who added RIG 1 prior to May 1, 2003, the annual rate is 0.25%. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual rate is 0.45%.

Spousal Protection Benefit (Co-Annuitant) Option Fee

(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option   0.10%*

* Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

14 PROSPECTUS

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee

(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option   0.10%*

* Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

Income Protection Benefit Option

The Contracts are also available with the Income Protection Benefit Option. See "Income Payments - Income Protection Benefit Option," below, for a description of the Option. The charge for the Income Protection Benefit Option is currently 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. Once your Income Protection Benefit Option is in effect, however, we may not change the fee that applies to your Contract. See "Expenses - Mortality and Expense Risk Charge," below, for details.

PORTFOLIO ANNUAL EXPENSES - Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                            PORTFOLIO ANNUAL EXPENSES

                                                              Minimum   Maximum
                                                              -------   -------
Total Annual Portfolio Operating Expenses/(1)/ (expenses
that are deducted from Portfolio assets, which may include
management fees, distribution and/or services (12b-1) fees,
and other expenses)                                             0.35%   1.73%

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2007 (except as otherwise noted).

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated;

..    earned a 5% annual return on your investment;

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..    elected the MAV Death Benefit Option and the Enhanced Beneficiary
     Protection (Annual Increase) Option;

..    elected the Earnings Protection Death Benefit Option (assuming issue age
     71-79);

..    elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..    elected the SureIncome Plus Withdrawal Benefit Option.

15 PROSPECTUS

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                                                            Allstate Advisor Preferred
                                                                                                   (with 5 Year
                                 Allstate Advisor              Allstate Advisor Plus         Withdrawal Charge Option)
                          ------------------------------- ------------------------------- -------------------------------
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
                          ------ ------- ------- -------- ------ ------- ------- -------- ------ ------- ------- --------
Costs Based on Maximum
Annual Portfolio Expenses $1,105 $1,964  $2,835   $5,238  $1,263 $2,265  $3,187   $5,481  $1,051 $1,967  $2,720   $5,481
Costs Based on Minimum
Annual Portfolio Expenses $  964 $1,552  $2,170   $4,021  $1,122 $1,855  $2,531   $4,300  $  909 $1,558  $2,063   $4,300

                                      Allstate Advisor Preferred                 Allstate Advisor Preferred
                                (with 3-Year Withdrawal Charge Option)     (with No Withdrawal Charge Option)
                                --------------------------------------   --------------------------------------
                                1 Year   3 Years   5 Years   10 Years     1 Year   3 Years   5 Years   10 Years
                                ------   -------   -------   --------    -------   -------   -------   --------
Costs Based on Maximum Annual
Portfolio Expenses              $1,061    $1,656    $2,766     $5,560      $561    $1,685    $2,812     $5,638
Costs Based on Minimum Annual
Portfolio Expenses              $  920    $1,248    $2,112     $4,392      $420    $1,278    $2,161     $4,482

Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                                                            Allstate Advisor Preferred
                                                                                                   (with 5 Year
                                 Allstate Advisor              Allstate Advisor Plus         Withdrawal Charge Option)
                          ------------------------------- ------------------------------- -------------------------------
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
                          ------ ------- ------- -------- ------ ------- ------- -------- ------ ------- ------- --------
Costs Based on Maximum
Annual Portfolio Expenses  $510   $1,539  $2,580  $5,238   $541   $1,627  $2,720  $5,481   $541   $1,627  $2,720   $5,481
Costs Based on Minimum
Annual Portfolio Expenses  $369   $1,127  $1,915  $4,021   $399   $1,218  $2,063  $4,300   $399   $1,218  $2,063   $4,300

                                    Allstate Advisor Preferred              Allstate Advisor Preferred
                              (with 3-Year Withdrawal Charge Option)   (with No Withdrawal Charge Option)
                              --------------------------------------  ------------------------------------
                              1 Year   3 Years   5 Years   10 Years   1 Year  3 Years   5 Years   10 Years
                              ------   -------   -------   --------   ------  -------   -------   --------
Costs Based on Maximum Annual
Portfolio Expenses             $551    $1,656    $2,766     $5,560     $561    $1,685    $2,812    $5,638
Costs Based on Minimum Annual
Portfolio Expenses             $410    $1,248    $2,112     $4,392     $420    $1,278    $2,161    $4,482

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The examples reflect the Free Withdrawal Amounts, if applicable, and the deduction of the annual contract maintenance charge of $30 each year. The above examples assume you have selected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option (assuming the oldest Contract Owner or Annuitant is age 71 or older, and all are age 79 or younger on the Rider Application Date), and the Spousal Protection Benefit (Co-Annuitant) Option and the SureIncome Plus Withdrawal Benefit Option. Examples for the Allstate Advisor Preferred Contracts assume the election of the 5-year Withdrawal Charge Option. If any or all of these features were not elected, the expense figures shown above would be slightly lower.

16 PROSPECTUS

Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract.

The Contracts

CONTRACT OWNER

Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan(s) you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or the Annuitant dies, and

..    any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any

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payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.

If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT

Spousal Protection Benefit (Co-Annuitant) Option

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

..    the individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA;

..    the Contract Owner must be age 90 or younger on the Rider Application Date;

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date;
     and

..    the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

..    the beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

..    the Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

..    the Co-Annuitant must be the legal spouse of the Annuitant and only one
     Co-Annuitant may be named;

..    the Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

..    the Annuitant must be age 90 or younger on the Rider Application Date; and

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant

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is not considered the beneficial owner of the Custodial Traditional IRA,
Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.

BENEFICIARY

You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("Death Proceeds") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT

Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs

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it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

Purchases

The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). For Allstate Advisor Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

CREDIT ENHANCEMENT

For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the date we receive the completed application for the Contract ("Application Date"). If the oldest Contract Owner or oldest Annuitant is age 86 or older and both are 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. An additional Credit Enhancement will be added to your Contract if the cumulative purchase payments (including the purchase payment being made) less cumulative withdrawals exceed a certain threshold. The thresholds apply individually to each Allstate Advisor Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

      Additional Credit           Cumulative Purchase
    Enhancement for Large       Payments less Cumulative
          Contracts             Withdrawals must exceed:
-----------------------------   ------------------------
0.50% of the purchase payment          $  500,000
1.00% of the purchase payment          $1,000,000

If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "Trial Examination Period" below for details. The Allstate Advisor Plus Contract may not be available in all states.

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We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

For Allstate Advisor Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation, but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the full amount of the Credit Enhancement, including the deduction of mortality and expense risk charges and administrative expense charges.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market - Class IB Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Money Market - Class IB Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information. Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Allstate Advisor Plus Contracts, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. For Allstate Advisor Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-Account to reflect the Credit Enhancement paid on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

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We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION

We offer the TrueReturn(SM) Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

Accumulation Benefit.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market - Class IB Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market - Class IB Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

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                 AB Factors
----------------------------------------
   Rider Period    Guarantee   Guarantee
(number of years)   Option 1   Option 2
-----------------  ---------   ---------
         8           100.0%       NA
         9           112.5%       NA
        10           125.0%    100.0%
        11           137.5%    110.0%
        12           150.0%    120.0%
        13           162.5%    130.0%
        14           175.0%    140.0%
        15           187.5%    150.0%
        16           200.0%    160.0%
        17           212.5%    170.0%
        18           225.0%    180.0%
        19           237.5%    190.0%
        20           250.0%    200.0%

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

Guarantee Option:                    1
Rider Period:                        15
AB Factor:                           187.5%
Rider Date:                          1/2/04
Rider Maturity Date:                 1/2/19
Benefit Base on Rider Date:          $50,000
Benefit Base on rider Maturity Date: $50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit = Benefit Base on Rider Maturity
                       Date X AB Factor
                     = $50,000 X 187.5%
                     = $93,750

Example 2: Guarantee Option 2

Guarantee Option:                    2
Rider Period:                        15
AB Factor:                           150.0%
Rider Date:                          1/2/04
Rider Maturity Date:                 1/2/19
Benefit Base on Rider Date:          $50,000
Benefit Base on rider Maturity Date: $50,000
On the Rider Maturity Date (1/2/19):
Accumulation Benefit = Benefit Base on Rider Maturity
                       Date X AB Factor
                     = $50,000 X 150.0%
                     = $75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

..    The Benefit Base will be increased by purchase payments (and Credit
     Enhancements for Allstate Advisor Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

..    The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
     (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately prior to the withdrawal; and

(c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on

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certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

3)   to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2, TrueBalance(SM) Model Portfolio Options, and Fidelity VIP Freedom Funds Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

                      Guarantee Option 1 Guarantee Option 2

*Model Portfolio Option 1 *Model Portfolio Option 2 *TrueBalance Conservative Model *TrueBalance Conservative Model Portfolio Option Portfolio Option *TrueBalance Moderately Conservative *TrueBalance Moderately Conservative Model Portfolio Option Model Portfolio Option *Fidelity VIP Freedom Income Fund *TrueBalance Moderate Model Portfolio Model Portfolio Option Option *Fidelity VIP Freedom 2010 Fund Model *TrueBalance Moderately Aggressive Portfolio Option Model Portfolio Option *TrueBalance Aggressive Model Portfolio Option *Fidelity VIP Freedom Income Fund Model Portfolio Option *Fidelity VIP Freedom 2010 Fund Model Portfolio Option *Fidelity VIP Freedom 2020 Fund Model Portfolio Option *Fidelity VIP Freedom 2030 Fund Model Portfolio Option

Note: The TrueBalance Model Portfolio Options were added to the TrueReturn Option on May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, may not be used with the TrueReturn Option. The Fidelity VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note that only certain Fidelity VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table above.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

24 PROSPECTUS

Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category/(1)/:

                            Model Portfolio Option 1

20% Category A 50% Category B 30% Category C 0% Category D

Category A

Putnam VT Money Market - Class IB Sub-Account Van Kampen LIT Money Market, Class II Sub-Account

Category B

FTVIP Franklin U.S. Government - Class 2 Sub-Account Lord Abbett Series - Bond-Debenture Sub-Account Oppenheimer Core Bond/VA - Service Shares Sub-Account Oppenheimer High Income/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account Putnam VT High Yield - Class IB Sub-Account Putnam VT Income - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(6)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(6)/

Category C

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Index 500
- Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Lord Abbett Series - All Value Sub-Account Lord Abbett Series - Growth and Income Sub-Account Lord Abbett Series - Growth Opportunities Sub-Account Lord Abbett Series - Mid-Cap Value Sub-Account Oppenheimer MidCap/VA
- Service Shares Sub-Account Oppenheimer Balanced/VA - Service Shares Sub-Account Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account Putnam VT Growth and Income - Class IB Sub-Account Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT Research - Class IB Sub-Account/(3)/ Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Utilities Growth and Income - Class IB Sub-Account/(3)/ Putnam VT Voyager - Class IB Sub-Account

UIF Equity and Income, Class II Sub-Account/(2)(6)/ UIF Global Franchise, Class II Sub-Account/(2)(6)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(6)/ UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(4)(6)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Growth and Income, Class II Sub-Account

Category D (Variable Sub-Accounts not available under Model Portfolio Option 1) Fidelity VIP Freedom Income - Service Class 2 Sub-Account Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account Fidelity VIP Growth Stock - Service Class 2 Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Putnam VT Health Sciences - Class IB Sub-Account/(3)/ Putnam VT New Opportunities - Class IB Sub-Account/(3)/ Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account/(2)(4)(6)/ UIF Capital Growth, Class II Sub-Account/(2)(4)(6)/ UIF Small Company Growth, Class II Sub-Account/(2)(6)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(5)(6)/

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option
1. We will use the percentage allocations as of your most recent instructions.

25 PROSPECTUS

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(4) The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Generally Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account.

(5) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(6) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

Model Portfolio Option 2

The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

Model Portfolio Option 2 (Rider Date prior to October 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category/(1)/:

                            Model Portfolio Option 2

                      (Rider Date Prior to October 1, 2004)

10% Category A 20% Category B 50% Category C 20% Category D

Category A

Putnam VT Money Market - Class IB Sub-Account Van Kampen LIT Money Market, Class II Sub-Account

Category B

FTVIP Franklin U.S. Government - Class 2 Sub-Account Lord Abbett Series - Bond-Debenture Sub-Account Oppenheimer Core Bond/VA - Service Shares Sub-Account Oppenheimer High Income/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account Putnam VT High Yield - Class IB Sub-Account Putnam VT Income - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(6)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(6)/

Category C

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Index 500
- Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

26 PROSPECTUS

FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account Lord Abbett Series - All Value Sub-Account Lord Abbett Series - Growth and Income Sub-Account Lord Abbett Series - Growth Opportunities Sub-Account Lord Abbett Series - Mid-Cap Value Sub-Account Oppenheimer Balanced/VA - Service Shares Sub-Account Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account Putnam VT Growth and Income - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT Research - Class IB Sub-Account/(3)/ Putnam VT The George Putnam Fund of Boston
- Class IB Sub-Account Putnam VT Utilities Growth and Income - Class IB Sub-Account/(3)/

UIF Equity and Income, Class II Sub-Account/(2)(6)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(6)/ UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(4)(6)/

Van Kampen LIT Comstock, Class II Sub-Account Van Kampen LIT Growth and Income, Class II Sub-Account

Category D

Fidelity VIP Growth Stock - Service Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Putnam VT Health Sciences - Class IB Sub-Account/(3)/ Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account Putnam VT New Opportunities - Class IB Sub-Account/(3)/ Putnam VT Vista - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account/(6)/ UIF Capital Growth, Class II Sub-Account/(2)(4)(6)/ UIF Global Franchise, Class II Sub-Account/(2)(6)/ UIF Small Company Growth, Class II Sub-Account/(2)(6)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(5)(6)/

The following Variable Sub-Accounts are not available under Model Portfolio Option 2 (Rider Date Prior to October 1, 2004): Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account and Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account. Instead, the Fidelity VIP Freedom Funds are available as Model Portfolio Options (see table under Investment Requirements above).

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004.*

(4) The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(5) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(6) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in

27 PROSPECTUS
accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

Rider Date on or after October 1, 2004

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)/(1)/:

                            Model Portfolio Option 2
                    (Rider Date on or after October 1, 2004)

                                    Available

Fidelity VIP Freedom Income - Service Class 2 Sub-Account Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Index 500 - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Franklin U.S. Government - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Lord Abbett Series - All Value Sub-Account Lord Abbett Series - Bond-Debenture Sub-Account Lord Abbett Series - Growth and Income Sub-Account Lord Abbett Series - Growth Opportunities Sub-Account Lord Abbett Series - Mid-Cap Value Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account Oppenheimer Balanced/VA - Service Shares Sub-Account Oppenheimer Core Bond/VA - Service Shares Sub-Account Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer High Income/VA - Service Shares Sub-Account Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account Putnam VT Growth and Income - Class IB Sub-Account Putnam VT High Yield - Class IB Sub-Account Putnam VT Income - Class IB Sub-Account Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account Putnam VT Money Market - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(5)/ UIF Equity and Income, Class II Sub-Account/(2)(5)/ UIF Global Franchise, Class II Sub-Account/(2)(5)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(5)/ UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(3)(5)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(5)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(5)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account Van Kampen LIT Money Market, Class II Sub-Account

                                    Excluded

Fidelity VIP Growth Stock - Service Class 2 Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account & UIF Capital Growth, Class II Sub-Account/(2)(3)(5)/ UIF Small Company Growth, Class II Sub-Account/(2)(5)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(4)(5)/

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3) The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(4) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(5) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van

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     Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen
     LIT Mid Cap Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

TrueBalance(SM) Model Portfolio Options.

If you choose one of the TrueBalance(SM) Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance(SM) Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance(SM) Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described on page 79 of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

..    the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

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..    the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..    the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..    the Model Portfolio Options will be determined by the Model Portfolio
     Options offered with the Guarantee Options available with the New Option;

..    any waiting period for canceling the New Option will start again on the new
     Rider Date;

..    any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..    the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering any of these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, a new SureIncome Plus Option, or a new SureIncome For Life Option, provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the new Withdrawal
     Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your sales representative before trading in your TrueReturn Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

..    on the Rider Maturity Date;

..    on the Payout Start Date;

..    on the date your Contract is terminated;

..    on the date the Option is cancelled;

..    on the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    on the date the Option is replaced with a New Option under the Rider
     Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

Fidelity VIP Freedom Funds Model Portfolio Options.

If you choose one of the Fidelity VIP Freedom Funds Model Portfolio Options or transfer your entire Contract Value into one of the Fidelity VIP Freedom Funds Model Portfolio Options we will invest your Contract Value entirely into the Fidelity VIP Freedom Sub-Account associated with the Fidelity VIP Freedom Funds Model Portfolio Option you have currently selected. The following table lists the Fidelity VIP Freedom Sub-Account associated with each Fidelity VIP Freedom Funds Model Portfolio Option:

   Fidelity VIP Freedom Funds Model              Fidelity VIP Freedom
           Portfolio Options                          Sub-Account
-------------------------------------   -------------------------------------
Fidelity VIP Freedom Income Fund        Fidelity VIP Freedom Income - Service
Model Portfolio Option                  Class 2 Sub-Account

Fidelity VIP Freedom 2010 Fund Model    Fidelity VIP Freedom 2010 - Service
Portfolio Option Class 2 Sub-Account

Fidelity VIP Freedom 2020 Fund Model    Fidelity VIP Freedom 2020 - Service
Portfolio Option Class 2 Sub-Account

Fidelity VIP Freedom 2030 Fund Model    Fidelity VIP Freedom 2030 - Service
Portfolio Option Class 2 Sub-Account

The Fidelity VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note only certain Fidelity VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

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WITHDRAWAL BENEFIT OPTIONS

"Withdrawal Benefit Options" is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. "Withdrawal Benefit Option" is used to refer to any one of the Withdrawal Benefit Options.

Some broker-dealers or banks may limit the availability of one or more Withdrawal Benefit Option. Your individual sales representative will describe any limitations to you.

SUREINCOME WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Withdrawal Benefit Option ("SureIncome Option"), which is available for an additional fee.

The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

We may discontinue offering, at any time without prior notice, the SureIncome Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate

Advisor Plus

31 PROSPECTUS

Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

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No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start
Date.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We currently offer the SureIncome Option or SureIncome Plus Withdrawal Benefit Option as New SureIncome Options available under the Rider Trade-In Option. We may also offer other Options ("New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a Withdrawal Benefit Option and TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..    The New SureIncome Option or any New Option will be made a part of your
     Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New SureIncome
     Option or the New Option

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     must be met as of the date any such Option is made a part of your Contract.

Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

Death of Owner or Annuitant

If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

The SureIncome Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Option is cancelled;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Option is replaced with a New Option under the
     Rider Trade-In Option.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments plus any applicable credit enhancements, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.

The SureIncome Plus Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase". Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This death benefit option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 79.

For purposes of the SureIncome Plus Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a

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Retirement Income Guarantee Option. The SureIncome Plus Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome Plus Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code
Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.

We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Plus Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as

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calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each

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payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.

Refer to the Death Benefits section (page 76) for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome Plus Option

The SureIncome Plus Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

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..    On the date the Contract is terminated;

..    On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION

We offer the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.

The SureIncome For Life Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" as long as the SureIncome Covered Life is alive, subject to certain restrictions. The "SureIncome Covered Life" is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase" as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This Option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 79.

For purposes of the SureIncome For Life Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time:

a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.

We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.

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We currently offer the following Withdrawal Benefit Factors:

    Attained Age of
SureIncome Covered Life   Withdrawal Benefit Factor
-----------------------   -------------------------
        50 - 59                       4%
        60 - 69                       5%
        70    +                       6%

The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.

After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.

After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.

After the first withdrawal, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

..    If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Benefit Base immediately after the withdrawal multiplied by the
     Withdrawal Benefit Factor.

If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

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Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

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Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the SureIncome Covered Life's death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.

Refer to the Death Benefits section page 66 for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome For Life Option

The SureIncome For Life Option will terminate on the earliest of the following to occur:

..    The Benefit Payment is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

..    On the date the SureIncome For Life Option is cancelled as detailed under
     Death of Owner or Annuitant section above;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.

INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS) If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to

41 PROSPECTUS
certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

1)   to a Model Portfolio Option available as described below;

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest to an available Model Portfolio Option; or

3)   to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance(SM) Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

* Model Portfolio Option 1

* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option

Note: The TrueBalance Model Portfolio Options were first made available in connection with a Withdrawal Benefit Option on May 1, 2005. Any TrueBalance model portfolios offered under the TrueBalance Asset Allocation Program prior to May 1, 2005, may not be used in connection with a Withdrawal Benefit Option.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available" and "Excluded."

42 PROSPECTUS

Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1):

                                    Available

Fidelity VIP Freedom Income - Service Class 2 Sub-Account Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Index 500 - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Franklin U.S. Government - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Lord Abbett Series - All Value Sub-Account Lord Abbett Series - Bond-Debenture Sub-Account Lord Abbett Series - Growth and Income Sub-Account Lord Abbett Series - Growth Opportunities Sub-Account Lord Abbett Series - Mid-Cap Value Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account Oppenheimer Balanced/VA - Service Shares Sub-Account Oppenheimer Core Bond/VA - Service Shares Sub-Account Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer High Income/VA - Service Shares Sub-Account Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account Putnam VT Growth and Income - Class IB Sub-Account Putnam VT High Yield - Class IB Sub-Account Putnam VT Income - Class IB Sub-Account Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account Putnam VT Money Market - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(5)/ UIF Equity and Income, Class II Sub-Account/(2)(5)/ UIF Global Franchise, Class II Sub-Account/(2)(5)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(5)/ UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(3)(5)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(5)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(5)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account Van Kampen LIT Money Market, Class II Sub-Account

                                    Excluded

Fidelity VIP Growth Stock - Service Class 2 Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account & UIF Capital Growth, Class II Sub-Account/(2)(3)(5)/ UIF Small Company Growth, Class II Sub-Account/(2)(5)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(4)(5)/

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the SureIncome Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the SureIncome Option prior to adding the SureIncome Option to your Contract.*

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3) The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(4) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(5) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic

43 PROSPECTUS
transaction programs, additional allocations will not be allowed. If you choose to add any Withdrawal Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with a Withdrawal Benefit Option prior to adding it to your Contract.

TrueBalance(SM) Model Portfolio Options.

If you choose one of the TrueBalance(SM) Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance(SM) Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance(SM) Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

Investment Alternatives: The Variable Sub-Accounts

You may allocate your purchase payments to up to 54* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.

You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.

* Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 50 for information about Sub-Account and/or Portfolio liquidations, mergers and name changes.

Portfolio:                                Each Portfolio Seeks:                                       Investment Adviser:
---------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -    Long-term capital appreciation
 Service Class 2
---------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio -     High total return with a secondary objective of
 Service Class 2                           principal preservation as the fund approaches its
                                           target date and beyond
---------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio -     High total return with a secondary objective of             Fidelity Management &
 Service Class 2                           principal preservation as the fund approaches its          Research Company
                                           target date and beyond
---------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio -     High total return with a secondary objective of
 Service Class 2                           principal preservation as the fund approaches its
                                           target date and beyond
---------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio -   High total return with a secondary objective of
 Service Class 2                           principal preservation
---------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio -     To achieve capital appreciation
 Service Class 2
---------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -        Investment results that correspond to the total return
 Service Class 2                           of common stocks publicly traded in the United
                                           States as represented by the Standard & Poor's
                                           500(SM) Index (S&P 500(R))
---------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio -          Long-term growth of capital
 Service Class 2
---------------------------------------------------------------------------------------------------

44 PROSPECTUS

Portfolio:                                Each Portfolio Seeks:                                       Investment Adviser:
---------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income          Capital appreciation with current income as a
 Securities Fund - Class 2                 secondary goal.
---------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund -   To maximize income while maintaining prospects for
 Class 2                                   capital appreciation.                                      Franklin Advisers, Inc.
---------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth           Capital appreciation
 Securities Fund - Class 2
---------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth       Long-term capital growth.
 Securities Fund - Class 2/(1)/
---------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund -     Income
 Class 2
---------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income             High current income, consistent with preservation of
 Securities Fund - Class 2/(1)/            capital, with capital appreciation as a secondary
                                           consideration.
---------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value            Long-term total return.                                     Franklin Advisory Services,
 Securities Fund - Class 2                                                                            LLC
---------------------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund    Capital appreciation                                        Franklin Mutual Advisers,
 - Class 2                                                                                            LLC
---------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund -     Capital appreciation with income as a secondary goal
 Class 2
---------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets        Long-term capital appreciation.                             Templeton Asset
 Securities Fund - Class 2                                                                            Management Ltd.
---------------------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund   Long-term capital growth.                                   Templeton Investment
 - Class 2                                                                                            Counsel, LLC
---------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value       Long-term growth of capital and income without
 Portfolio                                 excessive fluctuations in market value
---------------------------------------------------------------------------------------------------
Lord Abbett Series Fund -                 High current income and the opportunity for capital
 Bond-Debenture Portfolio                  appreciation to produce a high total return                Lord, Abbett & Co. LLC
---------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and      Long-term growth of capital and income without
 Income Portfolio                          excessive fluctuations in market value
---------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth          Capital appreciation
 Opportunities Portfolio
---------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value   Capital appreciation through investments, primarily
 Portfolio                                 in equity securities, which are believed to be
                                           undervalued in the marketplace
---------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service      Capital appreciation by investing in "growth type"
 Shares                                    companies.
---------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service    A high total investment return, which includes
 Shares                                    current income and capital appreciation in the
                                           value of its shares.
---------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service   High level of current income. As a secondary
 Shares                                    objective, the Portfolio seeks capital appreciation
                                           when consistent with its primary objective.                OppenheimerFunds, Inc.
---------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation          Capital appreciation by investing in securities of well-
 Fund/VA - Service Shares                  known, established companies.
---------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA -   Long-term capital appreciation by investing a
 Service Shares                            substantial portion of assets in securities of foreign
                                           issuers, growth-type companies, cyclical industries
                                           and special situations that are considered to have
                                           appreciation possibilities.
---------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA -         A high level of current income from investment in
 Service Shares                            high-yield fixed-income securities.
---------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund(R)/VA -      High total return (which includes growth in the value
 Service Shares                            of its shares as well as current income) from equity
                                           and debt securities.
---------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap         Capital appreciation.
 Fund(R)/VA - Service Shares
---------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA -      A high level of current income principally derived
 Service Shares                            from interest on debt securities.
---------------------------------------------------------------------------------------------------

45 PROSPECTUS

Portfolio:                                Each Portfolio Seeks:                                       Investment Adviser:
---------------------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of       To provide a balanced investment composed of a well
 Boston - Class IB                         diversified portfolio of value stocks and bonds,
                                           which produce both capital growth and current
                                           income.
---------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund    A high level of long-term total return consistent with
 - Class IB                                preservation of capital.
---------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -        Capital growth and current income.
 Class IB
---------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class    Capital appreciation.
 IB/(2)/
---------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB      High current income. Capital growth is a secondary          Putnam Investment
                                           goal when consistent with achieving high current           Management, LLC
                                           income.                                                    ("Putnam Management")
---------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB          High current income consistent with what Putnam
                                           Management believes to be prudent risk.
---------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund -     Capital appreciation.
 Class IB
---------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB       Long-term growth of capital and any increased
                                           income that results from this growth.
---------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB    As high a rate of current income as Putnam
                                           Management believes is consistent with
                                           preservation of capital and maintenance of
                                           liquidity.
---------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund -        Long-term capital appreciation.
 Class IB/(2)/
---------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB       Long-term capital appreciation.
---------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB/(2)/   Capital appreciation.
---------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income     Capital growth and current income.
 Fund - Class IB/(2)/
---------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB           Capital appreciation.
---------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB         Capital appreciation.
---------------------------------------------------------------------------------------------------
UIF Capital Growth Portfolio, Class I &   Long-term capital appreciation by investing primarily
 UIF Capital Growth Portfolio, Class       in growth-oriented equity securities of large
 II/(5)(6)/                                capitalization companies.
---------------------------------------------------------------------------------------------------
UIF Emerging Markets Debt Portfolio,      High total return by investing primarily in fixed
 Class II/(6)/                             income securities of government and government-
                                           related issuers and, to a lesser extent, of corporate
                                           issuers in emerging market countries.                      Van Kampen/(4)/
---------------------------------------------------------------------------------------------------
UIF Equity and Income Portfolio, Class    Capital appreciation and current income.
 II/(6)/
---------------------------------------------------------------------------------------------------
UIF Global Franchise Portfolio, Class     Long-term capital appreciation.
 II/(6)/
---------------------------------------------------------------------------------------------------
UIF Mid Cap Growth Portfolio, Class       Long-term capital growth by investing primarily in
 II/(6)/                                   common stocks and other equity securities.
---------------------------------------------------------------------------------------------------
UIF Small Company Growth Portfolio,       Long-term capital appreciation by investing primarily
 Class II/(6)/                             in growth-oriented equity securities of small
                                           companies.
---------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class   Above-average total return over a market cycle of
 I & UIF U.S. Mid Cap Value Portfolio,     three to five years by investing in common stocks
 Class II/(5)(6)/                          and other equity securities.
---------------------------------------------------------------------------------------------------
UIF U.S. Real Estate Portfolio, Class     Above average current income and long-term capital
 II/(6)/                                   appreciation by investing primarily in equity
                                           securities of companies in the U.S. real estate
                                           industry, including real estate investment trusts.
---------------------------------------------------------------------------------------------------

46 PROSPECTUS

Portfolio:                                Each Portfolio Seeks:                                       Investment Adviser:
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Capital Growth             Capital appreciation.                                       Van Kampen Asset
 Portfolio, Class II/(6)/                                                                             Management
---------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,        Capital growth and income through investments in
 Class II                                  equity securities, including common stocks,
                                           preferred stocks and securities convertible into
                                           common and preferred stocks.
---------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income          Long-term growth of capital and income.
 Portfolio, Class II
---------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth             Capital growth
 Portfolio, Class II/(3)(6)/
---------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio,    Protection of capital and high current income
 Class II                                  through investments in money market instruments.
---------------------------------------------------------------------------------------------------

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue those investments. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the UIF Capital Growth Portfolio, Class II and the UIF U.S. Mid Cap Value Portfolio, Class II are offered with Contracts issued on or after May 1, 2004. Contracts issued prior to May 1, 2004, may only invest in the Variable Sub-Accounts that invest in the UIF Capital Growth Portfolio, Class I and the UIF U.S. Mid Cap Value Portfolio, Class I. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(6) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.

TRUEBALANCE(SM) ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program ("TrueBalance program") is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit

47 PROSPECTUS

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Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.

Allstate Life and the principal underwriter of the Contracts, Allstate Distributors, L.L.C. ("Allstate Distributors"), do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Allstate Life retained an independent investment management firm ("investment management firm") to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life's Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a "fiduciary" or as an "investment manager," as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners' purposes.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. For TrueBalance model portfolios selected on or after May 1, 2005, at the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently

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available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected prior to May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, are not available with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected prior to May 1, 2005, you may make transfers to any of the available investment alternatives, except the DCA Fixed Account Option. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. Transfers to investment alternatives that are not included in the model portfolio you selected may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. You should consult with your sales representative before making transfers outside the model portfolio allocations.

The following applies to TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or SureIncome Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the Option. Any increase will be allocated to the Putnam VT Money Market. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn or SureIncome Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio allocations. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal

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instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 59.

This option allows you to allocate purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub- Account in this manner may not be consistent with the theory of dollar cost averaging described on page 59.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

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The DCA Fixed Account Option currently is not available if you have selected the
Allstate Advisor Preferred Contract with No Withdrawal Charge Option.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.

STANDARD FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "Guarantee Period Account" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Standard Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Plus and Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-Day Window"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Standard Fixed Guarantee Period
     Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

..    you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

..    you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of

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your election to make a transfer or withdrawal from a renewing Standard Fixed
Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with Allstate Advisor Plus and Allstate Advisor Preferred Contracts.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Market Value Adjusted Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your sales representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("Treasury Rate") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full

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withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an
amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

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TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn(SM) Accumulation Benefit Option" and "Withdrawal Benefit Options" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the

Investment Alternatives: Transfers

relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

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We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

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We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income - Class IB Sub-Account and 60% to be in the Oppenheimer MidCap/VA - Service Shares Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income - Class IB Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income - Class IB Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer MidCap/VA - Service Shares Sub-Account so that the percentage allocations would again be 40% and 60%, respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

..    for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

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..    for a Contract Anniversary if, on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Allstate Advisor                    1.10%
Allstate Advisor Plus               1.40%
Allstate Advisor Preferred
(5-year withdrawal charge option)   1.40%
Allstate Advisor Preferred
(3-year withdrawal charge option)   1.50%
Allstate Advisor Preferred
(No withdrawal charge option)       1.60%

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Allstate Advisor Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

..    MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. For Contract Owners who added the MAV Death Benefit Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. For Contract Owners who added the Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

..    0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

..    0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

..    Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

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TRUERETURN(SM) ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select; however, we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn(SM) Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO- ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT (CO- ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.

RETIREMENT INCOME GUARANTEE OPTION FEE

We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 1 prior to May 1, 2003, the annual Rider Fee is 0.25%. The current annual

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Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.
For Contract Owners who added RIG 2 prior to May 1, 2003, the annual Rider Fee is 0.45%. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.

WITHDRAWAL BENEFIT OPTION FEE

We charge separate annual Rider Fees for each of the SureIncome Option (the "SureIncome Option Fee"), the SureIncome Plus Option (the "SureIncome Plus Option Fee"), and the SureIncome For Life Option (the "SureIncome For Life Option Fee"). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the "Withdrawal Benefit Option Fees". "Withdrawal Benefit Option Fee" is used to refer to any one of the Withdrawal Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.

We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.

For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.

If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be

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equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.

TRANSFER FEE

We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 13. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 55 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT

You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Allstate Advisor Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)   Purchase payments that no longer are subject to withdrawal charges;

2)   Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)   Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

..    The Free Withdrawal Amount described above; or

..    Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)   Earnings not previously withdrawn;

2)   Purchase payments that are no longer subject to withdrawal charges;

3)   Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the Allstate Advisor Preferred Contract with No Withdrawal Charge Option, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

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All Contracts

We do not apply a withdrawal charge in the following situations:

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Allstate Advisor Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"Due Proof " includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"Due Proof " includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S. "Due Proof " includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the Allstate Advisor Preferred Contract with No Withdrawal Charge Option.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even

61 PROSPECTUS
if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES

Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses see page 16. Allstate Life or the principal underwriter of the Contracts, Allstate Distributors, may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1), or other services Allstate Distributors or we provide to the Portfolios.

Access to Your Money

WITHDRAWALS

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 66.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 53.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

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POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.   An emergency exists as defined by the SEC, or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-457-7617 for more information.

Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

 If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

..    the Annuitant's 99th birthday, or

..    the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

..    fixed income payments;

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


..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 - Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of
1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 - Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

Income Plan 4 - Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 - Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 - Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 - Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

64 PROSPECTUS

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The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

..    You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

..    You may request to change the frequency of your payments.

We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

65 PROSPECTUS

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Payout Withdrawals will be subject to a Payout Withdrawal Charge for each
Contract as follows:

             Number of Complete Years Since We Received the Purchase
                   Payment Being Withdrawn/Applicable Charge:

Contract:                           0     1     2     3     4     5     6     7     8+
--------------------------------   ---   ---   ---   ---   ---   ---   ---   ---   ---
Allstate Advisor                     7%    7%    6%    5%    4%    3%   2%     0%   0%
Allstate Advisor Plus              8.5%  8.5%  8.5%  7.5%  6.5%  5.5%   4%   2.5%   0%
Allstate Advisor Preferred with:
5-Year Withdrawal Charge Option      7%    6%    5%    4%    3%    0%
3-Year Withdrawal Charge Option      7%    6%    5%    0%
No Withdrawal Charge Option                              None

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this

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amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION

We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

..    The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

..    You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

..    You may apply the Income Protection Benefit Option to more than one Income
     Plan.

..    The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

..    You may only add the Income Protection Benefit Option on the Payout Start
     Date and, once added, the option cannot be cancelled.

..    You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

..    You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of
1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("Income Protection Diversification Requirement"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement/(1)/:

Unrestricted Variable Sub-Accounts. There is no limit to the amount of assets supporting your variable income

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payments that you may allocate to any one or more of the following Variable
Sub-Accounts. Currently, we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

            Fidelity VIP Freedom Income - Service Class 2 Sub-Account

              FTVIP Franklin U.S. Government - Class 2 Sub-Account

              Oppenheimer Core Bond/VA - Service Shares Sub-Account

           Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

                     Putnam VT Income - Class IB Sub-Account

                  Putnam VT Money Market - Class IB Sub-Account

                Van Kampen LIT Money Market, Class II Sub-Account

Restricted Variable Sub-Accounts. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account

Fidelity VIP Index 500 - Service Class 2 Sub-Account

Fidelity VIP Mid Cap - Service Class 2 Sub-Account

FTVIP Franklin Income Securities - Class 2 Sub-Account

FTVIP Franklin Growth and Income Securities -Class 2 Sub-Account

FTVIP Franklin Large Cap Growth Securities -Class 2 Sub-Account

FTVIP Mutual Discovery Securities - Class 2 Sub-Account

FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

FTVIP Mutual Shares Securities - Class 2 Sub-Account

FTVIP Templeton Foreign Securities - Class 2 Sub-Account

Lord Abbett Series - All Value Sub-Account

Lord Abbett Series - Bond-Debenture Sub-Account

Lord Abbett Series - Growth and Income Sub-Account

Lord Abbett Series - Growth Opportunities Sub-Account

Lord Abbett Series - Mid-Cap Value Sub-Account

Oppenheimer Balanced/VA - Service Shares Sub-Account

Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account

Oppenheimer High Income/VA Sub-Account

Oppenheimer Main Street(R)/VA - Service Shares Sub-Account

Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account

Putnam VT Global Asset Allocation - Class IB Sub-Account

Putnam VT Growth and Income - Class IB Sub-Account

Putnam VT High Yield - Class IB Sub-Account

Putnam VT International Equity - Class IB Sub-Account

Putnam VT Investors - Class IB Sub-Account

Putnam VT New Value - Class IB Sub-Account

Putnam VT Research - Class IB Sub-Account/(5)/

Putnam VT The George Putnam Fund of Boston -Class IB Sub-Account

Putnam VT Utilities Growth and Income - Class IB Sub-Account/(5)/

Putnam VT Voyager - Class IB Sub-Account

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

               UIF Equity and Income, Class II Sub-Account/(4)(6)/

       UIF Capital Growth, Class II Sub-Account (Class I & II)/(2)(4)(6)/

               UIF Global Franchise, Class II Sub-Account/(4)(6)/

     UIF U.S. Mid Cap Value, Class II Sub-Account (Class I & II)/(2)(4)(6)/

               UIF U.S. Real Estate, Class II Sub-Account/(4)(6)/

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Excluded Variable Sub-Accounts. Currently, none of the following Variable
Sub-Accounts are available to support variable income payments.

             Fidelity VIP Growth Stock - Service Class 2 Sub-Account

       FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

               Oppenheimer MidCap/VA - Service Shares Sub-Account

              Putnam VT Health Sciences - Class IB Sub-Account/(5)/

             Putnam VT New Opportunities - Class IB Sub-Account/(5)/

                     Putnam VT Vista - Class IB Sub-Account

             UIF Emerging Markets Debt, Class II Sub-Account/(4)(6)/

                UIF Mid Cap Growth, Class II Sub-Account/(4)(6)/

             UIF Small Company Growth, Class II Sub-Account/(4)(6)/

            Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

           Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(3)(6)/

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account, and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolios in accordance with that program.*

(2) The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004, may only invest in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(3) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class
     II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment.*

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account closed to new investments.*

(6) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If you choose to add the Income Protection Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding it to your Contract.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

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Transfers made for purposes of meeting the Income Protection Diversification
Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..    adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..    deducting any applicable taxes; and

..    applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS

Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. For Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

We refer to the issue date of the option as the "Rider Date." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

For each option, an "Income Base" is calculated, which is used only for the purpose of calculating the "Guaranteed Retirement Income Benefit" and the appropriate "Rider Fee," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

..    The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

..    The Payout Start Date must occur during the 30-day period following a
     Contract Anniversary.

..    The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

..    You must select Fixed Amount Income Payments only.

..    You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

..    120 months, if the youngest Annuitant is age 80 or younger as of the Payout
     Start Date; or

..    60 months, if the youngest Annuitant is older than age 80 as of the Payout
     Start Date.

The "Guaranteed Retirement Income Benefit" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

..    The Guaranteed Retirement Income Benefit; or

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..    For fixed income payments, the Contract Value, adjusted by any applicable
     Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The current Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary (0.25% for Contract Owners who added RIG 1 prior to May 1, 2003). The current Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary (0.45% for Contract Owners who added RIG 2 prior to May 1, 2003). These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    The date the Contract is terminated;

..    If the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

..    The Payout Start Date; or

..    For Contract Owners who added a RIG 1 or RIG 2 Option on or after May 1,
     2003, if you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.

Calculation of Income Base.

On the Rider Date, the "RIG 1 Income Base" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 Withdrawal Adjustment" is defined below.

The RIG 1 Income Base will not exceed a Cap equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments (and Credit Enhancements for Allstate Advisor
     Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the Payout Start Date; minus

..    RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 Withdrawal Adjustment. Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

..    In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

..    In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states), and the result multiplied by

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the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 Income Base" is defined as the greater of "Income Base A" or "Income Base B."

"Income Base A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "Income Base B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

..    Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

..    On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

Death Benefits

DEATH PROCEEDS

Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "Complete Request for Settlement," a claim for distribution of the Death Proceeds must include "Due Proof of Death" in any of the following forms of documentation:

..    A certified copy of the death certificate;

..    A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

..    Any other proof acceptable to us.

"Death Proceeds" are determined based on when we receive a Complete Request for
Settlement:

..    If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "Death Benefit."

..    If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.

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DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

..    MAV Death Benefit Option

..    Enhanced Beneficiary Protection (Annual Increase) Option

..    Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit.")

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "Death Benefit" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

..    The Contract Value;

..    The Settlement Value;

..    The ROP Death Benefit;

..    The MAV Death Benefit Option (if selected);

..    The Enhanced Beneficiary Protection (Annual Increase) Option (if selected);
     or

..    The SureIncome ROP Death Benefit.*

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.

The "ROP Death Benefit" is equal to the sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

The sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The "MAV Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 75), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

..    Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

..    On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract

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Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and withdrawals); or

..    The date we next determine the Death Proceeds.

Enhanced Beneficiary Protection (Annual Increase) Option.

The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the earlier of:

(a) the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

(b)  the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments (and Credit Enhancements for Allstate Advisor
     Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

..    Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Allstate Advisor Plus Contracts); or

..    The date we next determine the Death Proceeds.

Earnings Protection Death Benefit Option.

The "Earnings Protection Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

..    0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

..    0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

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If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the
Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..    100% of "In-Force Premium" (excluding purchase payments (and Credit
     Enhancements for Allstate Advisor Plus Contracts) made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    40% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..    50% of "In-Force Premium" (excluding purchase payments (and Credit
     Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    25% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "Excess-of-Earnings Withdrawals" made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

..    The Rider Date will be changed to the date we determine the Death Proceeds;

..    The In-Force Premium is equal to the Contract Value as of the new Rider
     Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

..    The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

..    The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    the date the Contract is terminated;

..    if, upon the death of the Contract Owner, the Contract is continued under
     Option D as described in the Death of Owner section on page 79, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

..    if the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

..    on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

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..    on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

..    the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "New Contract Owners". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

..    Over the life of the New Contract Owner; or

..    For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

..    Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market - Class IB Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

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Unless otherwise instructed by the continuing spouse, the excess, if any, of the
Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market - Class IB Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "Annual Required Distribution" calculated for each calendar year. The first such withdrawal must occur within:

..    One year of the date of death;

..    The same calendar year as the date we receive the first Complete Request for Settlement; and

..    One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

..    The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

..    The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.

Category 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:

Option A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.

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Option C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market
- Class IB Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

Option D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

..    The individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA.

..    The Contract Owner's spouse must be the sole Primary Beneficiary of the
     Contract and will be the named Co-Annuitant.

..    The Contract Owner must be age 90 or younger on the Rider Application Date;
     and the Co-Annuitant must be age 79 or younger on the Rider Application
     Date.

..    On or after May 1, 2005, the Option may be added only when we issue the
     Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

..    upon the death of the Co-Annuitant (as of the date we determine the Death
     Proceeds);

..    upon the death of the Contract Owner (as of the date we determine the Death
     Proceeds);

..    on the date the Contract is terminated;

..    on the Payout Start Date; or

..    on the date you change the beneficiary of the Contract and the change is accepted by us;

..    for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

..    for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following

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conditions, the Contract will be continued according to Option D under the
"Death of Owner" provision of your Contract:

..    The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..    Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

..    The beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

..    The Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    The Co-Annuitant must be the legal spouse of the Annuitant. Only one
     Co-Annuitant may be named.

..    The Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

..    The Annuitant must be age 90 or younger on the CSP Application Date.

..    The Co-Annuitant must be age 79 or younger on the CSP Application Date.

..    On or after May 1, 2005, the CSP may be added only when we issue the
     Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

..    We have made no payments under any Income Plan.

..    There is an annual Rider Fee of 0.10% of the Contract Value for new Options
     added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

..    The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

..    The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

..    The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

..    On the date CSP is terminated as described above; or

..    Upon the death of the Annuitant; or

..    Upon the death of the Co-Annuitant; or

..    On the date the Contract is terminated; or

..    On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

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Death of Co-Annuitant. This section applies if:

..    The CSP Conditions are met.

..    The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    We have received proof satisfactory to us that the Co-Annuitant has died.

..    The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

..    the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

..    The Co-Annuitant was the legal spouse of the Annuitant on the date of
     Annuitant's death.

..    The Owner does not thereafter name a new Co-Annuitant; and

..    The Owner of the Custodial traditional IRA, Custodial Roth IRA, or
     Custodial Simplified Employee Pension IRA remains the Custodian; and

..    The Contract may only be continued once.

More Information

ALLSTATE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT

 Allstate Life established the Allstate Financial Advisors Separate Account I ("Variable Account") in 1999. The Contracts were previously issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, the Variable Account combined with Allstate Life Insurance Company Separate Account A and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use

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the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

Distribution. Allstate Distributors, L.L.C., located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

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From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to:

(1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. A list of broker-dealers and banks that Allstate Distributors paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC's Web site (http://www.sec.gov).

To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.

Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or Allstate Distributors and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we entered into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may

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result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

Taxes

The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury

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Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the

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Contract Owner's death. These requirements are satisfied if any portion of the
Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

85 PROSPECTUS

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

86 PROSPECTUS

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs)

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..    from an IRA or attributable to elective deferrals under a 401(k) plan,
     403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal

87 PROSPECTUS
withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as

88 PROSPECTUS
an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

89 PROSPECTUS

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..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

Annual Reports and Other Documents

Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.

90 PROSPECTUS

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Statement of Additional Information Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments
   General Matters
   Experts
   Financial Statements
   Appendix A

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

91 PROSPECTUS

Appendix A

Allstate Advisor Contract Comparison Chart

                                                                           Advisor Preferred
                                                           -------------------------------------------------
                                                           5-year Withdrawal 3-year Withdrawal No Withdrawal
Feature                  Advisor          Advisor Plus       Charge Option     Charge Option   Charge Option
------------------------------------------------------------------------------------------------------------
Credit Enhancement        None         up to 5% depending        None              None            None
                                       on issue age and
                                       amount of purchase
                                       payments

Mortality and             1.10%               1.40%              1.40%             1.50%           1.60%
Expense
Risk Charge
(Base Contract)

Withdrawal Charge
(% of purchase                         8.5/ 8.5/ 8.5/ 7.5/
payment)           7/ 7/ 6/ 5/ 4/ 3/ 2   6.5/ 5.5/ 4/2.5     7/ 6/ 5/ 4/ 3        7/ 6/ 5          None


Withdrawal Charge  Confinement,        Confinement,        Confinement,      Confinement,           N/A
Waivers            Terminal Illness,   Terminal Illness,   Terminal Illness, Terminal Illness,
                   Unemployment        Unemployment        Unemployment      Unemployment

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                                DCA Fixed Account
                                     Option

                                                                      Advisor Preferred
                                                    -----------------------------------------------------
                                                         5-Year              3-Year
                                                    Withdrawal Charge   Withdrawal Charge   No Withdrawal
                      Advisor       Advisor Plus         Option              Option         Charge Option
---------------------------------------------------------------------------------------------------------
Transfer Periods    3 to 6-month    3 to 6-month    3 to 6-month        3 to 6-month             N/A
                    7 to 12-month   7 to 12-month   7 to 12-month       7 to 12-month            N/A

          Standard Fixed Account Option (some options not available in all states)

                                                                Advisor Preferred
                                            ---------------------------------------------------------
                                                 5-Year              3-Year                No
                                            Withdrawal Charge   Withdrawal Charge   Withdrawal Charge
                    Advisor   AdvisorPlus        Option              Option              Option
-----------------------------------------------------------------------------------------------------
Guarantee Periods   1-year        N/A              N/A                 N/A                 N/A
                    3-year*       N/A              N/A                 N/A                 N/A
                    5-year*       N/A              N/A                 N/A                 N/A
                    7-year*       N/A              N/A                 N/A                 N/A

* Available only in states in which the MVA Fixed Account Option is not offered.

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


            MVA Fixed Account Option (not available in all states)**

                                                                  Advisor Preferred
                                             ---------------------------------------------------------
                                                  5-Year              3-Year                No
                                             Withdrawal Charge   Withdrawal Charge   Withdrawal Charge
                    Advisor   Advisor Plus        Option              Option              Option
------------------------------------------------------------------------------------------------------
Guarantee Periods   3-year      3-year            3-year              3-year              3-year
                    5-year      5-year            5-year              5-year              5-year
                    7-year      7-year            7-year              7-year              7-year
                    10-year     10-year           10-year             10-year             10-year

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

93 PROSPECTUS

Appendix B - Market Value Adjustment

The Market Value Adjustment is based on the following:

        I = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

        J = the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").

        N = the number of whole and partial years from the Market Value
            Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples Of Market Value Adjustment

Purchase Payment: $10,000 allocated to a Market Value Adjusted

Fixed Guarantee Period Account

Guarantee Period: 5 years
Interest Rate:    4.50%
Full Withdrawal:  End of Contract Year 3
Contract:         Allstate Advisor*

Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at   = $10,000.00 X (1.045)/3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free Withdrawal = .15 X $10,000 = $1500
 Amount:
Step 3: Calculate the Withdrawal      = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value    I = 4.50%
 Adjustment:
                                      J = 4.20%

                                          730 DAYS
                                      N = --------  = 2
                                          365 DAYS

                                      Market Value Adjustment Factor: .9 X
                                      [I - (J + .0025)] X N = .9 X [.045 - (.042 + .0025)] X 2 = .0009

                                      Market Value Adjustment = Market

                                      Value Adjustment Factor X Amount

                                      Subject To Market Value Adjustment

                                      = .0009 X $11,411.66 = $10.27
Step 5: Calculate the amount received = $11,411.66 - $510 + $10.27 = $10,911.93 by Contract owner as a result of
 full withdrawal at the end of
 Contract Year 3:

94 PROSPECTUS

                   Example 2: (Assumes Rising Interest Rates)

Step 1: Calculate Contract Value at   = $10,000.00 X (1.045)/3/ =

 End of Contract Year 3:                $11,411.66
Step 2: Calculate the Free Withdrawal = .15 X $10,000 = $1500
 Amount:
Step 3: Calculate the Withdrawal      = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value    I = 4.50%
 Adjustment:
                                      J = 4.80%

                                          730 DAYS
                                      N = -------- = 2
                                          365 DAYS

                                      Market Value Adjustment Factor: .9 X

                                      [I - (J + .0025)] X N
                                      = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099

                                      Market Value Adjustment = Market

                                      Value Adjustment Factor X Amount

                                      Subject To Market Value Adjustment:

                                      = -.0099 X $11,411.66 = -($112.98)

Step 5: Calculate the amount received = $11,411.66 - $510 - $112.98 = $10,788.68 by Contract owner as a result of
 full withdrawal at the end of
 Contract Year 3:

* These examples assume the election of the Allstate Advisor Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Allstate Advisor Plus and Allstate Advisor Preferred Contracts, which have different expenses and withdrawal charges.

95 PROSPECTUS

Appendix C

Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:               65
Sex of Annuitant:                                                 male
Income Plan selected:                                             1
Payment frequency:                                                monthly
Amount applied to variable income payments under the Income Plan: $100,000.00

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                    3%
Guaranteed minimum variable income payment: 85% of the initial variable a mount income value

Step 1 - Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

Step 2 - Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

Step 3 - Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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


Appendix D

Withdrawal Adjustment Example - Income Benefits*

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

                                                                              Income Benefit Amount
                                                                         ---------------------------------
                                                                                               5%
                                                                                        Roll-Up Value**
                                                                                       -------------------
                                Beginning                    Contract      Maximum      Advisor
               Type of           Contract    Transaction   Value After   Anniversary      and
 Date         Occurrence          Value         Amount      Occurrence      Value      Preferred    Plus
------   --------------------   ----------   -----------   -----------   -----------   ---------   -------
1/1/04   Contract Anniversary     $55,000           --       $55,000       $55,000       $52,500   $54,600
7/1/04   Partial Withdrawal       $60,000      $15,000       $45,000       $41,250       $40,176   $41,859

The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

Maximum Anniversary Value Income Benefit
Partial Withdrawal Amount                                                                        (a)
Contract Value Immediately Prior to Partial Withdrawal                                           (b)
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                           (c)
Withdrawal Adjustment                                                                       [(a)/(b)]*(c)
Adjusted Income Benefit
5 % Roll-Up Value Income Benefit**
Total Partial Withdrawal Amount                                                                  (a)
STEP I - Dollar For Dollar Portion
Contract Value Immediately Prior to Partial Withdrawal                                           (b)
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on $52,500 and $54,600, respectively)                        (c)
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                             (d)
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest) (e)=(d) * 1.05^ -0.5
Contract Value After Step 1                                                                 (b')=(b) - (d)
Adjusted Income Benefit After Step 1                                                        (c')=(c) - (e)
STEP 2 - Proportional Portion
Partial Withdrawal Amount                                                                   (a')=(a) - (d)
Proportional Adjustment                                                                     (a')/(b')*(c')
Contract Value After Step 2                                                                  (b') - (a')
Adjusted Income Benefit After Step 2

                                                                                           Advisor and Preferred     Plus
                                                                                           ---------------------   -------
Maximum Anniversary Value Income Benefit
Partial Withdrawal Amount                                                                         $15,000          $15,000
Contract Value Immediately Prior to Partial Withdrawal                                            $60,000          $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                            $55,000          $55,000
Withdrawal Adjustment                                                                             $13,750          $13,750
Adjusted Income Benefit                                                                           $41,250          $41,250
5 % Roll-Up Value Income Benefit**
Total Partial Withdrawal Amount                                                                   $15,000          $15,000
STEP I - Dollar For Dollar Portion
Contract Value Immediately Prior to Partial Withdrawal                                            $60,000          $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181
days worth of interest on $52,500 and $54,600, respectively)                                      $53,786          $55,937
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                              $ 2,625          $ 2,730
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest)          $ 2,562          $ 2,664
Contract Value After Step 1                                                                       $57,375          $57,270
Adjusted Income Benefit After Step 1                                                              $51,224          $53,273
STEP 2 - Proportional Portion
Partial Withdrawal Amount                                                                         $12,375          $12,270
Proportional Adjustment                                                                           $11,048          $11,414
Contract Value After Step 2                                                                       $45,000          $45,000
Adjusted Income Benefit After Step 2                                                              $40,176          $41,859

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

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


Appendix E Withdrawal Adjustment Example - Death Benefits*

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

                                                                                    Death Benefit Amount
                                                                   ------------------------------------------------------
                                                                         Purchase                           Enhanced
                                                                      Payment Value                   Beneficiary Value**
                              Beginning                 Contract   --------------------    Maximum    --------------------
              Type of          Contract  Transaction  Value After  Advisor and           Anniversary  Advisor and
 Date        Occurrence         Value       Amount     Occurrence   Preferred    Plus       Value      Preferred    Plus
--------------------------------------------------------------------------------------------------------------------------
1/1/06  Contract Anniversary   $55,000          --      $55,000      $50,000    $52,000    $55,000      $52,500    $54,600
7/1/06   Partial Withdrawal    $60,000     $15,000      $45,000      $37,500    $39,000    $41,250      $40,339    $41,953

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

                                                                                                         Advisor and Preferred
                                                                                                         ---------------------
Purchase Payment Value Death Benefit
Partial Withdrawal Amount                                                                     (a)               $15,000
Contract Value Immediately Prior to Partial Withdrawal                                        (b)               $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                         (c)               $50,000
Withdrawal Adjustment                                                                    [(a)/(b)]*(c)          $12,500
Adjusted Death Benefit                                                                                          $37,500

MAV Death Benefit
Partial Withdrawal Amount                                                                     (a)               $15,000
Contract Value Immediately Prior to Partial Withdrawal                                        (b)               $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                         (c)               $55,000
Withdrawal Adjustment                                                                    [(a)/(b)]*(c)          $13,750
Adjusted Death Benefit                                                                                          $41,250

Enhanced Beneficiary Protection (Annual Increase) Benefit**
Partial Withdrawal Amount                                                                     (a)               $15,000
Contract Value Immediately Prior to Partial Withdrawal                                        (b)               $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days
worth of interest on $52,500 and $54,600, respectively)                                       (c)               $53,786
Withdrawal Adjustment                                                                    [(a)/(b)]*(c)          $13,446
Adjusted Death Benefit                                                                                          $40,339

                                                                           Plus
                                                                         -------
Purchase Payment Value Death Benefit
Partial Withdrawal Amount                                                $15,000
Contract Value Immediately Prior to Partial Withdrawal                   $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal    $52,000
Withdrawal Adjustment                                                    $13,000
Adjusted Death Benefit                                                   $39,000

MAV Death Benefit
Partial Withdrawal Amount                                                $15,000
Contract Value Immediately Prior to Partial Withdrawal                   $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal    $55,000
Withdrawal Adjustment                                                    $13,750
Adjusted Death Benefit                                                   $41,250
Enhanced Beneficiary Protection (Annual Increase) Benefit**
Partial Withdrawal Amount                                                $15,000
Contract Value Immediately Prior to Partial Withdrawal                   $60,000
Value of Death Benefit Amount Immediately Prior to Partial
Withdrawal (assumes 181 days worth of interest on $52,500 and
$54,600, respectively) $55,937
Withdrawal Adjustment                                                    $13,984
Adjusted Death Benefit                                                   $41,953

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

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


Appendix F

Calculation of Earnings Protection Death Benefit*

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                    = $0
Purchase Payments in the 12 months prior to death = $0
In-Force Premium                                    $100,000
                                                  = ($100,000+ $0 -$0)
In-Force Earnings                                   $25,000
                                                  = ($125,000-$100,000)
Earnings Protection Death Benefit**               = 40% * $25,000 = $10,000

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                      $5,000
                                                  = ($10,000-$5,000)
Purchase Payments in the 12 months prior to death = $0
In-Force Premium                                    $95,000
                                                  = ($100,000+$0-$5,000)
In-Force Earnings                                   $19,000
                                                  = ($114,000-$95,000)
Earnings Protection Death Benefit**               = 40%*$19,000=$7,600

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death

99 PROSPECTUS

Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                      $30,000
                                                  = ($50,000-$20,000)
Purchase Payments in the 12 months prior to death = $0
In-Force Premium                                    $120,000
                                                  = ($110,000+$40,000-$30,000)
In-Force Earnings                                   $20,000
                                                  = ($140,000-$120,000)
Earnings Protection Death Benefit**               = 25%*$20,000=$5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

** If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00) and Credit Enhancement for Allstate Advisor Plus Contract.

Example 4: Spousal Continuation

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                    = $0
Purchase Payments in the 12 months prior to death = $0
In-Force Premium                                    $100,000
                                                  = ($100,000+$0-$0)
In-Force Earnings                                   $50,000
                                                  = ($150,000-$100,000)
Earnings Protection Death Benefit**               = 40%*$50,000=$20,000
Contract Value                                    = $150,000
Death Benefit                                     = $160,000
Earnings Protection Death Benefit                 = $20,000
Continuing Contract Value                           $180,000
                                                  = ($160,000+$20,000)

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

** If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

100 PROSPECTUS

Appendix G - Withdrawal Adjustment Example - TrueReturn Accumulation Benefit*

Issue Date: January 2, 2005

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for Allstate Advisor and Allstate Advisor Preferred Contracts, $52,000 for Allstate Advisor Plus Contracts (assuming issue age 85 or younger)

                                                                 Benefit Base
                                                              -------------------
                                                                   Purchase
                                                                 Payment Value
                                                              -------------------
                            Beginning              Contract
             Type of        Contract  Transaction Value After Advisor and
 Date       Occurrence        Value     Amount    Occurrence   Preferred   Plus
---------------------------------------------------------------------------------
1/2/06 Contract Anniversary  $55,000         --     $55,000     $50,000   $52,000
7/2/06  Partial Withdrawal   $60,000    $15,000     $45,000     $37,500   $39,000

The following shows how we compute the adjusted Benefit Bases in the example above. Please note that the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

                                                                                Advisor and
                                                                                  Preferred     Plus
                                                                                -----------   -------
Benefit Base
Partial Withdrawal Amount                                            (a)          $15,000     $15,000
Contract Value Immediately Prior to Partial Withdrawal               (b)          $60,000     $60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal        (c)          $50,000     $52,000
Withdrawal Adjustment                                           [(a)/(b)]*(c)     $12,500     $13,000
Adjusted Benefit Base                                                             $37,500     $39,000

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

101 PROSPECTUS

Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

102 PROSPECTUS

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

103 PROSPECTUS

Appendix I - SureIncome Plus Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

104 PROSPECTUS

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome Plus Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% X the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome Plus Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

105 PROSPECTUS

Appendix J - SureIncome For Life Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($5,000 = 5% X $100,000, assuming your Benefit Base is still $100,000).

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).

Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,000 = 5% X $140,000, assuming your Benefit Base is still $140,000).

Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.

The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).

The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).

The Benefit Payment is unchanged and remains $4,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).

The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base (5% X $100,000 = $5,000).

The Benefit Payment remains $5,000 after withdrawal.

106 PROSPECTUS

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).

The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).

Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% X current Benefit Base (6% X $100,000 = $6,000).

The Benefit Payment remains $6,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).

Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.

Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% X $75,000) = $3,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% X $100,000 = $5,000).

The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% X $75,000) = $3,750.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

107 PROSPECTUS

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% X $55,000) = $2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).

The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).

The Benefit Payment is unchanged and remains $3,800.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome For Life Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

Note: The Benefit Payment remains $6,374 until you turn age 60 (as long as the Contract Values on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,967.50 = 5% X $159,350, assuming your Benefit Base is still $159,350).

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome For Life Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

108 PROSPECTUS

The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

109 PROSPECTUS

Appendix K - Accumulation Unit Values

Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contract us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:

 Sub-Account Name as of December 31,
              2007
(as appears in the following tables
   of Accumulation Unit Values)          Sub-Account Name as of May 1, 2008
----------------------------------------------------------------------------
Van Kampen UIF Equity Growth
Portfolio, Class II                    UIF Equity Growth Portfolio, Class II
Van Kampen UIF Emerging Markets Debt   UIF Emerging Markets Debt Portfolio,
Portfolio, Class II                    Class II
Van Kampen UIF U.S. Real Estate,
Class II                               UIF U.S. Real Estate, Class II
Van Kampen UIF Equity and Income,
Class II                               UIF Equity and Income, Class II
Van Kampen UIF U.S. Mid Cap Value,     UIF U.S. Mid Cap Value, Classes I and
Classes I and II                       II
Van Kampen UIF U.S. Mid Cap Growth,
Class II                               UIF U.S. Mid Cap Growth, Class II
Van Kampen UIF Global Franchise,
Class II                               UIF Global Franchise, Class II
Van Kampen UIF Small Company Growth,
Class II                               UIF Small Company Growth, Class II
Van Kampen LIT Strategic Growth,       Van Kampen LIT Capital Growth, Class
Class II                               II
Van Kampen LIT Aggressive Growth,      Van Kampen LIT Mid Cap Growth, Class
Class II                               II

Allstate Advisor Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.1

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.291
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.291   $   11.915
 Number of Units Outstanding, End of Period                      --        --         --           --           516,451    1,004,070
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.483
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.483   $   11.218
 Number of Units Outstanding, End of Period                      --        --         --           --            24,455       70,102
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.513
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.513   $   11.411
 Number of Units Outstanding, End of Period                      --        --         --           --            54,334      128,871
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.522
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.522   $   11.536
 Number of Units Outstanding, End of Period                      --        --         --           --            14,031       28,063
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.373
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.373   $   10.845
 Number of Units Outstanding, End of Period                      --        --         --           --            16,899       48,727
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $    9.766
 Accumulation Unit Value, End of Period                          --        --         --           --          $  9.766   $   11.790
 Number of Units Outstanding, End of Period                      --        --         --           --            19,226       53,608
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $   10.846
 Accumulation Unit Value, End of Period                          --        --         --           --          $ 10.846   $   11.260
 Number of Units Outstanding, End of Period                      --        --         --           --            45,567      270,300
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --        --         --           --          $ 10.000   $    9.899
 Accumulation Unit Value, End of Period                          --        --         --           --          $  9.899   $   11.269
 Number of Units Outstanding, End of Period                      --        --         --           --           102,347      251,766

110 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.860   $   13.475   $   14.713   $   15.034   $   17.328
 Accumulation Unit Value, End of Period                       $10.860   $ 13.475   $   14.713   $   15.034   $   17.328   $   16.469
 Number of Units Outstanding, End of Period                     4,339    576,019    1,237,251    1,509,644    1,376,859    1,236,047
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   11.263   $   11.297   $   13.185
 Accumulation Unit Value, End of Period                            --         --   $   11.263   $   11.297   $   13.185   $   13.503
 Number of Units Outstanding, End of Period                        --         --      550,454    2,186,987    3,300,784    4,027,508
FTVIP Franklin Large Cap Growth Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.533   $   10.508   $   11.503
 Accumulation Unit Value, End of Period                            --         --   $   10.533   $   10.508   $   11.503   $   12.061
 Number of Units Outstanding, End of Period                        --         --       43,535      812,179    1,735,490    2,114,492
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.545   $   15.641   $   17.211   $   17.803   $   19.101
 Accumulation Unit Value, End of Period                       $11.545   $ 15.641   $   17.211   $   17.803   $   19.101   $   20.973
 Number of Units Outstanding, End of Period                       882     21,349       21,824       21,130       20,318       17,140
FTVIP Franklin Small Cap Value Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.235   $   14.653   $   17.899   $   19.217   $   22.191
 Accumulation Unit Value, End of Period                       $11.235   $ 14.653   $   17.899   $   19.217   $   22.191   $   21.382
 Number of Units Outstanding, End of Period                     2,864    211,298      454,938      704,731      787,501      728,134
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.274   $   10.385   $   10.664
 Accumulation Unit Value, End of Period                            --         --   $   10.274   $   10.385   $   10.664   $   11.221
 Number of Units Outstanding, End of Period                        --         --      268,158      454,107      553,564      643,995
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   11.041
 Accumulation Unit Value, End of Period                            --         --           --           --   $   11.041   $   12.189
 Number of Units Outstanding, End of Period                        --         --           --           --      179,990      443,786
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.333   $   12.765   $   14.192   $   15.488   $   18.099
 Accumulation Unit Value, End of Period                       $10.333   $ 12.765   $   14.192   $   15.488   $   18.099   $   18.486
 Number of Units Outstanding, End of Period                     6,303    442,689    1,161,162    1,757,967    2,186,968    2,266,150
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.243   $   16.979   $   20.902   $   26.292   $   33.244
 Accumulation Unit Value, End of Period                       $11.243   $ 16.979   $   20.902   $   26.292   $   33.244   $   42.259
 Number of Units Outstanding, End of Period                       112     43,987      127,960      215,039      254,473      259,442
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.484   $   13.683   $   16.009   $   17.410   $   20.872
 Accumulation Unit Value, End of Period                       $10.484   $ 13.683   $   16.009   $   17.410   $   20.872   $   23.785
 Number of Units Outstanding, End of Period                     1,995    141,338      352,761      841,251    1,384,661    1,600,147
FTVIP Templeton Global Income Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.730   $   12.969   $   14.688   $   14.052   $   15.643
 Accumulation Unit Value, End of Period                       $10.730   $ 12.969   $   14.688   $   14.052   $   15.643   $   17.139
 Number of Units Outstanding, End of Period                     1,065     27,419       28,702       29,443       24,121       24,104
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.920   $   11.529   $   13.047
 Accumulation Unit Value, End of Period                            --         --   $   10.920   $   11.529   $   13.047   $   13.743
 Number of Units Outstanding, End of Period                        --         --       15,276      148,760      258,059      281,424
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.370   $   10.371   $   11.192
 Accumulation Unit Value, End of Period                            --         --   $   10.370   $   10.371   $   11.192   $   11.731
 Number of Units Outstanding, End of Period                        --         --       81,198      533,540      959,024    1,203,223

111 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.904   $   11.114   $   12.866
 Accumulation Unit Value, End of Period                            --         --   $   10.904   $   11.114   $   12.866   $   13.135
 Number of Units Outstanding, End of Period                        --         --      142,509      674,689      977,874    1,131,948
Lord Abbett Series Fund - Growth Opportunities
Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   11.153   $   11.518   $   12.268
 Accumulation Unit Value, End of Period                            --         --   $   11.153   $   11.518   $   12.268   $   14.685
 Number of Units Outstanding, End of Period                        --         --       16,581      103,190      307,914      401,093
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   11.136   $   11.896   $   13.179
 Accumulation Unit Value, End of Period                            --         --   $   11.136   $   11.896   $   13.179   $   13.084
 Number of Units Outstanding, End of Period                        --         --      136,025      867,902    1,058,446    1,096,947
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.069   $   12.468   $   14.698   $   16.248   $   16.472
 Accumulation Unit Value, End of Period                       $10.069   $ 12.468   $   14.698   $   16.248   $   16.472   $   17.240
 Number of Units Outstanding, End of Period                     1,697    147,767      230,665      310,149      334,836      269,795
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.706   $   13.176   $   14.280   $   14.614   $   15.992
 Accumulation Unit Value, End of Period                       $10.706   $ 13.176   $   14.280   $   14.614   $   15.992   $   16.335
 Number of Units Outstanding, End of Period                     2,115    259,159      562,275      694,753      687,270      626,947
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --         --   $   10.000   $   10.118   $   10.221   $   10.587
 Accumulation Unit Value, End of Period                            --         --   $   10.118   $   10.221   $   10.587   $   10.877
 Number of Units Outstanding, End of Period                        --         --       16,015      198,046    1,022,486    1,758,893
Oppenheimer Capital Appreciation Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000   $   12.323   $   12.968   $   13.424   $   14.269
 Accumulation Unit Value, End of Period                            --   $ 12.323   $   12.968   $   13.424   $   14.269   $   16.036
 Number of Units Outstanding, End of Period                        --    250,178      723,531    1,303,079    1,418,096    1,252,093
Oppenheimer Global Securities Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.157   $   14.323   $   16.808   $   18.924   $   21.924
 Accumulation Unit Value, End of Period                       $10.157   $ 14.323   $   16.808   $   18.924   $   21.924   $   22.956
 Number of Units Outstanding, End of Period                        45    200,904      384,682      533,061      560,411      551,050
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.670   $   13.039   $   13.995   $   14.092   $   15.194
 Accumulation Unit Value, End of Period                       $10.670   $ 13.039   $   13.995   $   14.092   $   15.194   $   14.926
 Number of Units Outstanding, End of Period                     1,293    199,763      512,385      642,887      651,221      646,720
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.186   $   12.713   $   13.696   $   14.296   $   16.195
 Accumulation Unit Value, End of Period                       $10.186   $ 12.713   $   13.696   $   14.296   $   16.195   $   16.649
 Number of Units Outstanding, End of Period                     4,827    432,829      752,941    1,271,750    1,689,212    1,682,353
Oppenheimer Main Street Small Cap Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.363   $   14.755   $   17.358   $   18.799   $   21.278
 Accumulation Unit Value, End of Period                       $10.363   $ 14.755   $   17.358   $   18.799   $   21.278   $   20.709
 Number of Units Outstanding, End of Period                       944    156,683      294,993      490,871      570,415      531,717
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.560   $   12.213   $   13.072   $   13.224   $   13.998
 Accumulation Unit Value, End of Period                       $10.560   $ 12.213   $   13.072   $   13.224   $   13.998   $   15.136
 Number of Units Outstanding, End of Period                    10,218    432,449    1,265,037    2,210,765    2,542,348    2,521,268
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.397   $   12.510   $   13.473   $   14.227   $   15.850
 Accumulation Unit Value, End of Period                       $10.397   $ 12.510   $   13.473   $   14.227   $   15.850   $   16.104
 Number of Units Outstanding, End of Period                        46     27,406      100,508      225,972      289,761      302,756

112 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.807     $ 13.589   $   14.904   $   15.482   $   17.714
 Accumulation Unit Value, End of Period                       $10.807   $ 13.589     $ 14.904   $   15.482   $   17.714   $   16.428
 Number of Units Outstanding, End of Period                    10,128    581,918      872,350      894,861      859,159      786,066
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.732     $ 11.373   $   12.026   $   13.438   $   13.636
 Accumulation Unit Value, End of Period                       $ 9.732   $ 11.373     $ 12.026   $   13.438   $   13.636   $   13.378
 Number of Units Outstanding, End of Period                     4,020     87,288      143,322      121,045      106,651       90,746
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.750     $ 13.428   $   14.652   $   14.911   $   16.269
 Accumulation Unit Value, End of Period                       $10.750   $ 13.428     $ 14.652   $   14.911   $   16.269   $   16.506
 Number of Units Outstanding, End of Period                     2,077    238,535      421,723      615,143      729,961      684,787
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.194     $ 10.507   $   10.832   $   10.945   $   11.292
 Accumulation Unit Value, End of Period                       $10.194   $ 10.507     $ 10.832   $   10.945   $   11.292   $   11.728
 Number of Units Outstanding, End of Period                    10,364    486,154      887,522    1,526,481    2,193,099    2,340,081
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.613     $ 13.465   $   15.444   $   17.105   $   21.566
 Accumulation Unit Value, End of Period                       $10.613   $ 13.465     $ 15.444   $   17.105   $   21.566   $   23.067
 Number of Units Outstanding, End of Period                     3,753    172,681      250,483      336,711      486,115      661,099
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.416     $ 13.072   $   14.535   $   15.611   $   17.558
 Accumulation Unit Value, End of Period                       $10.416   $ 13.072     $ 14.535   $   15.611   $   17.558   $   16.435
 Number of Units Outstanding, End of Period                     3,968     94,549      111,067      170,882      226,431      231,530
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.993     $  9.914   $    9.851   $    9.970   $   10.274
 Accumulation Unit Value, End of Period                       $ 9.993   $  9.914     $  9.851   $    9.970   $   10.274   $   10.626
 Number of Units Outstanding, End of Period                     5,773    239,378      611,958    1,639,066    3,059,102    2,741,531
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.388     $ 13.580   $   14.787   $   16.056   $   17.206
 Accumulation Unit Value, End of Period                       $10.388   $ 13.580     $ 14.787   $   16.056   $   17.206   $   17.958
 Number of Units Outstanding, End of Period                     2,917    115,558      110,548       99,940       86,751       73,981
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.214     $ 14.664   $   16.708   $   17.465   $   20.001
 Accumulation Unit Value, End of Period                       $11.214   $ 14.664     $ 16.708   $   17.465   $   20.001   $   18.777
 Number of Units Outstanding, End of Period                       114     77,578      251,024      540,431      692,321      765,754
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.651     $ 13.177   $   13.990   $   14.502   $   15.935
 Accumulation Unit Value, End of Period                       $10.651   $ 13.177     $ 13.990   $   14.502   $   15.935   $   15.817
 Number of Units Outstanding, End of Period                         5     56,293       84,821       82,817       78,283       64,794
Putnam VT The George Putnam Fund of Boston -
Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.524     $ 12.158   $   12.986   $   13.332   $   14.729
 Accumulation Unit Value, End of Period                       $10.524   $ 12.158     $ 12.986   $   13.332   $   14.729   $   14.677
 Number of Units Outstanding, End of Period                     6,824    384,959      698,080      897,148    1,002,203      940,566
Putnam VT Utilities Growth and Income Fund -
Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.480     $ 14.145   $   16.978   $   18.197   $   22.819
 Accumulation Unit Value, End of Period                       $11.480   $ 14.145     $ 16.978   $   18.197   $   22.819   $   27.015
 Number of Units Outstanding, End of Period                       377     50,148       84,872       74,344       58,275       46,926
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.381     $ 13.646   $   15.976   $   17.687   $   18.411
 Accumulation Unit Value, End of Period                       $10.381   $ 13.646     $ 15.976   $   17.687   $   18.411   $   18.865
 Number of Units Outstanding, End of Period                     2,612     97,780      138,680      165,471      161,338      145,788
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.118     $ 12.475   $   12.934   $   13.494   $   14.045
 Accumulation Unit Value, End of Period                       $10.118   $ 12.475     $ 12.934   $   13.494   $   14.045   $   14.628
 Number of Units Outstanding, End of Period                     8,458    496,984      797,854      889,274      777,631      651,974

113 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio -
Class II (3)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   11.153   $   12.233   $   12.670
 Accumulation Unit Value, End of Period                            --         --     $ 11.153   $   12.233   $   12.670   $   14.706
 Number of Units Outstanding, End of Period                        --         --      148,068      145,429      126,259      101,130
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   11.366   $   11.681   $   13.381
 Accumulation Unit Value, End of Period                            --         --     $ 11.366   $   11.681   $   13.381   $   12.900
 Number of Units Outstanding, End of Period                        --         --      214,722    1,023,815    1,184,603    1,155,302
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.418     $ 11.811   $   12.448   $   13.227   $   13.399
 Accumulation Unit Value, End of Period                       $ 9.418   $ 11.811     $ 12.448   $   13.227   $   13.399   $   15.427
 Number of Units Outstanding, End of Period                        62    128,295      253,189      318,205      325,314      267,235
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.662     $ 13.437   $   15.137   $   16.394   $   18.769
 Accumulation Unit Value, End of Period                       $10.662   $ 13.437     $ 15.137   $   16.394   $   18.769   $   18.993
 Number of Units Outstanding, End of Period                     3,897    400,708      755,669    1,052,880    1,148,378    1,130,145
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 10.000   $    9.925   $   10.036   $   10.319
 Accumulation Unit Value, End of Period                            --   $ 10.000     $  9.925   $   10.036   $   10.319   $   10.640
 Number of Units Outstanding, End of Period                        --          0      437,391      679,120      805,399      838,651
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.069     $ 13.960   $   15.169   $   16.791   $   18.365
 Accumulation Unit Value, End of Period                       $11.069   $ 13.960     $ 15.169   $   16.791   $   18.365   $   19.286
 Number of Units Outstanding, End of Period                        33     23,912      159,393      269,922      347,798      364,955
Van Kampen UIF Equity and Income Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   10.989   $   11.648   $   12.945
 Accumulation Unit Value, End of Period                            --         --     $ 10.989   $   11.648   $   12.945   $   13.206
 Number of Units Outstanding, End of Period                        --         --      202,603      888,555      950,381    1,069,714
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   10.785   $   12.319   $   12.660
 Accumulation Unit Value, End of Period                            --         --     $ 10.785   $   12.319   $   12.660   $   15.233
 Number of Units Outstanding, End of Period                        --         --      242,720      220,659      194,105      144,366
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   10.760   $   12.265   $   12.569
 Accumulation Unit Value, End of Period                            --         --     $ 10.760   $   12.265   $   12.569   $   15.094
 Number of Units Outstanding, End of Period                        --         --       76,401      144,014      151,518      140,241
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 10.000   $   11.131   $   12.304   $   14.758
 Accumulation Unit Value, End of Period                            --   $ 10.000     $ 11.131   $   12.304   $   14.758   $   15.992
 Number of Units Outstanding, End of Period                        --          0      130,721      391,691      650,901      703,140
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $    9.853
 Accumulation Unit Value, End of Period                            --         --           --           --   $    9.853   $   11.924
 Number of Units Outstanding, End of Period                        --         --           --           --      356,563      563,913
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 13.621   $   15.993   $   17.821   $   19.674
 Accumulation Unit Value, End of Period                            --   $ 13.621     $ 15.993   $   17.821   $   19.674   $   19.994
 Number of Units Outstanding, End of Period                        --     49,008       76,697      119,544      125,802      118,154
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   11.330   $   12.560   $   14.965
 Accumulation Unit Value, End of Period                            --         --     $ 11.330   $   12.560   $   14.965   $   15.930
 Number of Units Outstanding, End of Period                        --         --      226,309      209,221      194,883      208,857

114 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.323     $ 12.535     $ 14.926
 Accumulation Unit Value, End of Period                            --         --     $ 11.323     $ 12.535     $ 14.926     $ 15.873
 Number of Units Outstanding, End of Period                        --         --      123,762      227,659      352,246      433,653
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.710     $ 14.601     $ 19.611     $ 22.602     $ 30.715
 Accumulation Unit Value, End of Period                       $10.710   $ 14.601     $ 19.611     $ 22.602     $ 30.715     $ 25.080
 Number of Units Outstanding, End of Period                     4,083    143,509        7,395      584,676      637,273      650,191

* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class I Sub-Account and Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

115 PROSPECTUS

Allstate Advisor Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))

                             Mortality & Expense = 2

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.228
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.228      $11.733
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.419
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.419      $11.048
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.448
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.448      $11.237
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.457
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.457      $11.360
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.310
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.310      $10.679
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.706
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.706      $11.610
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.779
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.779      $11.088
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.838
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.838      $11.097
 Number of Units Outstanding, End of Period                      --           --           --           --          709            0
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.698      $13.341      $14.434      $14.615      $16.691
 Accumulation Unit Value, End of Period                          --      $13.341      $14.434      $14.615      $16.691      $15.718
 Number of Units Outstanding, End of Period                      --        3,763        5,784        5,058        4,637        4,538
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.194      $11.126      $12.868
 Accumulation Unit Value, End of Period                          --           --      $11.194      $11.126      $12.868      $13.057
 Number of Units Outstanding, End of Period                      --           --          119        1,886        1,638        1,622
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.509      $10.389      $11.269
 Accumulation Unit Value, End of Period                          --           --      $10.509      $10.389      $11.269      $11.708
 Number of Units Outstanding, End of Period                      --           --           60        1,272        1,792        1,763

116 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small - Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.821      $15.485      $16.884      $17.306      $18.400
 Accumulation Unit Value, End of Period                          --      $15.485      $16.884      $17.306      $18.400      $20.018
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.039      $14.507      $17.559      $18.682      $21.377
 Accumulation Unit Value, End of Period                          --      $14.507      $17.559      $18.682      $21.377      $20.408
 Number of Units Outstanding, End of Period                      --        7,052        4,525        3,877        3,743        3,681
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.211      $10.228      $10.406
 Accumulation Unit Value, End of Period                          --           --      $10.211      $10.228      $10.406      $10.850
 Number of Units Outstanding, End of Period                      --           --          518        1,905        1,858        1,879
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.974
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.974      $12.004
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.599      $12.638      $13.923      $15.057      $17.435
 Accumulation Unit Value, End of Period                          --      $12.638      $13.923      $15.057      $17.435      $17.644
 Number of Units Outstanding, End of Period                      --       12,747       12,480       13,367       12,578       12,151
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.674      $16.810      $20.505      $25.559      $32.024
 Accumulation Unit Value, End of Period                          --      $16.810      $20.505      $25.559      $32.024      $40.334
 Number of Units Outstanding, End of Period                      --            0            0          282          282          281
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.377      $13.547      $15.705      $16.925      $20.105
 Accumulation Unit Value, End of Period                          --      $13.547      $15.705      $16.925      $20.105      $22.702
 Number of Units Outstanding, End of Period                      --          285          580        1,448        1,415        1,379
FTVIP Templeton Global Income Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.583      $12.839      $14.409      $13.660      $15.069
 Accumulation Unit Value, End of Period                          --      $12.839      $14.409      $13.660      $15.069      $16.358
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.895      $11.398      $12.782
 Accumulation Unit Value, End of Period                          --           --      $10.895      $11.398      $12.782      $13.341
 Number of Units Outstanding, End of Period                      --           --           58          692          693          673
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.347      $10.253      $10.965
 Accumulation Unit Value, End of Period                          --           --      $10.347      $10.253      $10.965      $11.387
 Number of Units Outstanding, End of Period                      --           --            0          260          516          513
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.880      $10.988      $12.604
 Accumulation Unit Value, End of Period                          --           --      $10.880      $10.988      $12.604      $12.750
 Number of Units Outstanding, End of Period                      --           --        1,259        1,565        1,490        2,366
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.127      $11.388      $12.018
 Accumulation Unit Value, End of Period                          --           --      $11.127      $11.388      $12.018      $14.255
 Number of Units Outstanding, End of Period                      --           --            0           27            0          603
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.110      $11.761      $12.912
 Accumulation Unit Value, End of Period                          --           --      $11.110      $11.761      $12.912      $12.701
 Number of Units Outstanding, End of Period                      --           --        1,275        1,271        1,298        1,209
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.337      $12.344      $14.419      $15.795      $15.867
 Accumulation Unit Value, End of Period                          --      $12.344      $14.419      $15.795      $15.867      $16.455
 Number of Units Outstanding, End of Period                      --          678          677          834          832          831

117 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.104      $13.045      $14.009      $14.206      $15.405
 Accumulation Unit Value, End of Period                          --      $13.045      $14.009      $14.206      $15.405      $15.591
 Number of Units Outstanding, End of Period                      --          973        3,172        3,195        3,150        3,216
Oppenheimer Core Bond Fund/VA - Service Shares
Accumulation Unit Value, Beginning of Period                     --           --      $10.000      $10.095      $10.105      $10.371
 Accumulation Unit Value, End of Period                          --           --      $10.095      $10.105      $10.371      $10.558
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $12.248      $12.772      $13.100      $13.799
 Accumulation Unit Value, End of Period                          --      $12.248      $12.772      $13.100      $13.799      $15.365
 Number of Units Outstanding, End of Period                      --           33        1,597          838          978          957
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.079      $14.181      $16.489      $18.397      $21.119
 Accumulation Unit Value, End of Period                          --      $14.181      $16.489      $18.397      $21.119      $21.910
 Number of Units Outstanding, End of Period                      --          237          227          575          571          738
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.727      $12.909      $13.729      $13.698      $14.636
 Accumulation Unit Value, End of Period                          --      $12.909      $13.729      $13.698      $14.636      $14.246
 Number of Units Outstanding, End of Period                      --        1,353        4,420        4,804        4,537        4,579
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.460      $12.586      $13.437      $13.898      $15.601
 Accumulation Unit Value, End of Period                          --      $12.586      $13.437      $13.898      $15.601      $15.890
 Number of Units Outstanding, End of Period                      --        2,396        4,635        5,645        5,949        5,788
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.710      $14.608      $17.029      $18.275      $20.496
 Accumulation Unit Value, End of Period                          --      $14.608      $17.029      $18.275      $20.496      $19.766
 Number of Units Outstanding, End of Period                      --        2,493        1,308        1,603        1,193        1,204
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.243      $12.091      $12.824      $12.855      $13.484
 Accumulation Unit Value, End of Period                          --      $12.091      $12.824      $12.855      $13.484      $14.446
 Number of Units Outstanding, End of Period                      --        4,270        8,589       10,133       10,777       10,148
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.748      $12.385      $13.218      $13.831      $15.268
 Accumulation Unit Value, End of Period                          --      $12.385      $13.218      $13.831      $15.268      $15.371
 Number of Units Outstanding, End of Period                      --            0          116        2,636        2,800        2,792
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.989      $13.454      $14.621      $15.050      $17.064
 Accumulation Unit Value, End of Period                          --      $13.454      $14.621      $15.050      $17.064      $15.680
 Number of Units Outstanding, End of Period                      --        1,648        1,792        2,221        2,310        2,411
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.230      $11.260      $11.798      $13.063      $13.135
 Accumulation Unit Value, End of Period                          --      $11.260      $11.798      $13.063      $13.135      $12.769
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.861      $13.294      $14.374      $14.495      $15.671
 Accumulation Unit Value, End of Period                          --      $13.294      $14.374      $14.495      $15.671      $15.754
 Number of Units Outstanding, End of Period                      --        1,125        4,411        3,459        3,201        3,211
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.352      $10.403      $10.626      $10.639      $10.877
 Accumulation Unit Value, End of Period                          --      $10.403      $10.626      $10.639      $10.877      $11.194
 Number of Units Outstanding, End of Period                      --        2,859       10,273       11,645       12,594       12,384
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.571      $13.331      $15.151      $16.628      $20.774
 Accumulation Unit Value, End of Period                          --      $13.331      $15.151      $16.628      $20.774      $22.016
 Number of Units Outstanding, End of Period                      --        3,933        1,561        1,446        1,480        1,750

118 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.688      $12.942      $14.259      $15.176      $16.913
 Accumulation Unit Value, End of Period                          --      $12.942      $14.259      $15.176      $16.913      $15.686
 Number of Units Outstanding, End of Period                      --          417        3,302        2,975        2,889        2,800
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $9.93 3      $ 9.815      $ 9.664      $ 9.692      $ 9.897
 Accumulation Unit Value, End of Period                          --      $ 9.815      $ 9.664      $ 9.692      $ 9.897      $10.142
 Number of Units Outstanding, End of Period                      --          158        7,242        8,142        9,943        8,870
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.975      $13.445      $14.506      $15.609      $16.574
 Accumulation Unit Value, End of Period                          --      $13.445      $14.506      $15.609      $16.574      $17.140
 Number of Units Outstanding, End of Period                      --          196          489           82           80           76
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.317      $14.518      $16.391      $16.978      $19.267
 Accumulation Unit Value, End of Period                          --      $14.518      $16.391      $16.978      $19.267      $17.922
 Number of Units Outstanding, End of Period                      --          107          948          905        1,051        1,086
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.837      $13.046      $13.725      $14.098      $15.350
 Accumulation Unit Value, End of Period                          --      $13.046      $13.725      $14.098      $15.350      $15.096
 Number of Units Outstanding, End of Period                      --          124          580          619          639          661
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.678      $12.037      $12.740      $12.960      $14.188
 Accumulation Unit Value, End of Period                          --      $12.037      $12.740      $12.960      $14.188      $14.008
 Number of Units Outstanding, End of Period                      --        4,283        5,947        4,812        4,957        5,071
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $11.642      $14.004      $16.656      $17.690      $21.981
 Accumulation Unit Value, End of Period                          --      $14.004      $16.656      $17.690      $21.981      $25.785
 Number of Units Outstanding, End of Period                      --          118          265          261          253          223
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.794      $13.510      $15.673      $17.194      $17.735
 Accumulation Unit Value, End of Period                          --      $13.510      $15.673      $17.194      $17.735      $18.005
 Number of Units Outstanding, End of Period                      --          434          969          524          528          523
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.574      $12.351      $12.688      $13.118      $13.529
 Accumulation Unit Value, End of Period                          --      $12.351      $12.688      $13.118      $13.529      $13.961
 Number of Units Outstanding, End of Period                      --        5,778        2,080        2,864        3,165        3,139
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.084      $12.047      $12.364
 Accumulation Unit Value, End of Period                          --           --      $11.084      $12.047      $12.364      $14.220
 Number of Units Outstanding, End of Period                      --           --        1,694        1,655        1,701        1,542
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.297      $11.505      $13.059
 Accumulation Unit Value, End of Period                          --           --      $11.297      $11.505      $13.059      $12.474
 Number of Units Outstanding, End of Period                      --           --            0          232          434        1,335
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $ 9.925      $11.693      $12.212      $12.858      $12.907
 Accumulation Unit Value, End of Period                          --      $11.693      $12.212      $12.858      $12.907      $14.724
 Number of Units Outstanding, End of Period                      --        1,278            0            0            0            0
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.775      $13.304      $14.850      $15.937      $18.080
 Accumulation Unit Value, End of Period                          --      $13.304      $14.850      $15.937      $18.080      $18.128
 Number of Units Outstanding, End of Period                      --        1,395        1,131          849          980        1,006
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $ 9.835      $ 9.854      $10.040
 Accumulation Unit Value, End of Period                          --      $10.000      $ 9.835      $ 9.854      $10.040      $10.257
 Number of Units Outstanding, End of Period                      --            0        4,172        3,349        2,852        2,651

119 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $12.285      $13.821      $14.881      $16.322      $17.691
 Accumulation Unit Value, End of Period                          --      $13.821      $14.881      $16.322      $17.691      $18.407
 Number of Units Outstanding, End of Period                      --            0        1,477        1,382        1,351        1,247
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.922      $11.472      $12.633
 Accumulation Unit Value, End of Period                          --           --      $10.922      $11.472      $12.633      $12.770
 Number of Units Outstanding, End of Period                      --           --            0          222            0            0
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.719      $12.133      $12.355
 Accumulation Unit Value, End of Period                          --           --      $10.719      $12.133      $12.355      $14.730
 Number of Units Outstanding, End of Period                      --           --          388          407          443          430
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.694      $12.080      $12.266
 Accumulation Unit Value, End of Period                          --           --      $10.694      $12.080      $12.266      $14.595
 Number of Units Outstanding, End of Period                      --           --        1,255        1,700        1,083          864
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $11.030      $12.081      $14.359
 Accumulation Unit Value, End of Period                          --      $10.000      $11.030      $12.081      $14.359      $15.417
 Number of Units Outstanding, End of Period                      --            0            0            0          475          475
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.793
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.793      $11.743
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $13.538      $15.751      $17.392      $19.025
 Accumulation Unit Value, End of Period                          --      $13.538      $15.751      $17.392      $19.025      $19.158
 Number of Units Outstanding, End of Period                      --        1,345        1,461        1,402        1,359        1,371
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.260      $12.370      $14.605
 Accumulation Unit Value, End of Period                          --           --      $11.260      $12.370      $14.605      $15.404
 Number of Units Outstanding, End of Period                      --           --        1,108        1,052          952          928
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.254      $12.345      $14.566
 Accumulation Unit Value, End of Period                          --           --      $11.254      $12.345      $14.566      $15.348
 Number of Units Outstanding, End of Period                      --           --        1,042        1,564        1,463        1,384
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $11.376      $14.455      $19.239      $21.972      $29.588
 Accumulation Unit Value, End of Period                          --      $14.455      $19.239      $21.972      $29.588      $23.938
 Number of Units Outstanding, End of Period                      --        1,499        2,484        2,279        1,822        2,051

* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs,

120 PROSPECTUS
     such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

121 PROSPECTUS

Allstate Advisor Plus Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.4

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.270
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.270   $   11.854
 Number of Units Outstanding, End of Period                        --         --           --           --      283,913      439,032
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.462
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.462   $   11.161
 Number of Units Outstanding, End of Period                        --         --           --           --        4,820        4,337
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.491
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.491   $   11.353
 Number of Units Outstanding, End of Period                        --         --           --           --        3,082       24,445
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.500
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.500   $   11.477
 Number of Units Outstanding, End of Period                        --         --           --           --       11,481       15,501
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.352
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.352   $   10.789
 Number of Units Outstanding, End of Period                        --         --           --           --          519       26,730
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $    9.746
 Accumulation Unit Value, End of Period                            --         --           --           --   $    9.746   $   11.730
 Number of Units Outstanding, End of Period                        --         --           --           --        5,960        9,721
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.824
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.824   $   11.203
 Number of Units Outstanding, End of Period                        --         --           --           --       20,407      123,148
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $    9.879
 Accumulation Unit Value, End of Period                            --         --           --           --   $    9.879   $   11.212
 Number of Units Outstanding, End of Period                        --         --           --           --       86,590      104,391
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.853     $ 13.425     $ 14.614   $   14.888   $   17.107
 Accumulation Unit Value, End of Period                       $10.853   $ 13.425     $ 14.614     $ 14.888   $   17.107   $   16.210
 Number of Units Outstanding, End of Period                       903    204,532      239,720      216,067      540,890      496,501
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.240   $   11.240   $   13.079
 Accumulation Unit Value, End of Period                            --         --     $ 11.240     $ 11.240   $   13.079   $   13.354
 Number of Units Outstanding, End of Period                        --         --       20,529      107,691    1,218,293    1,368,496
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.525   $   10.468   $   11.425
 Accumulation Unit Value, End of Period                            --         --     $ 10.525     $ 10.468   $   11.425   $   11.943
 Number of Units Outstanding, End of Period                        --         --        5,010       53,966      762,291      867,606
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.538     $ 15.583     $ 17.095   $   17.630   $   18.858
 Accumulation Unit Value, End of Period                       $11.538   $ 15.583     $ 17.095     $ 17.630   $   18.858   $   20.643
 Number of Units Outstanding, End of Period                       290     12,058       23,996       21,758       10,502        7,403

122 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.228     $ 14.599     $ 17.778     $ 19.031     $ 21.909
 Accumulation Unit Value, End of Period                       $11.228   $ 14.599     $ 17.778     $ 19.031     $ 21.909     $ 21.046
 Number of Units Outstanding, End of Period                     1,221    109,873       78,714       91,305      293,264      271,427
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.253     $ 10.333     $ 10.577
 Accumulation Unit Value, End of Period                            --         --     $ 10.253     $ 10.333     $ 10.577     $ 11.096
 Number of Units Outstanding, End of Period                        --         --        9,294       19,913      187,553      248,011
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 11.019
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 11.019     $ 12.127
 Number of Units Outstanding, End of Period                        --         --           --           --      119,365      189,293
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.327     $ 12.718     $ 14.097     $ 15.338     $ 17.869
 Accumulation Unit Value, End of Period                       $10.327   $ 12.718     $ 14.097     $ 15.338     $ 17.869     $ 18.195
 Number of Units Outstanding, End of Period                     4,512    203,839      154,189      187,550      682,906      703,665
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.236     $ 16.917     $ 20.762     $ 26.037     $ 32.822
 Accumulation Unit Value, End of Period                       $11.236   $ 16.917     $ 20.762     $ 26.037     $ 32.822     $ 41.594
 Number of Units Outstanding, End of Period                       101     58,107       14,136       17,133      112,374      130,198
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.477     $ 13.633     $ 15.902     $ 17.241     $ 20.606
 Accumulation Unit Value, End of Period                       $10.477   $ 13.633     $ 15.902     $ 17.241     $ 20.606     $ 23.411
 Number of Units Outstanding, End of Period                     1,484     79,873       59,175       93,972      530,191      597,641
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.723     $ 12.921     $ 14.589     $ 13.916     $ 15.444
 Accumulation Unit Value, End of Period                       $10.723   $ 12.921     $ 14.589     $ 13.916     $ 15.444     $ 16.870
 Number of Units Outstanding, End of Period                         0      3,305        8,097        7,980        3,331        3,277
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.912     $ 11.485     $ 12.958
 Accumulation Unit Value, End of Period                            --         --     $ 10.912     $ 11.485     $ 12.958     $ 13.608
 Number of Units Outstanding, End of Period                        --         --        5,559        7,084      137,579      130,324
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.363     $ 10.332     $ 11.116
 Accumulation Unit Value, End of Period                            --         --     $ 10.363     $ 10.332     $ 11.116     $ 11.615
 Number of Units Outstanding, End of Period                        --         --        5,743       42,214      348,673      442,802
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.896     $ 11.072     $ 12.778
 Accumulation Unit Value, End of Period                            --         --     $ 10.896     $ 11.072     $ 12.778     $ 13.006
 Number of Units Outstanding, End of Period                        --         --        1,993       40,840      435,257      437,477
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.144     $ 11.475     $ 12.184
 Accumulation Unit Value, End of Period                            --         --     $ 11.144     $ 11.475     $ 12.184     $ 14.541
 Number of Units Outstanding, End of Period                        --         --          268        7,646      104,562      150,622
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.127     $ 11.851     $ 13.090
 Accumulation Unit Value, End of Period                            --         --     $ 11.127     $ 11.851     $ 13.090     $ 12.955
 Number of Units Outstanding, End of Period                        --         --        1,679       48,962      439,310      414,136
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.063     $ 12.422     $ 14.600     $ 16.090     $ 16.263
 Accumulation Unit Value, End of Period                       $10.063   $ 12.422     $ 14.600     $ 16.090     $ 16.263     $ 16.969
 Number of Units Outstanding, End of Period                         6     43,239       24,359       27,814       59,133       58,286
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.699     $ 13.128     $ 14.184     $ 14.472     $ 15.789
 Accumulation Unit Value, End of Period                       $10.699   $ 13.128     $ 14.184     $ 14.472     $ 15.789     $ 16.078
 Number of Units Outstanding, End of Period                       381    118,638       99,388      112,333      286,137      289,544

123 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.110   $   10.182   $   10.515
 Accumulation Unit Value, End of Period                            --         --     $ 10.110     $ 10.182   $   10.515   $   10.770
 Number of Units Outstanding, End of Period                        --         --           18        6,577      416,500      725,278
Oppenheimer Capital Appreciation Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 12.298     $ 12.903   $   13.316   $   14.111
 Accumulation Unit Value, End of Period                            --   $ 12.298     $ 12.903     $ 13.316   $   14.111   $   15.810
 Number of Units Outstanding, End of Period                        --    127,891       60,080       80,633      831,237      733,219
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.150     $ 14.270     $ 16.695   $   18.740   $   21.645
 Accumulation Unit Value, End of Period                       $10.150   $ 14.270     $ 16.695     $ 18.740   $   21.645   $   22.595
 Number of Units Outstanding, End of Period                     1,468     71,158       79,066       73,144      182,436      161,936
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.663     $ 12.991     $ 13.901   $   13.955   $   15.000
 Accumulation Unit Value, End of Period                       $10.663   $ 12.991     $ 13.901     $ 13.955   $   15.000   $   14.691
 Number of Units Outstanding, End of Period                     2,578    158,346      108,252      102,339      226,400      214,333
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.179     $ 12.666     $ 13.604   $   14.157   $   15.989
 Accumulation Unit Value, End of Period                       $10.179   $ 12.666     $ 13.604     $ 14.157   $   15.989   $   16.387
 Number of Units Outstanding, End of Period                       776    331,015      209,165      230,257      723,778      716,425
Oppenheimer Main Street Small Cap Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.356     $ 14.701     $ 17.242   $   18.617   $   21.007
 Accumulation Unit Value, End of Period                       $10.356   $ 14.701     $ 17.242     $ 18.617   $   21.007   $   20.384
 Number of Units Outstanding, End of Period                     1,102     95,842       57,383       65,352      277,326      252,656
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.553     $ 12.168     $ 12.984   $   13.095   $   13.820
 Accumulation Unit Value, End of Period                       $10.553   $ 12.168     $ 12.984     $ 13.095   $   13.820   $   14.898
 Number of Units Outstanding, End of Period                     2,732    218,046      182,539      227,958      936,505      898,573
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.390     $ 12.464     $ 13.383   $   14.089   $   15.649
 Accumulation Unit Value, End of Period                       $10.390   $ 12.464     $ 13.383     $ 14.089   $   15.649   $   15.851
 Number of Units Outstanding, End of Period                         4     31,401       29,830       40,883      130,113      142,847
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.800     $ 13.539     $ 14.804   $   15.331   $   17.489
 Accumulation Unit Value, End of Period                       $10.800   $ 13.539     $ 14.804     $ 15.331   $   17.489   $   16.170
 Number of Units Outstanding, End of Period                     3,560    241,997      172,124      162,143      266,435      244,115
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.726     $ 11.331     $ 11.945   $   13.308   $   13.462
 Accumulation Unit Value, End of Period                       $ 9.726   $ 11.331     $ 11.945     $ 13.308   $   13.462   $   13.168
 Number of Units Outstanding, End of Period                     1,736     43,250       54,726       49,402       40,028       38,972
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.743     $ 13.378     $ 14.554   $   14.766   $   16.062
 Accumulation Unit Value, End of Period                       $10.743   $ 13.378     $ 14.554     $ 14.766   $   16.062   $   16.246
 Number of Units Outstanding, End of Period                       475    120,256       48,270       57,946      300,762      292,179
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.187     $ 10.469     $ 10.759   $   10.838   $   11.149
 Accumulation Unit Value, End of Period                       $10.187   $ 10.469     $ 10.759     $ 10.838   $   11.149   $   11.544
 Number of Units Outstanding, End of Period                     5,609    263,037      201,668      232,164    1,001,618    1,052,702
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.606     $ 13.416     $ 15.341   $   16.939   $   21.291
 Accumulation Unit Value, End of Period                       $10.606   $ 13.416     $ 15.341     $ 16.939   $   21.291   $   22.704
 Number of Units Outstanding, End of Period                       683     57,398       79,696       90,776      244,922      205,176
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.409     $ 13.024     $ 14.437   $   15.460   $   17.334
 Accumulation Unit Value, End of Period                       $10.409   $ 13.024     $ 14.437     $ 15.460   $   17.334   $   16.176
 Number of Units Outstanding, End of Period                       302     46,132       19,447       25,617      114,672       92,519

124 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.987     $  9.878     $  9.785   $    9.873   $   10.144
 Accumulation Unit Value, End of Period                       $ 9.987   $  9.878     $  9.785     $  9.873   $   10.144   $   10.459
 Number of Units Outstanding, End of Period                     5,174    199,617       78,052      106,156    1,326,605    1,230,632
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.381     $ 13.530     $ 14.687   $   15.900   $   16.987
 Accumulation Unit Value, End of Period                       $10.381   $ 13.530     $ 14.687     $ 15.900   $   16.987   $   17.675
 Number of Units Outstanding, End of Period                         0     57,917       29,678       28,046       56,689       53,275
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.206     $ 14.610     $ 16.596   $   17.296   $   19.747
 Accumulation Unit Value, End of Period                       $11.206   $ 14.610     $ 16.596     $ 17.296   $   19.747   $   18.481
 Number of Units Outstanding, End of Period                     1,048     58,917       47,472       78,202      342,022      367,814
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.644     $ 13.128     $ 13.896   $   14.361   $   15.733
 Accumulation Unit Value, End of Period                       $10.644   $ 13.128     $ 13.896     $ 14.361   $   15.733   $   15.568
 Number of Units Outstanding, End of Period                        66     38,525       25,803       22,777       17,578       16,380
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.517     $ 12.113     $ 12.899   $   13.202   $   14.542
 Accumulation Unit Value, End of Period                       $10.517   $ 12.113     $ 12.899     $ 13.202   $   14.542   $   14.446
 Number of Units Outstanding, End of Period                     4,392    147,503      131,257      148,439      234,261      206,764
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.472     $ 14.093     $ 16.864   $   18.020   $   22.529
 Accumulation Unit Value, End of Period                       $11.472   $ 14.093     $ 16.864     $ 18.020   $   22.529   $   26.590
 Number of Units Outstanding, End of Period                         0         14        7,591        6,607       37,029       34,126
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.374     $ 13.596     $ 15.869   $   17.515   $   18.177
 Accumulation Unit Value, End of Period                       $10.374   $ 13.596     $ 15.869     $ 17.515   $   18.177   $   18.568
 Number of Units Outstanding, End of Period                        66     32,814       37,929       34,660       43,154       38,321
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.111     $ 12.429     $ 12.847   $   13.363   $   13.866
 Accumulation Unit Value, End of Period                       $10.111   $ 12.429     $ 12.847     $ 13.363   $   13.866   $   14.398
 Number of Units Outstanding, End of Period                     2,714    204,603      232,660      220,448      183,695      171,556
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.130   $   12.171   $   12.567
 Accumulation Unit Value, End of Period                            --         --     $ 11.130     $ 12.171   $   12.567   $   14.543
 Number of Units Outstanding, End of Period                        --         --       46,225       43,238       40,593       31,988
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.343   $   11.622   $   13.273
 Accumulation Unit Value, End of Period                            --         --     $ 11.343     $ 11.622   $   13.273   $   12.757
 Number of Units Outstanding, End of Period                        --         --       14,269       47,730      633,111      537,385
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.412     $ 11.767     $ 12.365   $   13.098   $   13.229
 Accumulation Unit Value, End of Period                       $ 9.412   $ 11.767     $ 12.365     $ 13.098   $   13.229   $   15.184
 Number of Units Outstanding, End of Period                       226     49,664       54,076       53,013      171,720      151,568
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.655     $ 13.388     $ 15.035   $   16.235   $   18.530
 Accumulation Unit Value, End of Period                       $10.655   $ 13.388     $ 15.035     $ 16.235   $   18.530   $   18.694
 Number of Units Outstanding, End of Period                     3,194    152,359      119,515      127,047      443,130      418,529
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 10.000     $  9.895   $    9.975   $   10.226
 Accumulation Unit Value, End of Period                            --   $ 10.000     $  9.895     $  9.975   $   10.226   $   10.511
 Number of Units Outstanding, End of Period                        --          0       66,137      118,151      302,731      398,400
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.062     $ 13.908     $ 15.067   $   16.627   $   18.131
 Accumulation Unit Value, End of Period                       $11.062   $ 13.908     $ 15.067     $ 16.627   $   18.131   $   18.983
 Number of Units Outstanding, End of Period                         0     21,280       16,192       18,091      100,034       96,018

125 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.967     $ 11.589     $ 12.840
 Accumulation Unit Value, End of Period                            --         --      $10.967      $11.589     $ 12.840     $ 13.060
 Number of Units Outstanding, End of Period                        --         --       16,162       29,002      280,682      347,010
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.763     $ 12.257     $ 12.558
 Accumulation Unit Value, End of Period                            --         --      $10.763      $12.257     $ 12.558     $ 15.064
 Number of Units Outstanding, End of Period                        --         --       24,252       26,735      173,605      150,677
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.738     $ 12.203     $ 12.468
 Accumulation Unit Value, End of Period                            --         --      $10.738      $12.203     $ 12.468     $ 14.926
 Number of Units Outstanding, End of Period                        --         --        9,011       10,641      124,471      106,403
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $10.000      $11.098     $ 12.230     $ 14.625
 Accumulation Unit Value, End of Period                            --    $10.000      $11.098      $12.230     $ 14.625     $ 15.798
 Number of Units Outstanding, End of Period                        --          0       14,221       27,462      272,665      294,419
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.833
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.833     $ 11.864
 Number of Units Outstanding, End of Period                        --         --           --           --       92,016      215,863
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $13.593      $15.912     $ 17.677     $ 19.456
 Accumulation Unit Value, End of Period                            --    $13.593      $15.912      $17.677     $ 19.456     $ 19.712
 Number of Units Outstanding, End of Period                        --     20,071       19,130       17,888       35,605       38,349
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.306     $ 12.497     $ 14.844
 Accumulation Unit Value, End of Period                            --         --      $11.306      $12.497     $ 14.844     $ 15.753
 Number of Units Outstanding, End of Period                        --         --       58,610       51,537      112,320      100,885
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.300     $ 12.472     $ 14.805
 Accumulation Unit Value, End of Period                            --         --      $11.300      $12.472     $ 14.805     $ 15.697
 Number of Units Outstanding, End of Period                        --         --       14,404       20,338      114,995      163,770
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.703      $14.547      $19.479     $ 22.382     $ 30.325
 Accumulation Unit Value, End of Period                       $10.703    $14.547      $19.479      $22.382     $ 30.325     $ 24.686
 Number of Units Outstanding, End of Period                     1,077     58,906       58,603       68,172      181,974      156,400

* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available

126 PROSPECTUS
     for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

127 PROSPECTUS

Allstate Advisor Plus Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))

                            Mortality & Expense = 2.3

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.207
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.207      $11.673
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.397
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.397      $10.991
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.427
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.427      $11.179
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.436
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.436      $11.302
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.289
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.289      $10.624
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $ 9.686
 Accumulation Unit Value, End of Period                         --            --           --           --      $ 9.686      $11.551
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.757
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.757      $11.031
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $ 9.818
 Accumulation Unit Value, End of Period                         --            --           --           --      $ 9.818      $11.040
 Number of Units Outstanding, End of Period                     --            --           --           --            0            0
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --       $10.680      $13.292      $14.336      $14.472      $16.477
 Accumulation Unit Value, End of Period                         --       $13.292      $14.336      $14.472      $16.477      $15.469
 Number of Units Outstanding, End of Period                     --           794        1,584        1,014          963        1,185
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $11.171      $11.069      $12.763
 Accumulation Unit Value, End of Period                         --            --      $11.171      $11.069      $12.763      $12.911
 Number of Units Outstanding, End of Period                     --            --            0            0            0            0
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $10.501      $10.349      $11.192
 Accumulation Unit Value, End of Period                         --            --      $10.501      $10.349      $11.192      $11.592
 Number of Units Outstanding, End of Period                     --            --            0        7,469        6,505        6,371

128 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                   --       $11.801      $15.428      $16.770      $17.137      $18.164
 Accumulation Unit Value, End of Period                         --       $15.428      $16.770      $17.137      $18.164      $19.700
 Number of Units Outstanding, End of Period                     --             0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --       $11.021      $14.453      $17.440      $18.498      $21.102
 Accumulation Unit Value, End of Period                         --       $14.453      $17.440      $18.498      $21.102      $20.084
 Number of Units Outstanding, End of Period                     --         5,633        5,461        5,412        4,871        4,745
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $10.190      $10.176      $10.322
 Accumulation Unit Value, End of Period                         --            --      $10.190      $10.176      $10.322      $10.728
 Number of Units Outstanding, End of Period                     --            --            0            0            0            0
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --            --           --           --      $10.000      $10.951
 Accumulation Unit Value, End of Period                         --            --           --           --      $10.951      $11.942
 Number of Units Outstanding, End of Period                     --            --           --           --            0          200
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --       $10.581      $12.591      $13.829      $14.909      $17.211
 Accumulation Unit Value, End of Period                         --       $12.591      $13.829      $14.909      $17.211      $17.364
 Number of Units Outstanding, End of Period                     --             0          404            0            0            0
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                   --       $11.655      $16.748      $20.367      $25.309      $31.613
 Accumulation Unit Value, End of Period                         --       $16.748      $20.367      $25.309      $31.613      $39.694
 Number of Units Outstanding, End of Period                     --             0          274          241           34           98
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   --       $10.359      $13.497      $15.599      $16.759      $19.847
 Accumulation Unit Value, End of Period                         --       $13.497      $15.599      $16.759      $19.847      $22.342
 Number of Units Outstanding, End of Period                     --           785          785        3,619        3,197        3,034
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                   --       $11.563      $12.792      $14.312      $13.526      $14.875
 Accumulation Unit Value, End of Period                         --       $12.792      $14.312      $13.526      $14.875      $16.099
 Number of Units Outstanding, End of Period                     --             0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $10.887      $11.355      $12.694
 Accumulation Unit Value, End of Period                         --            --      $10.887      $11.355      $12.694      $13.208
 Number of Units Outstanding, End of Period                     --            --            0            0            0            0
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $10.339      $10.214      $10.890
 Accumulation Unit Value, End of Period                         --            --      $10.339      $10.214      $10.890      $11.274
 Number of Units Outstanding, End of Period                     --            --            0        3,358        3,659        3,579
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $10.871      $10.946      $12.518
 Accumulation Unit Value, End of Period                         --            --      $10.871      $10.946      $12.518      $12.624
 Number of Units Outstanding, End of Period                     --            --            0            0            0            0
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $11.119      $11.344      $11.936
 Accumulation Unit Value, End of Period                         --            --      $11.119      $11.344      $11.936      $14.114
 Number of Units Outstanding, End of Period                     --            --            0            0            0            0
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                   --            --      $10.000      $11.102      $11.716      $12.823
 Accumulation Unit Value, End of Period                         --            --      $11.102      $11.716      $12.823      $12.574
 Number of Units Outstanding, End of Period                     --            --            0        4,347        3,504        3,802
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                   --       $10.319      $12.298      $14.322      $15.640      $15.664
 Accumulation Unit Value, End of Period                         --       $12.298      $14.322      $15.640      $15.664      $16.193
 Number of Units Outstanding, End of Period                     --         4,939        4,736        4,663        4,465        4,277

129 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.085      $12.997      $13.914      $14.067      $15.207
 Accumulation Unit Value, End of Period                          --      $12.997      $13.914      $14.067      $15.207      $15.343
 Number of Units Outstanding, End of Period                      --            0          468          468          469          460
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.087      $10.066      $10.300
 Accumulation Unit Value, End of Period                          --           --      $10.087      $10.066      $10.300      $10.453
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $12.222      $12.707      $12.994      $13.644
 Accumulation Unit Value, End of Period                          --      $12.222      $12.707      $12.994      $13.644      $15.146
 Number of Units Outstanding, End of Period                      --            0        1,319        3,573        3,427        3,202
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.062      $14.128      $16.377      $18.216      $20.848
 Accumulation Unit Value, End of Period                          --      $14.128      $16.377      $18.216      $20.848      $21.563
 Number of Units Outstanding, End of Period                      --            0            0          152          140          138
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.708      $12.861      $13.636      $13.564      $14.448
 Accumulation Unit Value, End of Period                          --      $12.861      $13.636      $13.564      $14.448      $14.020
 Number of Units Outstanding, End of Period                      --        3,096        3,274        3,612        3,461        3,340
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.442      $12.540      $13.346      $13.761      $15.400
 Accumulation Unit Value, End of Period                          --      $12.540      $13.346      $13.761      $15.400      $15.638
 Number of Units Outstanding, End of Period                      --        2,031        1,958        8,119        6,907        6,790
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.692      $14.554      $16.914      $18.096      $20.234
 Accumulation Unit Value, End of Period                          --      $14.554      $16.914      $18.096      $20.234      $19.452
 Number of Units Outstanding, End of Period                      --          715        1,046        2,028        1,714        1,740
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.224      $12.046      $12.737      $12.729      $13.310
 Accumulation Unit Value, End of Period                          --      $12.046      $12.737      $12.729      $13.310      $14.217
 Number of Units Outstanding, End of Period                      --        4,565        6,173        7,837        8,414        7,968
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.730      $12.339      $13.128      $13.695      $15.072
 Accumulation Unit Value, End of Period                          --      $12.339      $13.128      $13.695      $15.072      $15.127
 Number of Units Outstanding, End of Period                      --            0            0          750          736          726
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.971      $13.404      $14.522      $14.902      $16.845
 Accumulation Unit Value, End of Period                          --      $13.404      $14.522      $14.902      $16.845      $15.431
 Number of Units Outstanding, End of Period                      --          263          212          179          148          132
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.213      $11.218      $11.718      $12.935      $12.966
 Accumulation Unit Value, End of Period                          --      $11.218      $11.718      $12.935      $12.966      $12.566
 Number of Units Outstanding, End of Period                      --          116           96           80           65           53
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.841      $13.245      $14.277      $14.353      $15.470
 Accumulation Unit Value, End of Period                          --      $13.245      $14.277      $14.353      $15.470      $15.504
 Number of Units Outstanding, End of Period                      --            0          391          397          387          405
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.335      $10.364      $10.554      $10.535      $10.738
 Accumulation Unit Value, End of Period                          --      $10.364      $10.554      $10.535      $10.738      $11.016
 Number of Units Outstanding, End of Period                      --        1,290        2,104        7,068        7,270        7,160
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.554      $13.282      $15.049      $16.465      $20.507
 Accumulation Unit Value, End of Period                          --      $13.282      $15.049      $16.465      $20.507      $21.667
 Number of Units Outstanding, End of Period                      --       15,292        8,870        8,551        8,194        7,989

130 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.670      $12.894      $14.163      $15.027      $16.696
 Accumulation Unit Value, End of Period                          --      $12.894      $14.163      $15.027      $16.696      $15.437
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $ 9.917      $ 9.779      $ 9.598      $ 9.597      $ 9.770
 Accumulation Unit Value, End of Period                          --      $ 9.779      $ 9.598      $ 9.597      $ 9.770      $ 9.981
 Number of Units Outstanding, End of Period                      --        1,411        3,015        8,670        9,762        9,632
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.957      $13.395      $14.408      $15.456      $16.362
 Accumulation Unit Value, End of Period                          --      $13.395      $14.408      $15.456      $16.362      $16.868
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.298      $14.464      $16.280      $16.812      $19.020
 Accumulation Unit Value, End of Period                          --      $14.464      $16.280      $16.812      $19.020      $17.637
 Number of Units Outstanding, End of Period                      --       12,046       13,910       15,326       14,500       14,265
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.819      $12.997      $13.632      $13.960      $15.153
 Accumulation Unit Value, End of Period                          --      $12.997      $13.632      $13.960      $15.153      $14.856
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.660      $11.992      $12.654      $12.833      $14.006
 Accumulation Unit Value, End of Period                          --      $11.992      $12.654      $12.833      $14.006      $13.786
 Number of Units Outstanding, End of Period                      --        1,563        1,561        2,112        1,869        1,731
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $11.455      $13.971      $16.543      $17.516      $21.699
 Accumulation Unit Value, End of Period                          --      $13.971      $16.543      $17.516      $21.699      $25.376
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.776      $13.460      $15.567      $17.025      $17.507
 Accumulation Unit Value, End of Period                          --      $13.460      $15.567      $17.025      $17.507      $17.719
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.557      $12.305      $12.603      $12.989      $13.355
 Accumulation Unit Value, End of Period                          --      $12.305      $12.603      $12.989      $13.355      $13.740
 Number of Units Outstanding, End of Period                      --          813          915            0            0            0
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.062      $11.986      $12.263
 Accumulation Unit Value, End of Period                          --           --      $11.062      $11.986      $12.263      $14.061
 Number of Units Outstanding, End of Period                      --           --        1,030        1,030        1,003          955
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.274      $11.446      $12.952
 Accumulation Unit Value, End of Period                          --           --      $11.274      $11.446      $12.952      $12.334
 Number of Units Outstanding, End of Period                      --           --            0        2,787        2,016        2,145
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $ 9.909      $11.650      $12.129      $12.732      $12.742
 Accumulation Unit Value, End of Period                          --      $11.650      $12.129      $12.732      $12.742      $14.490
 Number of Units Outstanding, End of Period                      --       14,005       16,837       15,428       14,773       14,117
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.757      $13.254      $14.749      $15.781      $17.848
 Accumulation Unit Value, End of Period                          --      $13.254      $14.749      $15.781      $17.848      $17.840
 Number of Units Outstanding, End of Period                      --        2,676        2,467        5,528        4,770        4,656
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $ 9.805      $ 9.793      $ 9.948
 Accumulation Unit Value, End of Period                          --      $10.000      $ 9.805      $ 9.793      $ 9.948      $10.132
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

131 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $12.265      $13.770      $14.780      $16.162      $17.464
 Accumulation Unit Value, End of Period                          --      $13.770      $14.780      $16.162      $17.464      $18.115
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.900      $11.413      $12.530
 Accumulation Unit Value, End of Period                          --           --      $10.900      $11.413      $12.530      $12.627
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.697      $12.071      $12.254
 Accumulation Unit Value, End of Period                          --           --      $10.697      $12.071      $12.254      $14.565
 Number of Units Outstanding, End of Period                      --           --        3,557        3,407        3,405        3,141
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.672      $12.018      $12.166
 Accumulation Unit Value, End of Period                          --           --      $10.672      $12.018      $12.166      $14.432
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $10.996      $12.007      $14.228
 Accumulation Unit Value, End of Period                          --      $10.000      $10.996      $12.007      $14.228      $15.228
 Number of Units Outstanding, End of Period                      --            0            0            0            0          159
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.772
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.772      $11.682
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $13.510      $15.670      $17.250      $18.813
 Accumulation Unit Value, End of Period                          --      $13.510      $15.670      $17.250      $18.813      $18.885
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.237      $12.307      $14.486
 Accumulation Unit Value, End of Period                          --           --      $11.237      $12.307      $14.486      $15.231
 Number of Units Outstanding, End of Period                      --           --        1,038        1,038        1,011          963
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.231      $12.282      $14.447
 Accumulation Unit Value, End of Period                          --           --      $11.231      $12.282      $14.447      $15.176
 Number of Units Outstanding, End of Period                      --           --            0            0            0          153
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $11.357      $14.402      $19.109      $21.756      $29.208
 Accumulation Unit Value, End of Period                          --      $14.402      $19.109      $21.756      $29.208      $23.558
 Number of Units Outstanding, End of Period                      --        2,467        2,258        2,395        2,198        2,284

* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Plus Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that

132 PROSPECTUS
     invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

133 PROSPECTUS

Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.4

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.270
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.270     $ 11.854
 Number of Units Outstanding, End of Period                        --         --           --           --       58,931      205,386
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.462
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.462     $ 11.161
 Number of Units Outstanding, End of Period                        --         --           --           --       22,865       49,421
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.491
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.491     $ 11.353
 Number of Units Outstanding, End of Period                        --         --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.500
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.500     $ 11.477
 Number of Units Outstanding, End of Period                        --         --           --           --        4,936        3,177
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.352
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.352     $ 10.789
 Number of Units Outstanding, End of Period                        --         --           --           --        2,423        4,787
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.746
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.746     $ 11.730
 Number of Units Outstanding, End of Period                        --         --           --           --            0        1,813
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.824
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.824     $ 11.203
 Number of Units Outstanding, End of Period                        --         --           --           --       22,952       55,881
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.879
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.879     $ 11.212
 Number of Units Outstanding, End of Period                        --         --           --           --        9,989       38,987
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.853      $13.425     $ 14.614     $ 14.888     $ 17.107
 Accumulation Unit Value, End of Period                       $10.853    $13.425      $14.614     $ 14.888     $ 17.107     $ 16.210
 Number of Units Outstanding, End of Period                     1,895     31,028       68,823       79,315       84,562       90,229
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.240     $ 11.240     $ 13.079
 Accumulation Unit Value, End of Period                            --         --      $11.240     $ 11.240     $ 13.079     $ 13.354
 Number of Units Outstanding, End of Period                        --         --       22,636      258,448      488,323      651,119
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.525     $ 10.468     $ 11.425
 Accumulation Unit Value, End of Period                            --         --      $10.525     $ 10.468     $ 11.425     $ 11.943
 Number of Units Outstanding, End of Period                        --         --        1,153      106,672      209,179      242,913

134 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.538      $15.583     $ 17.095     $ 17.630     $ 18.858
 Accumulation Unit Value, End of Period                       $11.538    $15.583      $17.095     $ 17.630     $ 18.858     $ 20.643
 Number of Units Outstanding, End of Period                         0      2,120        1,457        1,685        1,833        1,745
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.228      $14.599     $ 17.778     $ 19.031     $ 21.909
 Accumulation Unit Value, End of Period                       $11.228    $14.599      $17.778     $ 19.031     $ 21.909     $ 21.046
 Number of Units Outstanding, End of Period                         0     17,710       32,091       56,409       67,453       74,742
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.253     $ 10.333     $ 10.577
 Accumulation Unit Value, End of Period                            --         --      $10.253     $ 10.333     $ 10.577     $ 11.096
 Number of Units Outstanding, End of Period                        --         --        4,788       36,809       69,659       71,356
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 11.019
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 11.019     $ 12.127
 Number of Units Outstanding, End of Period                        --         --           --           --       28,256      139,069
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.327      $12.718     $ 14.097     $ 15.338     $ 17.869
 Accumulation Unit Value, End of Period                       $10.327    $12.718      $14.097     $ 15.338     $ 17.869     $ 18.195
 Number of Units Outstanding, End of Period                         0     51,247       89,468      195,874      248,012      286,267
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.236      $16.917     $ 20.762     $ 26.037     $ 32.822
 Accumulation Unit Value, End of Period                       $11.236    $16.917      $20.762     $ 26.037     $ 32.822     $ 41.594
 Number of Units Outstanding, End of Period                         0      4,338       10,936       24,121       33,128       21,398
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.477      $13.633     $ 15.902     $ 17.241     $ 20.606
 Accumulation Unit Value, End of Period                       $10.477    $13.633      $15.902     $ 17.241     $ 20.606     $ 23.411
 Number of Units Outstanding, End of Period                         0     10,738       24,545      131,380      214,900      229,814
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.723      $12.920     $ 14.589     $ 13.916     $ 15.444
 Accumulation Unit Value, End of Period                       $10.723    $12.920      $14.589     $ 13.916     $ 15.444     $ 16.870
 Number of Units Outstanding, End of Period                     1,921      1,995        2,561        2,729        2,751        2,584
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.912     $ 11.485     $ 12.958
 Accumulation Unit Value, End of Period                            --         --      $10.912     $ 11.485     $ 12.958     $ 13.608
 Number of Units Outstanding, End of Period                        --         --        2,680       19,434       33,197       39,496
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.363     $ 10.332     $ 11.116
 Accumulation Unit Value, End of Period                            --         --      $10.363     $ 10.332     $ 11.116     $ 11.615
 Number of Units Outstanding, End of Period                        --         --        1,954       64,927      124,486      173,757
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.896     $ 11.072     $ 12.778
 Accumulation Unit Value, End of Period                            --         --      $10.896     $ 11.072     $ 12.778     $ 13.006
 Number of Units Outstanding, End of Period                        --         --        7,786       66,461       96,277      122,166
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.144     $ 11.475     $ 12.184
 Accumulation Unit Value, End of Period                            --         --      $11.144     $ 11.475     $ 12.184     $ 14.541
 Number of Units Outstanding, End of Period                        --         --           86        6,838       31,720       42,332
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.127     $ 11.851     $ 13.090
 Accumulation Unit Value, End of Period                            --         --      $11.127     $ 11.851     $ 13.090     $ 12.955
 Number of Units Outstanding, End of Period                        --         --        2,907       88,785      113,220      133,809
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.063      $12.422     $ 14.600     $ 16.090     $ 16.263
 Accumulation Unit Value, End of Period                       $10.063    $12.422      $14.600     $ 16.090     $ 16.263     $ 16.969
 Number of Units Outstanding, End of Period                         0      8,483       22,403       30,987       40,565       36,754

135 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.699      $13.128     $ 14.184     $ 14.472     $ 15.789
 Accumulation Unit Value, End of Period                       $10.699    $13.128      $14.184     $ 14.472     $ 15.789     $ 16.078
 Number of Units Outstanding, End of Period                         0     14,806       25,039       40,359       46,580       45,964
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.110     $ 10.182     $ 10.515
 Accumulation Unit Value, End of Period                            --         --      $10.110     $ 10.182     $ 10.515     $ 10.770
 Number of Units Outstanding, End of Period                        --         --        1,900       19,950      131,838      250,642
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $12.298     $ 12.903     $ 13.316     $ 14.111
 Accumulation Unit Value, End of Period                            --    $12.298      $12.903     $ 13.316     $ 14.111     $ 15.810
 Number of Units Outstanding, End of Period                        --     16,293       62,821      119,313      148,739      121,790
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.150      $14.270     $ 16.695     $ 18.740     $ 21.645
 Accumulation Unit Value, End of Period                       $10.150    $14.270      $16.695     $ 18.740     $ 21.645     $ 22.595
 Number of Units Outstanding, End of Period                         0      4,146       18,071       21,315       21,514       24,156
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.663      $12.991     $ 13.901     $ 13.955     $ 15.000
 Accumulation Unit Value, End of Period                       $10.663    $12.991      $13.901     $ 13.955     $ 15.000     $ 14.691
 Number of Units Outstanding, End of Period                         0         12       41,186       48,901       61,033       66,322
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.179      $12.666     $ 13.604     $ 14.157     $ 15.989
 Accumulation Unit Value, End of Period                       $10.179    $12.666      $13.604     $ 14.157     $ 15.989     $ 16.387
 Number of Units Outstanding, End of Period                     1,945     26,782       59,125      140,753      202,184      197,820
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.356      $14.701     $ 17.242     $ 18.617     $ 21.007
 Accumulation Unit Value, End of Period                       $10.356    $14.701      $17.242     $ 18.617     $ 21.007     $ 20.384
 Number of Units Outstanding, End of Period                         0     14,941       25,485       41,748       54,905       54,188
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.553      $12.168     $ 12.984     $ 13.095     $ 13.820
 Accumulation Unit Value, End of Period                       $10.553    $12.168      $12.984     $ 13.095     $ 13.820     $ 14.898
 Number of Units Outstanding, End of Period                     1,928     41,097       77,772      191,974      247,776      297,150
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.390      $12.464     $ 13.383     $ 14.089     $ 15.649
 Accumulation Unit Value, End of Period                       $10.390    $12.464      $13.383     $ 14.089     $ 15.649     $ 15.851
 Number of Units Outstanding, End of Period                         0      8,988       14,779       22,697       33,202       29,202
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.800      $14.093     $ 14.804     $ 15.331     $ 17.489
 Accumulation Unit Value, End of Period                       $10.800    $14.093      $14.804     $ 15.331     $ 17.489     $ 16.170
 Number of Units Outstanding, End of Period                         0      2,112       49,986       53,041       51,557       56,846
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000    $ 9.726      $11.331     $ 11.945     $ 13.308     $ 13.462
 Accumulation Unit Value, End of Period                       $ 9.726    $11.331      $11.945     $ 13.308     $ 13.462     $ 13.168
 Number of Units Outstanding, End of Period                         0        978        1,958        2,147        2,250        2,107
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.743      $13.378     $ 14.554     $ 14.766     $ 16.062
 Accumulation Unit Value, End of Period                       $10.743    $13.378      $14.554     $ 14.766     $ 16.062     $ 16.246
 Number of Units Outstanding, End of Period                         0     20,709       39,241       58,158       84,296       90,170
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.187      $10.469     $ 10.759     $ 10.838     $ 11.149
 Accumulation Unit Value, End of Period                       $10.187    $10.469      $10.759     $ 10.838     $ 11.149     $ 11.544
 Number of Units Outstanding, End of Period                         0     33,742       65,425      153,673      278,298      316,107
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.606      $13.416     $ 15.341     $ 16.939     $ 21.291
 Accumulation Unit Value, End of Period                       $10.606    $13.416      $15.341     $ 16.939     $ 21.291     $ 22.704
 Number of Units Outstanding, End of Period                         0     16,560       23,536       34,205       56,149       67,587

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


                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.409      $13.024     $ 14.437     $ 15.460     $ 17.334
 Accumulation Unit Value, End of Period                       $10.409    $13.024      $14.437     $ 15.460     $ 17.334     $ 16.176
 Number of Units Outstanding, End of Period                         0      4,222        5,134       14,206       28,439       33,309
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $ 9.987      $ 9.878     $  9.785     $  9.873     $ 10.144
 Accumulation Unit Value, End of Period                       $ 9.987    $ 9.878      $ 9.785     $  9.873     $ 10.144     $ 10.459
 Number of Units Outstanding, End of Period                         0      3,503       25,745      132,095      212,468      333,114
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.381      $13.530     $ 14.687     $ 15.900     $ 16.987
 Accumulation Unit Value, End of Period                       $10.381    $13.530      $14.687     $ 15.900     $ 16.987     $ 17.675
 Number of Units Outstanding, End of Period                         0      4,646        4,607        4,534        4,578        3,706
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.206      $14.610     $ 16.596     $ 17.296     $ 19.747
 Accumulation Unit Value, End of Period                       $11.206    $14.610      $16.596     $ 17.296     $ 19.747     $ 18.481
 Number of Units Outstanding, End of Period                         0      3,413        9,332       52,908       83,473       99,643
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.644      $13.128     $ 13.896     $ 14.361     $ 15.733
 Accumulation Unit Value, End of Period                       $10.644    $13.128      $13.896     $ 14.361     $ 15.733     $ 15.568
 Number of Units Outstanding, End of Period                         0      2,239        4,387        4,597        4,443        3,226
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.517      $12.113     $ 12.899     $ 13.202     $ 14.542
 Accumulation Unit Value, End of Period                       $10.517    $12.113      $12.899     $ 13.202     $ 14.542     $ 14.446
 Number of Units Outstanding, End of Period                         0     24,540       64,309       58,344       72,048       67,765
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.472      $14.093     $ 16.864     $ 18.020     $ 22.529
 Accumulation Unit Value, End of Period                       $11.472    $14.093      $16.864     $ 18.020     $ 22.529     $ 26.590
 Number of Units Outstanding, End of Period                         0      2,112        5,170        5,057        4,787        2,885
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.374      $13.596     $ 15.869     $ 17.515     $ 18.177
 Accumulation Unit Value, End of Period                       $10.374    $13.596      $15.869     $ 17.515     $ 18.177     $ 18.568
 Number of Units Outstanding, End of Period                         0      9,417       15,619       12,925        9,150        7,663
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.111      $12.429     $ 12.847     $ 13.363     $ 13.866
 Accumulation Unit Value, End of Period                       $10.111    $12.429      $12.847     $ 13.363     $ 13.866     $ 14.398
 Number of Units Outstanding, End of Period                         0     44,440       54,946       71,627       70,383       64,271
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.130     $ 12.171     $ 12.567
 Accumulation Unit Value, End of Period                            --         --      $11.130     $ 12.171     $ 12.567     $ 14.543
 Number of Units Outstanding, End of Period                        --         --        5,000        9,550        7,898        7,549
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.343     $ 11.622     $ 13.273
 Accumulation Unit Value, End of Period                            --         --      $11.343     $ 11.622     $ 13.273     $ 12.757
 Number of Units Outstanding, End of Period                        --         --       29,089      104,771      162,673      166,026
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000    $ 9.412      $11.767     $ 12.365     $ 13.098     $ 13.229
 Accumulation Unit Value, End of Period                       $ 9.412    $11.767      $12.365     $ 13.098     $ 13.229     $ 15.184
 Number of Units Outstanding, End of Period                         0      4,800       16,427       35,171       43,766       46,533
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.655      $13.388     $ 15.035     $ 16.235     $ 18.530
 Accumulation Unit Value, End of Period                       $10.655    $13.388      $15.035     $ 16.235     $ 18.530     $ 18.694
 Number of Units Outstanding, End of Period                         0     16,041       55,062       97,713      121,276      125,665
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $10.000     $  9.895     $  9.975     $ 10.226
 Accumulation Unit Value, End of Period                            --    $10.000      $ 9.895     $  9.975     $ 10.226     $ 10.511
 Number of Units Outstanding, End of Period                        --          0       23,867       76,491       55,566       52,997

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


                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.062      $13.908      $15.067     $ 16.627     $ 18.131
 Accumulation Unit Value, End of Period                       $11.062    $13.908      $15.067      $16.627     $ 18.131     $ 18.983
 Number of Units Outstanding, End of Period                         0      2,511        7,583       20,297       24,735       25,013
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.967     $ 11.589     $ 12.840
 Accumulation Unit Value, End of Period                            --         --      $10.967      $11.589     $ 12.840     $ 13.060
 Number of Units Outstanding, End of Period                        --         --       40,892       82,180      139,142      160,968
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.763     $ 12.257     $ 12.558
 Accumulation Unit Value, End of Period                            --         --      $10.763      $12.257     $ 12.558     $ 15.064
 Number of Units Outstanding, End of Period                        --         --        7,291        6,860        5,209        4,795
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.738     $ 12.203     $ 12.468
 Accumulation Unit Value, End of Period                            --         --      $10.738      $12.203     $ 12.468     $ 14.926
 Number of Units Outstanding, End of Period                        --         --        4,141        5,702        8,295        8,181
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $10.000      $11.098     $ 12.230     $ 14.625
 Accumulation Unit Value, End of Period                            --    $10.000      $11.098      $12.230     $ 14.625     $ 15.798
 Number of Units Outstanding, End of Period                        --          0       20,294       67,795      126,365      126,897
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.833
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.833     $ 11.864
 Number of Units Outstanding, End of Period                        --         --           --           --       33,087       55,991
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $13.593      $15.912     $ 17.677     $ 19.456
 Accumulation Unit Value, End of Period                            --    $13.593      $15.912      $17.677     $ 19.456     $ 19.712
 Number of Units Outstanding, End of Period                        --      1,742        8,905       12,996       11,922        9,527
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.306     $ 12.497     $ 14.844
 Accumulation Unit Value, End of Period                            --         --      $11.306      $12.497     $ 14.844     $ 15.753
 Number of Units Outstanding, End of Period                        --         --       17,454       18,097       17,725       14,683
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.300     $ 12.472     $ 14.805
 Accumulation Unit Value, End of Period                            --         --      $11.300      $12.472     $ 14.805     $ 15.697
 Number of Units Outstanding, End of Period                        --         --       18,683       23,225       40,335       53,940
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.703      $14.547      $19.479     $ 22.382     $ 30.325
 Accumulation Unit Value, End of Period                       $10.703    $14.547      $19.479      $22.382     $ 30.325     $ 24.686
 Number of Units Outstanding, End of Period                         0     10,341       25,715       34,738       37,755       45,700

* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that

138 PROSPECTUS
     invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

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


Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71 - 79))

                            Mortality & Expense = 2.3

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.207
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.207      $11.673
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.397
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.397      $10.991
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.427
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.427      $11.179
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.436
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.436      $11.302
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.289
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.289      $10.624
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.686
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.686      $11.551
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.757
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.757      $11.031
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.818
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.818      $11.040
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.680      $13.292      $14.336      $14.472      $16.477
 Accumulation Unit Value, End of Period                          --      $13.292      $14.336      $14.472      $16.477      $15.469
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.171      $11.069      $12.763
 Accumulation Unit Value, End of Period                          --           --      $11.171      $11.069      $12.763      $12.911
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.501      $10.349      $11.192
 Accumulation Unit Value, End of Period                          --           --      $10.501      $10.349      $11.192      $11.592
 Number of Units Outstanding, End of Period                      --           --            0           40           40           40

140 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.801      $15.428      $16.770      $17.137      $18.164
 Accumulation Unit Value, End of Period                          --      $15.428      $16.770      $17.137      $18.164      $19.700
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.021      $14.453      $17.440      $18.498      $21.102
 Accumulation Unit Value, End of Period                          --      $14.453      $17.440      $18.498      $21.102      $20.084
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.190      $10.176      $10.322
 Accumulation Unit Value, End of Period                          --           --      $10.190      $10.176      $10.322      $10.728
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.951
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.951      $11.942
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.581      $12.591      $13.829      $14.909      $17.211
 Accumulation Unit Value, End of Period                          --      $12.591      $13.829      $14.909      $17.211      $17.364
 Number of Units Outstanding, End of Period                      --            0            0            0          552          548
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.655      $16.748      $20.367      $25.309      $31.613
 Accumulation Unit Value, End of Period                          --      $16.748      $20.367      $25.309      $31.613      $39.694
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.359      $13.497      $15.599      $16.759      $19.847
 Accumulation Unit Value, End of Period                          --      $13.497      $15.599      $16.759      $19.847      $22.342
 Number of Units Outstanding, End of Period                      --            0            0            0          281          279
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.563      $12.792      $14.312      $13.526      $14.875
 Accumulation Unit Value, End of Period                          --      $12.792      $14.312      $13.526      $14.875      $16.099
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.887      $11.355      $12.694
 Accumulation Unit Value, End of Period                          --           --      $10.887      $11.355      $12.694      $13.208
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.339      $10.214      $10.890
 Accumulation Unit Value, End of Period                          --           --      $10.339      $10.214      $10.890      $11.274
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.871      $10.946      $12.518
 Accumulation Unit Value, End of Period                          --           --      $10.871      $10.946      $12.518      $12.624
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.119      $11.344      $11.936
 Accumulation Unit Value, End of Period                          --           --      $11.119      $11.344      $11.936      $14.114
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.102      $11.716      $12.823
 Accumulation Unit Value, End of Period                          --           --      $11.102      $11.716      $12.823      $12.574
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.319      $12.298      $14.322      $15.640      $15.664
 Accumulation Unit Value, End of Period                          --      $12.298      $14.322      $15.640      $15.664      $16.193
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

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


                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.085      $12.997      $13.914      $14.067      $15.207
 Accumulation Unit Value, End of Period                          --      $12.997      $13.914      $14.067      $15.207      $15.343
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.087      $10.066      $10.300
 Accumulation Unit Value, End of Period                          --           --      $10.087      $10.066      $10.300      $10.453
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $12.222      $12.707      $12.994      $13.644
 Accumulation Unit Value, End of Period                          --      $12.222      $12.707      $12.994      $13.644      $15.146
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.062      $14.128      $16.377      $18.216      $20.848
 Accumulation Unit Value, End of Period                          --      $14.128      $16.377      $18.216      $20.848      $21.563
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.708      $12.861      $13.636      $13.564      $14.448
 Accumulation Unit Value, End of Period                          --      $12.861      $13.636      $13.564      $14.448      $14.020
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.442      $12.540      $13.346      $13.761      $15.400
 Accumulation Unit Value, End of Period                          --      $12.540      $13.346      $13.761      $15.400      $15.638
 Number of Units Outstanding, End of Period                      --          370          498          525           29           29
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.692      $14.554      $16.914      $18.096      $20.234
 Accumulation Unit Value, End of Period                          --      $14.554      $16.914      $18.096      $20.234      $19.452
 Number of Units Outstanding, End of Period                      --          321          428          213          211          210
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.224      $12.046      $12.737      $12.729      $13.310
 Accumulation Unit Value, End of Period                          --      $12.046      $12.737      $12.729      $13.310      $14.217
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.730      $12.339      $13.128      $13.695      $15.072
 Accumulation Unit Value, End of Period                          --      $12.339      $13.128      $13.695      $15.072      $15.127
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.971      $13.404      $14.522      $14.902      $16.845
 Accumulation Unit Value, End of Period                          --      $13.404      $14.522      $14.902      $16.845      $15.431
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.213      $11.218      $11.718      $12.935      $12.966
 Accumulation Unit Value, End of Period                          --      $11.218      $11.718      $12.935      $12.966      $12.566
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.841      $13.245      $14.277      $14.353      $15.470
 Accumulation Unit Value, End of Period                          --      $13.245      $14.277      $14.353      $15.470      $15.504
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.335      $10.364      $10.554      $10.535      $10.738
 Accumulation Unit Value, End of Period                          --      $10.364      $10.554      $10.535      $10.738      $11.016
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.554      $13.282      $15.049      $16.465      $20.507
 Accumulation Unit Value, End of Period                          --      $13.282      $15.049      $16.465      $20.507      $21.667
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

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


                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.670      $12.894      $14.163      $15.027      $16.696
 Accumulation Unit Value, End of Period                          --      $12.894      $14.163      $15.027      $16.696      $15.437
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $ 9.917      $ 9.779      $ 9.598      $ 9.597      $ 9.770
 Accumulation Unit Value, End of Period                          --      $ 9.779      $ 9.598      $ 9.597      $ 9.770      $ 9.981
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.957      $13.395      $14.408      $15.456      $16.362
 Accumulation Unit Value, End of Period                          --      $13.395      $14.408      $15.456      $16.362      $16.868
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.298      $14.464      $16.280      $16.812      $19.020
 Accumulation Unit Value, End of Period                          --      $14.464      $16.280      $16.812      $19.020      $17.637
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.819      $12.997      $13.632      $13.960      $15.153
 Accumulation Unit Value, End of Period                          --      $12.997      $13.632      $13.960      $15.153      $14.856
 Number of Units Outstanding, End of Period                      --          356          481          478            0            0
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.660      $11.992      $12.654      $12.833      $14.006
 Accumulation Unit Value, End of Period                          --      $11.992      $12.654      $12.833      $14.006      $13.786
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $11.623      $13.975      $16.543      $17.516      $21.699
 Accumulation Unit Value, End of Period                          --      $13.975      $16.543      $17.516      $21.699      $25.376
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.776      $13.460      $15.567      $17.025      $17.507
 Accumulation Unit Value, End of Period                          --      $13.460      $15.567      $17.025      $17.507      $17.719
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.557      $12.305      $12.603      $12.989      $13.355
 Accumulation Unit Value, End of Period                          --      $12.305      $12.603      $12.989      $13.355      $13.740
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.062      $11.986      $12.263
 Accumulation Unit Value, End of Period                          --           --      $11.062      $11.986      $12.263      $14.061
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.274      $11.446      $12.952
 Accumulation Unit Value, End of Period                          --           --      $11.274      $11.446      $12.952      $12.334
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $ 9.909      $11.650      $12.129      $12.732      $12.742
 Accumulation Unit Value, End of Period                          --      $11.650      $12.129      $12.732      $12.742      $14.490
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.757      $13.254      $14.749      $15.781      $17.848
 Accumulation Unit Value, End of Period                          --      $13.254      $14.749      $15.781      $17.848      $17.840
 Number of Units Outstanding, End of Period                      --          354          476          499          625          621
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $ 9.805      $ 9.793      $ 9.948
 Accumulation Unit Value, End of Period                          --      $10.000      $ 9.805      $ 9.793      $ 9.948      $10.132
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

143 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $12.265      $13.770      $14.780     $ 16.162      $17.464
 Accumulation Unit Value, End of Period                          --      $13.770      $14.780      $16.162     $ 17.464      $18.115
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.900     $ 11.413      $12.530
 Accumulation Unit Value, End of Period                          --           --      $10.900      $11.413     $ 12.530      $12.627
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.697     $ 12.071      $12.254
 Accumulation Unit Value, End of Period                          --           --      $10.697      $12.071     $ 12.254      $14.565
 Number of Units Outstanding, End of Period                      --           --            0            0      688,857          851
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.672     $ 12.018      $12.166
 Accumulation Unit Value, End of Period                          --           --      $10.672      $12.018     $ 12.166      $14.432
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $10.996     $ 12.007      $14.228
 Accumulation Unit Value, End of Period                          --      $10.000      $10.996      $12.007     $ 14.228      $15.228
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --           --           --     $ 10.000      $ 9.772
 Accumulation Unit Value, End of Period                          --           --           --           --     $  9.772      $11.682
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $13.510      $15.670     $ 17.250      $18.813
 Accumulation Unit Value, End of Period                          --      $13.510      $15.670      $17.250     $ 18.813      $18.885
 Number of Units Outstanding, End of Period                      --            0            0            0          211          210
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.237     $ 12.307      $14.486
 Accumulation Unit Value, End of Period                          --           --      $11.237      $12.307     $ 14.486      $15.231
 Number of Units Outstanding, End of Period                      --           --          629          313          311          309
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.231     $ 12.282      $14.447
 Accumulation Unit Value, End of Period                          --           --      $11.231      $12.282     $ 14.447      $15.176
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $11.357      $14.402      $19.109     $2 1.756      $29.208
 Accumulation Unit Value, End of Period                          --      $14.402      $19.109      $21.756     $ 29.208      $23.558
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that

144 PROSPECTUS
     invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

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


Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.5

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.263
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.263   $   11.834
 Number of Units Outstanding, End of Period                        --         --           --           --      414,282      723,702
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.454
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.454   $   11.142
 Number of Units Outstanding, End of Period                        --         --           --           --      130,383      148,898
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.484
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.484   $   11.333
 Number of Units Outstanding, End of Period                        --         --           --           --       36,399       99,598
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.493
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.493   $   11.458
 Number of Units Outstanding, End of Period                        --         --           --           --       42,087       40,167
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.345
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.345   $   10.771
 Number of Units Outstanding, End of Period                        --         --           --           --        9,730       10,156
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $    9.739
 Accumulation Unit Value, End of Period                            --         --           --           --   $    9.739   $   11.710
 Number of Units Outstanding, End of Period                        --         --           --           --        7,984       10,829
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   10.816
 Accumulation Unit Value, End of Period                            --         --           --           --   $   10.816   $   11.184
 Number of Units Outstanding, End of Period                        --         --           --           --       37,450       47,278
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $    9.872
 Accumulation Unit Value, End of Period                            --         --           --           --   $    9.872   $   11.192
 Number of Units Outstanding, End of Period                        --         --           --           --       94,755      192,846
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.851     $ 13.409   $   14.582   $   14.840   $   17.034
 Accumulation Unit Value, End of Period                       $10.851   $ 13.409     $ 14.582   $   14.840   $   17.034   $   16.124
 Number of Units Outstanding, End of Period                       347    117,457      236,098      310,781      302,687      261,390
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   11.233   $   11.221   $   13.044
 Accumulation Unit Value, End of Period                            --         --     $ 11.233   $   11.221   $   13.044   $   13.304
 Number of Units Outstanding, End of Period                        --         --       66,922    1,005,366    2,122,022    2,815,817
FTVIP Franklin Large Cap Growth Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000   $   10.523   $   10.455   $   11.399
 Accumulation Unit Value, End of Period                            --         --     $ 10.523   $   10.455   $   11.399   $   11.903
 Number of Units Outstanding, End of Period                        --         --        2,116      378,307      825,544    1,001,796

146 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.535     $ 15.564     $ 17.057   $   17.572   $   18.778
 Accumulation Unit Value, End of Period                       $11.535   $ 15.564     $ 17.057     $ 17.572   $   18.778   $   20.534
 Number of Units Outstanding, End of Period                       434      4,327        3,941        8,813        7,164        5,267
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.225     $ 14.581     $ 17.739   $   18.969   $   21.816
 Accumulation Unit Value, End of Period                       $11.225   $ 14.581     $ 17.739     $ 18.969   $   21.816   $   20.935
 Number of Units Outstanding, End of Period                       860    101,030      168,475      285,208      356,890      345,544
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.246   $   10.315   $   10.549
 Accumulation Unit Value, End of Period                            --         --     $ 10.246     $ 10.315   $   10.549   $   11.055
 Number of Units Outstanding, End of Period                        --         --       42,893      136,448      257,214      355,522
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --   $   10.000   $   11.011
 Accumulation Unit Value, End of Period                            --         --           --           --   $   11.011   $   12.107
 Number of Units Outstanding, End of Period                        --         --           --           --      320,169      558,370
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.324     $ 12.703     $ 14.065   $   15.288   $   17.793
 Accumulation Unit Value, End of Period                       $10.324   $ 12.703     $ 14.065     $ 15.288   $   17.793   $   18.099
 Number of Units Outstanding, End of Period                     2,174    148,918      358,905      688,072    1,079,337    1,269,936
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.233     $ 16.896     $ 20.715   $   25.952   $   32.682
 Accumulation Unit Value, End of Period                       $11.233   $ 16.896     $ 20.715     $ 25.952   $   32.682   $   41.374
 Number of Units Outstanding, End of Period                         0     54,196       85,691      122,683      166,538      194,282
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.475     $ 13.616     $ 15.866   $   17.185   $   20.518
 Accumulation Unit Value, End of Period                       $10.475   $ 13.616     $ 15.866     $ 17.185   $   20.518   $   23.288
 Number of Units Outstanding, End of Period                       640     53,801      104,501      354,268      733,746      922,024
FTVIP Templeton Global Income Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.721     $ 12.905     $ 14.556   $   13.871   $   15.378
 Accumulation Unit Value, End of Period                       $10.721   $ 12.905     $ 14.556     $ 13.871   $   15.378   $   16.780
 Number of Units Outstanding, End of Period                       135     12,812        4,209        5,030        5,249        3,012
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.909   $   11.471   $   12.929
 Accumulation Unit Value, End of Period                            --         --     $ 10.909     $ 11.471   $   12.929   $   13.563
 Number of Units Outstanding, End of Period                        --         --        1,724       75,627      147,228      126,050
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.360   $   10.319   $   11.091
 Accumulation Unit Value, End of Period                            --         --     $ 10.360     $ 10.319   $   11.091   $   11.577
 Number of Units Outstanding, End of Period                        --         --        3,670      188,567      388,338      495,383
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.893   $   11.057   $   12.749
 Accumulation Unit Value, End of Period                            --         --     $ 10.893     $ 11.057   $   12.749   $   12.963
 Number of Units Outstanding, End of Period                        --         --       11,058      149,184      311,007      391,344
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.141   $   11.460   $   12.156
 Accumulation Unit Value, End of Period                            --         --     $ 11.141     $ 11.460   $   12.156   $   14.493
 Number of Units Outstanding, End of Period                        --         --        2,150       37,104      134,749      199,136
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.124   $   11.836   $   13.060
 Accumulation Unit Value, End of Period                            --         --     $ 11.124     $ 11.836   $   13.060   $   12.913
 Number of Units Outstanding, End of Period                        --         --           16      431,792      720,550      767,839
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.060     $ 12.406     $ 14.567   $   16.038   $   16.193
 Accumulation Unit Value, End of Period                       $10.060   $ 12.406     $ 14.567     $ 16.038   $   16.193   $   16.879
 Number of Units Outstanding, End of Period                         0     22,549       68,809      102,358      132,006      111,355

147 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.696     $ 13.112     $ 14.152     $ 14.425     $ 15.722
 Accumulation Unit Value, End of Period                       $10.696   $ 13.112     $ 14.152     $ 14.425     $ 15.722     $ 15.993
 Number of Units Outstanding, End of Period                         0     73,942      124,555      184,065      190,342      170,766
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.108     $ 10.169     $ 10.491
 Accumulation Unit Value, End of Period                            --         --     $ 10.108     $ 10.169     $ 10.491     $ 10.734
 Number of Units Outstanding, End of Period                        --         --          274       55,948      456,364      845,679
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 12.289     $ 12.881     $ 13.280     $ 14.059
 Accumulation Unit Value, End of Period                            --   $ 12.289     $ 12.881     $ 13.280     $ 14.059     $ 15.735
 Number of Units Outstanding, End of Period                        --     45,608      124,466      313,104      394,571      358,649
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.148     $ 14.253     $ 16.657     $ 18.679     $ 21.553
 Accumulation Unit Value, End of Period                       $10.148   $ 14.253     $ 16.657     $ 18.679     $ 21.553     $ 22.475
 Number of Units Outstanding, End of Period                         0     38,933       62,907       59,949       90,930       82,603
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.661     $ 12.975     $ 13.869     $ 13.909     $ 14.936
 Accumulation Unit Value, End of Period                       $10.661   $ 12.975     $ 13.869     $ 13.909     $ 14.936     $ 14.614
 Number of Units Outstanding, End of Period                       508     81,371      165,436      197,061      160,880      134,180
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.177     $ 12.650     $ 13.574     $ 14.111     $ 15.921
 Accumulation Unit Value, End of Period                       $10.177   $ 12.650     $ 13.574     $ 14.111     $ 15.921     $ 16.300
 Number of Units Outstanding, End of Period                     1,007     83,324      196,103      446,470      653,766      674,700
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.354     $ 14.682     $ 17.203     $ 18.556     $ 20.918
 Accumulation Unit Value, End of Period                       $10.354   $ 14.682     $ 17.203     $ 18.556     $ 20.918     $ 20.276
 Number of Units Outstanding, End of Period                       745     58,798      106,502      180,178      260,535      252,429
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.551     $ 12.153     $ 12.955     $ 13.052     $ 13.761
 Accumulation Unit Value, End of Period                       $10.551   $ 12.153     $ 12.955     $ 13.052     $ 13.761     $ 14.819
 Number of Units Outstanding, End of Period                         0    261,984      475,970      837,415      941,030      918,620
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.388     $ 12.448     $ 13.353     $ 14.043     $ 15.582
 Accumulation Unit Value, End of Period                       $10.388   $ 12.448     $ 13.353     $ 14.043     $ 15.582     $ 15.767
 Number of Units Outstanding, End of Period                         0     12,054       35,146      132,476      172,913      162,161
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.798     $ 14.075     $ 14.771     $ 15.281     $ 17.414
 Accumulation Unit Value, End of Period                       $10.798   $ 14.075     $ 14.771     $ 15.281     $ 17.414     $ 16.084
 Number of Units Outstanding, End of Period                     1,666     15,549      186,092      223,540      189,319      159,148
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.724     $ 11.317     $ 11.919     $ 13.264     $ 13.405
 Accumulation Unit Value, End of Period                       $ 9.724   $ 11.317     $ 11.919     $ 13.264     $ 13.405     $ 13.098
 Number of Units Outstanding, End of Period                         0     24,389       34,838       31,655       24,547       12,934
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.741     $ 13.362     $ 14.521     $ 14.718     $ 15.993
 Accumulation Unit Value, End of Period                       $10.741   $ 13.362     $ 14.521     $ 14.718     $ 15.993     $ 16.161
 Number of Units Outstanding, End of Period                     1,550    114,140      182,596      293,917      301,544      305,846
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.185     $ 10.456     $ 10.735     $ 10.803     $ 11.101
 Accumulation Unit Value, End of Period                       $10.185   $ 10.456     $ 10.735     $ 10.803     $ 11.101     $ 11.482
 Number of Units Outstanding, End of Period                     1,811    155,621      329,460      676,821      914,327      932,946
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.604     $ 13.399     $ 15.306     $ 16.884     $ 21.200
 Accumulation Unit Value, End of Period                       $10.604   $ 13.399     $ 15.306     $ 16.884     $ 21.200     $ 22.584
 Number of Units Outstanding, End of Period                       319     50,972       72,525      136,789      208,019      267,987

148 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.407     $ 13.008     $ 14.405   $   15.409   $   17.260
 Accumulation Unit Value, End of Period                       $10.407   $ 13.008     $ 14.405     $ 15.409   $   17.260   $   16.090
 Number of Units Outstanding, End of Period                       150     41,343       41,743       60,847       59,846       56,727
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.985     $  9.865     $  9.763   $    9.841   $   10.100
 Accumulation Unit Value, End of Period                       $ 9.985   $  9.865     $  9.763     $  9.841   $   10.100   $   10.404
 Number of Units Outstanding, End of Period                         0    652,592      641,522      952,353    1,202,292    1,302,640
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.379     $ 13.513     $ 14.654   $   15.849   $   16.915
 Accumulation Unit Value, End of Period                       $10.379   $ 13.513     $ 14.654     $ 15.849   $   16.915   $   17.582
 Number of Units Outstanding, End of Period                     1,640     20,679       33,167       32,056       20,031        4,574
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.204     $ 14.592     $ 16.559   $   17.239   $   19.663
 Accumulation Unit Value, End of Period                       $11.204   $ 14.592     $ 16.559     $ 17.239   $   19.663   $   18.384
 Number of Units Outstanding, End of Period                       424     48,650       96,870      252,139      343,255      382,838
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.642     $ 13.112     $ 13.865   $   14.315   $   15.665
 Accumulation Unit Value, End of Period                       $10.642   $ 13.112     $ 13.865     $ 14.315   $   15.665   $   15.485
 Number of Units Outstanding, End of Period                         0      7,152       14,354       14,048       13,472        9,001
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.515     $ 12.098     $ 12.870   $   13.159   $   14.480
 Accumulation Unit Value, End of Period                       $10.515   $ 12.098     $ 12.870     $ 13.159   $   14.480   $   14.370
 Number of Units Outstanding, End of Period                     2,030     79,093      157,776      218,982      184,184      248,096
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.470     $ 14.075     $ 16.826   $   17.961   $   22.432
 Accumulation Unit Value, End of Period                       $11.470   $ 14.075     $ 16.826     $ 17.961   $   22.432   $   26.449
 Number of Units Outstanding, End of Period                         0     15,549       25,933       23,337       18,945       13,069
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.372     $ 13.579     $ 15.833   $   17.458   $   18.099
 Accumulation Unit Value, End of Period                       $10.372   $ 13.579     $ 15.833     $ 17.458   $   18.099   $   18.470
 Number of Units Outstanding, End of Period                     2,547     50,687       82,701       64,526       58,064       51,749
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.109     $ 12.414     $ 12.818   $   13.320   $   13.807
 Accumulation Unit Value, End of Period                       $10.109   $ 12.414     $ 12.818     $ 13.320   $   13.807   $   14.322
 Number of Units Outstanding, End of Period                       617    153,342      248,311      317,126      316,832      249,085
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.122   $   12.150   $   12.533
 Accumulation Unit Value, End of Period                            --         --     $ 11.122     $ 12.150   $   12.533   $   14.489
 Number of Units Outstanding, End of Period                        --         --       49,268       62,073       45,545       39,401
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.336   $   11.603   $   13.237
 Accumulation Unit Value, End of Period                            --         --     $ 11.336     $ 11.603   $   13.237   $   12.709
 Number of Units Outstanding, End of Period                        --         --       53,964      402,711      647,016      665,447
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.410     $ 11.753     $ 12.337   $   13.056   $   13.172
 Accumulation Unit Value, End of Period                       $ 9.410   $ 11.753     $ 12.337     $ 13.056   $   13.172   $   15.104
 Number of Units Outstanding, End of Period                         0     31,986       49,070       81,791       88,072       83,140
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.653     $ 13.371     $ 15.002   $   16.182   $   18.451
 Accumulation Unit Value, End of Period                       $10.653   $ 13.371     $ 15.002     $ 16.182   $   18.451   $   18.595
 Number of Units Outstanding, End of Period                         0     74,198      146,747      296,595      387,496      334,095
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 10.000     $  9.885   $    9.955   $   10.195
 Accumulation Unit Value, End of Period                            --   $ 10.000     $  9.885     $  9.955   $   10.195   $   10.468
 Number of Units Outstanding, End of Period                        --          0       95,428      276,059      280,454      394,938

149 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.059     $ 13.891     $ 15.033     $ 16.573     $ 18.054
 Accumulation Unit Value, End of Period                       $11.059    $13.891     $ 15.033     $ 16.573     $ 18.054     $ 18.882
 Number of Units Outstanding, End of Period                         0     12,459       61,335       87,995      103,578       98,940
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.959     $ 11.570     $ 12.805
 Accumulation Unit Value, End of Period                            --         --     $ 10.959     $ 11.570     $ 12.805     $ 13.011
 Number of Units Outstanding, End of Period                        --         --       70,540      222,716      415,319      401,611
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.756     $ 12.236     $ 12.524
 Accumulation Unit Value, End of Period                            --         --     $ 10.756     $ 12.236     $ 12.524     $ 15.008
 Number of Units Outstanding, End of Period                        --         --       63,467       57,712       44,233       18,828
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.731     $ 12.183     $ 12.434
 Accumulation Unit Value, End of Period                            --         --     $ 10.731     $ 12.183     $ 12.434     $ 14.871
 Number of Units Outstanding, End of Period                        --         --       41,130       39,564       34,463       30,048
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000     $ 10.000     $ 11.086     $ 12.205     $ 14.580
 Accumulation Unit Value, End of Period                            --    $10.000     $ 11.086     $ 12.205     $ 14.580     $ 15.734
 Number of Units Outstanding, End of Period                        --          0       36,213      306,837      671,532      793,322
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.826
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.826     $ 11.844
 Number of Units Outstanding, End of Period                        --         --           --           --      151,344      287,553
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000     $ 13.584     $ 15.885     $ 17.630     $ 19.384
 Accumulation Unit Value, End of Period                            --    $13.584     $ 15.885     $ 17.630     $ 19.384     $ 19.619
 Number of Units Outstanding, End of Period                        --     13,341       33,746       45,386       35,762       33,493
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.299     $ 12.476     $ 14.804
 Accumulation Unit Value, End of Period                            --         --     $ 11.299     $ 12.476     $ 14.804     $ 15.694
 Number of Units Outstanding, End of Period                        --         --      104,318      113,259       85,256       65,948
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.292     $ 12.451     $ 14.765
 Accumulation Unit Value, End of Period                            --         --     $ 11.292     $ 12.451     $ 14.765     $ 15.638
 Number of Units Outstanding, End of Period                        --         --       33,745       71,563      150,213      209,679
Van Kampen UIF U.S. Real Estate Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.701     $ 14.529     $ 19.436     $ 22.309     $ 30.195
 Accumulation Unit Value, End of Period                       $10.701    $14.529     $ 19.436     $ 22.309     $ 30.195     $ 24.555
 Number of Units Outstanding, End of Period                         0     19,376      121,865      275,668      378,389      372,415

* The Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.19%.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that

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


     invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

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Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))

                            Mortality & Expense = 2.4

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.200
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.200      $11.653
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.390
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.390      $10.972
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.420
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.420      $11.160
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.428
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.428      $11.282
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.281
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.281      $10.606
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.680
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.680      $11.531
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.750
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.750      $11.012
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.811
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.811      $11.021
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.675      $13.275      $14.304      $14.424      $16.406
 Accumulation Unit Value, End of Period                          --      $13.275      $14.304      $14.424      $16.406      $15.386
 Number of Units Outstanding, End of Period                      --          544        1,424        1,453          423          428
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.164      $11.050      $12.728
 Accumulation Unit Value, End of Period                          --           --      $11.164      $11.050      $12.728      $12.862
 Number of Units Outstanding, End of Period                      --           --            0          467          508          485
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.499      $10.336      $11.166
 Accumulation Unit Value, End of Period                          --           --      $10.499      $10.336      $11.166      $11.553
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0

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
                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.794      $15.409      $16.732      $17.080      $18.085
 Accumulation Unit Value, End of Period                          --      $15.409      $16.732      $17.080      $18.085      $19.595
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.014      $14.435      $17.401      $18.438      $21.012
 Accumulation Unit Value, End of Period                          --      $14.435      $17.401      $18.438      $21.012      $19.977
 Number of Units Outstanding, End of Period                      --        4,865        5,390        5,354          873          754
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.183      $10.158      $10.294
 Accumulation Unit Value, End of Period                          --           --      $10.183      $10.158      $10.294      $10.688
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.943
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.943      $11.921
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.575      $12.576      $13.797      $14.860      $17.137
 Accumulation Unit Value, End of Period                          --      $12.576      $13.797      $14.860      $17.137      $17.271
 Number of Units Outstanding, End of Period                      --        3,040        4,637        4,937        1,078        1,022
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.648      $16.727      $20.321      $25.226      $31.477
 Accumulation Unit Value, End of Period                          --      $16.727      $20.321      $25.226      $31.477      $39.483
 Number of Units Outstanding, End of Period                      --        1,444        1,931        1,763          324          280
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.354      $13.480      $15.564      $16.704      $19.762
 Accumulation Unit Value, End of Period                          --      $13.480      $15.564      $16.704      $19.762      $22.223
 Number of Units Outstanding, End of Period                      --            0            0            0          512          442
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.557      $12.776      $14.279      $13.482      $14.811
 Accumulation Unit Value, End of Period                          --      $12.776      $14.279      $13.482      $14.811      $16.013
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.884      $11.340      $12.665
 Accumulation Unit Value, End of Period                          --           --      $10.884      $11.340      $12.665      $13.164
 Number of Units Outstanding, End of Period                      --           --            0          318          344          329
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.336      $10.201      $10.865
 Accumulation Unit Value, End of Period                          --           --      $10.336      $10.201      $10.865      $11.236
 Number of Units Outstanding, End of Period                      --           --            0          170          185          176
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.868      $10.932      $12.489
 Accumulation Unit Value, End of Period                          --           --      $10.868      $10.932      $12.489      $12.582
 Number of Units Outstanding, End of Period                      --           --            0          324        1,925        1,695
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.116      $11.330      $11.908
 Accumulation Unit Value, End of Period                          --           --      $11.116      $11.330      $11.908      $14.067
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.099      $11.701      $12.793
 Accumulation Unit Value, End of Period                          --           --      $11.099      $11.701      $12.793      $12.533
 Number of Units Outstanding, End of Period                      --           --            0          307        1,834        1,614
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.314      $12.283      $14.289      $15.589      $15.596
 Accumulation Unit Value, End of Period                          --      $12.283      $14.289      $15.589      $15.596      $16.107
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

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
                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.079      $12.981      $13.883      $14.021      $15.142
 Accumulation Unit Value, End of Period                          --      $12.981      $13.883      $14.021      $15.142      $15.262
 Number of Units Outstanding, End of Period                      --            0          212          526          300          285
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.084      $10.053      $10.277
 Accumulation Unit Value, End of Period                          --           --      $10.084      $10.053      $10.277      $10.418
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $12.214      $12.685      $12.958      $13.593
 Accumulation Unit Value, End of Period                          --      $12.214      $12.685      $12.958      $13.593      $15.074
 Number of Units Outstanding, End of Period                      --          995        2,545        2,564          896          792
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.056      $14.111      $16.340      $18.156      $20.759
 Accumulation Unit Value, End of Period                          --      $14.111      $16.340      $18.156      $20.759      $21.448
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.702      $12.845      $13.605      $13.520      $14.385
 Accumulation Unit Value, End of Period                          --      $12.845      $13.605      $13.520      $14.385      $13.945
 Number of Units Outstanding, End of Period                      --            0          612        1,545          895          884
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.436      $12.524      $13.315      $13.716      $15.334
 Accumulation Unit Value, End of Period                          --      $12.524      $13.315      $13.716      $15.334      $15.555
 Number of Units Outstanding, End of Period                      --        6,474        7,620        7,865        1,003          952
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.686      $14.536      $16.875      $18.037      $20.146
 Accumulation Unit Value, End of Period                          --      $14.536      $16.875      $18.037      $20.146      $19.349
 Number of Units Outstanding, End of Period                      --          487          802          772          346          345
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.218      $11.218      $12.708      $12.687      $13.253
 Accumulation Unit Value, End of Period                          --      $12.031      $12.708      $12.687      $13.253      $14.141
 Number of Units Outstanding, End of Period                      --            0        1,731        2,773        2,387        2,094
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.724      $12.324      $13.098      $13.650      $15.007
 Accumulation Unit Value, End of Period                          --      $12.324      $13.098      $13.650      $15.007      $15.046
 Number of Units Outstanding, End of Period                      --        6,221        9,245        9,405          202          193
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.965      $13.387      $14.490      $14.853      $16.772
 Accumulation Unit Value, End of Period                          --      $13.387      $14.490      $14.853      $16.772      $15.349
 Number of Units Outstanding, End of Period                      --        7,904        8,998        9,101          738          772
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.207      $11.204      $11.691      $12.893      $12.910
 Accumulation Unit Value, End of Period                          --      $11.204      $11.691      $12.893      $12.910      $12.499
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.835      $13.228      $14.244      $14.306      $15.403
 Accumulation Unit Value, End of Period                          --      $13.228      $14.244      $14.306      $15.403      $15.421
 Number of Units Outstanding, End of Period                      --            0          686        1,015          295          282
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.329      $10.351      $10.530      $10.500      $10.692
 Accumulation Unit Value, End of Period                          --      $10.351      $10.530      $10.500      $10.692      $10.957
 Number of Units Outstanding, End of Period                      --            0        1,298        1,361        1,743        1,505
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.548      $13.265      $15.015      $16.411      $20.419
 Accumulation Unit Value, End of Period                          --      $13.265      $15.015      $16.411      $20.419      $21.551
 Number of Units Outstanding, End of Period                      --        3,566        4,094        4,031            0            0

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


                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.664      $12.878      $14.131      $14.978      $16.624
 Accumulation Unit Value, End of Period                          --      $12.878      $14.131      $14.978      $16.624      $15.354
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $ 9.911      $ 9.767      $ 9.576      $ 9.565      $ 9.728
 Accumulation Unit Value, End of Period                          --      $ 9.767      $ 9.576      $ 9.565      $ 9.728      $ 9.928
 Number of Units Outstanding, End of Period                      --            0        1,427        1,494            0            0
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.951      $13.378      $14.375      $15.405      $16.291
 Accumulation Unit Value, End of Period                          --      $13.378      $14.375      $15.405      $16.291      $16.778
 Number of Units Outstanding, End of Period                      --        1,010          937          885          859          812
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.292      $14.446      $16.244      $16.757      $18.938
 Accumulation Unit Value, End of Period                          --      $14.446      $16.244      $16.757      $18.938      $17.543
 Number of Units Outstanding, End of Period                      --            0          421          426            0            0
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.813      $12.981      $13.601      $13.914      $15.088
 Accumulation Unit Value, End of Period                          --      $12.981      $13.601      $13.914      $15.088      $14.777
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.654      $11.977      $12.625      $12.791      $13.946
 Accumulation Unit Value, End of Period                          --      $11.977      $12.625      $12.791      $13.946      $13.712
 Number of Units Outstanding, End of Period                      --          427          712        1,171          820          807
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $11.616      $13.935      $16.506      $17.459      $21.606
 Accumulation Unit Value, End of Period                          --      $13.935      $16.506      $17.459      $21.606      $25.240
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.770      $13.443      $15.532      $16.969      $17.432
 Accumulation Unit Value, End of Period                          --      $13.443      $15.532      $16.969      $17.432      $17.625
 Number of Units Outstanding, End of Period                      --        3,822        4,339        4,183        1,376        1,225
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.551      $12.290      $12.574      $12.947      $13.298
 Accumulation Unit Value, End of Period                          --      $12.290      $12.574      $12.947      $13.298      $13.666
 Number of Units Outstanding, End of Period                      --        8,426           10       10,159        2,422        2,185
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.054      $11.965      $12.230
 Accumulation Unit Value, End of Period                          --           --      $11.054      $11.965      $12.230      $14.008
 Number of Units Outstanding, End of Period                      --           --        4,384        4,325          562          479
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.266      $11.426      $12.917
 Accumulation Unit Value, End of Period                          --           --      $11.266      $11.426      $12.917      $12.288
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $ 9.903      $11.635      $12.102      $12.690      $12.687
 Accumulation Unit Value, End of Period                          --      $11.635      $12.102      $12.690      $12.687      $14.413
 Number of Units Outstanding, End of Period                      --        1,920        2,937        2,926            0            0
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.751      $13.238      $14.716      $15.729      $17.771
 Accumulation Unit Value, End of Period                          --      $13.238      $14.716      $15.729      $17.771      $17.745
 Number of Units Outstanding, End of Period                      --          938          804          752          699          667
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $ 9.794      $ 9.773      $ 9.918
 Accumulation Unit Value, End of Period                          --      $10.000      $ 9.794      $ 9.773      $ 9.918      $10.090
 Number of Units Outstanding, End of Period                      --            0        1,001        2,515        1,527        1,438

155 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $12.258      $13.752      $14.746      $16.109      $17.388
 Accumulation Unit Value, End of Period                          --      $13.752      $14.746      $16.109      $17.388      $18.019
 Number of Units Outstanding, End of Period                      --            0          166          381          772          680
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.892      $11.394      $12.496
 Accumulation Unit Value, End of Period                          --           --      $10.892      $11.394      $12.496      $12.579
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.690      $12.050      $12.221
 Accumulation Unit Value, End of Period                          --           --      $10.690      $12.050      $12.221      $14.510
 Number of Units Outstanding, End of Period                      --           --          478          422          433          365
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.665      $11.998      $12.133
 Accumulation Unit Value, End of Period                          --           --      $10.665      $11.998      $12.133      $14.377
 Number of Units Outstanding, End of Period                      --           --        1,922        1,786            0            0
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $10.985      $11.983      $14.184
 Accumulation Unit Value, End of Period                          --      $10.000      $10.985      $11.983      $14.184      $15.166
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.766
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.766      $11.662
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $13.501      $15.644      $17.203      $18.742
 Accumulation Unit Value, End of Period                          --      $13.501      $15.644      $17.203      $18.742      $18.795
 Number of Units Outstanding, End of Period                      --            0            0            0          941          812
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.229      $12.286      $14.446
 Accumulation Unit Value, End of Period                          --           --      $11.229      $12.286      $14.446      $15.174
 Number of Units Outstanding, End of Period                      --           --        1,052          975          861          788
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.223      $12.261      $14.408
 Accumulation Unit Value, End of Period                          --           --      $11.223      $12.261      $14.408      $15.119
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $11.351      $14.384      $19.066      $21.685      $29.083
 Accumulation Unit Value, End of Period                          --      $14.384      $19.066      $21.685      $29.083      $23.432
 Number of Units Outstanding, End of Period                      --            0          129          283          498          473

* The Allstate Advisor Preferred Contracts with the 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities -- Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administrative expense charge of 0.19%.

156 PROSPECTUS

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

157 PROSPECTUS

Allstate Advisor Preferred Contracts with No Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.6

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.256
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.256     $ 11.814
 Number of Units Outstanding, End of Period                        --         --           --           --      101,761       99,784
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.447
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.447     $ 11.123
 Number of Units Outstanding, End of Period                        --         --           --           --            0       18,543
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.477
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.477     $ 11.314
 Number of Units Outstanding, End of Period                        --         --           --           --        1,372        1,363
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.486
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.486     $ 11.438
 Number of Units Outstanding, End of Period                        --         --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.338
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.338     $ 10.753
 Number of Units Outstanding, End of Period                        --         --           --           --            0        1,648
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.733
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.733     $ 11.690
 Number of Units Outstanding, End of Period                        --         --           --           --        6,172          943
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 10.809
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 10.809     $ 11.165
 Number of Units Outstanding, End of Period                        --         --           --           --        1,419        5,208
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $  9.865
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.865     $ 11.173
 Number of Units Outstanding, End of Period                        --         --           --           --        9,107       16,959
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.849      $13.392     $ 14.549     $ 14.791     $ 16.961
 Accumulation Unit Value, End of Period                       $10.849    $13.392      $14.549     $ 14.791     $ 16.961     $ 16.039
 Number of Units Outstanding, End of Period                         0     23,469       42,275       60,071       48,538       47,477
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 11.225     $ 11.202     $ 13.008
 Accumulation Unit Value, End of Period                            --         --      $11.225     $ 11.202     $ 13.008     $ 13.254
 Number of Units Outstanding, End of Period                        --         --       33,355      174,991      300,594      326,039
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000     $ 10.520     $ 10.442     $ 11.373
 Accumulation Unit Value, End of Period                            --         --      $10.520     $ 10.442     $ 11.373     $ 11.864
 Number of Units Outstanding, End of Period                        --         --        1,205      104,302      133,393       90,645

158 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.533      $15.545      $17.018     $ 17.515     $ 18.698
 Accumulation Unit Value, End of Period                       $11.533    $15.545      $17.018      $17.515     $ 18.698     $ 20.425
 Number of Units Outstanding, End of Period                         0          0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.223      $14.563      $17.699     $ 18.907     $ 21.723
 Accumulation Unit Value, End of Period                       $11.223    $14.563      $17.699      $18.907     $ 21.723     $ 20.824
 Number of Units Outstanding, End of Period                         0      7,677       14,403       38,744       31,855       28,468
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.239     $ 10.298     $ 10.520
 Accumulation Unit Value, End of Period                            --         --      $10.239      $10.298     $ 10.520     $ 11.014
 Number of Units Outstanding, End of Period                        --         --        7,924       84,783       90,463       63,048
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000     $ 11.004
 Accumulation Unit Value, End of Period                            --         --           --           --     $ 11.004     $ 12.086
 Number of Units Outstanding, End of Period                        --         --           --           --       40,999       61,577
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.322      $12.687      $14.034     $ 15.238     $ 17.717
 Accumulation Unit Value, End of Period                       $10.322    $12.687      $14.034      $15.238     $ 17.717     $ 18.004
 Number of Units Outstanding, End of Period                         0     13,840       35,124       96,633      119,196      108,493
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.231      $16.875      $20.668     $ 25.867     $ 32.542
 Accumulation Unit Value, End of Period                       $11.231    $16.875      $20.668      $25.867     $ 32.542     $ 41.155
 Number of Units Outstanding, End of Period                         0      3,012        8,722       18,080       17,441       14,969
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.473      $13.599      $15.830     $ 17.129     $ 20.431
 Accumulation Unit Value, End of Period                       $10.473    $13.599      $15.830      $17.129     $ 20.431     $ 23.164
 Number of Units Outstanding, End of Period                         0      7,819       25,595       72,793       81,328       69,029
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.719      $12.889      $14.524     $ 13.825     $ 15.313
 Accumulation Unit Value, End of Period                       $10.719    $12.889      $14.524      $13.825     $ 15.313     $ 16.692
 Number of Units Outstanding, End of Period                         0          0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.906     $ 11.456     $ 12.899
 Accumulation Unit Value, End of Period                            --         --      $10.906      $11.456     $ 12.899     $ 13.519
 Number of Units Outstanding, End of Period                        --         --        2,629        8,148       21,461       15,659
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.357     $ 10.305     $ 11.066
 Accumulation Unit Value, End of Period                            --         --      $10.357      $10.305     $ 11.066     $ 11.539
 Number of Units Outstanding, End of Period                        --         --          494       43,664      133,264       47,660
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.891     $ 11.043     $ 12.720
 Accumulation Unit Value, End of Period                            --         --      $10.891      $11.043     $ 12.720     $ 12.920
 Number of Units Outstanding, End of Period                        --         --        4,338       52,475       72,238       83,465
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.139     $ 11.446     $ 12.129
 Accumulation Unit Value, End of Period                            --         --      $11.139      $11.446     $ 12.129     $ 14.445
 Number of Units Outstanding, End of Period                        --         --            0       15,159       25,731       27,856
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.122     $ 11.821     $ 13.030
 Accumulation Unit Value, End of Period                            --         --      $11.122      $11.821     $ 13.030     $ 12.870
 Number of Units Outstanding, End of Period                        --         --        4,630       79,110       79,065       64,917
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.058      $12.391      $14.534     $ 15.986     $ 16.124
 Accumulation Unit Value, End of Period                       $10.058    $12.391      $14.534      $15.986     $ 16.124     $ 16.790
 Number of Units Outstanding, End of Period                         0      5,954       15,708       22,636       30,216       24,958

159 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.694     $ 13.095     $ 14.121     $ 14.378     $ 15.654
 Accumulation Unit Value, End of Period                       $10.694   $ 13.095     $ 14.121     $ 14.378     $ 15.654     $ 15.909
 Number of Units Outstanding, End of Period                         0      7,233       19,314       17,516       16,614       14,185
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 10.105     $ 10.156     $ 10.467
 Accumulation Unit Value, End of Period                            --         --     $ 10.105     $ 10.156     $ 10.467     $ 10.699
 Number of Units Outstanding, End of Period                        --         --        1,761       21,259       56,610      113,131
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 12.281     $ 12.859     $ 13.244     $ 14.006
 Accumulation Unit Value, End of Period                            --   $ 12.281     $ 12.859     $ 13.244     $ 14.006     $ 15.661
 Number of Units Outstanding, End of Period                        --     19,650      139,232      113,526      109,153       94,498
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.146     $ 14.235     $ 16.620     $ 18.618     $ 21.461
 Accumulation Unit Value, End of Period                       $10.146   $ 14.235     $ 16.620     $ 18.618     $ 21.461     $ 22.357
 Number of Units Outstanding, End of Period                         0      3,483       69,433       13,925       30,533       27,024
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.659     $ 12.959     $ 13.838     $ 13.864     $ 14.873
 Accumulation Unit Value, End of Period                       $10.659   $ 12.959     $ 13.838     $ 13.864     $ 14.873     $ 14.536
 Number of Units Outstanding, End of Period                         0     14,596       24,084       34,147       29,168       21,030
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.175     $ 12.635     $ 13.543     $ 14.065     $ 15.853
 Accumulation Unit Value, End of Period                       $10.175   $ 12.635     $ 13.543     $ 14.065     $ 15.853     $ 16.214
 Number of Units Outstanding, End of Period                     3,180     20,820       44,796      136,243      129,358      110,198
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.351     $ 14.664     $ 17.164     $ 18.496     $ 20.828
 Accumulation Unit Value, End of Period                       $10.351   $ 14.664     $ 17.164     $ 18.496     $ 20.828     $ 20.169
 Number of Units Outstanding, End of Period                         0      7,755       16,016       42,092       43,420       27,811
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.549     $ 12.138     $ 12.926     $ 13.010     $ 13.702
 Accumulation Unit Value, End of Period                       $10.549   $ 12.138     $ 12.926     $ 13.010     $ 13.702     $ 14.741
 Number of Units Outstanding, End of Period                         0     36,470       76,890      181,853      176,737      153,933
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.386     $ 12.433     $ 13.323     $ 13.997     $ 15.515
 Accumulation Unit Value, End of Period                       $10.386   $ 12.433     $ 13.323     $ 13.997     $ 15.515     $ 15.684
 Number of Units Outstanding, End of Period                         0          0          373       19,300       50,392       83,907
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.796     $ 13.506     $ 14.738     $ 15.231     $ 17.340
 Accumulation Unit Value, End of Period                       $10.796   $ 13.506     $ 14.738     $ 15.231     $ 17.340     $ 15.999
 Number of Units Outstanding, End of Period                         0     13,936       20,681       29,879       36,373       25,411
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.722     $ 11.303     $ 11.892     $ 13.221     $ 13.348
 Accumulation Unit Value, End of Period                       $ 9.722   $ 11.303     $ 11.892     $ 13.221     $ 13.348     $ 13.029
 Number of Units Outstanding, End of Period                         0      1,277        1,832        1,747        1,825        1,961
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.738     $ 13.345     $ 14.488     $ 14.670     $ 15.925
 Accumulation Unit Value, End of Period                       $10.738   $ 13.345     $ 14.488     $ 14.670     $ 15.925     $ 16.075
 Number of Units Outstanding, End of Period                         0    363,012       53,015       49,391       43,697       35,867
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.183     $ 10.443     $ 10.711     $ 10.768     $ 11.054
 Accumulation Unit Value, End of Period                       $10.183   $ 10.443     $ 10.711     $ 10.768     $ 11.054     $ 11.422
 Number of Units Outstanding, End of Period                         0    163,346       94,571      149,423      159,430      132,584
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.602     $ 13.383     $ 15.272     $ 16.829     $ 21.110
 Accumulation Unit Value, End of Period                       $10.602   $ 13.383     $ 15.272     $ 16.829     $ 21.110     $ 22.464
 Number of Units Outstanding, End of Period                         0    228,069      171,334       53,857       54,094       55,076

160 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.405     $ 12.992     $ 14.373     $ 15.359     $ 17.187
 Accumulation Unit Value, End of Period                       $10.405   $ 12.992     $ 14.373     $ 15.359     $ 17.187     $ 16.005
 Number of Units Outstanding, End of Period                         0      5,187        4,353        4,774       54,996       35,019
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.983     $  9.853     $  9.741     $  9.809     $ 10.057
 Accumulation Unit Value, End of Period                       $ 9.983   $  9.853     $  9.741     $  9.809     $ 10.057     $ 10.349
 Number of Units Outstanding, End of Period                     4,006    776,190      571,779      283,085      213,854      342,086
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.377     $ 13.497     $ 14.621     $ 15.797     $ 16.843
 Accumulation Unit Value, End of Period                       $10.377   $ 13.497     $ 14.621     $ 15.797     $ 16.843     $ 17.489
 Number of Units Outstanding, End of Period                         0      3,291        3,402          233          234          168
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.202     $ 14.574     $ 16.522     $ 17.183     $ 19.579
 Accumulation Unit Value, End of Period                       $11.202   $ 14.574     $ 16.522     $ 17.183     $ 19.579     $ 18.286
 Number of Units Outstanding, End of Period                         0      6,517       18,620       71,713       74,753       63,253
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.640     $ 13.096     $ 13.834     $ 14.268     $ 15.599
 Accumulation Unit Value, End of Period                       $10.640   $ 13.096     $ 13.834     $ 14.268     $ 15.599     $ 15.403
 Number of Units Outstanding, End of Period                         0      5,620        6,279        1,616        1,566        1,499
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.512     $ 12.083     $ 12.841     $ 13.117     $ 14.418
 Accumulation Unit Value, End of Period                       $10.512   $ 12.083     $ 12.841     $ 13.117     $ 14.418     $ 14.294
 Number of Units Outstanding, End of Period                     3,141     17,937       19,997       34,620       30,252       26,289
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 11.467     $ 14.058     $ 16.789     $ 17.903     $ 22.337
 Accumulation Unit Value, End of Period                       $11.467   $ 14.058     $ 16.789     $ 17.903     $ 22.337     $ 26.310
 Number of Units Outstanding, End of Period                         0      3,216        3,706        3,557        3,442        3,165
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.370     $ 13.562     $ 15.798     $ 17.401     $ 18.022
 Accumulation Unit Value, End of Period                       $10.370   $ 13.562     $ 15.798     $ 17.401     $ 18.022     $ 18.372
 Number of Units Outstanding, End of Period                         0      2,975        2,606        2,301        3,112        1,127
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.107     $ 12.398     $ 12.789     $ 13.276     $ 13.748
 Accumulation Unit Value, End of Period                       $10.107   $ 12.398     $ 12.789     $ 13.276     $ 13.748     $ 14.246
 Number of Units Outstanding, End of Period                         0     27,311       27,234       34,981       33,560       25,420
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.115     $ 12.129     $ 12.499
 Accumulation Unit Value, End of Period                            --         --     $ 11.115     $ 12.129     $ 12.499     $ 14.435
 Number of Units Outstanding, End of Period                        --         --        6,523        6,398        2,041        1,940
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --         --     $ 10.000     $ 11.328     $ 11.583     $ 13.202
 Accumulation Unit Value, End of Period                            --         --     $ 11.328     $ 11.583     $ 13.202     $ 12.662
 Number of Units Outstanding, End of Period                        --         --       35,103      103,444       96,241       62,385
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $  9.408     $ 13.874     $ 12.309     $ 13.013     $ 13.116
 Accumulation Unit Value, End of Period                       $ 9.408   $ 13.874     $ 12.309     $ 13.013     $ 13.116     $ 15.024
 Number of Units Outstanding, End of Period                         0          0       22,487       17,612       16,490        9,192
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                 $10.000   $ 10.650     $ 13.355     $ 14.968     $ 16.129     $ 18.372
 Accumulation Unit Value, End of Period                       $10.650   $ 13.355     $ 14.968     $ 16.129     $ 18.372     $ 18.497
 Number of Units Outstanding, End of Period                         0     36,801       81,112      100,032       88,795       52,886
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                      --   $ 10.000     $ 10.000     $  9.875     $  9.934     $ 10.164
 Accumulation Unit Value, End of Period                            --   $ 10.000     $  9.875     $  9.934     $ 10.164     $ 10.426
 Number of Units Outstanding, End of Period                        --          0      113,071      251,605      133,457      137,828

161 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $11.057      $13.874      $14.999     $ 16.519      $17.977
 Accumulation Unit Value, End of Period                       $11.057    $13.874      $14.999      $16.519     $ 17.977      $18.782
 Number of Units Outstanding, End of Period                         0          0        6,120       10,110       14,849       10,381
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.952     $ 11.550      $12.771
 Accumulation Unit Value, End of Period                            --         --      $10.952      $11.550     $ 12.771      $12.962
 Number of Units Outstanding, End of Period                        --         --       12,560       29,686       72,485       66,971
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.749     $ 12.215      $12.490
 Accumulation Unit Value, End of Period                            --         --      $10.749      $12.215     $ 12.490      $14.952
 Number of Units Outstanding, End of Period                        --         --       18,791       16,554       10,996       10,166
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $10.723     $ 12.162      $12.400
 Accumulation Unit Value, End of Period                            --         --      $10.723      $12.162     $ 12.400      $14.815
 Number of Units Outstanding, End of Period                        --         --       10,867       12,616       13,657        6,253
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $10.000      $11.075     $ 12.180      $14.536
 Accumulation Unit Value, End of Period                            --    $10.000      $11.075      $12.180     $ 14.536      $15.670
 Number of Units Outstanding, End of Period                        --          0       24,900       47,188      101,345       83,710
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                      --         --           --           --     $ 10.000      $ 9.820
 Accumulation Unit Value, End of Period                            --         --           --           --     $  9.820      $11.823
 Number of Units Outstanding, End of Period                        --         --           --           --       22,302       30,094
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                      --    $10.000      $13.575      $15.858     $ 17.582      $19.312
 Accumulation Unit Value, End of Period                            --    $13.575      $15.858      $17.582     $ 19.312      $19.526
 Number of Units Outstanding, End of Period                        --        504        1,901        1,861        5,220        4,232
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.291     $ 12.455      $14.764
 Accumulation Unit Value, End of Period                            --         --      $11.291      $12.455     $ 14.764      $15.636
 Number of Units Outstanding, End of Period                        --         --        9,030       11,341        5,289        5,082
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                      --         --      $10.000      $11.284     $ 12.429      $14.725
 Accumulation Unit Value, End of Period                            --         --      $11.284      $12.429     $ 14.725      $15.580
 Number of Units Outstanding, End of Period                        --         --        3,401       11,785       12,220       18,366
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000    $10.698      $14.511      $19.392     $ 22.236      $30.066
 Accumulation Unit Value, End of Period                       $10.698    $14.511      $19.392      $22.236     $ 30.066      $24.425
 Number of Units Outstanding, End of Period                         0      6,427       23,013       24,523       29,901       16,406

* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.19%.

162 PROSPECTUS

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

163 PROSPECTUS

Allstate Advisor Preferred Contracts with No Withdrawal Charge Option:

Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71 - 79))

                            Mortality & Expense = 2.5

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.193
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.193      $11.633
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.383
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.383      $10.953
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.412
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.412      $11.141
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.421
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.421      $11.263
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.274
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.274      $10.588
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.673
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.673      $11.511
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.742
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.742      $10.994
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.804
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.804      $11.002
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.669      $13.259      $14.271      $14.377      $16.335
 Accumulation Unit Value, End of Period                          --      $13.259      $14.271      $14.377      $16.335      $15.304
 Number of Units Outstanding, End of Period                      --          576          539          540          497          510
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.156      $11.031      $12.693
 Accumulation Unit Value, End of Period                          --           --      $11.156      $11.031      $12.693      $12.814
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.496      $10.323      $11.140
 Accumulation Unit Value, End of Period                          --           --      $10.496      $10.323      $11.140      $11.514
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0

164 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $11.788      $15.390      $16.694      $17.024      $18.007
 Accumulation Unit Value, End of Period                          --      $15.390      $16.694      $17.024      $18.007      $19.490
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.008      $14.417      $17.361      $18.377      $20.921
 Accumulation Unit Value, End of Period                          --      $14.417      $17.361      $18.377      $20.921      $19.871
 Number of Units Outstanding, End of Period                      --          722          641          630          622          640
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.176      $10.141      $10.265
 Accumulation Unit Value, End of Period                          --           --      $10.176      $10.141      $10.265      $10.648
 Number of Units Outstanding, End of Period                      --           --        1,084        1,084        1,084        1,084
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $10.936
 Accumulation Unit Value, End of Period                          --           --           --           --      $10.936      $11.901
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.569      $12.560      $13.766      $14.811      $17.063
 Accumulation Unit Value, End of Period                          --      $12.560      $13.766      $14.811      $17.063      $17.179
 Number of Units Outstanding, End of Period                      --        1,429        1,378        1,332        1,250        1,203
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                    --      $11.642      $16.706      $20.275      $25.143      $31.342
 Accumulation Unit Value, End of Period                          --      $16.706      $20.275      $25.143      $31.342      $39.272
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    --      $10.348      $13.463      $15.528      $16.649      $19.677
 Accumulation Unit Value, End of Period                          --      $13.463      $15.528      $16.649      $19.677      $22.104
 Number of Units Outstanding, End of Period                      --            0          608          608          608          608
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                    --      $10.550      $12.760      $14.247      $13.438      $14.747
 Accumulation Unit Value, End of Period                          --      $12.760      $14.247      $13.438      $14.747      $15.927
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.881      $11.326      $12.636
 Accumulation Unit Value, End of Period                          --           --      $10.881      $11.326      $12.636      $13.120
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.334      $10.188      $10.840
 Accumulation Unit Value, End of Period                          --           --      $10.334      $10.188      $10.840      $11.199
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.866      $10.918      $12.460
 Accumulation Unit Value, End of Period                          --           --      $10.866      $10.918      $12.460      $12.540
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.113      $11.315      $11.881
 Accumulation Unit Value, End of Period                          --           --      $11.113      $11.315      $11.881      $14.020
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.096      $11.686      $12.764
 Accumulation Unit Value, End of Period                          --           --      $11.096      $11.686      $12.764      $12.491
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.308      $12.267      $14.257      $15.538      $15.529
 Accumulation Unit Value, End of Period                          --      $12.267      $14.257      $15.538      $15.529      $16.021
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

165 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.073      $12.964      $13.851      $13.975      $15.077
 Accumulation Unit Value, End of Period                          --      $12.964      $13.851      $13.975      $15.077      $15.180
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.082      $10.040      $10.253
 Accumulation Unit Value, End of Period                          --           --      $10.082      $10.040      $10.253      $10.384
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $12.206      $12.663      $12.923      $13.542
 Accumulation Unit Value, End of Period                          --      $12.206      $12.663      $12.923      $13.542      $15.002
 Number of Units Outstanding, End of Period                      --        1,456        1,465        1,481        1,540        1,366
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.051      $14.093      $16.303      $18.097      $20.669
 Accumulation Unit Value, End of Period                          --      $14.093      $16.303      $18.097      $20.669      $21.333
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.695      $12.829      $13.574      $13.475      $14.324
 Accumulation Unit Value, End of Period                          --      $12.829      $13.574      $13.475      $14.324      $13.871
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.431      $12.508      $13.285      $13.671      $15.268
 Accumulation Unit Value, End of Period                          --      $12.508      $13.285      $13.671      $15.268      $15.472
 Number of Units Outstanding, End of Period                      --        1,423        2,527        2,532        2,503        2,445
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $10.680      $14.518      $16.837      $17.977      $20.060
 Accumulation Unit Value, End of Period                          --      $14.518      $16.837      $17.977      $20.060      $19.245
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    --      $11.212      $12.016      $12.679      $12.645      $13.196
 Accumulation Unit Value, End of Period                          --      $12.016      $12.679      $12.645      $13.196      $14.066
 Number of Units Outstanding, End of Period                      --           57           56           56           56           52
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.717      $12.309      $13.069      $13.605      $14.943
 Accumulation Unit Value, End of Period                          --      $12.309      $13.069      $13.605      $14.943      $14.966
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.958      $13.370      $14.457      $14.804      $16.700
 Accumulation Unit Value, End of Period                          --      $13.370      $14.457      $14.804      $16.700      $15.267
 Number of Units Outstanding, End of Period                      --        1,360        2,340        2,355        2,315        2,370
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.201      $11.190      $11.665      $12.850      $12.855
 Accumulation Unit Value, End of Period                          --      $11.190      $11.665      $12.850      $12.855      $12.432
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.828      $13.212      $14.212      $14.259      $15.337
 Accumulation Unit Value, End of Period                          --      $13.212      $14.212      $14.259      $15.337      $15.339
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.324      $10.338      $10.506      $10.466      $10.645
 Accumulation Unit Value, End of Period                          --      $10.338      $10.506      $10.466      $10.645      $10.899
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.542      $13.249      $14.981      $16.357      $20.331
 Accumulation Unit Value, End of Period                          --      $13.249      $14.981      $16.357      $20.331      $21.436
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

166 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.658      $12.862      $14.098      $14.929      $16.552
 Accumulation Unit Value, End of Period                          --      $12.862      $14.098      $14.929      $16.552      $15.273
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $ 9.906      $ 9.755      $ 9.555      $ 9.534      $ 9.686
 Accumulation Unit Value, End of Period                          --      $ 9.755      $ 9.555      $ 9.534      $ 9.686      $ 9.875
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.944      $13.362      $14.343      $15.354      $16.221
 Accumulation Unit Value, End of Period                          --      $13.362      $14.343      $15.354      $16.221      $16.688
 Number of Units Outstanding, End of Period                      --        1,492        1,502        1,449        1,490        1,419
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $11.285      $14.429      $16.207      $16.701      $18.856
 Accumulation Unit Value, End of Period                          --      $14.429      $16.207      $16.701      $18.856      $17.449
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $10.807      $12.965      $13.570      $13.868      $15.023
 Accumulation Unit Value, End of Period                          --      $12.965      $13.570      $13.868      $15.023      $14.698
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.649      $11.963      $12.596      $12.749      $13.886
 Accumulation Unit Value, End of Period                          --      $11.963      $12.596      $12.749      $13.886      $13.639
 Number of Units Outstanding, End of Period                      --            0          911          960          982          981
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                    --      $11.450      $13.937      $16.469      $17.401      $21.512
 Accumulation Unit Value, End of Period                          --      $13.937      $16.469      $17.401      $21.512      $25.106
 Number of Units Outstanding, End of Period                      --            0           44           41           35           28
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.764      $13.427      $15.497      $16.913      $17.357
 Accumulation Unit Value, End of Period                          --      $13.427      $15.497      $16.913      $17.357      $17.531
 Number of Units Outstanding, End of Period                      --          736          728          691          744          715
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    --      $10.545      $12.274      $12.545      $12.904      $13.240
 Accumulation Unit Value, End of Period                          --      $12.274      $12.545      $12.904      $13.240      $13.594
 Number of Units Outstanding, End of Period                      --        1,630        1,697        1,709        1,830        1,752
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.047      $11.945      $12.197
 Accumulation Unit Value, End of Period                          --           --      $11.047      $11.945      $12.197      $13.955
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.258      $11.407      $12.882
 Accumulation Unit Value, End of Period                          --           --      $11.258      $11.407      $12.882      $12.242
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $ 9.898      $11.621      $12.075      $12.648      $12.632
 Accumulation Unit Value, End of Period                          --      $11.621      $12.075      $12.648      $12.632      $14.336
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.754      $13.221      $14.683      $15.677      $17.694
 Accumulation Unit Value, End of Period                          --      $13.221      $14.683      $15.677      $17.694      $17.650
 Number of Units Outstanding, End of Period                      --        1,365        1,280        1,227        1,195        1,156
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $ 9.784      $ 9.753      $ 9.887
 Accumulation Unit Value, End of Period                          --      $10.000      $ 9.784      $ 9.753      $ 9.887      $10.049
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0

167 PROSPECTUS

                                                                                 For the Year Ending December 31,
                                                              ----------------------------------------------------------------------
Sub-Accounts                                                    2002      2003        2004         2005         2006         2007
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $12.251      $13.735      $14.713      $16.056      $17.313
 Accumulation Unit Value, End of Period                          --      $13.735      $14.713      $16.056      $17.313      $17.922
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.885      $11.374      $12.461
 Accumulation Unit Value, End of Period                          --           --      $10.885      $11.374      $12.461      $12.532
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.683      $12.029      $12.187
 Accumulation Unit Value, End of Period                          --           --      $10.683      $12.029      $12.187      $14.455
 Number of Units Outstanding, End of Period                      --           --        1,685        1,541        1,643        1,371
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $10.657      $11.977      $12.100
 Accumulation Unit Value, End of Period                          --           --      $10.657      $11.977      $12.100      $14.323
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $10.000      $10.974      $11.958      $14.141
 Accumulation Unit Value, End of Period                          --      $10.000      $10.974      $11.958      $14.141      $15.104
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --           --           --           --      $10.000      $ 9.759
 Accumulation Unit Value, End of Period                          --           --           --           --      $ 9.759      $11.642
 Number of Units Outstanding, End of Period                      --           --           --           --            0            0
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $10.000      $13.492      $15.617      $17.156      $18.672
 Accumulation Unit Value, End of Period                          --      $13.492      $15.617      $17.156      $18.672      $18.705
 Number of Units Outstanding, End of Period                      --            0            0            0            0            0
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.222      $12.265      $14.407
 Accumulation Unit Value, End of Period                          --           --      $11.222      $12.265      $14.407      $15.117
 Number of Units Outstanding, End of Period                      --           --        1,693        1,587        1,479        1,356
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                    --           --      $10.000      $11.215      $12.240      $14.369
 Accumulation Unit Value, End of Period                          --           --      $11.215      $12.240      $14.369      $15.063
 Number of Units Outstanding, End of Period                      --           --            0            0            0            0
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                    --      $11.344      $14.366      $19.022      $21.613      $28.957
 Accumulation Unit Value, End of Period                          --      $14.366      $19.022      $21.613      $28.957      $23.307
 Number of Units Outstanding, End of Period                      --            0          510          510          510          510

* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with No Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.

168 PROSPECTUS

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

169 PROSPECTUS

PA195-4

[LOGO]

The Allstate Variable Annuities
(Allstate Variable Annuity, Allstate Variable Annuity - L Share)

Allstate Life Insurance Company

Street Address: 5801 SW 6th Ave. Topeka, KS 66606-0001 Mailing Address: P.O. Box 758566, Topeka,
KS 66675-8566 Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2008

Allstate Life Insurance Company ("Allstate Life") has offered the following individual and group flexible premium deferred variable annuity contracts (each, a "Contract"):

..    Allstate Variable Annuity

..    Allstate Variable Annuity - L Share

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. These Contracts are no longer offered for new sales.

Each Contract currently offers several investment alternatives ("investment alternatives"). The investment alternatives include up to 3 fixed account options ("Fixed Account Options"), depending on the Contract, and include 47* variable sub-accounts ("Variable Sub-Accounts") of the Allstate Financial Advisors Separate Account I ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of the following funds ("Funds"):

Morgan Stanley Variable Investment Series (Class Y)

The Universal Institutional Funds, Inc. (Class II Shares)

Van Kampen Life Investment Trust (Class II)

AIM Variable Insurance Funds (Series II)

AllianceBernstein Variable Products Series Fund, Inc. (Class B)

Fidelity(R) Variable Insurance Products (Service Class 2)

Franklin Templeton Variable Insurance Products Trust (Class 2)

Goldman Sachs Variable Insurance Trust

PIMCO Variable Insurance Trust

Putnam Variable Trust (Class IB)

* Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 44 for information about Variable Sub-Account or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("Portfolios"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your Morgan Stanley Financial Advisor for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

We (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2008, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 88 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

IMPORTANT   The Securities and Exchange Commission has not approved or
  NOTICES   disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

            Investment in the Contracts involves investment risks, including possible loss of principal.

1 PROSPECTUS

Table of Contents

                                                                            Page
                                                                            ----
Overview
   Important Terms                                                             3
   Overview of Contracts                                                       5
   The Contracts at a Glance                                                   6
   How the Contracts Work                                                     11
   Expense Table                                                              12
   Financial Information                                                      16
Contract Features
   The Contracts                                                              16
   Purchases                                                                  19
   Contract Value                                                             20
   Investment Alternatives                                                    43
      The Variable Sub-Accounts                                               43
      The Fixed Account Options                                               49
      Transfers                                                               53
   Expenses                                                                   56
   Access to Your Money                                                       61
   Income Payments                                                            62
   Death Benefits                                                             71


                                                                            Page
                                                                            ----
Other Information
   More Information                                                           78
   Taxes                                                                      80
   Annual Reports and Other Documents                                         88
Statement of Additional Information Table of Contents                         89
Appendix A - Contract Comparison Chart                                        90
Appendix B - Market Value Adjustment                                          91
Appendix C - Example of Calculation of Income Protection Benefit              93
Appendix D - Withdrawal Adjustment Example-Income Benefits                    94
Appendix E - Withdrawal Adjustment Example-Death Benefits                     95
Appendix F - Calculation of Earnings Protection Death Benefit                 96
Appendix G - Withdrawal Adjustment Example - TrueReturn Accumulation
   Benefit                                                                    99
Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples       100
Appendix I - SureIncome Plus Withdrawal Benefit Option Calculation
   Examples                                                                  101
Appendix J - SureIncome for Life Withdrawal Benefit Option Calculation
   Examples                                                                  103
Appendix K - Accumulation Unit Values                                        107

2 PROSPECTUS

Important Terms

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            Page
                                                                            ----
AB Factor                                                                     21
Accumulation Benefit                                                          21
Accumulation Phase                                                            11
Accumulation Unit                                                             20
Accumulation Unit Value                                                       20
Allstate Life ("We")                                                          77
Annuitant                                                                     17
Automatic Additions Program                                                   19
Automatic Portfolio Rebalancing Program                                       54
Beneficiary                                                                   18
Benefit Base (for the TrueReturn Accumulation Benefit Option)                 21
Benefit Base (for the SureIncome Withdrawal Benefit Option)                   30
Benefit Base (for the SureIncome Plus Withdrawal Benefit Option)              33
Benefit Base (for the SureIncome For Life Withdrawal Benefit Option)          37
Benefit Payment (for the SureIncome Withdrawal Benefit Option)                29
Benefit Payment (for the SureIncome Plus Withdrawal Benefit Option)           32
Benefit Payment (for the SureIncome For Life Withdrawal Benefit Option)       36
Benefit Payment Remaining (for the SureIncome Withdrawal Benefit Option) 29 Benefit Payment Remaining (for the SureIncome Plus Withdrawal Benefit
   Option)                                                                    32
Benefit Payment Remaining (for the SureIncome For Life Withdrawal Benefit
   Option)                                                                    36
Benefit Year (for the SureIncome Withdrawal Benefit Option)                   28
Benefit Year (for the SureIncome Plus Withdrawal Benefit Option)              32
Benefit Year (for the SureIncome For Life Withdrawal Benefit Option)          35
Co-Annuitant                                                                  17
*Contract                                                                     78
Contract Anniversary                                                           7
Contract Owner ("You")                                                        16
Contract Value                                                                 7
Contract Year                                                                  7
Dollar Cost Averaging Program                                                 54
Due Proof of Death                                                            69
Earnings Protection Death Benefit Option                                      71
Enhanced Beneficiary Protection (Annual Increase) Option                      71

                                                                            Page
                                                                            ----
Excess of Earnings Withdrawal                                                 72
Fixed Account Options                                                         48
Free Withdrawal Amount                                                        58
Funds                                                                          1
Guarantee Option                                                              22
Guarantee Period Accounts                                                     49
Income Base                                                                    7
Income Plan                                                                   61
Income Protection Benefit Option                                              64
In-Force Earnings                                                             72
In-Force Premium                                                              72
Investment Alternatives                                                       42
IRA Contract                                                                   7
Issue Date                                                                    11
Market Value Adjustment                                                       50
Maximum Anniversary Value (MAV) Death Benefit Option                          70
Payout Phase                                                                  11
Payout Start Date                                                             61
Payout Withdrawal                                                             63
Portfolios                                                                    78
Qualified Contract                                                            16
Retirement Income Guarantee Options                                           57
Return of Premium ("ROP") Death Benefit                                       70
Rider Anniversary                                                             20
Rider Application Date                                                        17
Rider Date (for the TrueReturn Accumulation Benefit Option)                   20
Rider Date (for the SureIncome Withdrawal Benefit Option)                     28
Rider Date (for the SureIncome Plus Withdrawal Benefit Option)                32
Rider Date (for the SureIncome For Life Withdrawal Benefit Option)            36
Rider Fee (for the TrueReturn Accumulation Benefit Option)                     7
Rider Fee (for the SureIncome Withdrawal Benefit Option)                       7
Rider Fee (for the SureIncome Plus Withdrawal Benefit Option)                  7
Rider Fee (for the SureIncome For Life Withdrawal Benefit Option)              7
Rider Fee Percentage                                                           7
Rider Maturity Date                                                           20
Rider Period                                                                  20
Rider Trade-In Option (for the TrueReturn Accumulation Benefit Option)        27

3 PROSPECTUS

                                                                            Page
                                                                            ----
Rider Trade-In Option (for the SureIncome Withdrawal Benefit Option)          31
Right to Cancel                                                               19
SEC                                                                            1
Settlement Value                                                              70
Spousal Protection Benefit (Co-Annuitant) Option                              17
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual
   Retirement Accounts                                                        17
Standard Fixed Account Option                                                 49
SureIncome Covered Life                                                       35
SureIncome Option Fee                                                          7
SureIncome Plus Option                                                         7
SureIncome Plus Option Fee                                                     7
SureIncome Plus Withdrawal Benefit Option                                     32
SureIncome For Life Option                                                     7
SureIncome For Life Option Fee                                                 7
SureIncome For Life Withdrawal Benefit Option                                 35
SureIncome ROP Death Benefit                                                  38
SureIncome Withdrawal Benefit Option                                          28
Systematic Withdrawal Program                                                 61
Tax Qualified Contract                                                        83
Transfer Period Accounts                                                      40
Trial Examination Period                                                      19

                                                                            Page
                                                                            ----
TrueBalance(SM) Asset Allocation Program                                      46
TrueReturn(SM) Accumulation Benefit Option                                    20
Valuation Date                                                                19
Variable Account                                                              77
Variable Sub-Account                                                          42
Withdrawal Benefit Factor (for the SureIncome Withdrawal Benefit Option) 29 Withdrawal Benefit Factor (for the SureIncome Plus Withdrawal Benefit
   Option)                                                                    32
Withdrawal Benefit Factor (for the SureIncome for Life Withdrawal Benefit
   Option)                                                                    36
Withdrawal Benefit Payout Phase (for the SureIncome Withdrawal Benefit
   Option)                                                                    30
Withdrawal Benefit Payout Phase (for the SureIncome Plus Withdrawal
   Benefit Option)                                                            34
Withdrawal Benefit Payout Phase (for the SureIncome for Life Withdrawal
   Benefit Option)                                                            36
Withdrawal Benefit Payout Start Date (for the SureIncome Withdrawal
   Benefit Option)                                                            30
Withdrawal Benefit Payout Start Date (for the SureIncome Plus Withdrawal
   Benefit Option)                                                            34
Withdrawal Benefit Payout Start Date (for the SureIncome for Life
   Withdrawal Benefit Option)                                                 38
Withdrawal Benefit Option                                                     28
Withdrawal Benefit Option Fee                                                 57

* In certain states a Contract was available only as a group Contract. If you purchased a group Contract, we issued you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

4 PROSPECTUS

Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

..    The Allstate Variable Annuity Contract has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

..    The Allstate Variable Annuity - L Share Contract has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and 0.19% for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

5 PROSPECTUS

The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

Flexible Payments          We are no longer offering new contracts. You can add
                           to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000
                           ($50 for automatic payments). We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

Trial Examination Period   You may cancel your Contract within 20 days of
                           receipt or any longer period as your state may require ("Trial Examination Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. See "Trial
                           Examination Period" for details.

Expenses Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account. You also will bear the following expenses:

                           Allstate Variable Annuity Contracts

                           . Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           Allstate Variable Annuity - L Share Contracts

                           . Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           All Contracts

                           . Annual administrative expense charge of 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005 (0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the annual administrative expense charge applied to such Contracts is 0.19%; up to 0.35% for future Contracts).

                           . Annual contract maintenance charge of $30 (waived in certain cases).

                           .    If you select the Maximum Anniversary Value
                                (MAV) Death Benefit Option ("MAV Death Benefit Option") you will pay an additional mortality and expense risk charge of 0.20% (up to 0.30% for Options added in the future).

                           . If you select Enhanced Beneficiary Protection (Annual Increase) Option, you will pay an additional mortality and expense risk charge of 0.30%.

                           . If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later ("Rider Application Date").

6 PROSPECTUS

                           . If you select the TrueReturn(SM) Accumulation Benefit Option ("TrueReturn Option") you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option or any Withdrawal Benefit Option.

                           .    We discontinued offering the SureIncome
                                Withdrawal Benefit Option ("SureIncome Option") as of May 1, 2006, except in a limited number of states. If you elected the SureIncome Option prior to May 1, 2006, you would pay an additional annual fee ("SureIncome Option Fee") of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option") you would pay an additional annual fee ("SureIncome Plus Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option") you would pay an additional annual fee ("SureIncome For Life Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . We discontinued offering Retirement Income Guarantee Option 1 ("RIG 1") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee ("Rider Fee") of 0.40% of the Income Base in effect on a Contract Anniversary.

                           . We discontinued offering Retirement Income Guarantee Option 2 ("RIG 2") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55% of the Income Base in effect on a Contract Anniversary.

                           . If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

                           . If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts ("CSP") you would pay an additional annual fee ("Rider Fee") of 0.10%* (up to 0.15% for Options added in the future) of the Contract Value ("Contract Value") on each Contract Anniversary. These Options are only available for certain types of IRA Contracts, which are Contracts issued with an Individual Retirement Annuity or Account ("IRA") under Section 408 of the Internal Revenue Code. The CSP is only available for certain Custodial Individual Retirement Accounts established under
                                Section 408 of the Internal

7 PROSPECTUS

                                Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

                                *No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See page 13 for details.

                           . Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year ("Contract Year"), which we measure from the date we issue your Contract or a Contract Anniversary.

                           .    State premium tax (if your state imposes one)

                           .    Not all Options are available in all states

                           We may discontinue offering any of these Options at any time prior to the time you elect to receive it.

Investment Alternatives Each Contract offers several investment alternatives including:

                           . up to 3 Fixed Account Options that credit interest at rates we guarantee, and

                           .    47* Variable Sub-Accounts investing in
                                Portfolios offering professional money
                                management by these investment advisers:

                           .    Morgan Stanley Investment Advisors Inc.

                           .    Van Kampen**

                           .    Van Kampen Asset Management

                           .    Invesco A I M Advisors, Inc.

                           .    AllianceBernstein L.P.

                           .    Fidelity Management & Research Company

                           .    Franklin Advisers, Inc.

                           .    Franklin Mutual Advisers, LLC

                           .    Goldman Sachs Asset Management, L.P.

                           .    Pacific Investment Management Company LLC

                           .    Putnam Investment Management, LLC

                           .    Templeton Investment Counsel, LLC

                                *Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 45 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

                                ** Morgan Stanley Investment Management Inc., the investment adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                           Not all Fixed Account Options are available in all states or with all Contracts.

                           To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-457-7617.

8 PROSPECTUS

Special Services For your convenience, we offer these special services:

                           .    Automatic Portfolio Rebalancing Program

                           .    Automatic Additions Program

                           .    Dollar Cost Averaging Program

                           .    Systematic Withdrawal Program

                           .    TrueBalance(SM) Asset Allocation Program

Income Payments            You can choose fixed income payments, variable income
                           payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                           .    life income with guaranteed number of payments

                           . joint and survivor life income with guaranteed number of payments

                           . guaranteed number of payments for a specified period

                           .    life income with cash refund

                           .    joint life income with cash refund

                           .    life income with installment refund

                           .    joint life income with installment refund

                           Prior to May 1, 2004, Allstate Life also offered two Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                           In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits             If you, the Annuitant, or Co-Annuitant die before the
                           Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract.
                           In addition to the death benefit included in your Contract ("Return of Premium Death Benefit" or "ROP
                           Death Benefit"), the death benefit options we currently offer include:

                           .    MAV Death Benefit Option;

                           .    Enhanced Beneficiary Protection (Annual
                                Increase) Option; and

                           .    Earnings Protection Death Benefit Option

                           The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit, ("SureIncome ROP Death Benefit").

Transfers                  Before the Payout Start Date, you may transfer your
                           Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed
                           Account or Market Value Adjusted Account Options is
                           $100.

                           A charge may apply after the 12th transfer in each Contract Year.

9 PROSPECTUS

Withdrawals                You may withdraw some or all of your Contract Value
                           at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value
                           Adjustment may also apply.

                           If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value unless a Withdrawal Benefit Option is in effect under your Contract. Your Contract will terminate if you withdraw all of your Contract Value.

10 PROSPECTUS

How the Contracts Work

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "Contract Owner") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page 64. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]

Other income payment options are also available. See "Income Payments."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-457-7617 if you have any question about how the Contracts work.

11 PROSPECTUS

Expense Table

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Funds.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

                 Number of Complete Years Since We Received the
               Purchase Payment Being Withdrawn/Applicable Charge:

Contract:                              0     1     2     3     4     5     6     7     8+
-----------------------------------   ---   ---   ---   ---   ---   ---   ---   ---   ---
Allstate Variable Annuity              7%    7%    6%    5%    4%    3%    2%    0%    0%
Allstate Variable Annuity - L Share    7%    6%    5%    0%
All Contracts:
Annual Contract Maintenance Charge              $30**
Transfer Fee                          up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**   Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                Mortality and Expense    Administrative   Total Variable Account
Basic Contract (without any optional benefit)        Risk Charge        Expense Charge*        Annual Expense
---------------------------------------------   ---------------------   ---------------   ----------------------
Allstate Variable Annuity                               1.10%                0.19%                1.29%
Allstate Variable Annuity - L Share                     1.50%                0.19%                1.69%

* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option               0.20% (up to 0.30% for Options added
                                       in the future)
Enhanced Beneficiary Protection
   (Annual Increase) Option            0.30%
Earnings Protection Death Benefit      0.25% (up to 0.35% for Options added
   Option (issue age 0-70)             in the future)
Earnings Protection Death Benefit      0.40% (up to 0.50% for Options added
   Option (issue age 71-79)            in the future)

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings   Mortality and Expense    Administrative   Total Variable Account
Protection Death Benefit Option (issue age 71-79)                Risk Charge*       Expense Charge*       Annual Expense
----------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                            2.00%                0.19%                 2.19%
Allstate Variable Annuity - L Share                                  2.40%                0.19%                 2.59%

* As described above, the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

12 PROSPECTUS

TrueReturn(SM) Accumulation Benefit Option Fee*

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn(SM) Accumulation Benefit Option      0.50%*

* Up to 1.25% for TrueReturn Options added in the future. See "TrueReturn(SM) Accumulation Benefit Option" for details.

SureIncome Withdrawal Benefit Option Fee*

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option            0.50%**

* Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states.

** Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

SureIncome Plus Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Plus Withdrawal Benefit Option       0.65%*

* Up to 1.25% for SureIncome Plus Options added in the future. See "SureIncome Plus Withdrawal Benefit Option" for details.

SureIncome For Life Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome For Life Withdrawal Benefit Option   0.65%*

* Up to 1.25% for SureIncome For Life Options added in the future. See "SureIncome For Life Withdrawal Benefit Option" for details.

Retirement Income Guarantee Option Fee*

(annual rate as a percentage of Income Base on a Contract Anniversary)

RIG 1                                           0.40%
RIG 2                                           0.55%

* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

Spousal Protection Benefit (Co-Annuitant) Option Fee

(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option       0.10%*

* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee

(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option for
   Custodial Individual Retirement Accounts            0.10%*

* Applies to Contract owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

13 PROSPECTUS

Income Protection Benefit Option

(as a percentage of the average daily net Variable Account assets supporting the variable income payments to which the Option applies)

Income Protection Benefit Option                       0.50%*

* The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option," below, for details.

Portfolio Annual Expenses - Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                            ANNUAL PORTFOLIO EXPENSES

                                 Minimum Maximum

Total Annual Portfolio Operating Expenses/(1)/ (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses) 0.57% 1.93%

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2007 (except as otherwise noted).

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses (with a 0.19% annual administrative charge), and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated;

..    earned a 5% annual return on your investment;

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..    elected the MAV Death Benefit Option and the Enhanced Beneficiary
     Protection (Annual Increase) Option;

..    elected the Earnings Protection Death Benefit Option (assuming issue age
     71-79);

..    elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..    elected the SureIncome Plus Withdrawal Benefit Option.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                      Allstate Variable Annuity          Allstate Variable Annuity - L Share
                                -------------------------------------   -------------------------------------
                                1 Year   3 Years   5 Years   10 Years   1 Year   3 Years   5 Years   10 Years
                                ------   -------   -------   --------   ------   -------   -------   --------
Costs Based on Maximum Annual
Portfolio Expenses              $1,126    $2,023    $2,929    $5,401    $1,081    $1,714    $2,858    $5,716
Costs Based on Minimum Annual
Portfolio Expenses              $  986    $1,619    $2,279    $4,227    $  942    $1,314    $2,219    $4,589

14 PROSPECTUS

Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                      Allstate Variable Annuity          Allstate Variable Annuity - L Share
                                -------------------------------------   -------------------------------------
                                1 Year   3 Years   5 Years   10 Years   1 Year   3 Years   5 Years   10 Years
                                ------   -------   -------   --------   ------   -------   -------   --------
Costs Based on Maximum Annual
Portfolio Expenses               $531     $1,598    $2,674    $5,401     $571     $1,714    $2,858    $5,716
Costs Based on Minimum Annual
Portfolio Expenses               $391     $1,194    $2,024    $4,227     $432     $1,314    $2,219    $4,589

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The examples reflect the Free Withdrawal Amounts, if applicable, and the deduction of the annual contract maintenance charge of $30 each year. The above examples assume you have selected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option (assuming the oldest Contract Owner or Annuitant is age 71 or older, and all are age 79 or younger on the Rider Application Date), the Spousal Protection Benefit (Co-Annuitant) Option and the SureIncome Plus Withdrawal Benefit Option. If any or all of these features were not elected, the expense figures shown above would be slightly lower.

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Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.

No Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The Contracts

CONTRACT OWNER

Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan(s) you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or the Annuitant dies, and

..    any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 80. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on

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the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.

If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 80. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT

Spousal Protection Benefit (Co-Annuitant) Option

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

..    the individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA;

..    the Contract Owner must be age 90 or younger on the Rider Application Date;

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date;
     and

..    the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

..    the beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

..    the Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

..    the Co-Annuitant must be the legal spouse of the Annuitant and only one
     Co-Annuitant may be named;

..    the Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

..    the Annuitant must be age 90 or younger on the Rider Application Date; and

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date.

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Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial
Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.

BENEFICIARY

You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("Death Proceeds") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT

Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

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ASSIGNMENT

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

Purchases

MINIMUM PURCHASE PAYMENTS

You may make purchase payments at any time prior to the Payout Start Date. All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). Additional payments may be limited in some states. Please consult with your Morgan Stanley Financial Advisor for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your Morgan Stanley Financial Advisor for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Morgan Stanley VIS Money Market - Class Y Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account. On the next Valuation Date, 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.

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Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment.

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION

We offer the TrueReturn(SM) Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements

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that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

Accumulation Benefit.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Morgan Stanley VIS Money Market--Class Y Sub-Account. You may transfer the excess amount out of the Morgan Stanley VIS Money Market--Class Y Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.


               AB Factors
-----------------------------------------
  Rider Period      Guarantee   Guarantee
(number of years)    Option 1   Option 2
-----------------   ---------   ---------
       8              100.0%         NA
       9              112.5%         NA
      10              125.0%      100.0%
      11              137.5%      110.0%
      12              150.0%      120.0%
      13              162.5%      130.0%
      14              175.0%      140.0%
      15              187.5%      150.0%
      16              200.0%      160.0%
      17              212.5%      170.0%
      18              225.0%      180.0%
      19              237.5%      190.0%
      20              250.0%      200.0%


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

Guarantee Option:                        1
Rider Period:                           15
AB Factor:                           187.5%
Rider Date:                          1/2/04
Rider Maturity Date:                 1/2/19
Benefit Base on Rider Date:          $50,000
Benefit Base on rider Maturity Date: $50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit = Benefit Base on Rider Maturity
                       Date X AB Factor
                     = $50,000 X 187.5%
                     = $93,750

Example 2: Guarantee Option 2

Guarantee Option:                        2
Rider Period:                           15
AB Factor:                           150.0%
Rider Date:                          1/2/04
Rider Maturity Date:                 1/2/19
Benefit Base on Rider Date:          $50,000
Benefit Base on rider Maturity Date: $50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit = Benefit Base on Rider Maturity
                       Date X AB Factor
                     = $50,000 X 150.0%
                     = $75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

..    The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

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..    The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
     (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately prior to the withdrawal; and

(c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3)  to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalance(SM) Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn
Option:

                      Guarantee Option 1 Guarantee Option 2

*Model Portfolio Option 1 *Model Portfolio Option 2

*TrueBalance        *TrueBalance
Conservative Model  Conservative Model
Portfolio Option    Portfolio Option

*TrueBalance Moderately *TrueBalance Moderately Conservative Model Conservative Model Portfolio Option Portfolio Option *TrueBalance Moderate Model Portfolio Option *TrueBalance Moderately Aggressive Model Portfolio Option *TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period

22 PROSPECTUS

Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004.

The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category (1,3,4,5):

                            Model Portfolio Option 1

20% Category A 50% Category B 30% Category C 0% Category D

Category A

Morgan Stanley VIS Money Market - Class Y Sub-Account Fidelity VIP Money Market
- Service Class 2 Sub-Account

Category B

Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Fidelity VIP High Income - Service Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account PIMCO VIT Real Return - Advisor Shares Sub-Account PIMCO VIT Total Return - Advisor Shares Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/

Category C

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Strategist - Class Y Sub-Account Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account AIM V.I. Basic Value - Series II Sub-Account/(1)/ AIM V.I. Core Equity - Series II Sub-Account/(5)/ AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account Goldman Sachs VIT Structured U.S. Equity Sub-Account Goldman Sachs VIT Growth and Income Sub-Account Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/ Putnam VT Growth and Income - Class IB Sub-Account/(1)/ Putnam VT International Equity
- Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account/(3)/ Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/ UIF Equity and Income, Class II Sub-Account/(2)(7)/ UIF Global Franchise, Class II Sub-Account/(2)(7)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/ UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/ UIF International Growth Equity, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

Category D (Variable Sub-Accounts not available under Model Portfolio Option 1) Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/ AllianceBernstein VPS Large Cap Growth - Class B
Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/ UIF Small Company Growth, Class II Sub-Account/(2)(7)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

23 PROSPECTUS

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option
1. We will use the percentage allocations as of your most recent instructions.

1) Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income
     - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities
     - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*

4) Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

6) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

Model Portfolio Option 2

The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

Model Portfolio Option 2 (Rider Date prior to October 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category (1, 3, 4, 5):

         Model Portfolio Option 2 (Rider Date Prior to October 1, 2004)

10% Category A 20% Category B 50% Category C 20% Category D

Category A

Morgan Stanley VIS Money Market - Class Y Sub-Account Fidelity VIP Money Market
- Service Class 2 Sub-Account

Category B

Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Fidelity VIP High Income - Service Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

24 PROSPECTUS

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account PIMCO VIT Real Return - Advisor Shares Sub-Account PIMCO VIT Total Return - Advisor Shares Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/ UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/

Category C

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account Morgan Stanley VIS Strategist - Class Y Sub-Account Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AIM V.I. Basic Value - Series II Sub-Account/(1)/ AIM V.I. Core Equity - Series II Sub-Account/(5)/ AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account Goldman Sachs VIT Structured U.S. Equity Sub-Account Goldman Sachs VIT Growth and Income Sub-Account Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/ Putnam VT Growth and Income - Class IB Sub-Account/(1)/ Putnam VT New Value - Class IB Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

UIF Equity and Income, Class II Sub-Account/(2)(7)/ UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/ UIF International Growth Equity, Class II Sub-Account/(2)(7)/

Van Kampen LIT Comstock, Class II Sub-Account Van Kampen LIT Growth and Income, Class II Sub-Account

Category D

Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/ AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/ AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account/(3)/ Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/ UIF Capital Growth, Class II Sub-Account/(2)(7)/ UIF Global Franchise, Class II Sub-Account/(2)(7)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/ UIF Small Company Growth, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

1) Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income -Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities
     - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*

4) Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

6) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions,

25 PROSPECTUS
portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

Model Portfolio Option 2 (Rider Date on or after October 1, 2004)

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)(1, 3, 4, 5):

        Model Portfolio Option 2 (Rider Date on or after October 1, 2004)
                                    Available

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Morgan Stanley VIS Money Market - Class Y Sub-Account Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account Morgan Stanley VIS Strategist - Class Y Sub-Account Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AIM V.I. Basic Value - Series II Sub-Account/(1)/ AIM V.I. Core Equity - Series II Sub-Account/(5)/ AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP High Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account Fidelity VIP Money Market - Service Class 2 Sub-Account FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/ FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account Goldman Sachs VIT Structured U.S. Equity Sub-Account Goldman Sachs VIT Growth and Income Sub-Account Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/

        Model Portfolio Option 2 (Rider Date on or after October 1, 2004)

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account PIMCO VIT Real Return - Advisor Shares Sub-Account PIMCO VIT Total Return - Advisor Shares Sub-Account Putnam VT Growth and Income - Class IB Sub-Account/(1)/ Putnam VT International Equity - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/ UIF Equity and Income, Class II Sub-Account/(2)(7)/ UIF Global Franchise, Class II Sub-Account/(2)(7)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/ UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/ UIF International Growth Equity, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

                                    Excluded

Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/ AllianceBernstein VPS Large Cap Growth - Class B
Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/ UIF Small Company Growth, Class II Sub-Account/(2)(7)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

1) Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income
     - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities
     - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments and is not available with this TrueReturn Option.*

4) Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account),

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     such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

6) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

TrueBalance(SM) Model Portfolio Options.

If you choose one of the TrueBalance(SM) Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance(SM) Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance(SM) Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described on page 77 of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th

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anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

..    the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

..    the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..    the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..    the Model Portfolio Options will be determined by the Model Portfolio
     Options offered with the Guarantee Options available with the New Option;

..    any waiting period for canceling the New Option will start again on the new
     Rider Date;

..    any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..    the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the SureIncome Plus or SureIncome For Life Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Plus Option or a new SureIncome For Life Option, provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the new Withdrawal
     Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

..    on the Rider Maturity Date;

..    on the Payout Start Date;

..    on the date your Contract is terminated;

..    on the date the Option is cancelled;

..    on the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    on the date the Option is replaced with a New Option under the Rider
     Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

WITHDRAWAL BENEFIT OPTIONS

"Withdrawal Benefit Options" is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. "Withdrawal Benefit Option" is used to refer to any one of the Withdrawal Benefit Options.

SUREINCOME WITHDRAWAL BENEFIT OPTION

Effective May 1, 2006, we ceased offering the SureIncome Withdrawal Benefit Option ("SureIncome

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Option"), except in a limited number of states where we intend to discontinue offering the Option as soon as possible. In the states where we continue to offer the SureIncome Option, it is available for an additional fee.

The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

In those states where currently offered, the SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

In those states where the SureIncome Option is currently available, we may discontinue offering, at any time without prior notice, the Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider

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trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment

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divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code

Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). In most states, we currently offer the SureIncome Plus Withdrawal Benefit Option as the New SureIncome Option under the Rider Trade-In Option. We may also offer other Options ("New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..    The New SureIncome Option or any New Option will be made a part of your
     Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New SureIncome
     Option or the New Option must be met as of the date any such Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age
     85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or

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equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your Morgan Stanley Financial Advisor before trading in your SureIncome Option.

Death of Owner or Annuitant

If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

The SureIncome Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Option is cancelled;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Option is replaced with a New Option under the
     Rider Trade-In Option.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.

The SureIncome Plus Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase". Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This death benefit option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 73.

For purposes of the SureIncome Plus Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Plus Option is available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the "Rider Application Date"), (the maximum age may depend on your state), up to age 85 or younger if selected by utilizing the Rider Trade-in Option. (See Rider Trade-In Option, above, under TrueReturn Accumulation Benefit Option and SureIncome Withdrawal Benefit Option.) The SureIncome Plus Option may not be added to a Contract

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categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code
Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.

We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Plus Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This

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modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment

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under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.

Refer to the Death Benefits section page 73 for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome Plus Option

The SureIncome Plus Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION

We offer the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life

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Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.

The SureIncome For Life Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" as long as the SureIncome Covered Life is alive, subject to certain restrictions. The "SureIncome Covered Life" is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase" as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This Option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 73.

For purposes of the SureIncome For Life Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time:

a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.

We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.

We currently offer the following Withdrawal Benefit Factors:

    Attained Age of
SureIncome Covered Life   Withdrawal Benefit Factor
---------------------------------------------------
        50 - 59                       4%
        60 - 69                       5%
          70+                         6%

The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.

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Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.

After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.

After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.

After the first withdrawal, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

..    If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Benefit Base immediately after the withdrawal multiplied by the
     Withdrawal Benefit Factor.

If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

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..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the

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SureIncome Covered Life's death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.

Refer to the Death Benefits section page 70 for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome For Life Option

The SureIncome For Life Option will terminate on the earliest of the following to occur:

..    The Benefit Payment is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

..    On the date the SureIncome For Life Option is cancelled as detailed under
     Death of Owner or Annuitant section above;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.

INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS) If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

39 PROSPECTUS

When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

(1)  to a Model Portfolio Option available as described below;

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest to an available Model Portfolio Option; or

(3)  to a combination of (1) and (2) above.

With respect to (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance(SM) Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

                            *Model Portfolio Option 1

*TrueBalance Conservative Model Portfolio Option *TrueBalance Moderately Conservative Model Portfolio Option *TrueBalance Moderate Model Portfolio Option *TrueBalance Moderately Aggressive Model Portfolio Option *TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available," and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1, 3, 4, 5):

                                    Available

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Morgan Stanley VIS Money Market - Class Y Sub-Account Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account Morgan Stanley VIS Strategist - Class Y Sub-Account Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AIM V.I. Basic Value - Series II Sub-Account/(1)/ AIM V.I. Core Equity - Series II Sub-Account/(5)/ AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account

40 PROSPECTUS

Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP High Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account Fidelity VIP Money Market - Service Class 2 Sub-Account FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/ FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account Goldman Sachs VIT Structured U.S. Equity Sub-Account Goldman Sachs VIT Growth and Income Sub-Account Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account PIMCO VIT Real Return - Advisor Shares Sub-Account PIMCO VIT Total Return - Advisor Shares Sub-Account Putnam VT Growth and Income - Class IB Sub-Account/(1)/ Putnam VT International Equity - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/ UIF Equity and Income, Class II Sub-Account/(2)(7)/ UIF Global Franchise, Class II Sub-Account/(2)(7)/ UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/ UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/ UIF International Growth Equity, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

                                    Excluded

Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/ AllianceBernstein VPS Large Cap Growth - Class B
Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/ UIF Small Company Growth, Class II Sub-Account/(2)(7)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

1) Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income
     - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities
     - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments and is not available with any Withdrawal Benefit Option.*

4) Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

6) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add any Withdrawal Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with a Withdrawal Benefit Option prior to adding it to your Contract.

TrueBalance(SM) Model Portfolio Options.

If you choose one of the TrueBalance(SM) Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance(SM) Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a

41 PROSPECTUS

TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance(SM) Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

42 PROSPECTUS

Investment Alternatives: The Variable Sub-Accounts

You may allocate your purchase payments to up to 47* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.

You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.

* Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 48 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

Portfolio:                                Each Portfolio Seeks:                                  Investment Advisor:
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Investment
 Series
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity      Long-term capital growth
 Portfolio - Class Y
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Capital                Growth of capital through investments in common
 Opportunities Portfolio - Class Y/(7)/    stocks believed by the Investment Adviser to have
                                           potential for superior growth. As a secondary
                                           objective, income but only when consistent with its
                                           primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth        Reasonable current income and long term growth of
 Portfolio - Class Y                       income and capital.

-------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity        To maximize the capital appreciation of its
 Portfolio - Class Y/(1)/                  investments                                           Morgan Stanley Investment
------------------------------------------------------------------------------------------------- Advisors Inc.
Morgan Stanley VIS Global Advantage       Long-term capital growth
 Portfolio - Class Y/(2)/

-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend        Reasonable current income and long-term growth of
 Growth Portfolio - Class Y               income and capital.

-------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio   High level of current income by investing in a
  - Class Y/(2)/                           diversified portfolio consisting principally of fixed-
                                           income securities, which may include both non-
                                           convertible and convertible debt securities and
                                           preferred stocks. As a secondary objective, capital
                                           appreciation, but only when consistent with its
                                           primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder         Reasonable income and, as a secondary objective,
 Portfolio - Class Y/(2)/                  growth of capital
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus            High level of current income by investing primarily
 Portfolio - Class Y                       in U.S. government securities and other fixed-
                                           income securities. As a secondary objective, capital
                                           appreciation but only when consistent with its
                                           primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration       High level of current income consistent with
 Portfolio - Class Y/(1)/                  preservation of capital
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market           High current income, preservation of capital, and
 Portfolio - Class Y                       liquidity
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index          Investment results that, before expenses, correspond
 Portfolio - Class Y                       to the total return (i.e., combination of capital
                                           changes and income) of the Standard and Poor's
                                           500 Composite Stock Price Index
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio   High total investment return
 - Class Y
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio    Capital appreciation and current income
 - Class Y/(2)/
-------------------------------------------------------------------------------------------------

43 PROSPECTUS

Portfolio:                                Each Portfolio Seeks:                                  Investment Advisor:
---------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------------
UIF Capital Growth Portfolio, Class       Long-term capital appreciation by investing primarily
 II/(8)/                                   in growth-oriented equity securities of large
                                           capitalization companies.
-------------------------------------------------------------------------------------------------
UIF Emerging Markets Debt Portfolio,      High total return by investing primarily in fixed
 Class II/(2)(8)/                          income securities of government and government-
                                           related issuers and, to a lesser
                                           extent, of corporate issuers in
                                           emerging market countries.
-------------------------------------------------------------------------------------------------
UIF Emerging Markets Equity Portfolio,    Long-term capital appreciation by investing primarily
 Class II/(8)/                             Van Kampen/(3)/ in growth-oriented equity securities
                                           of issuers in emerging market countries.
-------------------------------------------------------------------------------------------------
UIF Equity and Income Portfolio, Class    Capital appreciation and current income.
 II/(8)/
-------------------------------------------------------------------------------------------------
UIF Global Franchise Portfolio,           Long-term capital appreciation.
 Class II/(8)/
-------------------------------------------------------------------------------------------------
UIF International Growth Equity           Long-term capital appreciation, with a secondary
 Portfolio, Class II/(8)/                  objective of income
------------------------------------------------------------------------------------------------
UIF Mid Cap Growth Portfolio,             Long-term capital growth by investing primarily in
 Class II/(8)/                             common stocks and other equity securities.
-------------------------------------------------------------------------------------------------
UIF Small Company Growth Portfolio,       Long-term capital appreciation by investing primarily
 Class II/(8)/                             in growth-oriented equity securities of small
                                           companies.
-------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class   Above-average total return over a market cycle of
 II/(8)/                                   three to five years by investing in common stocks
                                           and other equity securities.
-------------------------------------------------------------------------------------------------
UIF U.S. Real Estate Portfolio, Class     Above average current income and long-term capital
 II/(8)/                                   appreciation by investing primarily in equity
                                           securities of companies in the U.S. real estate
                                           industry, including real estate investment trusts.
-------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Capital Growth             Capital appreciation.
 Portfolio, Class II/(7)/
-------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,        Capital growth and income through investments in          Van Kampen Asset
 Class II                                  equity securities, including common stocks,               Management
                                           preferred stocks and securities convertible into
                                           common and preferred stocks.
-------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income          Long-term growth of capital and income.
 Portfolio, Class II
-------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth             Capital growth
 Portfolio, Class II/(7)/
-------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
---------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series        Long-term growth of capital
 II/(2)/
-------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund -      Growth of capital                                       Invesco A I M Advisors, Inc./(4)/
 Series II/(2)/
-------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series        Growth of capital
 II/(5)/
-------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund -       Long-term growth of capital
 Series II/(2)/
-------------------------------------------------------------------------------------------------

44 PROSPECTUS

Portfolio:                                 Each Portfolio Seeks:                                     Investment Advisor:
----------------------------------------------------------------------------------------------------------------------------------
AllianceBernstein Variable Products Series Fund, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income    Long-term growth of capital
 Portfolio - Class B/(2)/
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio     Long-term growth of capital
 - Class B
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS International        Long-term growth of capital                                AllianceBernstein L.P.
 Value Portfolio - Class B
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth     Long-term growth of capital
 Portfolio - Class B/(2)/
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap        Long-term growth of capital
 Value Portfolio - Class B
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income       Current income and long-term growth of capital
 Portfolio - Class B
---------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio -    Long-term growth of capital
 Class B
---------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products
----------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -     Long-term capital appreciation
 Service Class 2
---------------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio     High total return through a combination of current
 - Service Class 2                          income and capital appreciation                           Fidelity Management &
---------------------------------------------------------------------------------------------------    Research Company
Fidelity VIP High Income Portfolio -       High level of current income, while also considering
 Service Class 2                            growth of capital
---------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio -           Long-term growth of capital
 Service Class 2
---------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -      As high a level of current income as is consistent with
 Service Class 2                            preservation of capital and daily liquidity.
---------------------------------------------------------------------------------------------------
Franklin Templeton Variable Insurance Products Trust
----------------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth             Capital appreciation
 Securities Fund - Class 2
---------------------------------------------------------------------------------------------------   Franklin Advisers, Inc.
FTVIP Franklin High Income Securities      High level of current income with capital
 Fund - Class 2/(2)/                        appreciation as a secondary goal
---------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund -    To maximize income while maintaining prospects for
 Class 2                                    capital appreciation.
---------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund     Capital appreciation
 - Class 2                                                                                            Franklin Mutual Advisers,
---------------------------------------------------------------------------------------------------    LLC
FTVIP Mutual Shares Securities Fund -      Capital appreciation with income as a secondary goal
 Class 2
---------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund    Long-term capital growth.                                  Templeton Investment
 - Class 2                                                                                             Counsel, LLC
----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust
----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund   Long-term growth of capital and growth of income
---------------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value            Long-term capital appreciation
 Fund/(1)/                                                                                            Goldman Sachs Asset
---------------------------------------------------------------------------------------------------    Management, L.P.
Goldman Sachs VIT Structured Small Cap     Long-term growth of capital
 Equity Fund
---------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S.          Long-term growth of capital and dividend income
 Equity Fund
---------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
----------------------------------------------------------------------------------------------------------------------------------

45 PROSPECTUS

Portfolio:                                 Each Portfolio Seeks:                                      Investment Advisor:
----------------------------------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn(TM)          Maximum total return, investing for both current
 Strategy Portfolio - Advisor Shares        income and capital appreciation, consistent with
                                            prudent investment management
---------------------------------------------------------------------------------------------------   Pacific Investment
PIMCO VIT Emerging Markets Bond            Maximum total return, investing for current income,         Management Company LLC
 Portfolio - Advisor Shares                 consistent with preservation of capital and prudent
                                            investment management
---------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio -          Maximum total return, investing for both current
 Advisor Shares                             income and capital appreciation, consistent with
                                            preservation of real capital and prudent investment
                                            management
---------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio -         Maximum total return, investing for both current
 Advisor Shares                             income and capital appreciation, consistent with
                                            preservation of capital and prudent investment
                                            management
---------------------------------------------------------------------------------------------------
Putnam Variable Trust
----------------------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of        To provide a balanced investment composed of a well
 Boston - Class IB                          diversified portfolio of value stocks and bonds,
                                            which produce both capital growth and current
                                            income.
---------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -         Capital growth and current income.                         Putnam Investment
 Class IB/(2)/                                                                                         Management, LLC
---------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund -      Capital appreciation.
 Class IB
---------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB/(6)/   Long-term growth of capital and any increased
                                            income that results from this growth.

---------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB        Long-term capital appreciation.
---------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB          Capital appreciation.
---------------------------------------------------------------------------------------------------

(1) Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Sub-Account, Morgan Stanley VIS European Equity - Class Y Sub-Account and Morgan Stanley VIS Limited Duration - Class Y Sub-Account are no longer available for new investments. If you are currently invested in theseVariable Sub-Accounts you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) The investment objective(s) of each sub-account may be changed by the Board of Directors without shareholder approval.

(5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

7) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

8) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name

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to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real
Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.

TRUEBALANCE(SM) ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program ("TrueBalance program") is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.

Allstate Life does not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Allstate Life retained an independent investment management firm ("investment management firm") to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life's Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a "fiduciary" or as an "investment manager," as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners' purposes.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts.

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In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocation for the model portfolio you selected.

Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may only select one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your Morgan Stanley Financial Advisor before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Option, on the Rider Maturity Date, the Contract Value may be increased due to the Option. Any increase will be allocated to the Morgan Stanley VIS Money Market-Class Y Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected without the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected without the TrueReturn or a Withdrawal Benefit Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the Contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model

48 PROSPECTUS

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portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your Morgan Stanley Financial Advisor before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your Morgan Stanley Financial Advisor.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 56.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Morgan Stanley VIS Money Market - Class Y Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Morgan Stanley VIS Money Market - Class Y Sub-Account in

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this manner may not be consistent with the theory of dollar cost averaging described on page 56.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option may not be available in your state. Please check with your Morgan Stanley Financial Advisor for availability.

STANDARD FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "Guarantee Period Account" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Standard Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Variable Annuity Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Variable Annuity - L Share Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-Day Window"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Standard Fixed Guarantee Period
     Account. Withdrawal charges and taxes may apply.

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Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

..    you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

..    you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the Allstate Variable Annuity - L Share Contract.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Market Value Adjusted Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("Treasury Rate") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate

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for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the
time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed

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Guarantee Period Account, and will be subject to all restrictions of the Market
Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn(SM) Accumulation Benefit Option" and "Withdrawal Benefit Options" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

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MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or

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minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Morgan Stanley VIS Income Plus - Class Y Sub-Account and 60% to be in the Van Kampen LIT Mid Cap Growth, Class II Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Morgan Stanley VIS Income Plus - Class Y Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Morgan Stanley VIS Income Plus - Class Y Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Van Kampen LIT Mid Cap Growth, Class II Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

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Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Morgan Stanley VIS Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

..    for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

..    for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE

For Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. For Contracts issued on or after January 1, 2005 and prior to October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.30% of the average daily net assets you have invested in the Variable Sub-Accounts. Effective October 17, 2005 and thereafter, the administrative expense charge we deduct for such Contracts is at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Allstate Variable Annuity             1.10%
Allstate Variable Annuity - L Share   1.50%

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

..    MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

..    0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

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..    0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

..    Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn(SM) Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract

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Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.

RETIREMENT INCOME GUARANTEE OPTION FEE

We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.

WITHDRAWAL BENEFIT OPTION FEE

Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states. We charge separate annual Rider Fees for each of the SureIncome Option (the "SureIncome Option Fee"), the SureIncome Plus Option (the "SureIncome Plus Option Fee"), and the SureIncome For Life Option (the "SureIncome For Life Option Fee"). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the "Withdrawal Benefit Option Fees". "Withdrawal Benefit Option Fee" is used to refer to any one of the Withdrawal Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.

We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.

For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments and

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decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.

If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.

TRANSFER FEE

We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 12. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 53 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT

You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)   Purchase payments that no longer are subject to withdrawal charges;

2)   Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)   Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

..    The Free Withdrawal Amount described above; or

..    Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

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For purposes of assessing the withdrawal charge for a Charitable Remainder
Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)   Earnings not previously withdrawn;

2)   Purchase payments that are no longer subject to withdrawal charges;

3)   Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

All Contracts

We do not apply a withdrawal charge in the following situations:

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"Due Proof " includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"Due Proof " includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S. "Due Proof " includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

60 PROSPECTUS

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The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see pages 12-14. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution, or other services we provide to the Portfolios.

Access to Your Money

WITHDRAWALS

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 64.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 49.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

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POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.   An emergency exists as defined by the SEC, or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your Morgan Stanley Financial Advisor or call us at 1-800-457-7617 for more information.

Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

..    the Annuitant's 99th birthday, or

..    the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

..    fixed income payments;

62 PROSPECTUS

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..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 - Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of
1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 - Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600.

We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

Income Plan 4 - Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 - Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 - Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 - Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

63 PROSPECTUS

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The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

..    You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

..    You may request to change the frequency of your payments.

We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

64 PROSPECTUS

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Payout Withdrawals will be subject to a Payout Withdrawal Charge for each
Contract as follows:

             Number of Complete Years Since We Received the Purchase
                   Payment Being Withdrawn/Applicable Charge:

Contract:                              0     1     2     3     4     5     6     7     8+
-----------------------------------   ---   ---   ---   ---   ---   ---   ---   ---   ---
Allstate Variable Annuity              7%    7%    6%    5%    4%    3%    2%    0%    0%
Allstate Variable Annuity - L Share    7%    6%    5%    0%

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of

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the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION

We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

..    The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

..    You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

..    You may apply the Income Protection Benefit Option to more than one Income
     Plan.

..    The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

..    You may only add the Income Protection Benefit Option on the Payout Start
     Date and, once added, the option cannot be cancelled.

..    You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

..    You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of
1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("Income Protection Diversification Requirement"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:

Unrestricted Variable Sub-Accounts. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently,

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we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

Morgan Stanley VIS Income Plus - Class Y Sub-Account Morgan Stanley VIS Limited Duration - Class Y Sub-Account (4) Morgan Stanley VIS Money Market - Class Y Sub-Account Fidelity VIP Money Market - Service Class 2 Sub-Account PIMCO VIT Real Return - Advisor Shares Sub-Account PIMCO VIT Total Return - Advisor Shares Sub-Account

Restricted Variable Sub-Accounts. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account Morgan Stanley VIS Strategist - Class Y Sub-Account Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AIM V.I. Basic Value - Series II Sub-Account/(1)/ AIM V.I. Core Equity - Series II Sub-Account/(5)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/ AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP High Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/ FTVIP Franklin Income Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Mutual Shares Securities
- Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account Goldman Sachs VIT Structured U.S. Equity Sub-Account Goldman Sachs VIT Growth and Income Sub-Account

Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/ PIMCO VIT
CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Growth and Income
- Class IB Sub-Account/(1)/ Putnam VT International Equity - Class IB Sub-Account Putnam VT Investors - Class IB Sub-Account/(3)/ Putnam VT New Value
- Class IB Sub-Account Putnam VT Voyager - Class IB Sub-Account

UIF Capital Growth, Class II Sub-Account/(2)(7)/ UIF Equity and Income, Class II Sub-Account/(2)(7)/ UIF Global Franchise, Class II Sub-Account/(2)(7)/ UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/ UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/ UIF International Growth Equity, Class II
Sub-Account/(2)(7)/

Van Kampen LIT Comstock, Class II Sub-Account Van Kampen LIT Growth and Income, Class II Sub-Account

Excluded Variable Sub-Accounts. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/ AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account

UIF Small Company Growth, Class II Sub-Account/(2)(7)/ UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/ UIF Mid Cap Growth, Class II
Sub-Account/(2)(7)/ UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/ Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

1) Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income
     - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities
     - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*

4) Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5) Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

6) Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio
     - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio;

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the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S.
Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If you choose to add the Income Protection Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding it to your Contract.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..    adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..    deducting any applicable taxes; and

..    applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS

Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to May 1, 2004.

We refer to the issue date of the option as the "Rider Date." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a

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condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

For each option, an "Income Base" is calculated, which is used only for the purpose of calculating the "Guaranteed Retirement Income Benefit" and the appropriate "Rider Fee," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

..    The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

..    The Payout Start Date must occur during the 30-day period following a
     Contract Anniversary.

..    The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

..    You must select Fixed Amount Income Payments only.

..    You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

..    120 months, if the youngest Annuitant is age 80 or younger as of the Payout
     Start Date; or

..    60 months, if the youngest Annuitant is older than age 80 as of the Payout
     Start Date.

The "Guaranteed Retirement Income Benefit" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

..    The Guaranteed Retirement Income Benefit; or

..    For fixed income payments, the Contract Value, adjusted by any applicable
     Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    The date the Contract is terminated;

..    If the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

..    The Payout Start Date; or

..    You elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.

Calculation of Income Base.

On the Rider Date, the "RIG 1 Income Base" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG

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1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1
Withdrawal Adjustment" is defined below.

The RIG 1 Income Base will not exceed a Cap equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

..    RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 Withdrawal Adjustment. Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

..    In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

..    In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 Income Base" is defined as the greater of "Income Base A" or "Income Base B."

"Income Base A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "Income Base B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

..    Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

..    On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

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Death Benefits

DEATH PROCEEDS

Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "Complete Request for Settlement," a claim for distribution of the Death Proceeds must include "Due Proof of Death" in any of the following forms of documentation:

..    A certified copy of the death certificate;

..    A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

..    Any other proof acceptable to us.

"Death Proceeds" are determined based on when we receive a Complete Request for
Settlement:

..    If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "Death Benefit."

..    If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.

DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

..    MAV Death Benefit Option

..    Enhanced Beneficiary Protection (Annual Increase) Option

..    Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit.")

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "Death Benefit" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

..    The Contract Value;

..    The Settlement Value;

..    The ROP Death Benefit;

..    The MAV Death Benefit Option (if selected);

..    The Enhanced Beneficiary Protection (Annual Increase) Option (if selected);
     or

..    The SureIncome ROP Death Benefit.*

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.

The "ROP Death Benefit" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The "MAV Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but

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it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds," above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

..    Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

..    On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74 below, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

..    The date we next determine the Death Proceeds.

Enhanced Beneficiary Protection (Annual Increase) Option.

The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the earlier of:

(a) the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

(b)  the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

..    Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any

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subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals); or

..    The date we next determine the Death Proceeds.

Earnings Protection Death Benefit Option.

The "Earnings Protection Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

..    0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

..    0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..    100% of "In-Force Premium" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    40% of "In-Force Earnings" calculated as of the date we determine the Death
     Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..    50% of "In-Force Premium" (excluding purchase payments made after the Rider
     Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    25% of "In-Force Earnings" calculated as of the date we determine the Death
     Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "Excess-of-Earnings Withdrawals" made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

..    The Rider Date will be changed to the date we determine the Death Proceeds;

..    The In-Force Premium is equal to the Contract Value as of the new Rider
     Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

..    The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

..    The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

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ALL OPTIONS.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    the date the Contract is terminated;

..    if, upon the death of the Contract Owner, the Contract is continued under
     Option D as described in the Death of Owner section on page 74, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

..    if the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

..    on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

..    on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

..    the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "New Contract Owners". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

..    Over the life of the New Contract Owner; or

..    For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

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..    Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "Annual Required Distribution" calculated for each calendar year. The first such withdrawal must occur within:

..    One year of the date of death;

..    The same calendar year as the date we receive the first Complete Request for Settlement; and

..    One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

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Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

..    The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

..    The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.

Category 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:

Option A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.

Option C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

Option D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

..    The individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA.

..    The Contract Owner's spouse must be the sole Primary Beneficiary of the
     Contract and will be the named Co-Annuitant.

..    The Contract Owner must be age 90 or younger on the Rider Application Date;
     and the Co-Annuitant must be age 79 or younger on the Rider Application
     Date.

..    On or after May 1, 2005, the Option may be added only when we issue the
     Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual

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Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

..    upon the death of the Co-Annuitant (as of the date we determine the Death
     Proceeds);

..    upon the death of the Contract Owner (as of the date we determine the Death
     Proceeds);

..    on the date the Contract is terminated;

..    on the Payout Start Date; or

..    on the date you change the beneficiary of the Contract and the change is accepted by us;

..    for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

..    for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

..    The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..    Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

..    The beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

..    The Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    The Co-Annuitant must be the legal spouse of the Annuitant. Only one
     Co-Annuitant may be named.

..    The Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

..    The Annuitant must be age 90 or younger on the CSP Application Date.

..    The Co-Annuitant must be age 79 or younger on the CSP Application Date.

..    On or after May 1, 2005, the CSP may be added only when we issue the
     Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

..    We have made no payments under any Income Plan.

..    There is an annual Rider Fee of 0.10% of the Contract Value for new Options
     added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

..    The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

..    The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

..    The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of

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0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

..    On the date CSP is terminated as described above; or

..    Upon the death of the Annuitant; or

..    Upon the death of the Co-Annuitant; or

..    On the date the Contract is terminated; or

..    On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

Death of Co-Annuitant. This section applies if:

..    The CSP Conditions are met.

..    The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    We have received proof satisfactory to us that the Co-Annuitant has died.

..    The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

..    the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

..    The Co-Annuitant was the legal spouse of the Annuitant on the date of
     Annuitant's death.

..    The Owner does not thereafter name a new Co-Annuitant; and

..    The Owner of the Custodial traditional IRA, Custodial Roth IRA, or
     Custodial Simplified Employee Pension IRA remains the Custodian; and

..    The Contract may only be continued once.

More Information

ALLSTATE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment

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trust. The SEC does not supervise the management of the Variable Account or
Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

Distribution. The Contracts are distributed exclusively by their principal underwriter, Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co."). Morgan Stanley & Co., a wholly owned subsidiary of Morgan Stanley, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the New York Stock Exchange and FINRA. Contracts are sold through the registered representatives of Morgan Stanley & Co. Inc. These registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts.

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We will pay commissions to Morgan Stanley & Co. for selling the Contracts. We may pay to Morgan Stanley & Co. up to a maximum sales commission of 6.0% of purchase payments. In addition, we may pay ongoing annual compensation of up to 1.40% of Contract value. To compensate Morgan Stanley for the costs of distribution, insurance licensing, due diligence and other home office services, we pay Morgan Stanley an additional percentage of purchase payments not exceeding 0.80% and a percentage of Contract Value not exceeding 0.20%. Commissions and annual compensation, when combined, could exceed 8.5% of total premium payments. Individual representatives receive a portion of compensation paid to Morgan Stanley & Co. in accordance with Morgan Stanley & Co.'s practices.

We also make additional payments to Morgan Stanley & Co. for promotional marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts. For more information on the exact compensation arrangement associated with this Contract, please consult your registered representative.

In addition, Morgan Stanley & Co. may pay annually to its representatives, from its profits, a persistency bonus that will take into account, among other things, the length of time purchase payments have been held under the Contract and Contract Value.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we entered into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

Taxes

The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains

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will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make

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no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

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You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

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..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so

84 PROSPECTUS
characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs)

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..    from an IRA or attributable to elective deferrals under a 401(k) plan,
     403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

85 PROSPECTUS

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Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

86 PROSPECTUS

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3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

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State and Local Government and Tax-Exempt Organization Deferred Compensation
Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

Annual Reports and Other Documents

Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.

88 PROSPECTUS

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Statement of Additional Information
Table of Contents

Additions, Deletions, or Substitutions of Investments              2
The Contracts                                                      2
   Purchase of Contracts                                           2
   Tax-Free Exchange (1035 Exchanges, Rollovers and Transfers)     3
Calculation of Accumulation Unit Values                            3
   Net Investment Factor                                           3
Calculation of Variable Income Payments                            4
Calculation of Annuity Unit Values                                 5
General Matters                                                    5
  Incontestability                                                 5
  Settlements                                                      5
  Safekeeping of the Variable Account's Assets                     5
     Premium Taxes                                                 6
     Tax Reserves                                                  6
Experts                                                            6
Financial Statements                                               6
Appendix A - Accumulation Unit Values                            A-1

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

89 PROSPECTUS

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Appendix A
Contract Comparison Chart

                     Allstate Variable     Allstate Variable
Feature                  Annuity           Annuity - L Share
-------------------------------------------------------------
DCA Fixed Account      3 to 6 month          3 to 6 month
Option               transfer periods       transfer periods
                       7 to 12 month         7 to 12 month
                     transfer periods       transfer periods

Standard Fixed       1-, 3-*, 5-*, and
Account Option      7-* year guarantee
                          periods                N/A

MVA Fixed Account   3-, 5-, 7-, and 10-   3-, 5-, 7-, and 10-
Option**              year guarantee        year guarantee
                          periods              periods

Mortality and              1.10%                1.50%
Expense
Risk Charge
(Base Contract)

Withdrawal Charge   7/ 7/ 6/ 5/ 4/ 3/ 2        7/ 6/ 5
(% of purchase
payment)

Withdrawal Charge       Confinement,          Confinement,
Waivers                   Terminal              Terminal
                          Illness,              Illness,
                        Unemployment          Unemployment

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The table summarizes the availability of the Fixed Account Options in general. Please check with your Morgan Stanley Financial Advisor for specific details for your state.

* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

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Appendix B - Market Value Adjustment

The Market Value Adjustment is based on the following:

  I   =   the Treasury Rate for a maturity equal to the term length of the
          Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

  J   =   the Treasury Rate for a maturity equal to the term length of the
          Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").

  N   =   the number of whole and partial years from the Market Value Adjustment
          Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                       Examples Of Market Value Adjustment

Purchase Payment: $10,000 allocated to a Market Value Adjusted Fixed Guarantee
                  Period Account
Guarantee Period: 5 years
Interest Rate:    4.50%
Full Withdrawal:  End of Contract Year 3
Contract:         Allstate Variable Annuity*

                  Example 1: (Assumes Declining Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3: = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:               = .15 X $10,000 = $1500
Step 3: Calculate the Withdrawal Charge:                    = .06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:              I = 4.50%
                                                            J = 4.20%

                                                                730 DAYS
                                                            N = -------- = 2
                                                                365 DAYS

                                                            Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                            = .9 X [.045 - (.042 + .0025)] X 2 = .0009

                                                            Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                            Subject To Market Value Adjustment:
                                                            = .0009 X $11,411.66 = $10.27

Step 5: Calculate the amount received by Contract owner as  = $11,411.66 - $510 + $10.27 = $10,911.93 a result of full withdrawal at the end of Contract Year 3:

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                   Example 2: (Assumes Rising Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3: = $10,000.00 X (1.045) 3 = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:               = .15 X $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:                    = 0.06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:              I = 4.50%
                                                            J = 4.80%

                                                                730 DAYS
                                                            N = -------- = 2
                                                                365 DAYS

                                                            Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                            = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099

                                                            Market Value Adjustment = Market Value Adjustment Factor X
                                                            Amount Subject To Market Value Adjustment:
                                                            = -.0099 X $11,411.66 = -$112.98

Step 5: Calculate the amount received by Contract owner as  = $11,411.66 - $510 - $112.98 = $10,788.68 a result of full withdrawal at the end of Contract Year 3:

* These examples assume the election of the Allstate Variable Annuity Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the Allstate Variable Annuity - L Share Contract, which has different expenses and withdrawal charges.

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Appendix C

Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:    65
Sex of Annuitant:                                      male
Income Plan selected:                                  1
Payment frequency:                                     monthly
Amount applied to variable income payments under the
Income Plan:                                           $100,000.00

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                      3%
Guaranteed minimum variable income payment:   85% of the initial variable amount income value

Step 1 - Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

Step 2 - Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

Step 3 - Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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Appendix D
Withdrawal Adjustment Example - Income Benefits*

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000.

                                                                     Income Benefit Amount
                                                          -------------------------------------------
                                Beginning                   Contract      Maximum
                Type of          Contract   Transaction   Value After   Anniversary         5%
 Date         Occurrence          Value        Amount      Occurrence      Value      Roll-Up Value**
-----------------------------------------------------------------------------------------------------
1/1/04   Contract Anniversary     $55,000            --       $55,000     $55,000       $52,500
7/1/04    Partial Withdrawal      $60,000       $15,000       $45,000     $41,250       $40,176

The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

Maximum Anniversary Value Income Benefit
Partial Withdrawal Amount                                                                                   (a)             $15,000
Contract Value Immediately Prior to Partial Withdrawal                                                      (b)             $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                                      (c)             $55,000
Withdrawal Adjustment                                                                                  [(a)/(b)]*(c)        $13,750
Adjusted Income Benefit                                                                                                     $41,250
5 % Roll-Up Value Income Benefit**
Total Partial Withdrawal Amount                                                                             (a)             $15,000
STEP I - Dollar For Dollar Portion
Contract Value Immediately Prior to Partial Withdrawal                                                      (b)             $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of
interest on $52,500 and $54,600, respectively)                                                              (c)             $53,786
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                                        (d)             $ 2,625
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest)           (e) = (d) * 1.05 ^-0.5   $ 2,562
Contract Value After Step 1                                                                           (b') = (b) -(d)       $57,375
Adjusted Income Benefit After Step 1                                                                  (c') = (c) -(e)       $51,224
STEP 2 - Proportional Portion
Partial Withdrawal Amount                                                                             (a') = (a) -(d)       $12,375
Proportional Adjustment                                                                              (a') /(b') * (c')      $11,048
Contract Value After Step 2                                                                              (b') -(a')         $45,000
Adjusted Income Benefit After Step 2                                                                                        $40,176

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

94 PROSPECTUS

Appendix E
Withdrawal Adjustment Example - Death Benefits*

Issue Date: January 1, 2007

Initial Purchase Payment: $50,000

                                                                                  Death Benefit Amount
                                                                          ------------------------------------
                                  Beginning                   Contract    Purchase     Maximum       Enhanced
                Type of            Contract   Transaction   Value After    Payment   Anniversary   Beneficiary
  Date         Occurrence           Value        Amount      Occurrence     Value       Value        Value**
--------------------------------------------------------------------------------------------------------------
1/1/2008   Contract Anniversary     $55,000            --       $55,000    $50,000       $55,000       $52,500
7/1/2008    Partial Withdrawal      $60,000       $15,000       $45,000    $37,500       $41,250       $40,339

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

Purchase Payment Value Death Benefit
Partial Withdrawal Amount                                                        (a)        $15,000
Contract Value Immediately Prior to Partial Withdrawal                           (b)        $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal            (c)        $50,000
Withdrawal Adjustment                                                       [(a)/(b)]*(c)   $12,500
Adjusted Death Benefit                                                                      $37,500

MAV Death Benefit
Partial Withdrawal Amount                                                        (a)        $15,000
Contract Value Immediately Prior to Partial Withdrawal                           (b)        $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal            (c)        $55,000
Withdrawal Adjustment                                                       [(a)/(b)]*(c)   $13,750
Adjusted Death Benefit                                                                      $41,250

Enhanced Beneficiary Protection (Annual Increase) Benefit**
Partial Withdrawal Amount                                                        (a)        $15,000
Contract Value Immediately Prior to Partial Withdrawal                           (b)        $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on $52,500 and $54,600, respectively)        (c)        $53,786
Withdrawal Adjustment                                                       [(a)/(b)]*(c)   $13,446
Adjusted Death Benefit                                                                      $40,339

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assumed that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

95 PROSPECTUS

Appendix F
Calculation of Earnings Protection Death Benefit*

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                      = $0
Purchase Payments in the 12 months prior to death   = $0
In-Force Premium                                    = $100,000
                                                      ($100,000+ $0 - $0)
In-Force Earnings                                   = $25,000
                                                      ($125,000- $100,000)
Earnings Protection Death Benefit**                 = 40% * $25,000 = $10,000

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                      = $5,000
                                                      ($10,000-$5,000)
Purchase Payments in the 12 months prior to death   = $0
In-Force Premium                                    = $95,000
                                                      ($100,000+$0-$5,000)
In-Force Earnings                                   = $19,000
                                                      ($114,000-$95,000)
Earnings Protection Death Benefit**                 = 40%*$19,000=$7,600

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

96 PROSPECTUS

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                      = $30,000
                                                      ($50,000-$20,000)
Purchase Payments in the 12 months prior to death   = $0
In-Force Premium                                    = $120,000
                                                      ($110,000+$40,000-$30,000)
In-Force Earnings                                   = $20,000
                                                      .($140,000-$120,000)
Earnings Protection Death Benefit**                 = 25%*$20,000=$5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

Example 4: Spousal Continuation

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                      = $0
Purchase Payments in the 12 months prior to death   = $0
In-Force Premium                                    = $100,000
                                                      ($100,000+$0-$0)
In-Force Earnings                                   = $50,000
                                                      ($150,000-$100,000)
Earnings Protection Death Benefit**                 = 40%*$50,000=$20,000
Contract Value                                      = $150,000
Death Benefit                                       = $160,000
Earnings Protection Death Benefit                   = $20,000
Continuing Contract Value                           = $180,000
                                                      ($160,000+$20,000)

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

97 PROSPECTUS

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

98 PROSPECTUS

Appendix G
Withdrawal Adjustment Example - TrueReturn Accumulation Benefit*

Issue Date: January 2, 2007

Initial Purchase Payment: $50,000

Initial Benefit Base: $50,000

                                   Beginning                   Contract
                  Type of           Contract   Transaction   Value After   Benefit
  Date          Occurrence           Value       Amount       Occurrence     Base
------------------------------------------------------------------------------------
1/2/ 2008   Contract Anniversary    $55,000           --        $55,000     $ 50,000
7/2/ 2008    Partial Withdrawal     $60,000      $15,000        $45,000     $ 37,500

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Bases by the same proportion as the withdrawal reduces the Contract Value.

Benefit Base
Partial Withdrawal Amount                                                        (a) $15,000
Contract Value Immediately Prior to Partial Withdrawal                           (b) $60,000
Value of Benefit Base Amount Immediately Prior to Partial Withdrawal             (c) $50,000
Withdrawal Adjustment                                                  [(a)/(b)]*(c) $12,500
Adjusted Benefit Base                                                                $37,500

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

99 PROSPECTUS

Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000. Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000). The Benefit Payment is unchanged and remains $8,000. The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000. The
Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 - $25,000)) = $8,000. There is no Benefit
Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000. The Benefit
Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 - $5,000)) = $4,400. The Benefit Payment Remaining
is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200). The Benefit Payment is unchanged and remains $7,600. The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

100 PROSPECTUS

Appendix I - SureIncome Plus Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

101 PROSPECTUS

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome Plus Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% X the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome Plus Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

102 PROSPECTUS

Appendix J - SureIncome For Life Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($5,000 = 5% X $100,000, assuming your Benefit Base is still $100,000).

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).

Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($7,000 = 5% X $140,000, assuming your Benefit Base is still $140,000).

Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.

The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).

The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).

The Benefit Payment is unchanged and remains $4,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).

The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% x current Benefit Base (5% X $100,000 = $5,000).

The Benefit Payment remains $5,000 after withdrawal.

103 PROSPECTUS

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).

The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).

Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% X current Benefit Base (6% X $100,000 = $6,000).

The Benefit Payment remains $6,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).

Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.

Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% X $75,000) = $3,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% X $100,000 = $5,000).

The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% X $75,000) = $3,750.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

104 PROSPECTUS

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% X $55,000) = $2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).

The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).

The Benefit Payment is unchanged and remains $3,800.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome For Life Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

Note: The Benefit Payment remains $6,374 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,967.50 = 5% X $159,350, assuming your Benefit Base is still $159,350).

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome For Life Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

105 PROSPECTUS

The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

106 PROSPECTUS

Appendix K - Accumulation Unit Values

Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

In addition, no Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:

Sub-Account Name as of
December 31, 2007 (as
appears in the following
tables of Accumulation        Sub-Account Name as of
Unit Values)                  May 1, 2008

Morgan Stanley VIS            Morgan Stanley VIS
Equity Portfolio - Class Y    Capital Opportunities
                              Portfolio - Class Y

Van Kampen UIF Equity
Growth Portfolio, Class II    UIF Capital Growth
                              Portfolio, Class II

Van Kampen LIT Strategic      Van Kampen LIT Capital
Growth Portfolio, Class II    Growth Portfolio, Class II

Van Kampen LIT                Van Kampen LIT Mid Cap
Aggressive Growth             Growth Portfolio, Class II
Portfolio, Class II

Allstate Variable Annuity Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                     Allstate Variable Annuity - Prospectus

                            Mortality & Expense = 1.1

                                                                                For the Year Ending December 31,
                                                                      ----------------------------------------------------
Sub-Accounts                                                            2003       2004       2005       2006       2007
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 12.234   $ 13.583   $ 16.455   $ 17.484
 Accumulation Unit Value, End of Period                               $ 12.234   $ 13.583   $ 16.455   $ 17.484   $ 20.603
 Number of Units Outstanding, End of Period                             24,578     35,573     37,997     37,633     35,654
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 12.260   $ 13.095   $ 13.619   $ 14.900
 Accumulation Unit Value, End of Period                               $ 12.260   $ 13.095   $ 13.619   $ 14.900   $ 15.280
 Number of Units Outstanding, End of Period                            237,797    556,690    590,383    513,182    433,504
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 11.884   $ 13.005   $ 15.136   $ 15.526
 Accumulation Unit Value, End of Period                               $ 11.884   $ 13.005   $ 15.136   $ 15.526   $ 18.273
 Number of Units Outstanding, End of Period                            180,194    463,438    529,631    475,152    433,093
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 12.690   $ 14.090   $ 15.071   $ 19.322
 Accumulation Unit Value, End of Period                               $ 12.690   $ 14.090   $ 15.071   $ 19.322   $ 21.998
 Number of Units Outstanding, End of Period                             65,859    102,460     94,898     90,663     81,637
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 12.603   $ 13.968   $ 14.677   $ 17.147
 Accumulation Unit Value, End of Period                               $ 12.603   $ 13.968   $ 14.677   $ 17.147   $ 19.748
 Number of Units Outstanding, End of Period                             10,209     19,661     18,678     17,635     13,437
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $ 12.971   $ 14.679   $ 15.385   $ 18.468
 Accumulation Unit Value, End of Period                               $ 12.971   $ 14.679   $ 15.385   $ 18.468   $ 19.462
 Number of Units Outstanding, End of Period                            150,827    331,007    355,868    304,398    274,405

107 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.331   $   12.255   $   12.330   $   13.268
 Accumulation Unit Value, End of Period                               $ 11.331   $   12.255   $   12.330   $   13.268   $   13.607
 Number of Units Outstanding, End of Period                             95,060      191,354      181,345      165,461      142,464
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.666   $   12.750   $   13.430   $   15.108
 Accumulation Unit Value, End of Period                               $ 11.666   $   12.750   $   13.430   $   15.108   $   15.339
 Number of Units Outstanding, End of Period                             83,633      132,998      130,194      112,840       84,148
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   10.311   $   10.694   $   10.881   $   11.315
 Accumulation Unit Value, End of Period                               $ 10.311   $   10.694   $   10.881   $   11.315   $   11.808
 Number of Units Outstanding, End of Period                            285,576    1,071,611    2,234,712    2,686,693    2,527,529
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   10.018   $   10.005   $   10.025   $   10.295
 Accumulation Unit Value, End of Period                               $ 10.018   $   10.005   $   10.025   $   10.295   $   10.446
 Number of Units Outstanding, End of Period                            337,847      691,339    1,064,766    1,070,500      951,430
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $    9.936   $    9.868   $    9.988   $   10.289
 Accumulation Unit Value, End of Period                               $  9.936   $    9.868   $    9.988   $   10.289   $   10.629
 Number of Units Outstanding, End of Period                            184,536      812,228    1,150,064    1,226,200    1,227,382
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.114   $   13.188   $   13.596   $   15.462
 Accumulation Unit Value, End of Period                               $ 12.114   $   13.188   $   13.596   $   15.462   $   16.026
 Number of Units Outstanding, End of Period                            380,784      779,233    1,205,985    1,252,976    1,151,976
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.034   $   13.080   $   13.953   $   15.805
 Accumulation Unit Value, End of Period                               $ 12.034   $   13.080   $   13.953   $   15.805   $   16.907
 Number of Units Outstanding, End of Period                            156,369      290,870      341,132      321,608      283,081
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.505   $   13.660   $   15.420   $   18.270
 Accumulation Unit Value, End of Period                               $ 11.505   $   13.660   $   15.420   $   18.270   $   21.647
 Number of Units Outstanding, End of Period                             30,741       45,533       95,239       90,617       86,092
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.319   $   12.299   $   13.614   $   14.891
 Accumulation Unit Value, End of Period                               $ 11.319   $   12.299   $   13.614   $   14.891   $   15.638
 Number of Units Outstanding, End of Period                             32,114      141,903      159,451      158,346      147,971
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   14.912   $   18.105   $   23.907   $   32.371
 Accumulation Unit Value, End of Period                               $ 14.912   $   18.105   $   23.907   $   32.371   $   44.878
 Number of Units Outstanding, End of Period                             35,093      100,831      166,567      223,116      201,793
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.715   $   12.423   $   14.161   $   14.512
 Accumulation Unit Value, End of Period                               $ 11.715   $   12.423   $   14.161   $   14.512   $   17.427
 Number of Units Outstanding, End of Period                            121,087      179,761      189,322      176,167      199,929
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.622   $   12.793   $   13.561   $   15.070
 Accumulation Unit Value, End of Period                               $ 11.622   $   12.793   $   13.561   $   15.070   $   15.374
 Number of Units Outstanding, End of Period                            125,143      215,383      424,921      488,356      463,892
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.251   $   13.637   $   15.073   $   18.080
 Accumulation Unit Value, End of Period                               $ 12.251   $   13.637   $   15.073   $   18.080   $   19.591
 Number of Units Outstanding, End of Period                             91,178      311,486      581,451      726,809      683,552
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                               --           --           --   $   10.000   $   10.761
 Accumulation Unit Value, End of Period                                     --           --           --   $   10.761   $   12.136
 Number of Units Outstanding, End of Period                                 --           --           --       66,650       72,239
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   13.116   $   15.727   $   18.210   $   19.618
 Accumulation Unit Value, End of Period                               $ 13.116   $   15.727   $   18.210   $   19.618   $   23.743
 Number of Units Outstanding, End of Period                            104,776      190,348      270,496      310,882      294,553
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   13.621   $   15.993   $   17.821   $   19.674
 Accumulation Unit Value, End of Period                               $ 13.621   $   15.993   $   17.821   $   19.674   $   19.994
 Number of Units Outstanding, End of Period                            104,846      150,004      165,471      151,653      135,433

108 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   13.408   $   15.158   $   16.781   $   19.981
 Accumulation Unit Value, End of Period                               $ 13.408   $   15.158   $   16.781   $   19.981   $   21.249
 Number of Units Outstanding, End of Period                            162,337      366,700      592,052      628,145      569,614
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.785   $   17.172   $   19.791   $   26.896
 Accumulation Unit Value, End of Period                               $ 12.785   $   17.172   $   19.791   $   26.896   $   21.962
 Number of Units Outstanding, End of Period                             95,259      267,480      385,379      379,250      330,940
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.864   $   14.589   $   16.001   $   16.573
 Accumulation Unit Value, End of Period                               $ 12.864   $   14.589   $   16.001   $   16.573   $   19.237
 Number of Units Outstanding, End of Period                             64,393       91,273       90,402       90,586       81,088
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.525   $   14.519   $   14.921   $   17.092
 Accumulation Unit Value, End of Period                               $ 12.525   $   14.519   $   14.921   $   17.092   $   16.478
 Number of Units Outstanding, End of Period                            611,638    1,368,363    2,024,042    2,064,458    1,899,584
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.853   $   12.493   $   13.275   $   13.448
 Accumulation Unit Value, End of Period                               $ 11.853   $   12.493   $   13.275   $   13.448   $   15.483
 Number of Units Outstanding, End of Period                            105,623      143,473      181,523      174,613      157,178
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.423   $   13.994   $   15.157   $   17.352
 Accumulation Unit Value, End of Period                               $ 12.423   $   13.994   $   15.157   $   17.352   $   17.559
 Number of Units Outstanding, End of Period                            346,255      706,160      998,766    1,008,188      900,886
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.922   $   14.138   $   14.713   $   16.404
 Accumulation Unit Value, End of Period                               $ 12.922   $   14.138   $   14.713   $   16.404   $   16.412
 Number of Units Outstanding, End of Period                             93,006      197,926      205,195      175,011      160,793
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.268   $   12.876   $   13.801   $   14.449
 Accumulation Unit Value, End of Period                               $ 12.268   $   12.876   $   13.801   $   14.449   $   15.935
 Number of Units Outstanding, End of Period                             41,151       74,440       78,672       66,299       62,808
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                               --           --           --   $   10.000   $   10.804
 Accumulation Unit Value, End of Period                                     --           --           --   $   10.804   $   11.504
 Number of Units Outstanding, End of Period                                 --           --           --       59,634       52,025
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                               --   $   10.000   $   10.826   $   11.463   $   12.559
 Accumulation Unit Value, End of Period                                     --   $   10.826   $   11.463   $   12.559   $   13.547
 Number of Units Outstanding, End of Period                                 --       41,968       87,736       75,209       66,771
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.313   $   13.518   $   13.957   $   16.118
 Accumulation Unit Value, End of Period                               $ 12.313   $   13.518   $   13.957   $   16.118   $   16.682
 Number of Units Outstanding, End of Period                            186,043      415,731      444,440      392,648      336,404
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   12.479   $   14.108   $   15.547   $   15.157
 Accumulation Unit Value, End of Period                               $ 12.479   $   14.108   $   15.547   $   15.157   $   16.855
 Number of Units Outstanding, End of Period                             84,678      170,808      369,989      387,737      356,669
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --   $   10.000   $   11.902   $   15.875
 Accumulation Unit Value, End of Period                                     --           --   $  11 .902   $   15.875   $   16.544
 Number of Units Outstanding, End of Period                                 --           --      347,354      662,259      645,090
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000   $   11.511   $   12.311   $   13.956   $   13.688
 Accumulation Unit Value, End of Period                               $ 11.511   $   12.311   $   13.956   $   13.688   $   15.350
 Number of Units Outstanding, End of Period                             61,318      104,368      129,269      116,723      109,489

109 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 13.642     $ 16.034     $ 16.877     $ 19.026
 Accumulation Unit Value, End of Period                               $ 13.642     $ 16.034     $ 16.877     $ 19.026     $ 19.066
 Number of Units Outstanding, End of Period                            128,236      220,201      394,485      422,123      377,632
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.978     $ 13.383
 Accumulation Unit Value, End of Period                                     --           --     $ 10.978     $ 13.383     $ 16.121
 Number of Units Outstanding, End of Period                                 --           --       46,526       85,825       86,127
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.757     $ 12.852
 Accumulation Unit Value, End of Period                                     --           --     $ 10.757     $ 12.852     $ 12.157
 Number of Units Outstanding, End of Period                                 --           --       58,921      107,014       92,965
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.917     $ 13.108
 Accumulation Unit Value, End of Period                                     --           --     $ 11.917     $ 13.108     $ 15.177
 Number of Units Outstanding, End of Period                                 --           --      557,027      934,340      953,870
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.114     $ 12.382
 Accumulation Unit Value, End of Period                                     --           --     $ 11.114     $ 12.382     $ 13.670
 Number of Units Outstanding, End of Period                                 --           --      148,705      257,982      244,669
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.498     $ 11.506
 Accumulation Unit Value, End of Period                                     --           --     $ 10.498     $ 11.506     $ 11.645
 Number of Units Outstanding, End of Period                                 --           --      130,227      227,510      234,374
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 12.136     $ 13.466
 Accumulation Unit Value, End of Period                                     --           --     $ 12.136     $ 13.466     $ 15.330
 Number of Units Outstanding, End of Period                                 --           --      226,223      356,831      369,677
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.235
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.235     $ 10.603
 Number of Units Outstanding, End of Period                                 --           --           --      114,860      159,940
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.178     $ 11.608
 Accumulation Unit Value, End of Period                                     --           --     $11 .178     $ 11.608     $ 13.099
 Number of Units Outstanding, End of Period                                 --           --       40,690       94,418       92,942
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 10.717     $ 10.930     $ 11.800
 Accumulation Unit Value, End of Period                                     --     $ 10.717     $ 10.930     $ 11.800     $ 11.963
 Number of Units Outstanding, End of Period                                 --      126,010      201,704      182,881      173,502
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 11.263     $ 11.297     $ 13.185
 Accumulation Unit Value, End of Period                                     --     $ 11.263     $ 11.297     $ 13.185     $ 13.503
 Number of Units Outstanding, End of Period                                 --      117,847      701,458      908,698      885,514
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.405     $ 13.854
 Accumulation Unit Value, End of Period                                     --           --     $ 11.405     $ 13.854     $ 15.294
 Number of Units Outstanding, End of Period                                 --           --       76,341      155,329      183,230
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 10.974     $ 11.976     $ 13.995
 Accumulation Unit Value, End of Period                                     --     $ 10.974     $ 11.976     $ 13.995     $ 14.294
 Number of Units Outstanding, End of Period                                 --       89,975      415,887      488,856      445,687
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 11.543     $ 12.553     $ 15.049
 Accumulation Unit Value, End of Period                                     --     $ 11.543     $ 12.553     $ 15.049     $ 17.150
 Number of Units Outstanding, End of Period                                 --       91,246      664,497      828,191      745,295

110 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.546     $ 12.598
 Accumulation Unit Value, End of Period                                     --           --     $ 10.546     $ 12.766     $ 10.356
 Number of Units Outstanding, End of Period                                 --           --      109,697      149,560      463,960
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.401     $ 12.587
 Accumulation Unit Value, End of Period                                     --           --     $ 11.401     $ 13.074     $ 12.132
 Number of Units Outstanding, End of Period                                 --           --      203,640      222,560      262,920
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.367     $ 12.766
 Accumulation Unit Value, End of Period                                     --           --     $ 11.367     $ 12.598     $ 12.633
 Number of Units Outstanding, End of Period                                 --           --      347,710      450,996      161,324
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 11.295     $ 12.598
 Accumulation Unit Value, End of Period                                     --           --     $ 11.295     $ 12.587     $ 10.356
 Number of Units Outstanding, End of Period                                 --           --      154,801      252,665      463,960
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $  9.517
 Accumulation Unit Value, End of Period                                     --           --           --     $  9.517     $ 11.567
 Number of Units Outstanding, End of Period                                 --           --           --       40,712       50,173
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.732
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.732     $ 11.200
 Number of Units Outstanding, End of Period                                 --           --           --       10,024       13,492
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.146
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.146     $ 11.073
 Number of Units Outstanding, End of Period                                 --           --           --       37,825       71,055
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.329
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.329     $ 11.077
 Number of Units Outstanding, End of Period                                 --           --           --      311,062      456,710
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.342     $ 12.114     $ 12.437     $ 13.740
 Accumulation Unit Value, End of Period                                $11.342     $ 12.114     $ 12.437     $ 13.740     $ 13.692
 Number of Units Outstanding, End of Period                             59,242       89,594      105,484       97,467       92,913
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.318     $ 13.510     $ 14.034     $ 16.057
 Accumulation Unit Value, End of Period                                $12.318     $ 13.510     $ 14.034     $ 16.057     $ 14.892
 Number of Units Outstanding, End of Period                              8,159       83,914       93,677       80,043       74,546
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.688     $ 14.553     $ 16.118     $ 20.321
 Accumulation Unit Value, End of Period                                $12.688     $ 14.553     $ 16.118     $ 20.321     $ 21.736
 Number of Units Outstanding, End of Period                             71,672      165,086      239,237      238,989      222,845
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.184     $ 13.547     $ 14.550     $ 16.364
 Accumulation Unit Value, End of Period                                $12.184     $ 13.547     $ 14.550     $ 16.364     $ 15.317
 Number of Units Outstanding, End of Period                              8,159        5,886        4,547        3,355        3,106
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.948     $ 12.538
 Accumulation Unit Value, End of Period                                     --           --     $ 10.948     $ 12.538     $ 11.770
 Number of Units Outstanding, End of Period                                 --           --      254,363      372,360      355,677
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.752     $ 12.184     $ 12.712     $ 13.230
 Accumulation Unit Value, End of Period                                $11.752     $ 12.184     $ 12.712     $ 13.230     $ 13.780
 Number of Units Outstanding, End of Period                             63,955      135,230      164,024      169,816      155,642

* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account,

111 PROSPECTUS

     FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return
     - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity - Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administration expense charge of 0.19%.

(1) Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub- Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub- Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

112 PROSPECTUS

Allstate Variable Annuity-L Share Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

                            Mortality & Expense = 1.5

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.201   $   13.491   $   16.278   $   17.226
 Accumulation Unit Value, End of Period                               $ 12.201     $ 13.491   $   16.278   $   17.226   $   20.216
 Number of Units Outstanding, End of Period                              6,634       10,689       21,194       26,698       22,494
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.227   $   13.007   $   13.473   $   14.680
 Accumulation Unit Value, End of Period                               $ 12.227     $ 13.007   $   13.473   $   14.680   $   14.993
 Number of Units Outstanding, End of Period                             66,915      240,939      294,781      280,797      171,337
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.852   $   12.918   $   14.973   $   15.297
 Accumulation Unit Value, End of Period                               $ 11.852     $ 12.918   $   14.973   $   15.297   $   17.930
 Number of Units Outstanding, End of Period                             46,977      184,114      279,675      435,170      347,503
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.656   $   13.995   $   14.909   $   19.037
 Accumulation Unit Value, End of Period                               $ 12.656     $ 13.995   $   14.909   $   19.037   $   21.585
 Number of Units Outstanding, End of Period                             15,404       35,187       39,213       25,159       17,986
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.568   $   13.874   $   14.519   $   16.894
 Accumulation Unit Value, End of Period                               $ 12.568     $ 13.874   $   14.519   $   16.894   $   19.377
 Number of Units Outstanding, End of Period                             11,186       16,323       16,425       14,916       11,065
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.936   $   14.580   $   15.219   $   18.195
 Accumulation Unit Value, End of Period                               $ 12.936     $ 14.580   $   15.219   $   18.195   $   19.096
 Number of Units Outstanding, End of Period                             78,822      127,171      144,625      123,985       99,611
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.301   $   12.172   $   12.197   $   13.072
 Accumulation Unit Value, End of Period                               $ 11.301     $ 12.172   $   12.197   $   13.072   $   13.351
 Number of Units Outstanding, End of Period                             65,540      163,222      175,113      142,566       93,648
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.634   $   12.664   $   13.285   $   14.885
 Accumulation Unit Value, End of Period                               $ 11.634     $ 12.664   $   13.285   $   14.885   $   15.051
 Number of Units Outstanding, End of Period                             21,733       47,530       54,141       49,117       36,595
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 10.283   $   10.622   $   10.764   $   11.148
 Accumulation Unit Value, End of Period                               $ 10.283     $ 10.622   $   10.764   $   11.148   $   11.586
 Number of Units Outstanding, End of Period                            184,686      643,073    1,462,440    1,916,928    1,666,801
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $  9.991   $    9.937   $    9.917   $   10.143
 Accumulation Unit Value, End of Period                               $  9.991     $  9.937   $    9.917   $   10.143   $   10.249
 Number of Units Outstanding, End of Period                            206,331      413,637      657,808      667,110      522,713
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $  9.909   $    9.802   $    9.881   $   10.137
 Accumulation Unit Value, End of Period                               $  9.909     $  9.802   $    9.881   $   10.137   $   10.430
 Number of Units Outstanding, End of Period                            108,929      428,989      701,011      795,045      721,750
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.081   $   13.099   $   13.449   $   15.234
 Accumulation Unit Value, End of Period                               $ 12.081     $ 13.099   $   13.449   $   15.234   $   15.725
 Number of Units Outstanding, End of Period                            103,071      207,780      360,938      490,716      473,195
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.001   $   12.992   $   13.803   $   15.572
 Accumulation Unit Value, End of Period                               $ 12.001     $ 12.992   $   13.803   $   15.572   $   16.589
 Number of Units Outstanding, End of Period                             70,971      147,140      196,467      247,410      178,415

113 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.474   $   13.568   $   15.254   $   18.000
 Accumulation Unit Value, End of Period                               $ 11.474     $ 13.568   $   15.254   $   18.000   $   21.241
 Number of Units Outstanding, End of Period                              6,583       31,117       42,719       35,485       21,779
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.288   $   12.216   $   13.468   $   14.671
 Accumulation Unit Value, End of Period                               $ 11.288     $ 12.216   $   13.468   $   14.671   $   15.344
 Number of Units Outstanding, End of Period                              9,598       69,282      111,007       95,830       62,789
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 14.872   $   17.983   $   23.650   $   31.893
 Accumulation Unit Value, End of Period                               $ 14.872     $ 17.983   $   23.650   $   31.893   $   44.036
 Number of Units Outstanding, End of Period                             15,373       39,200      293,630      369,132      317,054
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.590   $   12.707   $   13.415   $   14.847
 Accumulation Unit Value, End of Period                               $ 11.590     $ 12.707   $   13.415   $   14.847   $   15.086
 Number of Units Outstanding, End of Period                             31,795      121,831      355,800      514,333      413,713
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.683   $   12.339   $   14.009   $   14.298
 Accumulation Unit Value, End of Period                               $ 11.683     $ 12.339   $   14.009   $   14.298   $   17.100
 Number of Units Outstanding, End of Period                             51,300      103,097      105,569       73,771       40,684
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.217   $   13.545   $   14.911   $   17.813
 Accumulation Unit Value, End of Period                               $ 12.217     $ 13.545   $   14.911   $   17.813   $   19.223
 Number of Units Outstanding, End of Period                             64,033      234,429      673,072      953,357      887,941
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                               --           --           --   $   10.000   $   10.731
 Accumulation Unit Value, End of Period                                     --           --           --   $   10.731   $   12.054
 Number of Units Outstanding, End of Period                                 --           --           --      110,844      125,536
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 13.080   $   15.621   $   18.015   $   19.329
 Accumulation Unit Value, End of Period                               $ 13.080     $ 15.621   $   18.015   $   19.329   $   23.297
 Number of Units Outstanding, End of Period                             56,943      107,152      468,020      587,636      505,179
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 13.584   $   15.885   $   17.630   $   19.384
 Accumulation Unit Value, End of Period                               $ 13.584     $ 15.885   $   17.630   $   19.384   $   19.619
 Number of Units Outstanding, End of Period                             66,608      104,445      105,122       84,445       39,071
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 13.372   $   15.056   $   16.600   $   19.686
 Accumulation Unit Value, End of Period                               $ 13.372     $ 15.056   $   16.600   $   19.686   $   20.850
 Number of Units Outstanding, End of Period                             88,639      199,551      428,687      494,479      407,795
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.750   $   17.057   $   19.578   $   26.499
 Accumulation Unit Value, End of Period                               $ 12.750     $ 17.057   $   19.578   $   26.499   $   21.549
 Number of Units Outstanding, End of Period                             61,183      172,705      246,519      221,922      176,152
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.829   $   14.490   $   15.829   $   16.329
 Accumulation Unit Value, End of Period                               $ 12.829     $ 14.490   $   15.829   $   16.329   $   18.876
 Number of Units Outstanding, End of Period                             14,674       22,291       23,151       22,049       13,222
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.491   $   14.421   $   14.760   $   16.840
 Accumulation Unit Value, End of Period                               $ 12.491     $ 14.421   $   14.760   $   16.840   $   16.168
 Number of Units Outstanding, End of Period                            286,089      699,495    1,601,297    1,655,939    1,404,832
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.821   $   12.409   $   13.132   $   13.249
 Accumulation Unit Value, End of Period                               $ 11.821     $ 12.409   $   13.132   $   13.249   $   15.192
 Number of Units Outstanding, End of Period                             67,081      101,974      176,876      193,340      158,278

114 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.390     $ 13.900   $   14.994   $   17.096
 Accumulation Unit Value, End of Period                               $ 12.390     $ 13.900     $ 14.994   $   17.096   $   17.230
 Number of Units Outstanding, End of Period                            176,200      319,496      548,723      594,846      512,719
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.887     $ 14.042   $   14.555   $   16.162
 Accumulation Unit Value, End of Period                               $ 12.887     $ 14.042     $ 14.555   $   16.162   $   16.104
 Number of Units Outstanding, End of Period                             29,372       99,790      111,926      105,994       77,794
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.234     $ 12.789   $   13.652   $   14.235
 Accumulation Unit Value, End of Period                               $ 12.234     $ 12.789     $ 13.652   $   14.235   $   15.635
 Number of Units Outstanding, End of Period                             12,830       21,060       20,111       19,172       12,902
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 10.797   $   10.000   $   10.775
 Accumulation Unit Value, End of Period                                     --     $ 10.797     $ 11.386   $   10.775   $   11.426
 Number of Units Outstanding, End of Period                                 --       21,750       58,290       21,343       15,644
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.753     $ 12.189   $   11.386   $   12.424
 Accumulation Unit Value, End of Period                               $ 11.753     $ 12.189     $ 12.626   $   12.424   $   13.346
 Number of Units Outstanding, End of Period                              5,582       15,922       20,572       52,964       45,968
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.279     $ 13.427   $   13.807   $   15.880
 Accumulation Unit Value, End of Period                               $ 12.279     $ 13.427     $ 13.807   $   15.880   $   16.369
 Number of Units Outstanding, End of Period                             54,387      166,492      447,898      413,771      345,766
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 12.446     $ 14.013   $   15.380   $   14.933
 Accumulation Unit Value, End of Period                               $ 12.446     $ 14.013     $ 15.380   $   14.933   $   16.538
 Number of Units Outstanding, End of Period                             28,817       80,635      325,340      424,521      373,318
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.870   $   15.768
 Accumulation Unit Value, End of Period                                     --           --     $ 11.870   $   15.768   $   16.365
 Number of Units Outstanding, End of Period                                 --           --      200,944      538,385      527,670
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 11.480     $ 12.228   $   13.806   $   13.486
 Accumulation Unit Value, End of Period                               $ 11.480     $ 12.228     $ 13.806   $   13.486   $   15.062
 Number of Units Outstanding, End of Period                             40,183       66,960       64,208       50,284       26,777
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         $ 10.000     $ 13.605     $ 15.926   $   16.696   $   18.746
 Accumulation Unit Value, End of Period                               $ 13.605     $ 15.926     $ 16.696   $   18.746   $   18.709
 Number of Units Outstanding, End of Period                             46,809      101,345      461,511      547,841      492,368
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   10.948   $   13.293
 Accumulation Unit Value, End of Period                                     --           --     $ 10.948   $   13.293   $   15.948
 Number of Units Outstanding, End of Period                                 --           --       62,544      104,446      105,948
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   10.728   $   12.765
 Accumulation Unit Value, End of Period                                     --           --     $ 10.728   $   12.765   $   12.025
 Number of Units Outstanding, End of Period                                 --           --       24,330       84,687       73,715
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.885   $   13.020
 Accumulation Unit Value, End of Period                                     --           --     $ 11.885   $   13.020   $   15.013
 Number of Units Outstanding, End of Period                                 --           --      588,555    1,179,793    1,070,999
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.084   $   12.298
 Accumulation Unit Value, End of Period                                     --           --     $ 11.084   $   12.298   $   13.523
 Number of Units Outstanding, End of Period                                 --           --      109,025      289,123      274,217

115 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   10.470   $   11.428
 Accumulation Unit Value, End of Period                                     --           --     $ 10.470   $   11.428   $   11.520
 Number of Units Outstanding, End of Period                                 --           --      105,832      211,031      228,615
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   12.103   $   13.375
 Accumulation Unit Value, End of Period                                     --           --     $ 12.103   $   13.375   $   15.164
 Number of Units Outstanding, End of Period                                 --           --      146,107      305,980      279,884
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --           --   $   10.000   $   10.207
 Accumulation Unit Value, End of Period                                     --           --           --   $   10.207   $   10.531
 Number of Units Outstanding, End of Period                                 --           --           --      105,566      233,662
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.148   $   11.530
 Accumulation Unit Value, End of Period                                     --           --     $ 11.148   $   11.530   $   12.957
 Number of Units Outstanding, End of Period                                 --           --       40,286      133,880      141,437
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 10.688   $   10.856   $   11.673
 Accumulation Unit Value, End of Period                                     --     $ 10.688     $ 10.856   $   11.673   $   11.786
 Number of Units Outstanding, End of Period                                 --      105,202      171,901      155,403      114,261
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 11.233   $   11.221   $   13.044
 Accumulation Unit Value, End of Period                                     --     $ 11.233     $ 11.221   $   13.044   $   13.304
 Number of Units Outstanding, End of Period                                 --       86,915      769,097    1,446,601    1,392,292
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.374   $   13.760
 Accumulation Unit Value, End of Period                                     --           --     $ 11.374   $   13.760   $   15.129
 Number of Units Outstanding, End of Period                                 --           --       64,062      133,205      128,508
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 10.944   $   11.896   $   13.845
 Accumulation Unit Value, End of Period                                     --     $ 10.944     $ 11.896   $   13.845   $   14.083
 Number of Units Outstanding, End of Period                                 --       51,882      475,155      564,827      513,207
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --     $ 10.000     $ 11.511   $   12.468   $   14.887
 Accumulation Unit Value, End of Period                                     --     $ 11.511     $ 12.468   $   14.887   $   16.896
 Number of Units Outstanding, End of Period                                 --       36,969      860,022    1,019,766      920,177
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   10.517   $   12.680
 Accumulation Unit Value, End of Period                                     --           --     $ 10.517   $   12.680   $   12.497
 Number of Units Outstanding, End of Period                                 --           --       76,141      154,410      172,441
Goldman Sachs VIT Mid Cap Value Fund (1)
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.370   $   12.985
 Accumulation Unit Value, End of Period                                     --           --     $ 11.370   $   12.985   $   13.104
 Number of Units Outstanding, End of Period                                 --           --      121,130      141,849      125,334
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.336   $   12.513
 Accumulation Unit Value, End of Period                                     --           --     $ 11.336   $   12.513   $   10.244
 Number of Units Outstanding, End of Period                                 --           --      303,063      551,622      540,006
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000   $   11.265   $   12.502
 Accumulation Unit Value, End of Period                                     --           --     $ 11.265   $   12.502   $   12.001
 Number of Units Outstanding, End of Period                                 --           --      108,569      255,308      267,974
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --   $   10.000   $    9.491
 Accumulation Unit Value, End of Period                                     --           --           --   $    9.491   $   11.489
 Number of Units Outstanding, End of Period                                 --           --           --       78,439       78,415

116 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.703
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.703     $ 11.124
 Number of Units Outstanding, End of Period                                 --           --           --       13,419       20,429
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.118
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.118     $ 10.998
 Number of Units Outstanding, End of Period                                 --           --           --       56,188      149,722
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --     $ 10.000     $ 10.300
 Accumulation Unit Value, End of Period                                     --           --           --     $ 10.300     $ 11.002
 Number of Units Outstanding, End of Period                                 --           --           --      333,924      541,720
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.311     $ 12.033     $ 12.303     $ 13.538
 Accumulation Unit Value, End of Period                                $11.311     $ 12.033     $ 12.303     $ 13.538     $ 13.435
 Number of Units Outstanding, End of Period                             50,397       50,051      295,949       78,718       42,032
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.285     $ 13.419     $ 13.883     $ 15.820
 Accumulation Unit Value, End of Period                                $12.285     $ 13.419     $ 13.883     $ 15.820     $ 14.612
 Number of Units Outstanding, End of Period                             28,104       34,565       45,145       30,417       26,162
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.654     $ 14.455     $ 15.945     $ 20.022
 Accumulation Unit Value, End of Period                                $12.654     $ 14.455     $ 15.945     $ 20.022     $ 21.328
 Number of Units Outstanding, End of Period                             57,292      104,567      199,020      301,515      267,807
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.151     $ 13.455     $ 14.394     $ 16.123
 Accumulation Unit Value, End of Period                                $12.151     $ 13.455     $ 14.394     $ 16.123     $ 15.030
 Number of Units Outstanding, End of Period                              1,120        1,114        1,108          192          191
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                               --           --     $ 10.000     $ 10.918     $ 12.453
 Accumulation Unit Value, End of Period                                     --           --     $ 10.918     $ 12.453     $ 11.643
 Number of Units Outstanding, End of Period                                 --           --      162,309      324,998      289,114
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.720     $ 12.102     $ 12.575     $ 13.035
 Accumulation Unit Value, End of Period                                $11.720     $ 12.102     $ 12.575     $ 13.035     $ 13.521
 Number of Units Outstanding, End of Period                             44,404       93,142      148,490      154,681      111,462

* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income
     - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administration expense charge of 0.19%.

(1) Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub- Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein

117 PROSPECTUS

     VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub- Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

118 PROSPECTUS

Allstate Variable Annuity Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option (age 71-79))

                     Allstate Variable Annuity - Prospectus

                            Mortality & Expense = 2.0

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.159     $ 13.377     $ 16.058     $16.908
 Accumulation Unit Value, End of Period                                $12.159     $ 13.377     $ 16.058     $ 16.908     $19.741
 Number of Units Outstanding, End of Period                                189          951          951          951         951
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.185     $ 12.897     $ 13.291     $14.408
 Accumulation Unit Value, End of Period                                $12.185     $ 12.897     $ 13.291     $ 14.408     $14.641
 Number of Units Outstanding, End of Period                             20,116       18,199       22,604       20,625      19,418
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.812     $ 12.808     $ 14.771     $15.014
 Accumulation Unit Value, End of Period                                $11.812     $ 12.808     $ 14.771     $ 15.014     $17.509
 Number of Units Outstanding, End of Period                             22,754       25,327       23,766       22,872      19,501
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.613     $ 13.877     $ 14.708     $18.685
 Accumulation Unit Value, End of Period                                $12.613     $ 13.877     $ 14.708     $ 18.685     $21.078
 Number of Units Outstanding, End of Period                              3,061        3,942        3,940        3,935       3,931
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.526     $ 13.757     $ 14.323     $16.581
 Accumulation Unit Value, End of Period                                $12.526     $ 13.757     $ 14.323     $ 16.581     $18.922
 Number of Units Outstanding, End of Period                                979            0            0            0           0
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 12.892     $ 14.457     $ 15.014     $17.859
 Accumulation Unit Value, End of Period                                $12.892     $ 14.457     $ 15.014     $ 17.859     $18.647
 Number of Units Outstanding, End of Period                              5,234       11,314       12,341       11,659      11,536
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.262     $ 12.069     $ 12.033     $12.830
 Accumulation Unit Value, End of Period                                $11.262     $ 12.069     $ 12.033     $ 12.830     $13.037
 Number of Units Outstanding, End of Period                              5,624        5,399        7,464        7,040       6,708
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 11.595     $ 12.556     $ 13.106     $14.610
 Accumulation Unit Value, End of Period                                $11.595     $ 12.556     $ 13.106     $ 14.610     $14.697
 Number of Units Outstanding, End of Period                                388          388        6,319        5,300       4,876
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $ 10.248     $ 10.532     $ 10.619     $10.942
 Accumulation Unit Value, End of Period                                $10.248     $ 10.532     $ 10.619     $ 10.942     $11.314
 Number of Units Outstanding, End of Period                             36,354       31,834       50,822       41,532      42,065
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                          $10.000     $  9.957     $  9.853     $  9.783     $ 9.955
 Accumulation Unit Value, End of Period                                $ 9.957     $  9.853     $  9.783     $  9.955     $10.008
 Number of Units Outstanding, End of Period                             22,303       25,373       23,571       22,489      21,727
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000     $  9.875     $  9.719     $  9.747     $ 9.950
 Accumulation Unit Value, End of Period                                $ 9.875     $  9.719     $  9.747     $  9.950     $10.185
 Number of Units Outstanding, End of Period                             45,906      100,138      106,824      102,072       9,365

119 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.040      $12.988      $13.268      $14.953
 Accumulation Unit Value, End of Period                                $12.040      $12.988      $13.268      $14.953      $15.355
 Number of Units Outstanding, End of Period                             15,094       15,844       23,949       22,947       28,701
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.961      $12.882      $13.617      $15.284
 Accumulation Unit Value, End of Period                                $11.961      $12.882      $13.617      $15.284      $16.199
 Number of Units Outstanding, End of Period                             14,926       15,995       13,820       12,721       11,588
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.435      $13.453      $15.048      $17.668
 Accumulation Unit Value, End of Period                                $11.435      $13.453      $15.048      $17.668      $20.742
 Number of Units Outstanding, End of Period                              1,101        1,096        1,052        1,007          962
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.250      $12.113      $13.286      $14.400
 Accumulation Unit Value, End of Period                                $11.250      $12.113      $13.286      $14.400      $14.984
 Number of Units Outstanding, End of Period                             15,238          793          676          593          508
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $14.821      $17.831      $23.331      $31.304
 Accumulation Unit Value, End of Period                                $14.821      $17.831      $23.331      $31.304      $43.002
 Number of Units Outstanding, End of Period                             12,008          578        1,273        1,273        1,297
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.551      $12.599      $13.234      $14.573
 Accumulation Unit Value, End of Period                                $11.551      $12.599      $13.234      $14.573      $14.731
 Number of Units Outstanding, End of Period                              4,382        8,845        7,060        7,902        5,965
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.643      $12.234      $13.820      $14.033
 Accumulation Unit Value, End of Period                                $11.643      $12.234      $13.820      $14.033      $16.697
 Number of Units Outstanding, End of Period                                732        1,444        2,590        2,582        2,573
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.176      $13.430      $14.710      $17.484
 Accumulation Unit Value, End of Period                                $12.176      $13.430      $14.710      $17.484      $18.771
 Number of Units Outstanding, End of Period                              1,170        4,254       12,144       12,292       11,242
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.695
 Accumulation Unit Value, End of Period                                     --           --           --      $10.695      $11.951
 Number of Units Outstanding, End of Period                                 --           --           --            0        7,868
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.036      $15.489      $17.772      $18.972
 Accumulation Unit Value, End of Period                                $13.036      $15.489      $17.772      $18.972      $22.750
 Number of Units Outstanding, End of Period                              6,524        7,472        7,621        7,340        9,962
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.538      $15.751      $17.392      $19.025
 Accumulation Unit Value, End of Period                                $13.538      $15.751      $17.392      $19.025      $19.158
 Number of Units Outstanding, End of Period                             12,094        7,725        7,880        7,706        7,661
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.327      $14.928      $16.376      $19.322
 Accumulation Unit Value, End of Period                                $13.327      $14.928      $16.376      $19.322      $20.360
 Number of Units Outstanding, End of Period                             13,892        9,406       10,565       10,421       12,160
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.707      $16.912      $19.314      $26.009
 Accumulation Unit Value, End of Period                                $12.707      $16.912      $19.314      $26.009      $21.043
 Number of Units Outstanding, End of Period                              2,217        7,785        8,404        7,578        7,640
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.785      $14.368      $15.616      $16.027
 Accumulation Unit Value, End of Period                                $12.785      $14.368      $15.616      $16.027      $18.433
 Number of Units Outstanding, End of Period                                428        1,015          429          427          424

120 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.449      $14.299      $14.561      $16.529
 Accumulation Unit Value, End of Period                                $12.449      $14.299      $14.561      $16.529      $15.788
 Number of Units Outstanding, End of Period                             73,598       44,257       49,881       49,325       50,066
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.781      $12.304      $12.955      $13.004
 Accumulation Unit Value, End of Period                                $11.781      $12.304      $12.955      $13.004      $14.835
 Number of Units Outstanding, End of Period                              7,119        5,330        4,868        4,578        4,090
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.347      $13.782      $14.792      $16.780
 Accumulation Unit Value, End of Period                                $12.347      $13.782      $14.792      $16.780      $16.825
 Number of Units Outstanding, End of Period                             52,658       27,103       32,255       30,931       29,153
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.843      $13.924      $14.359      $15.863
 Accumulation Unit Value, End of Period                                $12.843      $13.924      $14.359      $15.863      $15.725
 Number of Units Outstanding, End of Period                              2,967        4,311        3,964        3,935        3,632
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.193      $12.681      $13.468      $13.972
 Accumulation Unit Value, End of Period                                $12.193      $12.681      $13.468      $13.972      $15.268
 Number of Units Outstanding, End of Period                              1,401          895          890          885          880
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.738
 Accumulation Unit Value, End of Period                                     --           --           --      $10.738      $11.329
 Number of Units Outstanding, End of Period                                 --           --           --        8,630        8,588
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $10.760      $11.290      $12.256
 Accumulation Unit Value, End of Period                                     --      $10.760      $11.290      $12.256      $13.099
 Number of Units Outstanding, End of Period                                 --            0            0            0            0
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.238      $13.313      $13.621      $15.586
 Accumulation Unit Value, End of Period                                $12.238      $13.313      $13.621      $15.586      $15.984
 Number of Units Outstanding, End of Period                             30,085       30,581       32,696       30,707       24,486
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.403      $13.894      $15.172      $14.657
 Accumulation Unit Value, End of Period                                $12.403      $13.894      $15.172      $14.657      $16.149
 Number of Units Outstanding, End of Period                              5,243        6,926        6,809        6,796        6,783
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.829      $15.635
 Accumulation Unit Value, End of Period                                     --           --      $11.829      $15.635      $16.144
 Number of Units Outstanding, End of Period                                 --           --        3,437        3,209       11,918
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.441      $12.124      $13.620      $13.237
 Accumulation Unit Value, End of Period                                $11.441      $12.124      $13.620      $13.237      $14.708
 Number of Units Outstanding, End of Period                              5,752       11,686       11,685       11,263       11,262
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.558      $15.791      $16.471      $18.399
 Accumulation Unit Value, End of Period                                $13.558      $15.791      $16.471      $18.399      $18.269
 Number of Units Outstanding, End of Period                              5,419        7,226        7,449        7,250        5,854
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.911      $13.180
 Accumulation Unit Value, End of Period                                     --           --      $10.911      $13.180      $15.732
 Number of Units Outstanding, End of Period                                 --           --        1,315          293          273
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.691      $12.657
 Accumulation Unit Value, End of Period                                     --           --      $10.691      $12.657      $11.863
 Number of Units Outstanding, End of Period                                 --           --            0            0            0

121 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.844      $12.910
 Accumulation Unit Value, End of Period                                     --           --      $11.844      $12.910      $14.810
 Number of Units Outstanding, End of Period                                 --           --        6,441        6,854        5,944
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.046      $12.194
 Accumulation Unit Value, End of Period                                     --           --      $11.046      $12.194      $13.340
 Number of Units Outstanding, End of Period                                 --           --          366        1,882        6,674
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.434      $11.331
 Accumulation Unit Value, End of Period                                     --           --      $10.434      $11.331      $11.364
 Number of Units Outstanding, End of Period                                 --           --        3,328        2,044        1,883
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $12.062      $13.262
 Accumulation Unit Value, End of Period                                     --           --      $12.062      $13.262      $14.959
 Number of Units Outstanding, End of Period                                 --           --          290          269          251
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.172
 Accumulation Unit Value, End of Period                                     --           --           --      $10.172      $10.441
 Number of Units Outstanding, End of Period                                 --           --           --            0        4,439
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.110      $11.432
 Accumulation Unit Value, End of Period                                     --           --      $11.110      $11.432      $12.782
 Number of Units Outstanding, End of Period                                 --           --            0            0        5,150
FTVIP Franklin High Income Securities Fund - Class 2
 (2) Accumulation Unit Value, Beginning of Period                           --      $10.000      $10.652      $10.764      $11.515
 Accumulation Unit Value, End of Period                                     --      $10.652      $10.764      $11.515      $11.568
 Number of Units Outstanding, End of Period                                 --        1,781        2,337        2,364        3,061
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $11.194      $11.126      $12.868
 Accumulation Unit Value, End of Period                                     --      $11.194      $11.126      $12.868      $13.057
 Number of Units Outstanding, End of Period                                 --        1,924        2,412        2,245        1,492
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.335      $13.644
 Accumulation Unit Value, End of Period                                     --           --      $11.335      $13.644      $14.925
 Number of Units Outstanding, End of Period                                 --           --        3,984        3,791        3,586
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $10.907      $11.795      $13.658
 Accumulation Unit Value, End of Period                                     --      $10.907      $11.795      $13.658      $13.822
 Number of Units Outstanding, End of Period                                 --        7,597        8,427        8,625        8,002
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $11.472      $12.363      $14.686
 Accumulation Unit Value, End of Period                                     --      $11.472      $12.363      $14.686      $16.583
 Number of Units Outstanding, End of Period                                 --            0        1,345        1,891        1,366
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.481      $12.573
 Accumulation Unit Value, End of Period                                     --           --      $10.481      $12.573      $12.327
 Number of Units Outstanding, End of Period                                 --           --          693          531          551
Goldman Sachs VIT Mid Cap Value Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.331      $12.875
 Accumulation Unit Value, End of Period                                     --           --      $11.331      $12.875      $12.926
 Number of Units Outstanding, End of Period                                 --           --            0            0            0
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.298      $12.407
 Accumulation Unit Value, End of Period                                     --           --      $11.298      $12.407      $10.106
 Number of Units Outstanding, End of Period                                 --           --          607        1,238        1,346

122 PROSPECTUS

                                                                                    For the Year Ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.226      $12.397
 Accumulation Unit Value, End of Period                                     --           --      $11.226      $12.397      $11.839
 Number of Units Outstanding, End of Period                                 --           --          791        1,419        6,517
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $ 9.458
 Accumulation Unit Value, End of Period                                     --           --           --      $ 9.458      $11.391
 Number of Units Outstanding, End of Period                                 --           --           --            0          796
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.666
 Accumulation Unit Value, End of Period                                     --           --           --      $10.666      $11.029
 Number of Units Outstanding, End of Period                                 --           --           --            0            0
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.084
 Accumulation Unit Value, End of Period                                     --           --           --      $10.084      $10.905
 Number of Units Outstanding, End of Period                                 --           --           --            0          416
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.265
 Accumulation Unit Value, End of Period                                     --           --           --      $10.265      $10.908
 Number of Units Outstanding, End of Period                                 --           --           --            0       11,176
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.273      $11.931      $12.137      $13.287
 Accumulation Unit Value, End of Period                                $11.273      $11.931      $12.137      $13.287      $13.119
 Number of Units Outstanding, End of Period                                  0        1,133            0            0            0
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.243      $13.306      $13.695      $15.528
 Accumulation Unit Value, End of Period                                $12.243      $13.306      $13.695      $15.528      $14.269
 Number of Units Outstanding, End of Period                             14,285       12,788       11,515       10,443        5,977
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.611      $14.333      $15.730      $19.651
 Accumulation Unit Value, End of Period                                $12.611      $14.333      $15.730      $19.651      $20.827
 Number of Units Outstanding, End of Period                                128        2,233        1,975        1,950        1,940
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.109      $13.342      $14.199      $15.825
 Accumulation Unit Value, End of Period                                $12.109      $13.342      $14.199      $15.825      $14.676
 Number of Units Outstanding, End of Period                                  0            0            0            0            0
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.881      $12.348
 Accumulation Unit Value, End of Period                                     --           --      $10.881      $12.348      $11.485
 Number of Units Outstanding, End of Period                                 --           --        1,554          902        5,080
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.680      $11.999      $12.405      $12.794
 Accumulation Unit Value, End of Period                                $11.680      $11.999      $12.405      $12.794      $13.203
 Number of Units Outstanding, End of Period                              2,470        2,601        2,052        2,064          201

* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income
     - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administration expense charge of 0.19%.

123 PROSPECTUS

(1) Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

124 PROSPECTUS

Allstate Variable Annuity-L Share Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered*

                            Mortality & Expense = 2.4

(With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option (age 71-79))

                                                                                    For the Year ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.126      $13.286      $15.884      $16.656
 Accumulation Unit Value, End of Period                                $12.126      $13.286      $15.884      $16.656      $19.367
 Number of Units Outstanding, End of Period                                975        2,497        2,217        2,744        2,507
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.152      $12.809      $13.147      $14.194
 Accumulation Unit Value, End of Period                                $12.152      $12.809      $13.147      $14.194      $14.363
 Number of Units Outstanding, End of Period                              9,726       13,250        9,282        8,259        8,238
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.780      $12.721      $14.611      $14.791
 Accumulation Unit Value, End of Period                                $11.780      $12.721      $14.611      $14.791      $17.177
 Number of Units Outstanding, End of Period                              8,629        6,633        9,698       11,219       10,970
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.579      $13.782      $14.548      $18.407
 Accumulation Unit Value, End of Period                                $12.579      $13.782      $14.548      $18.407      $20.679
 Number of Units Outstanding, End of Period                              2,328        3,942        3,757        3,535        1,743
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.492      $13.663      $14.168      $16.334
 Accumulation Unit Value, End of Period                                $12.492      $13.663      $14.168      $16.334      $18.563
 Number of Units Outstanding, End of Period                              1,841        1,851        1,841        1,807        1,798
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.857      $14.359      $14.851      $17.593
 Accumulation Unit Value, End of Period                                $12.857      $14.359      $14.851      $17.593      $18.294
 Number of Units Outstanding, End of Period                              5,126       15,771       10,533       11,598       11,832
Morgan Stanley VIS High Yield Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.232      $11.987      $11.902      $12.639
 Accumulation Unit Value, End of Period                                $11.232      $11.987      $11.902      $12.639      $12.790
 Number of Units Outstanding, End of Period                              5,462        8,598        7,542        6,543        6,326
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.563      $12.471      $12.964      $14.392
 Accumulation Unit Value, End of Period                                $11.563      $12.471      $12.964      $14.392      $14.419
 Number of Units Outstanding, End of Period                              3,527        4,145        4,121        2,203        2,185
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $10.220      $10.460      $10.504      $10.779
 Accumulation Unit Value, End of Period                                $10.220      $10.460      $10.504      $10.779      $11.100
 Number of Units Outstanding, End of Period                             13,208       30,413       27,233       29,123       28,661
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                          $10.000      $ 9.930      $ 9.786      $ 9.677      $ 9.807
 Accumulation Unit Value, End of Period                                $ 9.930      $ 9.786      $ 9.677      $ 9.807      $ 9.819
 Number of Units Outstanding, End of Period                             28,903       45,574       46,747       22,019       21,492
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $ 9.848      $ 9.652      $ 9.641      $ 9.801
 Accumulation Unit Value, End of Period                                $ 9.848      $ 9.652      $ 9.641      $ 9.801      $ 9.992
 Number of Units Outstanding, End of Period                                 34        3,303        3,661       18,115        5,039
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.007      $12.900      $13.124      $14.730
 Accumulation Unit Value, End of Period                                $12.007      $12.900      $13.124      $14.730      $15.064
 Number of Units Outstanding, End of Period                             10,343       11,431       15,174       18,338       15,588
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.928      $12.794      $13.469      $15.056
 Accumulation Unit Value, End of Period                                $11.928      $12.794      $13.469      $15.056      $15.893
 Number of Units Outstanding, End of Period                              4,574       11,396       10,665       13,938       14,434

125 PROSPECTUS

                                                                                    For the Year ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.404      $13.362      $14.885      $17.405
 Accumulation Unit Value, End of Period                                $11.404      $13.362      $14.885      $17.405      $20.349
 Number of Units Outstanding, End of Period                              4,063        5,082        2,882           87           87
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.219      $12.030      $13.142      $14.186
 Accumulation Unit Value, End of Period                                $11.219      $12.030      $13.142      $14.186      $14.700
 Number of Units Outstanding, End of Period                                819        1,348        1,248        1,494          694
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $14.781      $17.709      $23.078      $30.838
 Accumulation Unit Value, End of Period                                $14.781      $17.709      $23.078      $30.838      $42.188
 Number of Units Outstanding, End of Period                                  0            6        1,380        2,220        3,775
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.611      $12.151      $13.670      $13.824
 Accumulation Unit Value, End of Period                                $11.611      $12.151      $13.670      $13.824      $16.381
 Number of Units Outstanding, End of Period                              6,422        6,273        5,131        5,492        5,417
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.519      $12.514      $13.090      $14.356
 Accumulation Unit Value, End of Period                                $11.519      $12.514      $13.090      $14.356      $14.452
 Number of Units Outstanding, End of Period                              4,613        6,479        4,656        3,982        3,982
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.143      $13.339      $14.550      $17.223
 Accumulation Unit Value, End of Period                                $12.143      $13.339      $14.550      $17.223      $18.416
 Number of Units Outstanding, End of Period                              3,320        6,166        7,995        8,811       11,096
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.665
 Accumulation Unit Value, End of Period                                     --           --           --      $10.665      $11.869
 Number of Units Outstanding, End of Period                                 --           --           --            0        1,317
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.000      $15.384      $17.579      $18.689
 Accumulation Unit Value, End of Period                                $13.000      $15.384      $17.579      $18.689      $22.319
 Number of Units Outstanding, End of Period                             10,978       11,035       10,793       10,759       11,169
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.501      $15.644      $17.203      $18.742
 Accumulation Unit Value, End of Period                                $13.501      $15.644      $17.203      $18.742      $18.795
 Number of Units Outstanding, End of Period                              1,773        3,184        2,113        4,660        7,471
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.290      $14.827      $16.199      $19.035
 Accumulation Unit Value, End of Period                                $13.290      $14.827      $16.199      $19.035      $19.975
 Number of Units Outstanding, End of Period                              9,060       15,617       13,461       12,152       11,997
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.672      $16.797      $19.105      $25.622
 Accumulation Unit Value, End of Period                                $12.672      $16.797      $19.105      $25.622      $20.644
 Number of Units Outstanding, End of Period                              9,699        9,204        8,525        7,469        9,257
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.750      $14.270      $15.446      $15.788
 Accumulation Unit Value, End of Period                                $12.750      $14.270      $15.446      $15.788      $18.083
 Number of Units Outstanding, End of Period                              4,072        4,072        4,218        4,206        4,220
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.415      $14.201      $14.403      $16.282
 Accumulation Unit Value, End of Period                                $12.415      $14.201      $14.403      $16.282      $15.489
 Number of Units Outstanding, End of Period                             54,058       67,986       63,782       44,758       44,340
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.749      $12.220      $12.814      $12.811
 Accumulation Unit Value, End of Period                                $11.749      $12.220      $12.814      $12.811      $14.554
 Number of Units Outstanding, End of Period                              9,005       12,541       12,307       10,564        5,242

126 PROSPECTUS

                                                                                    For the Year ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.314      $13.689      $14.631      $16.530
 Accumulation Unit Value, End of Period                                $12.314      $13.689      $14.631      $16.530      $16.506
 Number of Units Outstanding, End of Period                             10,194       22,591       25,043       23,686       18,625
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.808      $13.829      $14.203      $15.627
 Accumulation Unit Value, End of Period                                $12.808      $13.829      $14.203      $15.627      $15.427
 Number of Units Outstanding, End of Period                              7,325        7,540        7,400        6,351        4,004
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.160      $12.595      $13.322      $13.764
 Accumulation Unit Value, End of Period                                $12.160      $12.595      $13.322      $13.764      $14.979
 Number of Units Outstanding, End of Period                              7,325        3,493        3,628        3,264        3,130
AIM V.I. Mid Cap Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $10.730      $11.213      $12.123
 Accumulation Unit Value, End of Period                                     --      $10.730      $11.213      $12.123      $12.904
 Number of Units Outstanding, End of Period                                 --            0            0            0            0
AIM V.I. Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.709
 Accumulation Unit Value, End of Period                                     --           --           --      $10.709      $11.252
 Number of Units Outstanding, End of Period                                 --           --           --          943          852
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.204      $13.222      $13.473      $15.354
 Accumulation Unit Value, End of Period                                $12.204      $13.222      $13.473      $15.354      $15.681
 Number of Units Outstanding, End of Period                              7,429       13,342       17,762       14,584       14,359
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.369      $13.800      $15.008      $14.439
 Accumulation Unit Value, End of Period                                $12.369      $13.800      $15.008      $14.439      $15.843
 Number of Units Outstanding, End of Period                              5,816       16,835       10,239       13,771        9,151
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.797      $15.528
 Accumulation Unit Value, End of Period                                     --           --      $11.797      $15.528      $15.968
 Number of Units Outstanding, End of Period                                 --           --        9,446       15,798       19,309
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.410      $12.042      $13.472      $13.040
 Accumulation Unit Value, End of Period                                $11.410      $12.042      $13.472      $13.040      $14.429
 Number of Units Outstanding, End of Period                              3,318        4,534        6,063        6,062        5,877
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          $10.000      $13.521      $15.684      $16.292      $18.125
 Accumulation Unit Value, End of Period                                $13.521      $15.684      $16.292      $18.125      $17.923
 Number of Units Outstanding, End of Period                              6,234       11,695       12,398       20,551       19,903
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.881      $13.091
 Accumulation Unit Value, End of Period                                     --           --      $10.881      $13.091      $15.560
 Number of Units Outstanding, End of Period                                 --           --            0        4,381        5,000
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.662      $12.571
 Accumulation Unit Value, End of Period                                     --           --      $10.662      $12.571      $11.733
 Number of Units Outstanding, End of Period                                 --           --        1,874       20,333        3,520
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.812      $12.822
 Accumulation Unit Value, End of Period                                     --           --      $11.812      $12.822      $14.649
 Number of Units Outstanding, End of Period                                 --           --        6,639       18,110       15,101
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.016      $12.111
 Accumulation Unit Value, End of Period                                     --           --      $11.016      $12.111      $13.194
 Number of Units Outstanding, End of Period                                 --           --        2,529        2,146        2,099

127 PROSPECTUS

                                                                                    For the Year ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.405      $11.254
 Accumulation Unit Value, End of Period                                     --           --      $10.405      $11.254      $11.240
 Number of Units Outstanding, End of Period                                 --           --          249            0            0
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $12.029      $13.172
 Accumulation Unit Value, End of Period                                     --           --      $12.029      $13.172      $14.796
 Number of Units Outstanding, End of Period                                 --           --            0        5,260        7,956
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.144
 Accumulation Unit Value, End of Period                                     --           --           --      $10.144      $10.370
 Number of Units Outstanding, End of Period                                 --           --           --            0        5,931
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.079      $11.354
 Accumulation Unit Value, End of Period                                     --           --      $11.079      $11.354      $12.643
 Number of Units Outstanding, End of Period                                 --           --            0        3,810        3,613
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $10.623      $10.691      $11.390
 Accumulation Unit Value, End of Period                                     --      $10.623      $10.691      $11.390      $11.395
 Number of Units Outstanding, End of Period                                 --            0            0            0            0
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $11.164      $11.050      $12.728
 Accumulation Unit Value, End of Period                                     --      $11.164      $11.050      $12.728      $12.862
 Number of Units Outstanding, End of Period                                 --            0       20,756       13,478       10,456
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.304      $13.551
 Accumulation Unit Value, End of Period                                     --           --      $11.304      $13.551      $14.762
 Number of Units Outstanding, End of Period                                 --           --            0            0            0
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $10.877      $11.715      $13.510
 Accumulation Unit Value, End of Period                                     --      $10.877      $11.715      $13.510      $13.616
 Number of Units Outstanding, End of Period                                 --        1,636        7,047        6,203       17,832
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                               --      $10.000      $11.441      $12.279      $14.527
 Accumulation Unit Value, End of Period                                     --      $11.441      $12.279      $14.527      $16.336
 Number of Units Outstanding, End of Period                                 --          410        2,533        2,484        2,216
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.267      $12.323
 Accumulation Unit Value, End of Period                                     --           --      $11.267      $12.323      $ 9.995
 Number of Units Outstanding, End of Period                                 --           --        5,369          215          391
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.195      $12.312
 Accumulation Unit Value, End of Period                                     --           --      $11.195      $12.312      $11.710
 Number of Units Outstanding, End of Period                                 --           --        6,796          227          242
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.453      $12.487
 Accumulation Unit Value, End of Period                                     --           --      $10.453      $12.487      $12.193
 Number of Units Outstanding, End of Period                                 --           --        2,234        2,533        2,505
Goldman Sachs VIT Mid Cap Value Fund (1)
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $11.300      $12.788
 Accumulation Unit Value, End of Period                                     --           --      $11.300      $12.788      $12.785
 Number of Units Outstanding, End of Period                                 --           --        1,182        1,177        1,172
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $ 9.432
 Accumulation Unit Value, End of Period                                     --           --           --      $ 9.432      $11.313
 Number of Units Outstanding, End of Period                                 --           --           --            0            0

128 PROSPECTUS

                                                                                    For the Year ending December 31,
                                                                      ------------------------------------------------------------
Sub-Accounts                                                            2003        2004         2005         2006         2007
----------------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.637
 Accumulation Unit Value, End of Period                                     --           --           --      $10.637      $10.954
 Number of Units Outstanding, End of Period                                 --           --           --            0            0
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.056
 Accumulation Unit Value, End of Period                                     --           --           --      $10.056      $10.830
 Number of Units Outstanding, End of Period                                 --           --           --            0            0
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                               --           --           --      $10.000      $10.237
 Accumulation Unit Value, End of Period                                     --           --           --      $10.237      $10.834
 Number of Units Outstanding, End of Period                                 --           --           --            0            0
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.242      $11.850      $12.005      $13.089
 Accumulation Unit Value, End of Period                                $11.242      $11.850      $12.005      $13.089      $12.870
 Number of Units Outstanding, End of Period                              2,556        2,552        2,548        2,544        2,539
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.210      $13.215      $13.547      $15.297
 Accumulation Unit Value, End of Period                                $12.210      $13.215      $13.547      $15.297      $13.999
 Number of Units Outstanding, End of Period                                  0            0            0            0            0
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.577      $14.235      $15.559      $19.359
 Accumulation Unit Value, End of Period                                $12.577      $14.235      $15.559      $19.359      $20.432
 Number of Units Outstanding, End of Period                              6,690       10,996       10,092       10,327        9,971
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                          $10.000      $12.076      $13.251      $14.045      $15.589
 Accumulation Unit Value, End of Period                                $12.076      $13.251      $14.045      $15.589      $14.399
 Number of Units Outstanding, End of Period                                  0            0            0            0            0
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                               --           --      $10.000      $10.851      $12.264
 Accumulation Unit Value, End of Period                                     --           --      $10.851      $12.264      $11.360
 Number of Units Outstanding, End of Period                                 --           --          528          130          142
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                          $10.000      $11.648      $11.917      $12.271      $12.603
 Accumulation Unit Value, End of Period                                $11.648      $11.917      $12.271      $12.603      $12.953
 Number of Units Outstanding, End of Period                              1,000        1,219        1,737        1,733        1,776

* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income
     - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administration expense charge of 0.19%.

(1) Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

129 PROSPECTUS

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

130 PROSPECTUS

41501

[LOGO]

THE ALLSTATE ADVISOR VARIABLE ANNUITIES
(ADVISOR, ADVISOR PREFERRED)

ALLSTATE LIFE INSURANCE COMPANY

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 80469, LINCOLN, NE 68501-0469 TELEPHONE NUMBER: 1-800-203-0068 FAX
NUMBER: 1-866-628-1006 PROSPECTUS DATED MAY 1, 2007

Allstate Life Insurance Company ("ALLSTATE LIFE") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

..    ALLSTATE ADVISOR

..    ALLSTATE ADVISOR PREFERRED

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Both Contracts may not be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 59* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following funds ("FUNDS"):

FIDELITY(R) VARIABLE INSURANCE PRODUCTS (SERVICE CLASS 2)

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2)

LORD ABBETT SERIES FUND, INC. (CLASS VC)

OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)

PUTNAM VARIABLE TRUST (CLASS IB)

STI CLASSIC VARIABLE TRUST

VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (CLASS II)

* Up to five additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 45 for information about Variable Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2007, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 89 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                                  1 PROSPECTUS

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT   THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
  NOTICES   RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
            EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS IN,
            OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, SUCH INSTITUTIONS
            OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
            INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

                                  2 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              4
  Overview of Contracts                                                        6
  The Contracts at a Glance                                                    7
  How the Contracts Work                                                      12
  Expense Table                                                               13
  Financial Information                                                       19
CONTRACT FEATURES
  The Contract                                                                19
  Purchases                                                                   22
  Contract Value                                                              22
  Investment Alternatives                                                     45
     The Variable Sub-Accounts                                                45
     The Fixed Account Options                                                49
     Transfers                                                                52
  Expenses                                                                    55
  Access to Your Money                                                        61
  Income Payments                                                             62
  Death Benefits                                                              70

                                                                            PAGE
                                                                            ----
OTHER INFORMATION
  More Information                                                            78
  Taxes                                                                       81
  Annual Reports and Other Documents                                          88
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         89
APPENDIX A - CONTRACT COMPARISON CHART                                        90
APPENDIX B - MARKET VALUE ADJUSTMENT                                          91
APPENDIX C - EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT              93
APPENDIX D-WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS                      94
APPENDIX E-WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                       95
APPENDIX F-CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT                   96
APPENDIX G- WITHDRAWAL ADJUSTMENT EXAMPLE-TRUERETURN ACCUMULATION BENEFIT     99
APPENDIX H-SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES         100
APPENDIX I - SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION CALCULATION
  EXAMPLES                                                                   102
APPENDIX J - SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION CALCULATION
  EXAMPLES                                                                   105
APPENDIX K-ACCUMULATION UNIT VALUES                                          109

                                  3 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
AB Factor                                                                     24
Accumulation Benefit                                                          24
Accumulation Phase                                                            12
Accumulation Unit                                                             23
Accumulation Unit Value                                                       23
Allstate Life ("We")                                                           1
Annuitant                                                                     20
Automatic Additions Program                                                   22
Automatic Portfolio Rebalancing Program                                       55
Beneficiary                                                                   20
Benefit Base (for the TrueReturn Accumulation Benefit Option)                 24
Benefit Base (for the SureIncome Withdrawal Benefit Option)                   33
Benefit Base (for the SureIncome Plus Withdrawal Benefit Option)              35
Benefit Base (for the SureIncome For Life Withdrawal Benefit Option)          40
Benefit Payment (for the SureIncome Withdrawal Benefit Option)                32
Benefit Payment (for the SureIncome Plus Withdrawal Benefit Option)           36
Benefit Payment (for the SureIncome For Life Withdrawal Benefit Option)       39
Benefit Payment Remaining (for the SureIncome Withdrawal Benefit Option) 32 Benefit Payment Remaining (for the SureIncome Plus Withdrawal Benefit
  Option)                                                                     36
Benefit Payment Remaining (for the SureIncome For Life Withdrawal Benefit
  Option)                                                                     39
Benefit Year (for the SureIncome Withdrawal Benefit Option)                   32
Benefit Year (for the SureIncome Plus Withdrawal Benefit Option)              35
Benefit Year (for the SureIncome For Life Withdrawal Benefit Option)          39
Co-Annuitant                                                                  20
*Contract                                                                     79
Contract Anniversary                                                           9
Contract Owner ("You")                                                        19
Contract Value                                                                 9
Contract Year                                                                  9
Dollar Cost Averaging Program                                                 54
Due Proof of Death                                                            70
Earnings Protection Death Benefit Option                                      72
Enhanced Beneficiary Protection (Annual Increase) Option                      72
Excess of Earnings Withdrawal                                                 73
Fixed Account Options                                                         49
Free Withdrawal Amount                                                        59
Funds                                                                          1

                                                                            PAGE
                                                                            ----
Guarantee Period Accounts                                                     49
Guarantee Option                                                              23
Income Base                                                                   68
Income Plan                                                                   62
Income Protection Benefit Option                                              65
In-Force Earnings                                                             73
In-Force Premium                                                              73
Investment Alternatives                                                       45
IRA Contract                                                                   9
Issue Date                                                                    12
Market Timing and Excessive Trading                                           53
Market Value Adjustment                                                       11
Maximum Anniversary Value (MAV) Death Benefit Option                           8
Payout Phase                                                                  12
Payout Start Date                                                             62
Payout Withdrawal                                                             63
Portfolios                                                                     1
Qualified Contract                                                            19
Retirement Income Guarantee Options                                           68
Return of Premium (ROP") Death Benefit                                        11
Rider Anniversary                                                             23
Rider Application Date                                                         8
Rider Date (for the TrueReturn Accumulation Benefit Option)                   23
Rider Date (for the SureIncome Withdrawal Benefit Option)                     32
Rider Date (for the SureIncome Plus Withdrawal Benefit Option)                35
Rider Date (for the SureIncome For Life Withdrawal Benefit Option)            39
Rider Fee (for the TrueReturn Accumulation Benefit Option)                     8
Rider Fee (for the SureIncome Withdrawal Benefit Option)                       8
Rider Fee (for the SureIncome Plus Withdrawal Benefit Option)                  8
Rider Fee (for the SureIncome For Life Withdrawal Benefit Option)              8
Rider Fee Percentage                                                          56
Rider Maturity Date                                                           23
Rider Period                                                                  23
Rider Trade-In Option (for the TrueReturn Accumulation Benefit Option)        30
Rider Trade-In Option (for the SureIncome Withdrawal Benefit Option)          34
Right to Cancel                                                               22
SEC                                                                            1
Settlement Value                                                              24
Spousal Protection Benefit (Co-Annuitant) Option                              57

                                  4 PROSPECTUS

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual

Retirement Accounts                                                           57
Standard Fixed Account Option                                                 49
SureIncome Covered Life                                                        8
SureIncome Option Fee                                                          8
SureIncome Plus Option                                                         8
SureIncome Plus Option Fee                                                     8
SureIncome Plus Withdrawal Benefit Option                                      8
SureIncome For Life Option                                                     8
SureIncome For Life Option Fee                                                 8
SureIncome For Life Withdrawal Benefit Option                                  8
SureIncome ROP Death Benefit                                                  11
SureIncome Withdrawal Benefit Option                                           8
Systematic Withdrawal Program                                                 61
Tax Qualified Contract                                                        84
Transfer Period Accounts                                                      49
Trial Examination Period                                                       7
TrueReturn (SM) Accumulation Benefit Option                                    8
Unemployment Compensation                                                     60
Valuation Date                                                                22
Variable Account                                                              78
Variable Sub-Account                                                          45
Withdrawal Benefit Factor (for the SureIncome Withdrawal Benefit Option) 32 Withdrawal Benefit Factor (for the SureIncome Plus Withdrawal Benefit
  Option)                                                                     36
Withdrawal Benefit Factor (for the SureIncome for Life Withdrawal Benefit
  Option)                                                                     39
Withdrawal Benefit Payout Phase (for the SureIncome Withdrawal Benefit
  Option)                                                                     33
Withdrawal Benefit Payout Phase (for the SureIncome Plus Withdrawal
  Benefit Option)                                                             37
Withdrawal Benefit Payout Phase (for the SureIncome for Life Withdrawal
  Benefit Option)                                                             39
Withdrawal Benefit Payout Start Date (for the SureIncome Withdrawal
  Benefit Option)                                                             33
Withdrawal Benefit Payout Start Date (for the SureIncome Plus Withdrawal
  Benefit Option)                                                             37
Withdrawal Benefit Payout Start Date (for the SureIncome for Life
  Withdrawal Benefit Option)                                                  41
Withdrawal Benefit Option                                                     32
Withdrawal Benefit Option Fee                                                 57

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

                                  5 PROSPECTUS

OVERVIEW OF CONTRACTS

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

..    The ALLSTATE ADVISOR CONTRACT has a mortality and expense risk charge of
     1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

..    The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 5-YEAR WITHDRAWAL CHARGE
     OPTION ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

..    The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 3-YEAR WITHDRAWAL CHARGE
     OPTION ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

..    The ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION
     ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

                                  6 PROSPECTUS

THE CONTRACTS AT A GLANCE

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS          You can purchase each Contract with as little as
                           $10,000 ($2,000 for Contracts issued with an IRA or TSA). You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($50 for automatic payments).

                           We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

TRIAL EXAMINATION PERIOD   You may cancel your Contract within 20 days of
                           receipt or any longer period as your state may require ("TRIAL EXAMINATION PERIOD"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. See "Trial
                           Examination Period" for details.

EXPENSES Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account. You also will bear the following expenses:

                           ALLSTATE ADVISOR CONTRACTS

                           . Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 5-YEAR WITHDRAWAL CHARGE OPTION)

                           . Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                           ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 3-YEAR WITHDRAWAL CHARGE OPTION)

                           . Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

                           . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                                  7 PROSPECTUS

                           ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH NO WITHDRAWAL CHARGE OPTION)

                           . Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

                           .    No withdrawal charge.

                           ALL CONTRACTS

                           . Annual administrative expense charge of 0.19% (up to 0.35% for future Contracts).

                           . Annual contract maintenance charge of $30 (waived in certain cases).

                           .    If you select the MAXIMUM ANNIVERSARY VALUE
                                (MAV) DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you will pay an additional mortality and expense risk charge of 0.20% (up to 0.30% for Options added in the future).

                           . If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, you will pay an additional mortality and expense risk charge of 0.30%.

                           . If you select the EARNINGS PROTECTION DEATH BENEFIT OPTION you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later ("RIDER APPLICATION DATE").

                           . If you select the TRUERETURN(SM) ACCUMULATION BENEFIT OPTION ("TRUERETURN OPTION") you will pay an additional annual fee ("RIDER FEE") of 0.50% (up to 1.25% for Options added in the future) of the BENEFIT BASE in effect on each Contract Anniversary ("CONTRACT ANNIVERSARY") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option or any Withdrawal Benefit Option.

                           .    We discontinued offering the SUREINCOME
                                WITHDRAWAL BENEFIT OPTION ("SUREINCOME OPTION") as of May 1, 2006, except in a limited number of states. If you elected the SureIncome Option prior to May 1, 2006, you would pay an additional annual fee ("SUREINCOME OPTION FEE") of 0.50% of the BENEFIT BASE on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION ("SUREINCOME PLUS OPTION") you would pay an additional annual fee ("SUREINCOME PLUS OPTION FEE") of 0.65% (up to 1.25% for Options added in the future) of the BENEFIT BASE on each Contract Anniversary (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                           . If you select the SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION ("SUREINCOME FOR LIFE OPTION") you would pay an additional annual fee ("SUREINCOME FOR LIFE OPTION FEE") of 0.65% (up to 1.25% for Options added in the future) of the BENEFIT BASE on each Contract Anniversary (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

                                  8 PROSPECTUS

                           . We discontinued offering the RETIREMENT INCOME GUARANTEE OPTION 1 ("RIG 1") as of January 1, 2004. If you selected RIG 1 prior to January 1, 2004, you will pay an additional annual fee ("Rider Fee") of 0.40% of the INCOME BASE in effect on a Contract Anniversary.

                           . We discontinued offering the RETIREMENT INCOME GUARANTEE OPTION 2 ("RIG 2") as of January 1, 2004. If you selected RIG 2 prior to January 1, 2004, you will pay an additional annual Rider Fee of 0.55% of the INCOME BASE in effect on a Contract Anniversary.

                           . If you select the INCOME PROTECTION BENEFIT OPTION you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

                           . If you select the SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION or SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS ("CSP") you would pay an additional annual fee ("RIDER FEE") of 0.10%* (up to 0.15% for Options added in the future) of the Contract value ("CONTRACT VALUE") on each Contract Anniversary. These Options are only available for certain types of IRA Contracts, which are Contracts issued with an Individual Retirement Annuity or Account ("IRA") under Section 408 of the Internal Revenue Code. The CSP is only available for certain Custodial Individual Retirement Accounts established under
                                Section 408 of the Internal Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

                                * NO RIDER FEE WAS CHARGED FOR THESE OPTIONS FOR CONTRACT OWNERS WHO ADDED THESE OPTIONS PRIOR TO JANUARY 1, 2005. SEE PAGE 57 FOR DETAILS.

                           . Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract year ("CONTRACT YEAR"), which we measure from the date we issue your Contract or a Contract Anniversary.

                           .    State premium tax (if your state imposes one)

                           WE MAY DISCONTINUE OFFERING ANY OF THESE OPTIONS AT ANY TIME PRIOR TO THE TIME YOU ELECT TO RECEIVE IT.

                                  9 PROSPECTUS

INVESTMENT ALTERNATIVES    Each Contract offers several investment alternatives
                           including:

                           . up to 3 Fixed Account Options that credit interest at rates we guarantee, and

                           .    59* Variable Sub-Accounts investing in
                                Portfolios offering professional money
                                management by these investment advisers:

                                .    Fidelity Management & Research Company

                                .    Franklin Advisers, Inc.

                                .    Franklin Advisory Services, LLC

                                .    Franklin Mutual Advisers, LLC

                                .    Lord, Abbett & Co. LLC

                                .    OppenheimerFunds, Inc.

                                .    Putnam Investment Management, LLC

                                .    Templeton Asset Management Ltd.

                                .    Templeton Investment Counsel, LLC

                                .    Trusco Capital Management, Inc.

                                .    Van Kampen Asset Management

                                .    Van Kampen**

                                * Up to five additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see pages 45-48 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

                                ** Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                           NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL STATES OR WITH ALL CONTRACTS.

                           To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-203-0068.

                                  10 PROSPECTUS

SPECIAL SERVICES           For your convenience, we offer these special
                           services:

                           .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                           .    AUTOMATIC ADDITIONS PROGRAM

                           .    DOLLAR COST AVERAGING PROGRAM

                           .    SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS            You can choose fixed income payments, variable income
                           payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                           .    life income with guaranteed number of payments

                           . joint and survivor life income with guaranteed number of payments

                           . guaranteed number of payments for a specified period

                           .    life income with cash refund

                           .    joint life income with cash refund

                           .    life income with installment refund

                           .    joint life income with installment refund

                           Prior to January 1, 2004, Allstate Life also offered two Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                           In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

DEATH BENEFITS             If you, the Annuitant, or Co-Annuitant die before the
                           Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract.
                           In addition to the death benefit included in your Contract ("RETURN OF PREMIUM DEATH BENEFIT" or "ROP
                           DEATH BENEFIT"), the death benefit options we currently offer include:

                           .    MAV DEATH BENEFIT OPTION;

                           .    ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                INCREASE) OPTION; and

                           .    EARNINGS PROTECTION DEATH BENEFIT OPTION

                           The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit, ("SUREINCOME ROP DEATH BENEFIT").

TRANSFERS                  Before the Payout Start Date, you may transfer your
                           Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed
                           Account or Market Value Adjusted Account Options is
                           $100.

                           A charge may apply after the 12th transfer in each Contract Year. See page 54 for information about short term trading fees.

WITHDRAWALS                You may withdraw some or all of your Contract Value
                           at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a MARKET VALUE
                           ADJUSTMENT may also apply.

                           If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Your Contract will terminate if you withdraw all of your Contract Value.

                                  11 PROSPECTUS

HOW THE CONTRACTS WORK

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 62. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date                    Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-203-0068 if you have any question about how the Contracts work.

                                  12 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

         Number of Complete Years Since We Received the Purchase Payment
                       Being Withdrawn/Applicable Charge:

Contract:                            0     1     2     3     4      5     6     7     7+
---------                           ---   ---   ---   ---   ---    ---   ---   ---   ---
Allstate Advisor                     7%    7%    6%    5%    4%     3%    2%    0%    0%
Allstate Advisor
  Preferred with:
  5-Year Withdrawal Charge Option    7%    6%    5%    4%    3%     0%
  3-Year Withdrawal Charge Option    7%    6%    5%    0%
  No Withdrawal Charge Option                               None
All Contracts:
--------------
Annual Contract
  Maintenance Charge                                        $30**
Transfer Fee                                up to 2.00% of the amount transferred***

* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**   Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                Mortality and Expense Risk    Administrative
Basic Contract (without any optional benefit)                            Charge              Expense Charge*
------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                           1.10%                   0.19%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)              1.40%                   0.19%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)              1.50%                   0.19%
Allstate Advisor Preferred (No Withdrawal Charge Option)                   1.60%                   0.19%

                                                                Total Variable Account
                                                                    Annual Expense
--------------------------------------------------------------------------------------
Basic Contract (without any optional benefit)
Allstate Advisor                                                         1.29%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)            1.59%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)            1.69%
Allstate Advisor Preferred (No Withdrawal Charge Option)                 1.79%

* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option                           0.20% (up to 0.30% for Options added in
                                                   the future)
Enhanced Beneficiary Protection (Annual Increase)
   Option                                          0.30 %
Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added in
   age 0-70)                                       the future)
Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added in
   age 71-79)                                      the future)

                                  13 PROSPECTUS

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings   Mortality and Expense    Administrative
Protection Death Benefit Option (issue age 71-79)                    Risk Charge*       Expense Charge*
-------------------------------------------------------------------------------------------------------
Allstate Advisor                                                         2.00%                0.19%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)            2.30%                0.19%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)            2.40%                0.19%
Allstate Advisor Preferred (No Withdrawal Charge Option)                 2.50%                0.19%

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings   Total Variable Account
Protection Death Benefit Option (issue age 71-79)                   Annual Expense
--------------------------------------------------------------------------------------
Allstate Advisor                                                         2.19%
Allstate Advisor Preferred (5- year Withdrawal Charge Option)            2.49%
Allstate Advisor Preferred (3- year Withdrawal Charge Option)            2.59%
Allstate Advisor Preferred (No Withdrawal Charge Option)                 2.69%

* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn(SM) Accumulation Benefit Option      0.50%*

* Up to 1.25% for TrueReturn Options added in the future. See "TrueReturn(SM) Accumulation Benefit Option" for details.

SUREINCOME WITHDRAWAL BENEFIT OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

SureIncome Withdrawal Benefit Option            0.50%**

* Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states.

** Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

SureIncome Plus Withdrawal Benefit Option       0.65%*

* Up to 1.25% for SureIncome Plus Options added in the future. See "SureIncome Plus Withdrawal Benefit Option" for details.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

SureIncome For Life Withdrawal Benefit Option   0.65%*

* Up to 1.25% for SureIncome For Life Options added in the future. See "SureIncome For Life Withdrawal Benefit Option" for details.

RETIREMENT INCOME GUARANTEE OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF INCOME BASE ON A CONTRACT ANNIVERSARY)

RIG 1                                           0.40%
RIG 2                                           0.55%

* We discontinued offering the Retirement Income Guarantee Option as of January 1, 2004. Fees shown apply to owners who selected the option prior to January 1, 2004.

                                  14 PROSPECTUS

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option                 0.10%*

* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option for Custodial   0.10%*
Individual Retirement Accounts

* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit {Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

INCOME PROTECTION BENEFIT OPTION

(AS A PERCENTAGE OF THE AVERAGE DAILY NET VARIABLE ACCOUNT ASSETS SUPPORTING THE VARIABLE INCOME PAYMENTS TO WHICH THE OPTION APPLIES)

Income Protection Benefit Option                                 0.50%*

* The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option" for details.

                                  15 PROSPECTUS

PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

                            ANNUAL PORTFOLIO EXPENSES

                                               Minimum   Maximum
                                               -------   -------
Total Annual Portfolio Operating
Expenses/(1)/
  (expenses that are deducted from Portfolio
  assets, which may include management fees,
  distribution and/or services (12b-1) fees,    0.35%     1.73%
  and other expenses)

More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2006 (except as otherwise noted).

                                  16 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated;

..    earned a 5% annual return on your investment;

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..    elected the MAV Death Benefit Option and the Enhanced Beneficiary
     Protection (Annual Increase) Option;

..    elected the Earnings Protection Death Benefit Option (assuming issue age
     71-79);

..    elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..    elected the SureIncome Plus Withdrawal Benefit Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                      Allstate Advisor
                                          -------------------------------------
                                          1 Year   3 Years   5 Years   10 Years
                                          ------   -------   -------   --------
Costs Based on Maximum Annual Portfolio
   Expenses                               $1,105    $1,964    $2,835    $5,238
Costs Based on Minimum Annual Portfolio
   Expenses                               $  964    $1,552    $2,170    $4,021

                               Allstate Advisor Preferred              Allstate Advisor Preferred
                                        (5 Year)                                (3 Year)
                         -------------------------------------   -------------------------------------
                         1 Year   3 Years   5 Years   10 Years   1 Year   3 Years   5 Years   10 Years
                         ------   -------   -------   --------   ------   -------   -------   --------
Costs Based on Maximum
   Annual Portfolio
   Expenses              $1,051    $1,967    $2,720    $5,481    $1,061    $1,656    $2,766    $5,560
Costs Based on Minimum
   Annual Portfolio
   Expenses              $  909    $1,558    $2,063    $4,300    $  920    $1,248    $2,112    $4,392

                               Allstate Advisor Preferred
                                        (0 Year)
                         -------------------------------------
                         1 Year   3 Years   5 Years   10 Years
                         ------   -------   -------   --------
Costs Based on Maximum
   Annual Portfolio
   Expenses               $561     $1,685    $2,812    $5,638
Costs Based on Minimum
   Annual Portfolio
   Expenses               $420     $1,278    $2,161    $4,482

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                    Allstate Advisor
                                          -------------------------------------
                                          1 Year   3 Years   5 Years   10 Years
                                          ------   -------   -------   --------

Costs Based on Maximum Annual Portfolio    $510     $1,539    $2,580    $5,238
   Expenses

Costs Based on Minimum Annual Portfolio    $369     $1,127    $1,915    $4,021
   Expenses

                               Allstate Advisor Preferred               Allstate Advisor Preferred
                                        (5 Year)                                 (3 Year)
                         -------------------------------------   -------------------------------------
                         1 Year   3 Years   5 Years   10 Years   1 Year   3 Years   5 Years   10 Years
                         ------   -------   -------   --------   ------   -------   -------   --------
Costs Based on Maximum
   Annual Portfolio
   Expenses               $541     $1,627    $2,720    $5,481     $551     $1,656    $2,766    $5,560
Costs Based on Minimum
   Annual Portfolio
   Expenses               $399     $1,218    $2,063    $4,300     $410     $1,248    $2,112    $4,392

                               Allstate Advisor Preferred
                                        (0 Year)
                         -------------------------------------
                         1 Year   3 Years   5 Years   10 Years
                         ------   -------   -------   --------
Costs Based on Maximum
  Annual Portfolio
  Expenses                $561     $1,685    $2,812    $5,638
Costs Based on Minimum
  Annual Portfolio
  Expenses               $420      $1,278    $2,161    $4,482

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT

                                  17 PROSPECTUS

OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), THE SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND THE SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

                                  18 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.

THE CONTRACTS

CONTRACT OWNER

Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan(s) you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or the Annuitant dies, and

..    any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax

                                  19 PROSPECTUS
advisor prior to making a request for a change of Contract Owner.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.

If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

..    the individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA;

..    the Contract Owner must be age 90 or younger on the Rider Application Date;

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date;
     and

..    the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

..    the beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

..    the Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

..    the Co-Annuitant must be the legal spouse of the Annuitant and only one
     Co-Annuitant may be named;

..    the Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

..    the Annuitant must be age 90 or younger on the Rider Application Date; and

..    the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.

BENEFICIARY

You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new

                                  20 PROSPECTUS

Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.

Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT

Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN PERIODIC INCOME PAYMENTS UNDER YOUR CONTRACT.

                                  21 PROSPECTUS

PURCHASES

MINIMUM PURCHASE PAYMENTS

The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-203-0068.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market - Class IB Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Money Market - Class IB Sub-Account. On the next Valuation Date, 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to your initial purchase payment.

                                  22 PROSPECTUS

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION

We offer the TrueReturn(SM) Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

                                  23 PROSPECTUS

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

ACCUMULATION BENEFIT.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                    AB FACTORS
  RIDER PERIOD       GUARANTEE   GUARANTEE
(NUMBER OF YEARS)    OPTION 1     OPTION 2
------------------------------------------
        8             100.0%          NA
        9             112.5%          NA
       10             125.0%       100.0%
       11             137.5%       110.0%
       12             150.0%       120.0%
       13             162.5%       130.0%
       14             175.0%       140.0%
       15             187.5%       150.0%
       16             200.0%       160.0%
       17             212.5%       170.0%
       18             225.0%       180.0%
       19             237.5%       190.0%
       20             250.0%       200.0%

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

Guarantee Option:                          1
Rider Period:                             15
AB Factor:                             187.5%
Rider Date:                            1/2/04
Rider Maturity Date:                   1/2/19
Benefit Base on Rider Date:            $50,000
Benefit Base on rider Maturity Date:   $50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit = Benefit Base on Rider Maturity
                       Date X AB Factor
                     = $50,000 X 187.5%
                     = $93,750

Example 2: Guarantee Option 2

Guarantee Option:                          2
Rider Period:                             15
AB Factor:                             150.0%
Rider Date:                            1/2/04
Rider Maturity Date:                   1/2/19
Benefit Base on Rider Date:            $50,000
Benefit Base on rider Maturity Date:   $50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                        Date X AB Factor
                      = $50,000 X 150.0%
                      = $75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

BENEFIT BASE.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

..    The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER
     CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

..    The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The

                                  24 PROSPECTUS

Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately prior to the withdrawal; and

(c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

INVESTMENT REQUIREMENTS.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3)  to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2, and Fidelity VIP Freedom Funds Model Portfolio Options sections below for more details. We may add Model Portfolio Options in the future. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

                   GUARANTEE OPTION 1                              GUARANTEE OPTION 2
--------------------------------------------------------------------------------------------
                *Model Portfolio Option 1                      *Model Portfolio Option 2
*Fidelity VIP Freedom Income Fund Model Portfolio Option   *Fidelity VIP Freedom Income Fund
 *Fidelity VIP Freedom 2010 Fund Model Portfolio Option          Model Portfolio Option
                                                            *Fidelity VIP Freedom 2010 Fund
                                                                 Model Portfolio Option
                                                            *Fidelity VIP Freedom 2020 Fund
                                                                 Model Portfolio Option
                                                            *Fidelity VIP Freedom 2030 Fund
                                                                 Model Portfolio Option

* NOTE: FIDELITY VIP FREEDOM FUNDS MODEL PORTFOLIO OPTIONS ARE AVAILABLE AS MODEL PORTFOLIO OPTIONS UNDER GUARANTEE OPTION 1 AND GUARANTEE OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004). FOR GUARANTEE OPTION 2 (RIDER DATE ON OR AFTER OCTOBER 1, 2004), THE FIDELITY VIP FREEDOM FUNDS ARE PART OF THE AVAILABLE VARIABLE SUB-ACCOUNTS LISTED UNDER MODEL PORTFOLIO OPTION 2. PLEASE NOTE THAT ONLY CERTAIN FIDELITY VIP FREEDOM FUNDS MODEL PORTFOLIO OPTIONS ARE AVAILABLE WITH YOUR TRUERETURN OPTION AS SUMMARIZED IN THE TABLE ABOVE.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term

                                  25 PROSPECTUS

"Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

MODEL PORTFOLIO OPTION 1.

If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category (1,
4):

MODEL PORTFOLIO OPTION 1
------------------------
     20% Category A
     50% Category B
     30% Category C
      0% Category D

CATEGORY A

Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account

CATEGORY B

FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (2)

CATEGORY C

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account

                                  26 PROSPECTUS

Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account (1)
Putnam VT Utilities Growth and Income - Class IB Sub-Account (1)
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account (3)
STI Classic Large Cap Relative Value Sub-Account
(3) STI Classic Small Cap Value Equity Sub-Account
STI Classic Large Cap Value Equity Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Strategic Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account (2)
Van Kampen UIF Global Franchise, Class II Sub-Account (2)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (2)

CATEGORY D

(VARIABLE SUB-ACCOUNTS NOT AVAILABLE UNDER MODEL PORTFOLIO OPTION 1) Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account (1)
Putnam VT New Opportunities - Class IB Sub-Account (1)
Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account (3)
Van Kampen LIT Aggressive Growth, Class II Sub-Account (4)
Van Kampen UIF Equity Growth, Class II Sub-Account (2)
Van Kampen UIF Small Company Growth, Class II Sub-Account (2)

EACH CALENDAR QUARTER, WE WILL USE THE AUTOMATIC PORTFOLIO REBALANCING PROGRAM TO AUTOMATICALLY REBALANCE YOUR CONTRACT VALUE IN EACH VARIABLE SUB-ACCOUNT AND RETURN IT TO THE PERCENTAGE ALLOCATION REQUIREMENTS FOR MODEL PORTFOLIO OPTION
1. WE WILL USE THE PERCENTAGE ALLOCATIONS AS OF YOUR MOST RECENT INSTRUCTIONS.

1) Effective October 1, 2004, the following Variable Sub-Accounts closed to new investments: the Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research
     - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

4) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments.*

* AS NOTED ABOVE, CERTAIN VARIABLE SUB-ACCOUNTS ARE CLOSED TO NEW INVESTMENTS. IF YOU INVESTED IN THESE VARIABLE SUB-ACCOUNTS PRIOR TO THE EFFECTIVE CLOSE DATE, YOU MAY CONTINUE YOUR INVESTMENTS. IF PRIOR TO THE EFFECTIVE CLOSE DATE, YOU ENROLLED IN ONE OF OUR AUTOMATIC TRANSACTION PROGRAMS, SUCH AS AUTOMATIC ADDITIONS, PORTFOLIO REBALANCING OR DOLLAR COST AVERAGING, WE WILL CONTINUE TO EFFECT AUTOMATIC TRANSACTIONS TO THESE VARIABLE SUB-ACCOUNTS IN ACCORDANCE WITH THAT PROGRAM. OUTSIDE OF THESE AUTOMATIC TRANSACTION PROGRAMS, ADDITIONAL ALLOCATIONS WILL NOT BE ALLOWED. IF YOU CHOOSE TO ADD THIS TRUERETURN OPTION ON OR AFTER THE EFFECTIVE CLOSE DATE, YOU MUST TRANSFER ANY PORTION OF YOUR CONTRACT VALUE THAT IS ALLOCATED TO THESE VARIABLE SUB-ACCOUNTS TO ANY OF THE REMAINING VARIABLE SUB-ACCOUNTS AVAILABLE WITH THIS TRUERETURN OPTION PRIOR TO ADDING IT TO YOUR CONTRACT.

MODEL PORTFOLIO OPTION 2.

The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you select Model Portfolio Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date

                                  27 PROSPECTUS
prior to October 1, 2004) and the Variable Sub-Accounts available under each category (1, 4):

       MODEL PORTFOLIO OPTION 2
(RIDER DATE PRIOR TO OCTOBER 1, 2004)
-------------------------------------
            10% Category A
            20% Category B
            50% Category C
            20% Category D

CATEGORY A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account

CATEGORY B

FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (2)

CATEGORY C

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account (1)
Putnam VT Utilities Growth and Income - Class IB Sub-Account (1) STI Classic Large Cap Relative Value Sub-Account (3)
STI Classic Large Cap Value Equity Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account (2)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (2)

CATEGORY D

Fidelity VIP Growth Stock - Service Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account (1)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Opportunities - Class IB Sub-Account (1)
Putnam VT Vista - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account (3)
STI Classic Mid-Cap Equity Sub-Account (3)
STI Classic Small Cap Value Equity Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account (4)
Van Kampen LIT Strategic Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account (2)
Van Kampen UIF Global Franchise, Class II Sub-Account (2)
Van Kampen UIF Small Company Growth, Class II Sub-Account (2)

THE FOLLOWING VARIABLE SUB-ACCOUNTS ARE NOT AVAILABLE UNDER MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004): FIDELITY VIP FREEDOM INCOME - SERVICE CLASS 2 SUB-ACCOUNT, FIDELITY VIP FREEDOM 2010 - SERVICE CLASS 2 SUB--

                                  28 PROSPECTUS

ACCOUNT, FIDELITY VIP FREEDOM 2020 - SERVICE CLASS 2 SUB-ACCOUNT AND FIDELITY VIP FREEDOM 2030 - SERVICE CLASS 2 SUB-ACCOUNT. INSTEAD, THE FIDELITY VIP FREEDOM FUNDS ARE AVAILABLE AS MODEL PORTFOLIO OPTIONS (SEE TABLE UNDER INVESTMENT REQUIREMENTS ABOVE).

EACH CALENDAR QUARTER, WE WILL USE THE AUTOMATIC PORTFOLIO REBALANCING PROGRAM TO AUTOMATICALLY REBALANCE YOUR CONTRACT VALUE IN EACH VARIABLE SUB-ACCOUNT AND RETURN IT TO THE PERCENTAGE ALLOCATION REQUIREMENTS FOR MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004). WE WILL USE THE PERCENTAGE ALLOCATIONS AS OF YOUR MOST RECENT INSTRUCTIONS.

1) Effective October 1, 2004, the following Variable Sub-Accounts closed to new investments: the Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research
     - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account.*

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

4) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments.*

* AS NOTED ABOVE, CERTAIN VARIABLE SUB-ACCOUNTS ARE CLOSED TO NEW INVESTMENTS. IF YOU INVESTED IN THESE VARIABLE SUB-ACCOUNTS PRIOR TO THE EFFECTIVE CLOSE DATE, YOU MAY CONTINUE YOUR INVESTMENTS. IF PRIOR TO THE EFFECTIVE CLOSE DATE, YOU ENROLLED IN ONE OF OUR AUTOMATIC TRANSACTION PROGRAMS, SUCH AS AUTOMATIC ADDITIONS, PORTFOLIO REBALANCING OR DOLLAR COST AVERAGING, WE WILL CONTINUE TO EFFECT AUTOMATIC TRANSACTIONS TO THESE VARIABLE SUB-ACCOUNTS IN ACCORDANCE WITH THAT PROGRAM. OUTSIDE OF THESE AUTOMATIC TRANSACTION PROGRAMS, ADDITIONAL ALLOCATIONS WILL NOT BE ALLOWED.

MODEL PORTFOLIO OPTION 2 (RIDER DATE ON OR AFTER OCTOBER 1, 2004)

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you select Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)(1, 4):

                            MODEL PORTFOLIO OPTION 2
                    (RIDER DATE ON OR AFTER OCTOBER 1, 2004)
      -------------------------------------------------------------------
                                    AVAILABLE
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account (2)
STI Classic Large Cap Relative Value Sub-Account (2)
STI Classic Small Cap Value Equity Sub-Account
STI Classic Large Cap Value Equity Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Strategic Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (3)
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)

                                  29 PROSPECTUS

                                    EXCLUDED

Fidelity VIP Growth Stock - Service Class 2 Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account (2)
Van Kampen LIT Aggressive Growth, Class II Sub-Account (4) Van Kampen UIF Equity Growth, Class II Sub-Account (3)
Van Kampen UIF Small Company Growth, Class II Sub-Account (3)

1) Effective October 1, 2004, the following Variable Sub-Accounts closed to new investments: the Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research
     - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account.*

2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments.*

* AS NOTED ABOVE, CERTAIN VARIABLE SUB-ACCOUNTS ARE CLOSED TO NEW INVESTMENTS. IF YOU INVESTED IN THESE VARIABLE SUB-ACCOUNTS PRIOR TO THE EFFECTIVE CLOSE DATE, YOU MAY CONTINUE YOUR INVESTMENTS. IF PRIOR TO THE EFFECTIVE CLOSE DATE, YOU ENROLLED IN ONE OF OUR AUTOMATIC TRANSACTION PROGRAMS, SUCH AS AUTOMATIC ADDITIONS, PORTFOLIO REBALANCING OR DOLLAR COST AVERAGING, WE WILL CONTINUE TO EFFECT AUTOMATIC TRANSACTIONS TO THESE VARIABLE SUB-ACCOUNTS IN ACCORDANCE WITH THAT PROGRAM. OUTSIDE OF THESE AUTOMATIC TRANSACTION PROGRAMS, ADDITIONAL ALLOCATIONS WILL NOT BE ALLOWED. IF YOU CHOOSE TO ADD THIS TRUERETURN OPTION ON OR AFTER THE EFFECTIVE CLOSE DATE, YOU MUST TRANSFER ANY PORTION OF YOUR CONTRACT VALUE THAT IS ALLOCATED TO THESE VARIABLE SUB-ACCOUNTS TO ANY OF THE REMAINING VARIABLE SUB-ACCOUNTS AVAILABLE WITH THIS TRUERETURN OPTION PRIOR TO ADDING IT TO YOUR CONTRACT.

CANCELLATION OF THE TRUERETURN OPTION.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

DEATH OF OWNER OR ANNUITANT.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described on page 74 of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

RIDER TRADE-IN OPTION.

We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion.

Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

..    the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

                                  30 PROSPECTUS

..    the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..    the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..    the Model Portfolio Options will be determined by the Model Portfolio
     Options offered with the Guarantee Options available with the New Option;

..    any waiting period for canceling the New Option will start again on the new
     Rider Date;

..    any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..    the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the SureIncome Plus or SureIncome For Life Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option.

You may cancel your TrueReturn Option and immediately add a new SureIncome Plus Option or a new SureIncome For Life Option, provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..    The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the new Withdrawal
     Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your sales representative before trading in your TrueReturn Option.

TERMINATION OF THE TRUERETURN OPTION.

The TrueReturn Option will terminate on the earliest of the following to occur:

..    on the Rider Maturity Date;

..    on the Payout Start Date;

..    on the date your Contract is terminated;

..    on the date the Option is cancelled;

..    on the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    on the date the Option is replaced with a New Option under the Rider
     Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

FIDELITY VIP FREEDOM FUNDS MODEL PORTFOLIO OPTIONS.

If you choose one of the Fidelity VIP Freedom Funds Model Portfolio Options or transfer your entire Contract Value into one of the Fidelity VIP Freedom Funds Model Portfolio Options we will invest your Contract Value entirely into the Fidelity VIP Freedom Sub-Account associated with the Fidelity VIP Freedom Funds Model Portfolio Option you have currently selected. The following table lists the Fidelity VIP Freedom Sub-Account associated with each Fidelity VIP Freedom Funds Model Portfolio Option:

              FIDELITY VIP FREEDOM FUNDS                       FIDELITY VIP FREEDOM
                MODEL PORTFOLIO OPTIONS                            SUB-ACCOUNT
---------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Fund Model Portfolio Option   Fidelity VIP Freedom Income -
                                                           Service Class 2 Sub-Account

Fidelity VIP Freedom 2010 Fund Model Portfolio Option     Fidelity VIP Freedom 2010 -
                                                           Service Class 2 Sub-Account

Fidelity VIP Freedom 2020 Fund Model Portfolio Option     Fidelity VIP Freedom 2020 -
                                                           Service Class 2 Sub-Account

Fidelity VIP Freedom 2030 Fund Model Portfolio Option     Fidelity VIP Freedom 2030 -
                                                           Service Class 2 Sub-Account

The Fidelity VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note only certain Fidelity VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

                                  31 PROSPECTUS

WITHDRAWAL BENEFIT OPTIONS

"WITHDRAWAL BENEFIT OPTIONS" is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. "Withdrawal Benefit Option" is used to refer to any one of the Withdrawal Benefit Options.

SUREINCOME WITHDRAWAL BENEFIT OPTION

Effective May 1, 2006, we ceased offering the SUREINCOME WITHDRAWAL BENEFIT OPTION ("SUREINCOME OPTION"), except in a limited number of states where we intend to discontinue offering the Option as soon as possible. In the states where we continue to offer the SureIncome Option, it is available for an additional fee.

The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "BENEFIT PAYMENT REMAINING" which will be available for withdrawal from the Contract each "BENEFIT YEAR" until the "BENEFIT BASE" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "WITHDRAWAL BENEFIT PAYOUT PHASE".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "RIDER DATE" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

In those states where currently offered, the SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

In those states where the SureIncome Option is currently available, we may discontinue offering, at any time without prior notice, the Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

WITHDRAWAL BENEFIT FACTOR

The "WITHDRAWAL BENEFIT FACTOR" is used to determine the "BENEFIT PAYMENT" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

                                  32 PROSPECTUS

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On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

BENEFIT BASE

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

IF THE BENEFIT BASE IS REDUCED TO ZERO, THIS SUREINCOME OPTION WILL TERMINATE.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.

CONTRACT OWNER AND ASSIGNMENT OF PAYMENTS OR INTEREST

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

CONTRACT VALUE

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

WITHDRAWAL BENEFIT PAYOUT PHASE

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "WITHDRAWAL BENEFIT PAYOUT START DATE" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

                                  33 PROSPECTUS

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

INVESTMENT REQUIREMENTS

If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)" below.

CANCELLATION OF THE SUREINCOME OPTION

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

RIDER TRADE-IN OPTION

We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). In most states, we currently offer the SureIncome Plus Withdrawal Benefit Option as the New SureIncome Option under the Rider Trade-In Option. We may also offer other Options ("New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

..    The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..    The New SureIncome Option or any New Option will be made a part of your
     Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..    The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

..    The issue requirements and terms and conditions of the New SureIncome
     Option or the New Option must be met as of the date any such Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age
     85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

                                  34 PROSPECTUS

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If the New Option is a New SureIncome Option, it must provide that the new
Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

DEATH OF OWNER OR ANNUITANT

If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

TERMINATION OF THE SUREINCOME OPTION

The SureIncome Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Option is cancelled;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Option is replaced with a New Option under the
     Rider Trade-In Option.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.

The SureIncome Plus Option guarantees an amount up to the "BENEFIT PAYMENT REMAINING" which will be available for withdrawal from the Contract each "BENEFIT YEAR" until the "BENEFIT BASE" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "WITHDRAWAL BENEFIT PAYOUT PHASE". Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SUREINCOME ROP DEATH BENEFIT"). This death benefit option is described below under "DEATH OF OWNER OR ANNUITANT" and in the DEATH BENEFITS section starting on page 70.

For purposes of the SureIncome Plus Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "RIDER DATE" is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Plus Option is available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"), (the maximum age may depend on your state). The SureIncome Plus Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once

                                  35 PROSPECTUS

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added to your Contract, the SureIncome Plus Option may not be cancelled at any time.

We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.

WITHDRAWAL BENEFIT FACTOR

The "WITHDRAWAL BENEFIT FACTOR" is used to determine the "BENEFIT PAYMENT" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.

BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..    The Contract Value multiplied by the Withdrawal Benefit Factor (currently
     8% for new SureIncome Plus Options); or

..    The value of the Benefit Payment of the previous Withdrawal Benefit Option
     (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See RIDER TRADE-IN OPTION, above, under SUREINCOME WITHDRAWAL BENEFIT OPTION for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

                                  36 PROSPECTUS

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BENEFIT BASE

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option.

On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

IF THE BENEFIT BASE IS REDUCED TO ZERO, THIS SUREINCOME PLUS OPTION WILL TERMINATE.

For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.

CONTRACT OWNER AND ASSIGNMENT OF PAYMENTS OR INTEREST

If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.

CONTRACT VALUE

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

WITHDRAWAL BENEFIT PAYOUT PHASE

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "WITHDRAWAL BENEFIT PAYOUT START DATE" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

                                  37 PROSPECTUS

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If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

INVESTMENT REQUIREMENTS

If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)" below.

DEATH OF OWNER OR ANNUITANT

If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.

Refer to the Death Benefits section page 70 for more details on the SureIncome ROP Death Benefit.

TERMINATION OF THE SUREINCOME PLUS OPTION

The SureIncome Plus Option will terminate on the earliest of the following to occur:

..    The Benefit Base is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase asdefined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION

We offer the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions.

Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.

                                  38 PROSPECTUS

The SureIncome For Life Option guarantees an amount up to the "BENEFIT PAYMENT REMAINING" which will be available for withdrawal from the Contract each "BENEFIT YEAR" as long as the SureIncome Covered Life is alive, subject to certain restrictions. The "SUREINCOME COVERED LIFE" is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the "WITHDRAWAL BENEFIT PAYOUT PHASE" as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SUREINCOME ROP DEATH BENEFIT").

This Option is described below under "DEATH OF OWNER OR ANNUITANT" and in the DEATH BENEFITS section starting on page 70.

For purposes of the SureIncome For Life Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "RIDER DATE" is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.

We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.

WITHDRAWAL BENEFIT FACTOR

The "WITHDRAWAL BENEFIT FACTOR" is used to determine the "BENEFIT PAYMENT" and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. AFTER THIS

DATE THE WITHDRAWAL BENEFIT FACTOR WILL NOT CHANGE.

We currently offer the following Withdrawal Benefit Factors:

    Attained Age of
SureIncome Covered Life   Withdrawal Benefit Factor
-----------------------   -------------------------
         50-59                       4%
         60-69                       5%
         70+                         6%

The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.

BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.

                                  39 PROSPECTUS

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.

After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. THE WITHDRAWAL BENEFIT FACTOR USED IN ALL FUTURE CALCULATIONS WILL NOT CHANGE.

After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.

After the first withdrawal, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

..    If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..    If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..    The Benefit Payment immediately prior to the withdrawal; or

..    The Benefit Base immediately after the withdrawal multiplied by the
     Withdrawal Benefit Factor.

IF THE BENEFIT PAYMENT IS REDUCED TO ZERO, THE SUREINCOME FOR LIFE OPTION WILL TERMINATE.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..    The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

BENEFIT BASE

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

                                  40 PROSPECTUS

..    The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..    The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.

CONTRACT VALUE

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

WITHDRAWAL BENEFIT PAYOUT PHASE

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "WITHDRAWAL BENEFIT PAYOUT START DATE" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

INVESTMENT REQUIREMENTS

If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)" below.

DEATH OF OWNER OR ANNUITANT

If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the SureIncome Covered Life's death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

                                  41 PROSPECTUS

..    If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
     Benefit will be reduced by the amount of the withdrawal.

..    If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

..    The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

..    The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.

Refer to the DEATH BENEFITS section page 70 for more details on the SureIncome ROP Death Benefit.

TERMINATION OF THE SUREINCOME FOR LIFE OPTION

The SureIncome For Life Option will terminate on the earliest of the following to occur:

..    The Benefit Payment is reduced to zero;

..    On the Payout Start Date (except if the Contract enters the Withdrawal
     Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..    On the date the Contract is terminated;

..    On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

..    On the date the SureIncome For Life Option is cancelled as detailed under
     Death of Owner or Annuitant section above;

..    On the date we receive a Complete Request for Settlement of the Death
     Proceeds; or

..    On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.

INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS) If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

(1)  to the Model Portfolio Option available as described below;

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest to the Model Portfolio Option; or

(3)  to a combination of (1) and (2) above.

With respect to (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select the Variable Sub-Accounts available under your Model Portfolio Option to which to allocate your Contract Value. We currently offer one Model Portfolio Option. Please refer to the Model Portfolio Option section of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we

                                  42 PROSPECTUS
may revise the Model Portfolio Options. The following is the Model Portfolio Option currently available for use:

*    Model Portfolio Option 1

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.

MODEL PORTFOLIO OPTION 1.

Under Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available" and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1, 4):

                                    Available

Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account Oppenheimer Strategic Bond/VA - Service Shares Sub-Account Oppenheimer MidCap/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account (2)
STI Classic Large Cap Relative Value Sub-Account (2)
STI Classic Small Cap Value Equity Sub-Account
STI Classic Large Cap Value Equity Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Strategic Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (3)
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)

                                  43 PROSPECTUS

                                    EXCLUDED

Fidelity VIP Growth Stock - Service Class 2 Sub-Account Oppenheimer Global Securities/VA - Service Shares Sub-Account Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account (2)
Van Kampen LIT Aggressive Growth, Class II Sub-Account (4) Van Kampen UIF Equity Growth, Class II Sub-Account (3)
Van Kampen UIF Small Company Growth, Class II Sub-Account (3)

1) Effective October 1, 2004, the following Variable Sub-Accounts closed to new investments: the Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research
     - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account.*

2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments.*

* AS NOTED ABOVE, CERTAIN VARIABLE SUB-ACCOUNTS ARE CLOSED TO NEW INVESTMENTS. IF YOU INVESTED IN THESE VARIABLE SUB-ACCOUNTS PRIOR TO THE EFFECTIVE CLOSE DATE, YOU MAY CONTINUE YOUR INVESTMENTS. IF PRIOR TO THE EFFECTIVE CLOSE DATE, YOU ENROLLED IN ONE OF OUR AUTOMATIC TRANSACTION PROGRAMS, SUCH AS AUTOMATIC ADDITIONS, PORTFOLIO REBALANCING OR DOLLAR COST AVERAGING, WE WILL CONTINUE TO EFFECT AUTOMATIC TRANSACTIONS TO THESE VARIABLE SUB-ACCOUNTS IN ACCORDANCE WITH THAT PROGRAM. OUTSIDE OF THESE AUTOMATIC TRANSACTION PROGRAMS, ADDITIONAL ALLOCATIONS WILL NOT BE ALLOWED. IF YOU CHOOSE TO ADD ANY WITHDRAWAL BENEFIT OPTION ON OR AFTER THE EFFECTIVE CLOSE DATE, YOU MUST TRANSFER ANY PORTION OF YOUR CONTRACT VALUE THAT IS ALLOCATED TO THESE VARIABLE SUB-ACCOUNTS TO ANY OF THE REMAINING VARIABLE SUB-ACCOUNTS AVAILABLE WITH A WITHDRAWAL BENEFIT OPTION PRIOR TO ADDING IT TO YOUR CONTRACT.

                                  44 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 59* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.

YOU SHOULD CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE INVESTMENT ALTERNATIVES WHEN MAKING AN ALLOCATION TO THE VARIABLE SUB-ACCOUNTS. TO OBTAIN ANY OR ALL OF THE UNDERLYING PORTFOLIO PROSPECTUSES, PLEASE CONTACT US AT 1-800-203-0068 OR GO TO
WWW.ACCESSALLSTATE.COM.

* Up to five additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 48 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

PORTFOLIO:
Fidelity VIP                   EACH PORTFOLIO SEEKS:
Contrafund(R) Portfolio        Long-term capital
- Service Class 2              appreciation                     INVESTMENT ADVISER:
-------------------------------------------------------------   -----------------------
Fidelity VIP Freedom           High total return with a
2010 Portfolio - Service       secondary objective of
Class 2                        principal preservation as
                               the fund approaches its
                               target date and beyond
-------------------------------------------------------------
Fidelity VIP Freedom           High total return with a
2020 Portfolio - Service       secondary objective of
Class 2                        principal preservation as
                               the fund approaches its
                               target date and beyond
-------------------------------------------------------------
Fidelity VIP Freedom           High total return with a         Fidelity Management &
2030 Portfolio - Service       secondary objective of              Research Company
Class 2                        principal preservation as
                               the fund approaches its
                               target date and beyond
-------------------------------------------------------------
Fidelity VIP Freedom           High total return with a
Income Portfolio -             secondary objective of
Service Class 2                principal preservation
              -----------------------------------------------
Fidelity VIP Growth            To achieve capital
Stock Portfolio -              appreciation
Service Class 2
-------------------------------------------------------------
Fidelity VIP Index 500         Investment results that
Portfolio - Service            correspond to the total
Class 2                        return of common stocks
                               publicly traded in the
                               United States as
                               represented by the Standard
                               & Poor's 500(SM) Index (S&P
                               500(R))
-------------------------------------------------------------
Fidelity VIP Mid Cap           Long-term growth of capital
Portfolio - Service
Class 2
-------------------------------------------------------------
FTVIP Franklin Growth          Capital appreciation with
and Income Securities          current income as a
Fund - Class 2                 secondary goal.
-------------------------------------------------------------
FTVIP Franklin Income          To maximize income while
Securities Fund - Class        maintaining prospects for        Franklin Advisers, Inc.
2                              capital appreciation.
-------------------------------------------------------------
FTVIP Franklin Large Cap       Capital appreciation
Growth Securities Fund -
Class 2
-------------------------------------------------------------
FTVIP Franklin U.S.            Income
Government Fund - Class
2

FTVIP Franklin Small Cap       Long-term total return.          Franklin Advisory
Value Securities Fund -                                          Services, LLC
Class 2
-------------------------------------------------------------   -----------------------
FTVIP Mutual Discovery         Capital appreciation
with Securities Fund - Class   current income as a              Franklin Mutual
2                              secondary goal.                   Advisers, LLC
FTVIP Mutual Shares            Capital appreciation with
Securities Fund - Class 2      income as a secondary goal
-------------------------------------------------------------   -----------------------
FTVIP Templeton                Long-term capital                Templeton Asset
Developing Markets             appreciation.                     Management Ltd.
Securities Fund - Class 2

                                  45 PROSPECTUS

FTVIP Templeton Foreign        Long-term capital growth.        Templeton Investment
Securities Fund - Class 2                                       Counsel, LLC
-------------------------------------------------------------   ------------------------
Lord Abbett Series Fund        Long-term growth of capital
- All Value Portfolio          and income without
                               excessive fluctuations in
                               market value
-------------------------------------------------------------
Lord Abbett Series Fund        High current income and the
- Bond-Debenture               opportunity for capital
Portfolio                      appreciation to produce a
                               high total return
-------------------------------------------------------------   Lord, Abbett & Co. LLC
Lord Abbett Series Fund        Long-term growth of capital
- Growth and Income            and income without
Portfolio                      excessive fluctuations in
                               market value
-------------------------------------------------------------
Lord Abbett Series Fund        Capital appreciation
- Growth Opportunities
Portfolio
-------------------------------------------------------------
Lord Abbett Series Fund        Capital appreciation
- Mid-Cap Value                through investments,
Portfolio                      primarily in equity
                               securities, which are
                               believed to be undervalued
                               in the marketplace
-------------------------------------------------------------
Oppenheimer MidCap             Capital appreciation by
Fund/VA - Service Shares       investing in ''growth
                               type'' companies.
-------------------------------------------------------------
Oppenheimer Balanced           A high total investment
Fund/VA - Service Shares       return, which includes
                               current income and capital
                               appreciation in the value
                               of its shares.
Oppenheimer Capital            Capital appreciation by
Appreciation Fund/VA -         investing in securities of
Service Shares                 well-known, established
                               companies.
                               ------------------------------
Oppenheimer Core Bond          High level of current
Fund/VA - Service Shares       income. As a secondary
                               objective, the Portfolio
                               seeks capital appreciation
                               when consistent with its
                               primary objective.
                               ------------------------------   OppenheimerFunds, Inc.
Oppenheimer Global             Long-term capital
Securities Fund/VA -           appreciation by investing a
Service Shares                 substantial portion of
                               assets in securities of
                               foreign issuers,
                               growth-type companies,
                               cyclical industries and
                               special situations that are
                               considered to have
                               appreciation possibilities.
Oppenheimer High Income        A high level of current
Fund/VA - Service Shares       income from investment in
                               high-yield fixed-income
                               securities.
-------------------------------------------------------------
Oppenheimer Main Street        High total return (which
Fund(R)/VA - Service           includes growth in the
Shares                         value of its shares as well
                               as current income) from
                               equity and debt securities.
Oppenheimer Main Street        Capital appreciation.
Small Cap Fund(R)/VA -
Service Shares
----------------------------------------------------------------------------------------
Oppenheimer Strategic          A high level of current
Bond Fund/VA - Service         income principally derived
Shares                         from interest on debt
                               securities.
-------------------------------------------------------------

                                      46 PROSPECTUS

Putnam VT Global Asset         A high level of long-term
Allocation Fund - Class        total return consistent
IB                             with preservation of
                               capital.
-------------------------------------------------------------
Putnam VT Growth and           Capital growth and current
Income Fund - Class IB         income.
-------------------------------------------------------------
Putnam VT Health               Capital appreciation.
Sciences Fund - Class
IB/(1)/
-------------------------------------------------------------
Putnam VT High Yield           High current income.
Fund - Class IB                Capital growth is a
                               secondary goal when
                               consistent with achieving
                               high current income.
-------------------------------------------------------------
Putnam VT Income Fund -        High current income
Class IB                       consistent with what Putnam
                               Management believes to be
                               prudent risk.
-------------------------------------------------------------   Putnam Investment
Putnam VT International        Capital appreciation.            Management, LLC
Equity Fund - Class IB                                          ("Putnam Management")
-------------------------------------------------------------
Putnam VT Investors Fund       Long-term growth of capital
- Class IB                     and any increased income
                               that results from this
                               growth.
-------------------------------------------------------------
Putnam VT Money Market         As high a rate of current
Fund - Class IB                income as Putnam Management
                               believes is consistent with
                               preservation of capital and
                               maintenance of liquidity.
-------------------------------------------------------------
Putnam VT New                  Long-term capital
Opportunities Fund -           appreciation.
Class IB/(1)/
-------------------------------------------------------------
Putnam VT New Value Fund       Long-term capital
- Class IB                     appreciation.
-------------------------------------------------------------
Putnam VT Research Fund        Capital appreciation.
- Class IB/(1)/
-------------------------------------------------------------
Putnam VT The George           To provide a balanced
Putnam Fund of Boston -        investment composed of a
Class IB                       well diversified portfolio
                               of value stocks and bonds,
                               which produce both capital
                               growth and current income.
Putnam VT Utilities            Capital growth and current
Growth and Income Fund -       income.
Class IB/(1)/
-------------------------------------------------------------
Putnam VT Vista Fund -         Capital appreciation.
Class IB
-------------------------------------------------------------
Putnam VT Voyager Fund -       Capital appreciation.
Class IB
-------------------------------------------------------------
STI Classic Capital            Capital appreciation
Appreciation Fund/(2)/
-------------------------------------------------------------
STI Classic Large Cap          Long-term capital
Relative Value Fund/(2)/       appreciation with the
                               secondary goal of current        Trusco Capital
                               income                           Management, Inc.
-------------------------------------------------------------
STI Classic Large Cap          Capital appreciation with
Value Equity Fund              the secondary goal of
                               current income
-------------------------------------------------------------
STI Classic Mid-Cap            Capital appreciation
Equity Fund/(2)/
----------------------------------------------------------------------------------------
STI Classic Small Cap          Capital appreciation with
Value Equity Fund              the secondary goal of
                               current income
-------------------------------------------------------------
Van Kampen LIT                 Capital growth
Aggressive Growth
Portfolio, Class II/(3)/
Van Kampen LIT Comstock        Capital growth and income
Portfolio, Class II            through investments in
                               equity securities,
                               including common stocks,
                               preferred stocks and
                               securities convertible into
                               common and preferred             Van Kampen Asset
                               stocks.                          Management
Van Kampen LIT Strategic       Capital appreciation.
Growth Portfolio, Class
II
Van Kampen LIT Growth          Long-term growth of capital
and Income Portfolio,          and income.
Class II
-------------------------------------------------------------
Van Kampen LIT Money           Protection of capital and
Market Portfolio, Class        high current income through
II                             investments in money market
                               instruments.
-------------------------------------------------------------

                                      47 PROSPECTUS

Van Kampen UIF Emerging        High total return by
Markets Debt Portfolio,        investing primarily in
Class II                       fixed income securities of
                               government and
                               government-related issuers
                               and, to a lesser extent, of
                               corporate issuers in
                               emerging market countries.
Van Kampen UIF Equity          Capital appreciation and
and Income Portfolio,          current income.
Class II
-------------------------------------------------------------
Van Kampen UIF Equity          Long-term capital
Growth Portfolio, Class        appreciation by investing
II                             primarily in
                               growth-oriented equity
                               securities of large
                               capitalization companies.
-------------------------------------------------------------
Van Kampen UIF Global          Long-term capital
Franchise Portfolio,           appreciation.
Class II                                                         Van Kampen/(4)/
-------------------------------------------------------------
Van Kampen UIF Mid Cap         Long-term capital growth by
Growth Portfolio, Class        investing primarily in
II                             common stocks and other
                               equity securities.
-------------------------------------------------------------
Van Kampen UIF Small           Long-term capital
Company Growth                 appreciation by investing
Portfolio, Class II            primarily in
                               growth-oriented equity
                               securities of small
                               companies.
-------------------------------------------------------------
Van Kampen UIF U.S. Mid        Above-average total return
Cap Value Portfolio,           over a market cycle of
Class II                       three to five years by
                               investing in common stocks
                               and other equity
                               securities.
-------------------------------------------------------------
Van Kampen UIF U.S. Real       Above average current
Estate Portfolio, Class        income and long-term
II                             capital appreciation by
                               investing primarily in
                               equity securities of
                               companies in the U.S. real
                               estate industry, including
                               real estate investment
                               trusts.
-------------------------------------------------------------

(1) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

(3) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments. If you invested in this Variable Sub-Account prior to May 1, 2006, you may continue your investment. If prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances as Van Kampen.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.

                                  48 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 54.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "TRANSFER PERIOD ACCOUNT" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. The minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Account to any of the Fixed Account Options available under your Contract.The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market - Class IB Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market - Class IB Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market - Class IB Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 54.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market - Class IB Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

The DCA Fixed Account Option may not be available in your state. Please check with your sales representative for availability.

STANDARD FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT"

                                  49 PROSPECTUS
within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your sales representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Standard Fixed Guarantee Period
     Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Standard Fixed Guarantee Period
     Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

..    you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

..    you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared

                                  50 PROSPECTUS
renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the ALLSTATE ADVISOR PREFERRED CONTRACT.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION

 You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods").

We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered.

If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states.

Please check with your sales representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate

                                  51 PROSPECTUS

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at the time the money is to be taken from the Market Value Adjusted Fixed
Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..    transfer all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account to other investment alternatives available at the time; or

..    withdraw all or part of the money from the Market Value Adjusted Fixed
     Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account.

If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount

                                  52 PROSPECTUS

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transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn(SM) Accumulation Benefit Option" and "Withdrawal Benefit Options" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 1-800-203-0068. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.

                                  53 PROSPECTUS

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Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12

                                  54 PROSPECTUS
transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income - Class IB Sub-Account and 60% to be in the Oppenheimer MidCap/VA - Service Shares Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income - Class IB Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income - Class IB Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer MidCap/VA - Service Shares Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

..    for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

..    for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given

                                  55 PROSPECTUS

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Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE ADVISOR                       1.10%
ALLSTATE ADVISOR PREFERRED
   (5-YEAR WITHDRAWAL CHARGE OPTION)   1.40%
ALLSTATE ADVISOR PREFERRED
   (3-YEAR WITHDRAWAL CHARGE OPTION)   1.50%
ALLSTATE ADVISOR PREFERRED
   (NO WITHDRAWAL CHARGE OPTION)       1.60%

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

..    MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..    Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

..    0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

..    0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

..    Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURN(SM) ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee

                                  56 PROSPECTUS

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from your Contract Value on the date the Option is terminated. However, if the
Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn(SM) Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.

RETIREMENT INCOME GUARANTEE OPTION FEE

We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004. Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004. We impose a separate annual Rider Fee for RIG 1 and RIG 2. The annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.

WITHDRAWAL BENEFIT OPTION FEE

Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states. We charge separate annual Rider Fees for each of the SureIncome Option (the "SUREINCOME OPTION FEE"), the SureIncome Plus Option (the "SUREINCOME PLUS OPTION FEE"), and the SureIncome For Life Option (the "SUREINCOME FOR LIFE OPTION FEE"). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the "WITHDRAWAL BENEFIT OPTION FEES".

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"WITHDRAWAL BENEFIT OPTION FEE" is used to refer to any one of the Withdrawal
Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base.

We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.

We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.

For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.

If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.

TRANSFER FEE

We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge from the purchase payment(s) you withdraw.

The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 14. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

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Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 51 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT

You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)   Purchase payments that no longer are subject to withdrawal charges;

2)   Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)   Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

..    The Free Withdrawal Amount described above; or

..    Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)   Earnings not previously withdrawn;

2)   Purchase payments that are no longer subject to withdrawal charges;

3)   Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

ALL CONTRACTS

We do not apply a withdrawal charge in the following situations:

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

                                  59 PROSPECTUS

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3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"DUE PROOF" includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"DUE PROOF" includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see pages 13-15. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1) or other services we provide to the Portfolios.

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ACCESS TO YOUR MONEY

WITHDRAWALS

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 62.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 49.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-203-0068 for more information.

Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  61 PROSPECTUS

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INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

..    the Annuitant's 99th birthday, or

..    the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of
1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

                                  62 PROSPECTUS

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INCOME PLAN 4 - LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

INCOME PLAN 5 - JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

INCOME PLAN 6 - LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

MODIFYING PAYMENTS

After the Payout Start Date, you may make the following changes under Income Plan 3:

..    You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

..    You may request to change the frequency of your payments.

We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

PAYOUT WITHDRAWAL

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value

                                  63 PROSPECTUS

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of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

PAYOUT WITHDRAWAL CHARGE

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                 Number of Complete Years Since We Received the
              Purchase Payment Being Withdrawn/Applicable Charge:

Contract:                0     1     2     3     4     5     6     7     7+
---------------------   ---   ---   ---   ---   ---   ---   ---   ---   ---
Allstate Advisor         7%    7%    6%    5%    4%    3%    2%    0%    0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option           7%    6%    5%    4%    3%    0%
 3-Year Withdrawal
 Charge Option           7%    6%    5%    0%
 No Withdrawal Charge
 Option                                        None

ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply.

The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not

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available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION

We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

..    The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

..    You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

..    You may apply the Income Protection Benefit Option to more than one Income
     Plan.

..    The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

..    You may only add the Income Protection Benefit Option on the Payout Start
     Date and, once added, the option cannot be cancelled.

..    You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

..    You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of
1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole

                                  65 PROSPECTUS

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discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:

UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

            Fidelity VIP Freedom Income - Service Class 2 Sub-Account

              FTVIP Franklin U.S. Government - Class 2 Sub-Account

              Oppenheimer Core Bond/VA - Service Shares Sub-Account

           Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

                     Putnam VT Income - Class IB Sub-Account

                  Putnam VT Money Market - Class IB Sub-Account

                Van Kampen LIT Money Market, Class II Sub-Account

RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account

Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account

Fidelity VIP Index 500 - Service Class 2 Sub-Account

Fidelity VIP Mid Cap - Service Class 2 Sub-Account

FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

FTVIP Franklin Income Securities - Class 2 Sub-Account

FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

FTVIP Mutual Discovery Securities - Class 2 Sub-Account

FTVIP Mutual Shares Securities - Class 2 Sub-Account

FTVIP Templeton Foreign Securities - Class 2 Sub-Account

Lord Abbett Series - All Value Sub-Account

Lord Abbett Series - Bond-Debenture Sub-Account

Lord Abbett Series - Growth and Income Sub-Account

Lord Abbett Series - Growth Opportunities Sub-Account

Lord Abbett Series - Mid-Cap Value Sub-Account

Oppenheimer Balanced/VA - Service Shares Sub-Account

Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account

Oppenheimer High Income/VA - Service Shares Sub-Account

Oppenheimer Main Street(R)/VA - Service Shares Sub-Account

Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account

Putnam VT Global Asset Allocation - Class IB Sub-Account

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Putnam VT Growth and Income - Class IB Sub-Account

Putnam VT High Yield - Class IB Sub-Account

Putnam VT International Equity - Class IB Sub-Account

Putnam VT Investors - Class IB Sub-Account

Putnam VT New Value - Class IB Sub-Account

Putnam VT Research - Class IB Sub-Account (1)

Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

Putnam VT Utilities Growth and Income - Class IB Sub-Account (1)

Putnam VT Voyager - Class IB Sub-Account

STI Classic Capital Appreciation Sub-Account (2)

STI Classic Large Cap Relative Value Sub-Account (2)

STI Classic Mid-Cap Equity Sub-Account (2)

STI Classic Small Cap Value Equity Sub-Account

STI Classic Large Cap Value Equity Sub-Account

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

Van Kampen UIF Equity and Income, Class II Sub-Account (3)

Van Kampen UIF Equity Growth, Class II Sub-Account (3)

Van Kampen UIF Global Franchise, Class II Sub-Account (3)

Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)

Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)

1) Effective October 1, 2004, the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account closed to new investments. If you choose to add the Income Protection Benefit Option on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding the Income Protection Benefit Option to your Contract.

2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

             Fidelity VIP Growth Stock - Service Class 2 Sub-Account

       FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

               Oppenheimer MidCap/VA - Service Shares Sub-Account

              Putnam VT Health Sciences - Class IB Sub-Account (1)

             Putnam VT New Opportunities - Class IB Sub-Account (1)

                     Putnam VT Vista - Class IB Sub-Account

           Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)

              Van Kampen LIT Strategic Growth, Class II Sub-Account

         Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (3)

             Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)

          Van Kampen UIF Small Company Growth, Class II Sub-Account (3)

1) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account and the Putnam VT New Opportunities - Class IB Sub-Account closed to new investments.

2) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

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The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..    adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..    deducting any applicable taxes; and

..    applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS

Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"). If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004.

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except that Contract Owners may elect to cancel a RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 as described above. The options may not be available in all states.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

..    The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

..    The Payout Start Date must occur during the 30-day period following a
     Contract Anniversary.

..    The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

..    You must select Fixed Amount Income Payments only.

..    You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

..    120 months, if the youngest Annuitant is age 80 or younger as of the Payout
     Start Date; or

..    60 months, if the youngest Annuitant is older than age 80 as of the Payout
     Start Date.

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The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income
Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

..    The Guaranteed Retirement Income Benefit; or

..    For fixed income payments, the Contract Value, adjusted by any applicable
     Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    The date the Contract is terminated;

..    If the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

..    The Payout Start Date; or

..    If you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.

CALCULATION OF INCOME BASE.

On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends, the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

..    RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

..    In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

..    In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the

                                  69 PROSPECTUS

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withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5%, and the result multiplied by the most recently calculated RIG 1
Income Base, reduced for the portion of withdrawals that does not cumulatively exceed 5%.

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

..    Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

..    On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

DEATH BENEFITS

DEATH PROCEEDS

Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

..    A certified copy of the death certificate;

..    A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

..    Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

..    If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

..    If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.

                                  70 PROSPECTUS

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DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

..    MAV Death Benefit Option

..    Enhanced Beneficiary Protection (Annual Increase) Option

..    Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit.")

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

..    The Contract Value;

..    The Settlement Value;

..    The ROP Death Benefit;

..    The MAV Death Benefit Option (if selected);

..    The Enhanced Beneficiary Protection (Annual Increase) Option (if selected);
     or

..    The SureIncome ROP Death Benefit.*

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.

The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds," above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..    Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

..    Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

..    On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

                                  71 PROSPECTUS

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..    The date we next determine the Death Proceeds.

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.

The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the earlier of:

(a) the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

(b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends, the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

..    200% of the Contract Value as of the Rider Date; plus

..    200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

..    Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

..    The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals; or

..    The date we next determine the Death Proceeds.

EARNINGS PROTECTION DEATH BENEFIT OPTION.

The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

..    0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

..    0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

..    100% of "IN-FORCE PREMIUM" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

                                  72 PROSPECTUS

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..    50% of "IN-FORCE PREMIUM" (excluding purchase payments made after the Rider
     Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..    25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

..    The Rider Date will be changed to the date we determine the Death Proceeds;

..    The In-Force Premium is equal to the Contract Value as of the new Rider
     Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

..    The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

..    The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..    the date the Contract is terminated;

..    if, upon the death of the Contract Owner, the Contract is continued under
     Option D as described in the Death of Owner section on page 74, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

..    if the Contract is not continued in the Accumulation Phase under either the
     Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

..    on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

..    on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

..    the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

                                  73 PROSPECTUS

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If there is more than one New Contract Owner taking a share of the Death
Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES

CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

..    Over the life of the New Contract Owner; or

..    For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

..    Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market - Class IB Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market - Class IB Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

                                  74 PROSPECTUS

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The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

OPTION E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

..    One year of the date of death;

..    The same calendar year as the date we receive the first Complete Request for Settlement; and

..    One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

DEATH OF ANNUITANT

 If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

..    The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

..    The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES

CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.

CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:

OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.

OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.

OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market - Class IB Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

                                  75 PROSPECTUS

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We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

..    The individually owned Contract must be either a traditional, Roth, or
     Simplified Employee Pension IRA.

..    The Contract Owner's spouse must be the sole Primary Beneficiary of the
     Contract and will be the named Co-Annuitant.

..    The Contract Owner must be age 90 or younger on the Rider Application Date;
     and the Co-Annuitant must be age 79 or younger on the Rider Application
     Date.

..    On or after May 1, 2005, the Option may be added only when we issue the
     Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

..    upon the death of the Co-Annuitant (as of the date we determine the Death
     Proceeds);

..    upon the death of the Contract Owner (as of the date we determine the Death
     Proceeds);

..    on the date the Contract is terminated;

..    on the Payout Start Date; or

..    on the date you change the beneficiary of the Contract and the change is accepted by us;

..    for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

..    for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

..    The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..    Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

..    The beneficially owned Contract must be a Custodial traditional IRA,
     Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

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..    The Annuitant must be the beneficial owner of the Custodial traditional
     IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    The Co-Annuitant must be the legal spouse of the Annuitant. Only one
     Co-Annuitant may be named.

..    The Co-Annuitant must be the sole beneficiary of the Custodial traditional
     IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

..    The Annuitant must be age 90 or younger on the CSP Application Date.

..    The Co-Annuitant must be age 79 or younger on the CSP Application Date.

..    On or after May 1, 2005, the CSP may be added only when we issue the
     Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

..    We have made no payments under any Income Plan.

..    There is an annual Rider Fee of 0.10% of the Contract Value for new Options
     added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

..    The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

..    The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

..    The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

..    On the date CSP is terminated as described above; or

..    Upon the death of the Annuitant; or

..    Upon the death of the Co-Annuitant; or

..    On the date the Contract is terminated; or

..    On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

DEATH OF CO-ANNUITANT. This section applies if:

..    The CSP Conditions are met.

..    The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..    We have received proof satisfactory to us that the Co-Annuitant has died.

..    The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

..    the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

..    The Co-Annuitant was the legal spouse of the Annuitant on the date of
     Annuitant's death.

..    The Owner does not thereafter name a new Co-Annuitant; and

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..    The Owner of the Custodial traditional IRA, Custodial Roth IRA, or
     Custodial Simplified Employee Pension IRA remains the Custodian; and

..    The Contract may only be continued once.

MORE INFORMATION

ALLSTATE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting

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instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. Allstate Distributors, L.L.C. ("Allstate Distributors"), located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are NASD member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. A list of broker-dealers and banks that Allstate Distributors paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC's Web site (http://www.sec.gov).

To the extent permitted by NASD rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.

Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or Allstate Distributors and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

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Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we entered into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

LeBoeuf, Lamb, Greene & MacRae, L.L.P., Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

                                  80 PROSPECTUS

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TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.

In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future

                                  81 PROSPECTUS

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guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

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..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue

                                  83 PROSPECTUS
to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").

ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount.

These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code

                                  84 PROSPECTUS
and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs)

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..    from an IRA or attributable to elective deferrals under a 401(k) plan,
     403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

                                  85 PROSPECTUS

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 701/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving

                                  86 PROSPECTUS
spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the

                                  87 PROSPECTUS
required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 or 1-800-203-0068.

                                  88 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

ADDITIONS, DELETIONS, OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACTS

           Agreements with the Prudential Insurance Company of America

                                  Distribution

                              Purchase of Contracts

          Tax-Free Exchanges (1035 Exchanges, Rollovers and Transfers)

CALCULATION OF ACCUMULATION UNIT VALUES

                              Net Investment Factor

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

APPENDIX A-ACCUMULATION UNIT VALUES

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  89 PROSPECTUS

APPENDIX A

CONTRACT COMPARISON CHART

                                                                         ADVISOR PREFERRED
                                                -----------------------------------------------------------
                                                  5-YEAR WITHDRAWAL      3-YEAR WITHDRAWAL    NO WITHDRAWAL
        FEATURE                 ADVISOR             CHARGE OPTION          CHARGE OPTION      CHARGE OPTION
-----------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                      1.10%                  1.40%                  1.50%              1.60%
(Base Contract)

Withdrawal Charge
(% of purchase payment)   7/ 7/ 6/ 5/ 4/ 3/ 2       7/ 6/ 5/ 4/ 3             7/ 6/ 5              None

Withdrawal Charge        Confinement, Terminal  Confinement, Terminal  Confinement, Terminal       N/A
Waivers                  Illness, Unemployment  Illness, Unemployment  Illness, Unemployment

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                            DCA FIXED ACCOUNT OPTION

                                                     Advisor Preferred
                                  ---------------------------------------------------
                                       5-YEAR             3-YEAR
                                  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE  NO WITHDRAWAL
                      Advisor          OPTION             OPTION        CHARGE OPTION
                   ------------------------------------------------------------------
TRANSFER PERIODS    3 to 6 month     3 to 6 month       3 to 6 month         N/A
                   7 to 12 month    7 to 12 month      7 to 12 month         N/A

    STANDARD FIXED ACCOUNT OPTION (SOME OPTIONS NOT AVAILABLE IN ALL STATES)

                                                     Advisor Preferred
                                  -------------------------------------------------------
                                       5-YEAR             3-YEAR               NO
                                  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE
                      Advisor          OPTION             OPTION             OPTION
                   ----------------------------------------------------------------------
GUARANTEE PERIODS      1-year            N/A                N/A                N/A
                       3-year*           N/A                N/A                N/A
                       5-year*           N/A                N/A                N/A
                       7-year*           N/A                N/A                N/A

            MVA FIXED ACCOUNT OPTION (NOT AVAILABLE IN ALL STATES)**

                                                     Advisor Preferred
                                  -------------------------------------------------------
                                       5-YEAR             3-YEAR               NO
                                  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE
                      Advisor          OPTION             OPTION             OPTION
                   ----------------------------------------------------------------------
GUARANTEE PERIODS      3-year           3-year             3-year             3-year
                       5-year           5-year             5-year             5-year
                       7-year           7-year             7-year             7-year
                      10-year          10-year            10-year            10-year

* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

                                  90 PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

     I    = the Treasury Rate for a maturity equal to the term length of the
            Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

     J    = the Treasury Rate for a maturity equal to the term length of the
            Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").

     N    = the number of whole and partial years from the Market Value
            Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Market Value Adjusted Fixed Guarantee
                  Period Account

Guarantee Period: 5 years
Interest Rate:    4.50%
Full Withdrawal:  End of Contract Year 3
Contract:         Allstate Advisor*

                  EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at End of Contract Year 3:   = $10,000.00 X (1.045) /3/ = $11,411.66

Step 2: Calculate the Free  Withdrawal Amount:                = .15 X $10,000 = $1500

Step 3: Calculate the Withdrawal Charge:                      = .06 X ($10,000 - $1,500) = $510

Step 4: Calculate the Market Value  Adjustment:               I = 4.50%
                                                              J = 4.20%
                                                                   730 DAYS
                                                              N = ---------   =   2
                                                                   365 DAYS
                                                              Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                              = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                                              Market Value Adjustment = Market Value Adjustment Factor X
                                                              Amount Subject To Market Value Adjustment:
                                                              = .0009 X $11,411.66 = $10.27

Step 5: Calculate the amount received by Contract owner as a  = $11,411.66 - $510 + $10.27 = $10,911.93 result of full withdrawal at the end of Contract Year 3:

                                  91 PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract Value at End of Contract Year 3:   = $10,000.00 X (1.045) /3/ = $11,411.66

Step 2: Calculate The Free Withdrawal Amount:                 = .15 X $10,000 =  $1,500

Step 3: Calculate the Withdrawal Charge:                      = 0.06 X ($10,000 - $1,500) = $510

Step 4: Calculate the Market Value Adjustment:                I  =   4.50%
                                                              J  =   4.80%
                                                                      730 DAYS
                                                              N  =   ---------   =   2
                                                                      365 DAYS
                                                              Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                              = .9 X [(.045 - (.048 + .0025)]  X (2) = -.0099
                                                              Market Value Adjustment = Market Value Adjustment Factor X
                                                              Amount Subject To Market Value Adjustment:
                                                              = -.0099 X $11,411.66 = -$112.98

Step 5: Calculate the amount received by Contract owner as a  = $11,411.66 - $510 -  $112.98 = $10,788.68 result of full withdrawal at the end of Contract Year 3:

* These examples assume the election of the ALLSTATE ADVISOR CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the ALLSTATE ADVISOR PREFERRED CONTRACT, which has different expenses and withdrawal charges.

                                  92 PROSPECTUS

APPENDIX C

EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:                       65
Sex of Annuitant:                                                        male
Income Plan selected:                                                      1
Payment frequency:                                                     monthly
Amount applied to variable income payments under the Income Plan:    $100,000.00

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                  3%
Guaranteed minimum variable income    85% of the initial variable amount income
payment:                                                value

STEP 1 - CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

                                  93 PROSPECTUS

APPENDIX D

WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000

                                                                           Income Benefit Amount
                                                                        ---------------------------
                                Beginning                   Contract      Maximum
                Type of          Contract   Transaction   Value After   Anniversary        5%
 Date         Occurrence          Value        Amount      Occurrence      Value      Roll-Up Value
---------------------------------------------------------------------------------------------------
1/1/04   Contract Anniversary    $55,000           --       $55,000       $55,000        $52,500
7/1/04    Partial Withdrawal     $60,000      $15,000       $45,000       $41,250        $40,176

The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
Partial Withdrawal Amount                                                      (a)         $15,000
Contract Value Immediately Prior to Partial Withdrawal                         (b)         $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal         (c)         $55,000
Withdrawal Adjustment                                                     [(a)/(b)]*(c)    $13,750
Adjusted Income Benefit                                                                    $41,250

5% ROLL-UP VALUE INCOME BENEFIT**
Total Partial Withdrawal Amount                                                (a)         $15,000
STEP I - DOLLAR FOR DOLLAR PORTION
Contract Value Immediately Prior to Partial Withdrawal                         (b)         $60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on $52,500)                                (c)         $53,786
Partial Withdrawal Amount
(Corridor = 5% of Roll-Up Value on 1/1/04)                                     (d)         $ 2,625
Dollar for Dollar Withdrawal Adjustment
(discounted for a half year's worth of interest)                        (e)=(d)*1.05^-0.5  $ 2,562
Contract Value After Step 1                                               (b')=(b)-(d)     $57,375
Adjusted Income Benefit After Step 1                                      (c')=(c)-(e)     $51,224
STEP 2 - PROPORTIONAL PORTION
Partial Withdrawal Amount                                                 (a')=(a)-(d)     $12,375
Proportional Adjustment                                                  (a')/(b')*(c')    $11,048
Contract Value After Step 2                                                 (b')-(a')      $45,000
Adjusted Income Benefit After Step 2                                                       $40,176

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                                  94 PROSPECTUS

APPENDIX E

WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*

Issue Date: January 1, 2007

Initial Purchase Payment: $50,000

                                                                                 Death Benefit Amount
                                                                          ------------------------------------
                                  Beginning                  Contract     Purchase     Maximum       Enhanced
                 Type of          Contract    Transaction   Value After    Payment   Anniversary   Beneficiary
  Date          Occurrence          Value        Amount     Occurrence      Value       Value         Value
--------------------------------------------------------------------------------------------------------------
1/1/2008   Contract Anniversary    $55,000          --       $55,000     $50,000      $55,000       $52,500
7/1/2008    Partial Withdrawal     $60,000     $15,000       $45,000     $37,500      $41,250       $40,339

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

PURCHASE PAYMENT VALUE DEATH BENEFIT
Partial Withdrawal Amount                                                    (a)       $15,000
Contract Value Immediately Prior to Partial Withdrawal                       (b)       $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal        (c)       $50,000
Withdrawal Adjustment                                                   [(a)/(b)]*(c)  $12,500
Adjusted Death Benefit                                                                 $37,500
MAV DEATH BENEFIT
Partial Withdrawal Amount                                                    (a)       $15,000
Contract Value Immediately Prior to Partial Withdrawal                       (b)       $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal        (c)       $55,000
Withdrawal Adjustment                                                   [(a)/(b)]*(c)  $13,750
Adjusted Death Benefit                                                                 $41,250
ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) BENEFIT
Partial Withdrawal Amount                                                    (a)       $15,000
Contract Value Immediately Prior to Partial Withdrawal                       (b)       $60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on $52,500)                              (c)       $53,786
Withdrawal Adjustment                                                   [(a)/(b)]*(c)  $13,446
Adjusted Death Benefit                                                                 $40,339

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                                  95 PROSPECTUS

APPENDIX F

CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                =  $0
Purchase Payments in the 12 months prior to
 death                                        =  $0
In-Force Premium                              =  $100,000
                                                 ($100,000 + $0 - $0)
In-Force Earnings                             =  $25,000
                                                 ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**           =  40 % * $25,000 = $10,000

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                     =  $5,000
                                                      ($10,000-$5,000)
Purchase Payments in the 12 months prior to death  =  $0
In-Force Premium                                   =  $95,000
                                                      ($100,000+$0-$5,000)
In-Force Earnings                                  =  $19,000
                                                      ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                =  40%*$19,000=$7,600

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

                                  96 PROSPECTUS

EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                     =  $30,000
                                                      ($50,000-$20,000)
Purchase Payments in the 12 months prior to death  =  $0
In-Force Premium                                   =  $120,000
                                                      ($110,000+$40,000-$30,000)
In-Force Earnings                                  =  $20,000
                                                      ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                =  25%*$20,000=$5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and Maximum Anniversary Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                     =  $0
Purchase Payments in the 12 months prior to death  =  $0
In-Force Premium                                   =  $100,000
                                                      ($100,000+$0-$0)
In-Force Earnings                                  =  $50,000
                                                      ($150,000-$100,000)
EARNINGS PROTECTION DEATH BENEFIT**                =  40%*$50,000=$20,000
Contract Value                                     =  $150,000
Death Benefit                                      =  $160,000
Earnings Protection Death Benefit                  =  $20,000
Continuing Contract Value                          =  $180,000
                                                      ($160,000+$20,000)

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is

                                  97 PROSPECTUS
continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

** If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

                                  98 PROSPECTUS

APPENDIX G - WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*

RIDER DATE: JANUARY 2, 2005

INITIAL PURCHASE PAYMENT: $50,000

INITIAL BENEFIT BASE: $50,000

               Type of          Beginning Contract   Transaction    Contract Value
 Date         Occurrence               Value            Amount     After Occurrence   Benefit Base
--------------------------------------------------------------------------------------------------
1/2/06   Contract Anniversary         $55,000               --         $55,000          $50,000
7/2/06    Partial Withdrawal          $60,000          $15,000         $45,000          $37,500

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

BENEFIT BASE
Partial Withdrawal Amount                                            (a)        $15,000
Contract Value Immediately Prior to Partial Withdrawal               (b)        $60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal        (c)        $50,000
Withdrawal Adjustment                                           [(a)/(b)]*(c)   $12,500
Adjusted Benefit Base                                                           $37,500

* For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                                  99 PROSPECTUS

APPENDIX H - SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000). The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation:

the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000. The Benefit
Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000-$25,000))=$8,000 There is no Benefit Payment
Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000-$5,000))=$4,400. The Benefit Payment
Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

                                 100 PROSPECTUS

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200). The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

                                 101 PROSPECTUS

APPENDIX I- SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES

Example 1: Assume you purchase an Allstate Advisor Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000-$25,000))=$8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

                                 102 PROSPECTUS

Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000-$5,000))=$4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome Plus Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

                                 103 PROSPECTUS

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% X the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome Plus Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

                                 104 PROSPECTUS

APPENDIX J- SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES

Example 1: Assume you purchase an Allstate Advisor Variable Annuity contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($5,000 = 5% X $100,000, assuming your Benefit Base is still $100,000).

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).

Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,000 = 5% X $140,000, assuming your Benefit Base is still $140,000).

Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.

The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).

The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).

The Benefit Payment is unchanged and remains $4,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

                                 105 PROSPECTUS

Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).

The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base (5% X $100,000 = $5,000).

The Benefit Payment remains $5,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).

The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).

Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% X current Benefit Base (6% X $100,000 = $6,000).

The Benefit Payment remains $6,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).

Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.

Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% X $75,000)=$3,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

                                 106 PROSPECTUS

Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% X $100,000 = $5,000).

The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% X $75,000)=$3,750.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000)=$55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000)=$55,000.

The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% X $55,000)=$2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).

                                 107 PROSPECTUS

The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).

The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).

The Benefit Payment is unchanged and remains $3,800.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome For Life Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

Note: The Benefit Payment remains $6,374 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,967.50 = 5% X $159,350, assuming your Benefit Base is still $159,350).

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome For Life Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

                                 108 PROSPECTUS

APPENDIX K- ACCUMULATION UNIT VALUES

Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contract us at 1-800-203-0068 to obtain a copy of the Statement of Additional Information.

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.10% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.749  $ 11.327  $ 11.081
 Accumulation Unit Value, End of Period                                $10.749  $ 11.327  $ 11.081  $ 12.123
 Number of Units Outstanding, End of Period                              2,073    11,497    11,274    12,680
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.356  $ 12.813  $ 13.790
 Accumulation Unit Value, End of Period                                $11.356  $ 12.813  $ 13.790  $ 15.817
 Number of Units Outstanding, End of Period                              4,346    14,479    17,044    17,290
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.262  $ 12.818  $ 13.127
 Accumulation Unit Value, End of Period                                $11.262  $ 12.818  $ 13.127  $ 15.869
 Number of Units Outstanding, End of Period                                  0     3,813     3,884     4,114
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.438  $ 13.189  $ 14.884
 Accumulation Unit Value, End of Period                                $11.438  $ 13.189  $ 14.884  $ 16.267
 Number of Units Outstanding, End of Period                              5,312     8,657     9,168     9,538
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.233  $ 14.996  $ 16.564
 Accumulation Unit Value, End of Period                                $12.233  $ 14.996  $ 16.564  $ 18.985
 Number of Units Outstanding, End of Period                              1,982    12,820    17,258    19,799
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.291
 Number of Units Outstanding, End of Period                                 --        --        --    62,580

                                 109 PROSPECTUS

Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.483
 Number of Units Outstanding, End of Period                                 --        --        --    18,112
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.513
 Number of Units Outstanding, End of Period                                 --        --        --    10,459
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.522
 Number of Units Outstanding, End of Period                                 --        --        --     2,393
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.373
 Number of Units Outstanding, End of Period                                 --        --        --     9,360
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.766
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.846
 Number of Units Outstanding, End of Period                                 --        --        --     4,280
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.899
 Number of Units Outstanding, End of Period                                 --        --        --     8,115
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.851  $ 13.475  $ 14.713  $ 15.034
 Accumulation Unit Value, End of Period                                $13.475  $ 14.713  $ 15.034  $ 17.328
 Number of Units Outstanding, End of Period                             19,258    91,878   121,852   140,550
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.263  $ 11.297
 Accumulation Unit Value, End of Period                                     --  $ 11.263  $ 11.297  $ 13.185
 Number of Units Outstanding, End of Period                                 --    36,695   238,778   363,937
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.533  $ 10.508
 Accumulation Unit Value, End of Period                                     --  $ 10.533  $ 10.508  $ 11.503
 Number of Units Outstanding, End of Period                                 --    19,883    52,660    76,907
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.508  $ 14.653  $ 17.899  $ 19.217
 Accumulation Unit Value, End of Period                                $14.653  $ 17.899  $ 19.217  $ 22.191
 Number of Units Outstanding, End of Period                              6,008    30,266    42,724    49,578
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.274  $ 10.385
 Accumulation Unit Value, End of Period                                     --  $ 10.274  $ 10.385  $ 10.664
 Number of Units Outstanding, End of Period                                 --    26,530    45,396    55,428
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 11.041
 Number of Units Outstanding, End of Period                                 --        --        --     4,832
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.428  $ 12.765  $ 14.192  $ 15.488
 Accumulation Unit Value, End of Period                                $12.765  $ 14.192  $ 15.488  $ 18.099
 Number of Units Outstanding, End of Period                             11,247    93,951   175,870   208,410

                                 110 PROSPECTUS

FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.323  $ 16.979  $ 20.902  $ 26.292
 Accumulation Unit Value, End of Period                                $16.979  $ 20.902  $ 26.292  $ 33.244
 Number of Units Outstanding, End of Period                                384     4,722     9,019    12,236
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.618  $ 13.683  $ 16.009  $ 17.410
 Accumulation Unit Value, End of Period                                $13.683  $ 16.009  $ 17.410  $ 20.872
 Number of Units Outstanding, End of Period                              3,281    22,173    79,063   105,367
Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.920  $ 11.529
 Accumulation Unit Value, End of Period                                     --  $ 10.920  $ 11.529  $ 13.047
 Number of Units Outstanding, End of Period                                 --     2,505     8,154    10,663
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.370  $ 10.371
 Accumulation Unit Value, End of Period                                     --  $ 10.370  $ 10.371  $ 11.192
 Number of Units Outstanding, End of Period                                 --    10,261    19,485    27,740
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.904  $ 11.114
 Accumulation Unit Value, End of Period                                     --  $ 10.904  $ 11.114  $ 12.866
 Number of Units Outstanding, End of Period                                 --     8,652    38,241    73,155
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.153  $ 11.518
 Accumulation Unit Value, End of Period                                     --  $ 11.153  $ 11.518  $ 12.268
 Number of Units Outstanding, End of Period                                 --     9,878    19,719    24,154
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.136  $ 11.896
 Accumulation Unit Value, End of Period                                     --  $ 11.136  $ 11.896  $ 13.179
 Number of Units Outstanding, End of Period                                 --     7,818    22,310    31,595
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.053  $ 13.176  $ 14.280  $ 14.614
 Accumulation Unit Value, End of Period                                $13.176  $ 14.280  $ 14.614  $ 15.992
 Number of Units Outstanding, End of Period                              7,178    53,108    61,320    60,538
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.115  $ 12.323  $ 12.968  $ 13.424
 Accumulation Unit Value, End of Period                                $12.323  $ 12.968  $ 13.424  $ 14.269
 Number of Units Outstanding, End of Period                             13,298    39,477    87,943   108,136
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.118  $ 10.221
 Accumulation Unit Value, End of Period                                     --  $ 10.118  $ 10.221  $ 10.587
 Number of Units Outstanding, End of Period                                 --     2,979    11,046    31,731
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.823  $ 14.323  $ 16.808  $ 18.924
 Accumulation Unit Value, End of Period                                $14.323  $ 16.808  $ 18.924  $ 21.924
 Number of Units Outstanding, End of Period                              3,710    15,213    18,532    19,698
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.246  $ 13.039  $ 13.995  $ 14.092
 Accumulation Unit Value, End of Period                                $13.039  $ 13.995  $ 14.092  $ 15.194
 Number of Units Outstanding, End of Period                              3,104    36,988    51,530    60,120
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.504  $ 12.713  $ 13.696  $ 14.296
 Accumulation Unit Value, End of Period                                $12.713  $ 13.696  $ 14.296  $ 16.195
 Number of Units Outstanding, End of Period                              4,075    77,828    99,260   107,767
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.695  $ 14.755  $ 17.358  $ 18.799
 Accumulation Unit Value, End of Period                                $14.755  $ 17.358  $ 18.799  $ 21.278
 Number of Units Outstanding, End of Period                              2,464    28,649    52,533    61,366

                                 111 PROSPECTUS

Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.282  $ 12.468  $ 14.698  $ 16.248
 Accumulation Unit Value, End of Period                                $12.468  $ 14.698  $ 16.248  $ 16.472
 Number of Units Outstanding, End of Period                              2,972    14,766    29,855    42,659
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.496  $ 12.213  $ 13.072  $ 13.224
 Accumulation Unit Value, End of Period                                $12.213  $ 13.072  $ 13.224  $ 13.998
 Number of Units Outstanding, End of Period                             10,834   101,918   149,231   175,264
Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.631  $ 12.510  $ 13.473  $ 14.227
 Accumulation Unit Value, End of Period                                $12.510  $ 13.473  $ 14.227  $ 15.850
 Number of Units Outstanding, End of Period                                 90       758     2,993     4,525
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.266  $ 13.589  $ 14.904  $ 15.482
 Accumulation Unit Value, End of Period                                $13.589  $ 14.904  $ 15.482  $ 17.714
 Number of Units Outstanding, End of Period                              2,429     5,716     8,351    11,258
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.035  $ 11.373  $ 12.026  $ 13.438
 Accumulation Unit Value, End of Period                                $11.373  $ 12.026  $ 13.438  $ 13.636
 Number of Units Outstanding, End of Period                                173     2,926     4,443     5,622
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.454  $ 13.428  $ 14.652  $ 14.911
 Accumulation Unit Value, End of Period                                $13.428  $ 14.652  $ 14.911  $ 16.269
 Number of Units Outstanding, End of Period                                350    14,873    27,417    32,729
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.514  $ 10.507  $ 10.832  $ 10.945
 Accumulation Unit Value, End of Period                                $10.507  $ 10.832  $ 10.945  $ 11.292
 Number of Units Outstanding, End of Period                              4,742    19,067    36,943    47,355
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.502  $ 13.465  $ 15.444  $ 17.105
 Accumulation Unit Value, End of Period                                $13.465  $ 15.444  $ 17.105  $ 21.566
 Number of Units Outstanding, End of Period                                135     1,836     6,571    12,890
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.838  $ 13.072  $ 14.535  $ 15.611
 Accumulation Unit Value, End of Period                                $13.072  $ 14.535  $ 15.611  $ 17.558
 Number of Units Outstanding, End of Period                                329     1,359     1,606     2,177
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.956  $  9.914  $  9.851  $  9.970
 Accumulation Unit Value, End of Period                                $ 9.914  $  9.851  $  9.970  $ 10.274
 Number of Units Outstanding, End of Period                              1,651    34,280    45,925    61,161
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.478  $ 13.580  $ 14.787  $ 16.056
 Accumulation Unit Value, End of Period                                $13.580  $ 14.787  $ 16.056  $ 17.206
 Number of Units Outstanding, End of Period                                726     3,714     2,619     2,522
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.840  $ 14.664  $ 16.708  $ 17.465
 Accumulation Unit Value, End of Period                                $14.664  $ 16.708  $ 17.465  $ 20.001
 Number of Units Outstanding, End of Period                                  0     2,459     5,666    10,718
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.091  $ 13.177  $ 13.990  $ 14.502
 Accumulation Unit Value, End of Period                                $13.177  $ 13.990  $ 14.502  $ 15.935
 Number of Units Outstanding, End of Period                                  0     2,430     2,189     2,201
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.490  $ 12.158  $ 12.986  $ 13.332
 Accumulation Unit Value, End of Period                                $12.158  $ 12.986  $ 13.332  $ 14.729
 Number of Units Outstanding, End of Period                                752    15,384    27,840    28,124

                                 112 PROSPECTUS

Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.769  $ 14.145  $ 16.978  $ 18.197
 Accumulation Unit Value, End of Period                                $14.145  $ 16.978  $ 18.197  $ 22.819
 Number of Units Outstanding, End of Period                                187     1,374     1,179     1,136
Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.550  $ 13.646  $ 15.976  $ 17.687
 Accumulation Unit Value, End of Period                                $13.646  $ 15.976  $ 17.687  $ 18.411
 Number of Units Outstanding, End of Period                                400     2,022     2,576     2,795
Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.661  $ 12.475  $ 12.934  $ 13.494
 Accumulation Unit Value, End of Period                                $12.475  $ 12.934  $ 13.494  $ 14.045
 Number of Units Outstanding, End of Period                              3,962    16,384    23,818    23,983
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.153  $ 12.233
 Accumulation Unit Value, End of Period                                     --  $ 11.153  $ 12.233  $ 12.670
 Number of Units Outstanding, End of Period                                 --     3,279     4,772     4,811
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.366  $ 11.681
 Accumulation Unit Value, End of Period                                     --  $ 11.366  $ 11.681  $ 13.381
 Number of Units Outstanding, End of Period                                 --    25,133    62,429    67,470
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.136  $ 11.811  $ 12.448  $ 13.227
 Accumulation Unit Value, End of Period                                $11.811  $ 12.448  $ 13.227  $ 13.399
 Number of Units Outstanding, End of Period                              2,236    12,034    14,984    15,927
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.891  $ 13.437  $ 15.137  $ 16.394
 Accumulation Unit Value, End of Period                                $13.437  $ 15.137  $ 16.394  $ 18.769
 Number of Units Outstanding, End of Period                              2,729    18,865    23,632    29,013
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.925  $ 10.036
 Accumulation Unit Value, End of Period                                $10.000  $  9.925  $ 10.036  $ 10.319
 Number of Units Outstanding, End of Period                                  0    73,330    79,438    93,283
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.736  $ 13.960  $ 15.169  $ 16.791
 Accumulation Unit Value, End of Period                                $13.960  $ 15.169  $ 16.791  $ 18.365
 Number of Units Outstanding, End of Period                                107    14,258    15,431    18,937
Van Kampen UIF Equity and Income, Class II Sub-Account/ (4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.989  $ 11.648
 Accumulation Unit Value, End of Period                                     --  $ 10.989  $ 11.648  $ 12.945
 Number of Units Outstanding, End of Period                                 --    12,926    19,278    22,786
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.760  $ 12.265
 Accumulation Unit Value, End of Period                                     --  $ 10.760  $ 12.265  $ 12.569
 Number of Units Outstanding, End of Period                                 --       480     3,737     3,931
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 11.131  $ 12.304
 Accumulation Unit Value, End of Period                                $10.000  $ 11.131  $ 12.304  $ 14.758
 Number of Units Outstanding, End of Period                                  0     4,885    11,534    23,713
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.853
 Number of Units Outstanding, End of Period                                 --        --        --     1,041
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.125  $ 13.621  $ 15.993  $ 17.821
 Accumulation Unit Value, End of Period                                $13.621  $ 15.993  $ 17.821  $ 19.674
 Number of Units Outstanding, End of Period                                 43     3,787     4,364     4,498

                                 113 PROSPECTUS

Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.323  $ 12.535
 Accumulation Unit Value, End of Period                                     --  $ 11.323  $ 12.535  $ 14.926
 Number of Units Outstanding, End of Period                                 --    22,127    24,381    26,548
Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.657  $ 14.601  $ 19.611  $ 22.602
 Accumulation Unit Value, End of Period                                $14.601  $ 19.611  $ 22.602  $ 30.715
 Number of Units Outstanding, End of Period                                114    27,144    30,274    28,872

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments. If you invested in this Variable Sub-Account prior to May 1, 2006, you may continue your investment. If prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                 114 PROSPECTUS

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.00% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,              2003      2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.704  $ 11.176  $ 10.834
 Accumulation Unit Value, End of Period                                $10.704  $ 11.176  $ 10.834  $ 11.745
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Relative Value Sub-Account/(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.308  $ 12.643  $ 13.483
 Accumulation Unit Value, End of Period                                $11.308  $ 12.643  $ 13.483  $ 15.325
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.215  $ 12.647  $ 12.835
 Accumulation Unit Value, End of Period                                $11.215  $ 12.647  $ 12.835  $ 15.374
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.390  $ 13.014  $ 14.553
 Accumulation Unit Value, End of Period                                $11.390  $ 13.014  $ 14.553  $ 15.760
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.181  $ 14.796  $ 16.196
 Accumulation Unit Value, End of Period                                $12.181  $ 14.796  $ 16.196  $ 18.393
 Number of Units Outstanding, End of Period                                  0         0         0         0
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.228
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.419
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.448
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 115 PROSPECTUS

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.457
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.310
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.706
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.779
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.838
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.784  $ 13.341  $ 14.434  $ 14.615
 Accumulation Unit Value, End of Period                                $13.341  $ 14.434  $ 14.615  $ 16.691
 Number of Units Outstanding, End of Period                                  0         0       274       274
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.194  $ 11.126
 Accumulation Unit Value, End of Period                                     --  $ 11.194  $ 11.126  $ 12.868
 Number of Units Outstanding, End of Period                                 --         0       240       240
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.509  $ 10.389
 Accumulation Unit Value, End of Period                                     --  $ 10.509  $ 10.389  $ 11.269
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.436  $ 14.507  $ 17.559  $ 18.682
 Accumulation Unit Value, End of Period                                $14.507  $ 17.559  $ 18.682  $ 21.377
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.211  $ 10.228
 Accumulation Unit Value, End of Period                                     --  $ 10.211  $ 10.228  $ 10.406
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.974
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.363  $ 12.638  $ 13.923  $ 15.057
 Accumulation Unit Value, End of Period                                $12.638  $ 13.923  $ 15.057  $ 17.435
 Number of Units Outstanding, End of Period                                  0         0       373       373
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.247  $ 16.810  $ 20.505  $ 25.559
 Accumulation Unit Value, End of Period                                $16.810  $ 20.505  $ 25.559  $ 32.024
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.551  $ 13.547  $ 15.705  $ 16.925
 Accumulation Unit Value, End of Period                                $13.547  $ 15.705  $ 16.925  $ 20.105
 Number of Units Outstanding, End of Period                                  0         0       170       170

                                 116 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.895  $ 11.398
 Accumulation Unit Value, End of Period                                     --  $ 10.895  $ 11.398  $ 12.782
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.347  $ 10.253
 Accumulation Unit Value, End of Period                                     --  $ 10.347  $ 10.253  $ 10.965
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.880  $ 10.988
 Accumulation Unit Value, End of Period                                     --  $ 10.880  $ 10.988  $ 12.604
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.127  $ 11.388
 Accumulation Unit Value, End of Period                                     --  $ 11.127  $ 11.388  $ 12.018
 Number of Units Outstanding, End of Period                                 --         0       244       244
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.110  $ 11.761
 Accumulation Unit Value, End of Period                                     --  $ 11.110  $ 11.761  $ 12.912
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.984  $ 13.045  $ 14.009  $ 14.206
 Accumulation Unit Value, End of Period                                $13.045  $ 14.009  $ 14.206  $ 15.405
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.095  $ 12.248  $ 12.772  $ 13.100
 Accumulation Unit Value, End of Period                                $12.248  $ 12.772  $ 13.100  $ 13.799
 Number of Units Outstanding, End of Period                                  0         0       208       208
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.095  $ 10.105
 Accumulation Unit Value, End of Period                                     --  $ 10.095  $ 10.105  $ 10.371
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.756  $ 14.181  $ 16.489  $ 18.397
 Accumulation Unit Value, End of Period                                $14.181  $ 16.489  $ 18.397  $ 21.119
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.176  $ 12.909  $ 13.729  $ 13.698
 Accumulation Unit Value, End of Period                                $12.909  $ 13.729  $ 13.698  $ 14.636
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.438  $ 12.586  $ 13.437  $ 13.898
 Accumulation Unit Value, End of Period                                $12.586  $ 13.437  $ 13.898  $ 15.601
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.622  $ 14.608  $ 17.029  $ 18.275
 Accumulation Unit Value, End of Period                                $14.608  $ 17.029  $ 18.275  $ 20.496
 Number of Units Outstanding, End of Period                                  0         0       242       242
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.212  $ 12.344  $ 14.419  $ 15.795
 Accumulation Unit Value, End of Period                                $12.344  $ 14.419  $ 15.795  $ 15.867
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.431  $ 12.091  $ 12.824  $ 12.855
 Accumulation Unit Value, End of Period                                $12.091  $ 12.824  $ 12.855  $ 13.484
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 117 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.565  $ 12.385  $ 13.218  $ 13.831
 Accumulation Unit Value, End of Period                                $12.385  $ 13.218  $ 13.831  $ 15.268
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.196  $ 13.454  $ 14.621  $ 15.050
 Accumulation Unit Value, End of Period                                $13.454  $ 14.621  $ 15.050  $ 17.064
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $10.972  $ 11.260  $ 11.798  $ 13.063
 Accumulation Unit Value, End of Period                                $11.260  $ 11.798  $ 13.063  $ 13.135
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.383  $ 13.294  $ 14.374  $ 14.495
 Accumulation Unit Value, End of Period                                $13.294  $ 14.374  $ 14.495  $ 15.671
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.453  $ 10.403  $ 10.626  $ 10.639
 Accumulation Unit Value, End of Period                                $10.403  $ 10.626  $ 10.639  $ 10.877
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.436  $ 13.331  $ 15.151  $ 16.628
 Accumulation Unit Value, End of Period                                $13.331  $ 15.151  $ 16.628  $ 20.774
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.770  $ 12.942  $ 14.259  $ 15.176
 Accumulation Unit Value, End of Period                                $12.942  $ 14.259  $ 15.176  $ 16.913
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.899  $  9.815  $  9.664  $  9.692
 Accumulation Unit Value, End of Period                                $ 9.815  $  9.664  $  9.692  $  9.897
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.407  $ 13.445  $ 14.506  $ 15.609
 Accumulation Unit Value, End of Period                                $13.445  $ 14.506  $ 15.609  $ 16.574
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.767  $ 14.518  $ 16.391  $ 16.978
 Accumulation Unit Value, End of Period                                $14.518  $ 16.391  $ 16.978  $ 19.267
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.022  $ 13.046  $ 13.725  $ 14.098
 Accumulation Unit Value, End of Period                                $13.046  $ 13.725  $ 14.098  $ 15.350
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.424  $ 12.037  $ 12.740  $ 12.960
 Accumulation Unit Value, End of Period                                $12.037  $ 12.740  $ 12.960  $ 14.188
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.696  $ 14.004  $ 16.656  $ 17.690
 Accumulation Unit Value, End of Period                                $14.004  $ 16.656  $ 17.690  $ 21.981
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.478  $ 13.510  $ 15.673  $ 17.194
 Accumulation Unit Value, End of Period                                $13.510  $ 15.673  $ 17.194  $ 17.735
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 118 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.594  $ 12.351  $ 12.688  $ 13.118
 Accumulation Unit Value, End of Period                                $12.351  $ 12.688  $ 13.118  $ 13.529
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.084  $ 12.047
 Accumulation Unit Value, End of Period                                     --  $ 11.084  $ 12.047  $ 12.364
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.297  $ 11.505
 Accumulation Unit Value, End of Period                                     --  $ 11.297  $ 11.505  $ 13.059
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.072  $ 11.693  $ 12.212  $ 12.858
 Accumulation Unit Value, End of Period                                $11.693  $ 12.212  $ 12.858  $ 12.907
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.823  $ 13.304  $ 14.850  $ 15.937
 Accumulation Unit Value, End of Period                                $13.304  $ 14.850  $ 15.937  $ 18.080
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.835  $  9.854
 Accumulation Unit Value, End of Period                                $10.000  $  9.835  $  9.854  $ 10.040
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.664  $ 13.821  $ 14.881  $ 16.322
 Accumulation Unit Value, End of Period                                $13.821  $ 14.881  $ 16.322  $ 17.691
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.922  $ 11.472
 Accumulation Unit Value, End of Period                                     --  $ 10.922  $ 11.472  $ 12.633
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.694  $ 12.080
 Accumulation Unit Value, End of Period                                     --  $ 10.694  $ 12.080  $ 12.266
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 11.030  $ 12.081
 Accumulation Unit Value, End of Period                                $10.000  $ 11.030  $ 12.081  $ 14.359
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Mid Cap Growth, Class II Sub-Account/(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.793
 Number of Units Outstanding, End of Period                                 --        --        --         0
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.103  $ 13.538  $ 15.751  $ 17.392
 Accumulation Unit Value, End of Period                                $13.538  $ 15.751  $ 17.392  $ 19.025
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.254  $ 12.345
 Accumulation Unit Value, End of Period                                     --  $ 11.254  $ 12.345  $ 14.566
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.584  $ 14.455  $ 19.239  $ 21.972
 Accumulation Unit Value, End of Period                                $14.455  $ 19.239  $ 21.972  $ 29.588
 Number of Units Outstanding, End of Period                                  0         0       134       134

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 119 PROSPECTUS

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 120 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.40% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.734  $ 11.277  $ 10.998
 Accumulation Unit Value, End of Period                                $10.734  $ 11.277  $ 10.998  $ 11.996
 Number of Units Outstanding, End of Period                              4,938    13,882    15,389    12,236
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.341  $ 12.756  $ 13.687
 Accumulation Unit Value, End of Period                                $11.341  $ 12.756  $ 13.687  $ 15.652
 Number of Units Outstanding, End of Period                                507    12,800    13,593    14,429
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.247  $ 12.761  $ 13.029
 Accumulation Unit Value, End of Period                                $11.247  $ 12.761  $ 13.029  $ 15.703
 Number of Units Outstanding, End of Period                                  0     9,125     9,157     8,998
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.422  $ 13.131  $ 14.773
 Accumulation Unit Value, End of Period                                $11.422  $ 13.131  $ 14.773  $ 16.097
 Number of Units Outstanding, End of Period                                  0     3,708     3,658     3,668
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.215  $ 14.929  $ 16.441
 Accumulation Unit Value, End of Period                                $12.215  $ 14.929  $ 16.441  $ 18.786
 Number of Units Outstanding, End of Period                                734     6,053     7,215     7,363
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.270
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.462
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.491
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 121 PROSPECTUS

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.500
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.352
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.746
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.824
 Number of Units Outstanding, End of Period                                 --        --        --       672
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.879
 Number of Units Outstanding, End of Period                                 --        --        --       341
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.825  $ 13.425  $ 14.614  $ 14.888
 Accumulation Unit Value, End of Period                                $13.425    14.614  $ 14.888  $ 17.107
 Number of Units Outstanding, End of Period                              2,690    18,565    27,125    27,070
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.240  $ 11.240
 Accumulation Unit Value, End of Period                                     --  $ 11.240  $ 11.240  $ 13.079
 Number of Units Outstanding, End of Period                                 --       224     7,312    15,839
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.525  $ 10.468
 Accumulation Unit Value, End of Period                                     --  $ 10.525  $ 10.468  $ 11.425
 Number of Units Outstanding, End of Period                                 --       388     1,445     2,766
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.479  $ 14.599  $ 17.778  $ 19.031
 Accumulation Unit Value, End of Period                                $14.599  $ 17.778  $ 19.031  $ 21.909
 Number of Units Outstanding, End of Period                                557     2,528     2,821     3,038
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.253  $ 10.333
 Accumulation Unit Value, End of Period                                     --  $ 10.253  $ 10.333  $ 10.577
 Number of Units Outstanding, End of Period                                 --         0       321       718
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 11.019
 Number of Units Outstanding, End of Period                                 --        --        --       316
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.402  $ 12.718  $ 14.097  $ 15.338
 Accumulation Unit Value, End of Period                                $12.718  $ 14.097  $ 15.338  $ 17.869
 Number of Units Outstanding, End of Period                              6,143    22,288    28,316    26,607
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.293  $ 16.917  $ 20.762  $ 26.037
 Accumulation Unit Value, End of Period                                $16.917  $ 20.762  $ 26.037  $ 32.822
 Number of Units Outstanding, End of Period                                 37       164       822       964
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.591  $ 13.633  $ 15.902  $ 17.241
 Accumulation Unit Value, End of Period                                $13.633  $ 15.902  $ 17.241  $ 20.606
 Number of Units Outstanding, End of Period                              1,488     6,270    10,083     8,674

                                 122 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.912  $ 11.485
 Accumulation Unit Value, End of Period                                     --  $ 10.912  $ 11.485  $ 12.958
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.363  $ 10.332
 Accumulation Unit Value, End of Period                                     --  $ 10.363  $ 10.332  $ 11.116
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.896  $ 11.072
 Accumulation Unit Value, End of Period                                     --  $ 10.896  $ 11.072  $ 12.778
 Number of Units Outstanding, End of Period                                 --         0     1,404     5,397
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.144  $ 11.475
 Accumulation Unit Value, End of Period                                     --  $ 11.144  $ 11.475  $ 12.184
 Number of Units Outstanding, End of Period                                 --         0       348       330
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.127  $ 11.851
 Accumulation Unit Value, End of Period                                     --  $ 11.127  $ 11.851  $ 13.090
 Number of Units Outstanding, End of Period                                 --       471       733     1,548
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.026  $ 13.128  $ 14.184  $ 14.472
 Accumulation Unit Value, End of Period                                $13.128  $ 14.184  $ 14.472  $ 15.789
 Number of Units Outstanding, End of Period                                130     1,256     1,271     1,688
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.109  $ 12.298  $ 12.903  $ 13.316
 Accumulation Unit Value, End of Period                                $12.298  $ 12.903  $ 13.316  $ 14.111
 Number of Units Outstanding, End of Period                                154     1,320     7,204    10,257
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.110  $ 10.182
 Accumulation Unit Value, End of Period                                     --  $ 10.110  $ 10.182  $ 10.515
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.797  $ 14.270  $ 16.695  $ 18.740
 Accumulation Unit Value, End of Period                                $14.270  $ 16.695  $ 18.740  $ 21.645
 Number of Units Outstanding, End of Period                              1,014     4,200     3,992     4,069
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.219  $ 12.991  $ 13.901  $ 13.955
 Accumulation Unit Value, End of Period                                $12.991  $ 13.901  $ 13.955  $ 15.000
 Number of Units Outstanding, End of Period                                 91     8,566     8,879     8,878
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.478  $ 12.666  $ 13.604  $ 14.157
 Accumulation Unit Value, End of Period                                $12.666  $ 13.604  $ 14.157  $ 15.989
 Number of Units Outstanding, End of Period                              4,343    16,760    15,793    15,738
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.666  $ 14.701  $ 17.242  $ 18.617
 Accumulation Unit Value, End of Period                                $14.701  $ 17.242  $ 18.617  $ 21.007
 Number of Units Outstanding, End of Period                              2,342     4,241     4,382     4,280
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.254  $ 12.422  $ 14.600  $ 16.090
 Accumulation Unit Value, End of Period                                $12.422  $ 14.600  $ 16.090  $ 16.263
 Number of Units Outstanding, End of Period                                146       525       321       359
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.470  $ 12.168  $ 12.984  $ 13.095
 Accumulation Unit Value, End of Period                                $12.168  $ 12.984  $ 13.095  $ 13.820
 Number of Units Outstanding, End of Period                              2,645    16,170    24,924    27,170

                                 123 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.605  $ 12.464  $ 13.383  $ 14.089
 Accumulation Unit Value, End of Period                                $12.464  $ 13.383  $ 14.089  $ 15.649
 Number of Units Outstanding, End of Period                                  0         0         0       135
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.239  $ 13.539  $ 14.804  $ 15.331
 Accumulation Unit Value, End of Period                                $13.539  $ 14.804  $ 15.331  $ 17.489
 Number of Units Outstanding, End of Period                                  0     2,410     2,503     2,931
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.010  $ 11.331  $ 11.945  $ 13.308
 Accumulation Unit Value, End of Period                                $11.331  $ 11.945  $ 13.308  $ 13.462
 Number of Units Outstanding, End of Period                                284     4,700     4,406     3,896
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.426  $ 13.378  $ 14.554  $ 14.766
 Accumulation Unit Value, End of Period                                $13.378  $ 14.554  $ 14.766  $ 16.062
 Number of Units Outstanding, End of Period                                 63     2,312     4,720     5,442
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.490  $ 10.469  $ 10.759  $ 10.838
 Accumulation Unit Value, End of Period                                $10.469  $ 10.759  $ 10.838  $ 11.149
 Number of Units Outstanding, End of Period                                  0     1,134     1,226     1,508
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.475  $ 13.416  $ 15.341  $ 16.939
 Accumulation Unit Value, End of Period                                $13.416  $ 15.341  $ 16.939  $ 21.291
 Number of Units Outstanding, End of Period                                  0       550     1,530     1,929
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.811  $ 13.024  $ 14.437  $ 15.460
 Accumulation Unit Value, End of Period                                $13.024  $ 14.437  $ 15.460  $ 17.334
 Number of Units Outstanding, End of Period                              2,390     2,334     2,339       609
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.934  $  9.878  $  9.785  $  9.873
 Accumulation Unit Value, End of Period                                $ 9.878  $  9.785  $  9.873  $ 10.144
 Number of Units Outstanding, End of Period                                  0     9,403    10,956    13,441
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.450  $ 13.530  $ 14.687  $ 15.900
 Accumulation Unit Value, End of Period                                $13.530  $ 14.687  $ 15.900  $ 16.987
 Number of Units Outstanding, End of Period                                460     2,148     2,096       624
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.811  $ 14.610  $ 16.596  $ 17.296
 Accumulation Unit Value, End of Period                                $14.610  $ 16.596  $ 17.296  $ 19.747
 Number of Units Outstanding, End of Period                                  0         0       728       719
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.064  $ 13.126  $ 13.896  $ 14.361
 Accumulation Unit Value, End of Period                                $13.128  $ 13.896  $ 14.361  $ 15.733
 Number of Units Outstanding, End of Period                                  0     6,467     6,545     6,668
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.464  $ 12.113  $ 12.899  $ 13.202
 Accumulation Unit Value, End of Period                                $12.113  $ 12.899  $ 13.202  $ 14.542
 Number of Units Outstanding, End of Period                              2,559     2,503     3,277       596
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.740  $ 14.093  $ 16.864  $ 18.020
 Accumulation Unit Value, End of Period                                $14.093  $ 16.864  $ 18.020  $ 22.529
 Number of Units Outstanding, End of Period                                189     4,857     4,744     4,211
Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.521  $ 13.596  $ 15.869  $ 17.515
 Accumulation Unit Value, End of Period                                $13.596  $ 15.869  $ 17.515  $ 18.177
 Number of Units Outstanding, End of Period                                710     1,167       997     1,303

                                 124 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.635  $ 12.429  $ 12.847  $ 13.363
 Accumulation Unit Value, End of Period                                $12.429  $ 12.847  $ 13.363  $ 13.866
 Number of Units Outstanding, End of Period                              2,969     3,768     3,742     1,947
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.130  $ 12.171
 Accumulation Unit Value, End of Period                                     --  $ 11.130  $ 12.171  $ 12.567
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.343  $ 11.622
 Accumulation Unit Value, End of Period                                     --  $ 11.343  $ 11.622  $ 13.273
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.111  $ 11.767  $ 12.365  $ 13.098
 Accumulation Unit Value, End of Period                                $11.767  $ 12.365  $ 13.098  $ 13.229
 Number of Units Outstanding, End of Period                                  0     1,047     1,045     1,518
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.864  $ 13.388  $ 15.035  $ 16.235
 Accumulation Unit Value, End of Period                                $13.388  $ 15.035  $ 16.235  $ 18.530
 Number of Units Outstanding, End of Period                                  0       615       615       615
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.895  $  9.975
 Accumulation Unit Value, End of Period                                $10.000  $  9.895  $  9.975  $ 10.226
 Number of Units Outstanding, End of Period                                  0    12,369    13,259    14,072
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.708  $ 13.908  $ 15.067  $ 16.627
 Accumulation Unit Value, End of Period                                $13.908  $ 15.067  $ 16.627  $ 18.131
 Number of Units Outstanding, End of Period                                  0     2,517     3,722     4,727
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.967  $ 11.589
 Accumulation Unit Value, End of Period                                     --  $ 10.967  $ 11.589  $ 12.840
 Number of Units Outstanding, End of Period                                 --     1,674     1,657     1,652
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.738  $ 12.203
 Accumulation Unit Value, End of Period                                     --  $ 10.738  $ 12.203  $ 12.468
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 11.098  $ 12.230
 Accumulation Unit Value, End of Period                                $10.000  $ 11.098  $ 12.230  $ 14.625
 Number of Units Outstanding, End of Period                                  0         0       285       284
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.833
 Number of Units Outstanding, End of Period                                 --        --        --         0
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.118  $ 13.593  $ 15.912  $ 17.677
 Accumulation Unit Value, End of Period                                $13.593  $ 15.912  $ 17.677  $ 19.456
 Number of Units Outstanding, End of Period                                  0       604       604       604
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.300  $ 12.472
 Accumulation Unit Value, End of Period                                     --  $ 11.300  $ 12.472  $ 14.805
 Number of Units Outstanding, End of Period                                 --     1,625     1,539     1,745
Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.628  $ 14.547  $ 19.479  $ 22.382
 Accumulation Unit Value, End of Period                                $14.547  $ 19.479  $ 22.382  $ 30.325
 Number of Units Outstanding, End of Period                                617     7,305     7,506     6,148

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 125 PROSPECTUS

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 126 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.30% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.689  $ 11.126  $ 10.753
 Accumulation Unit Value, End of Period                                $10.689  $ 11.126  $ 10.753  $ 11.621
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.292  $ 12.586  $ 13.382
 Accumulation Unit Value, End of Period                                $11.292  $ 12.586  $ 13.382  $ 15.163
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.199  $ 12.590  $ 12.738
 Accumulation Unit Value, End of Period                                $11.199  $ 12.590  $ 12.738  $ 15.212
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.374  $ 12.956  $ 14.443
 Accumulation Unit Value, End of Period                                $11.374  $ 12.956  $ 14.443  $ 15.594
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.164  $ 14.730  $ 16.074
 Accumulation Unit Value, End of Period                                $12.164  $ 14.730  $ 16.074  $ 18.199
 Number of Units Outstanding, End of Period                                  0         0         0         0
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.207
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.397
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 127 PROSPECTUS

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.427
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.436
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.289
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.686
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.757
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.818
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.757  $ 13.292  $ 14.336  $ 14.472
 Accumulation Unit Value, End of Period                                $13.292  $ 14.336  $ 14.472  $ 16.477
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.171  $ 11.069
 Accumulation Unit Value, End of Period                                     --  $ 11.171  $ 11.069  $ 12.763
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.501  $ 10.349
 Accumulation Unit Value, End of Period                                     --  $ 10.501  $ 10.349  $ 11.192
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.408  $ 14.453  $ 17.440  $ 18.498
 Accumulation Unit Value, End of Period                                $14.453  $ 17.440  $ 18.498  $ 21.102
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.190  $ 10.176
 Accumulation Unit Value, End of Period                                     --  $ 10.190  $ 10.176  $ 10.322
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.951
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.337  $ 12.591  $ 13.829  $ 14.909
 Accumulation Unit Value, End of Period                                $12.591  $ 13.829  $ 14.909  $ 17.211
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.217  $ 16.748  $ 20.367  $ 25.309
 Accumulation Unit Value, End of Period                                $16.748  $ 20.367  $ 25.309  $ 31.613
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 128 PROSPECTUS

FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.525  $ 13.497  $ 15.599  $ 16.759
 Accumulation Unit Value, End of Period                                $13.497  $ 15.599  $ 16.759  $ 19.847
 Number of Units Outstanding, End of Period                                  0         0         0         0
Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.887  $ 11.355
 Accumulation Unit Value, End of Period                                     --  $ 10.887  $ 11.355  $ 12.694
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.339  $ 10.214
 Accumulation Unit Value, End of Period                                     --  $ 10.339  $ 10.214  $ 10.890
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.871  $ 10.946
 Accumulation Unit Value, End of Period                                     --  $ 10.871  $ 10.946  $ 12.518
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.119  $ 11.344
 Accumulation Unit Value, End of Period                                     --  $ 11.119  $ 11.344  $ 11.936
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.102  $ 11.716
 Accumulation Unit Value, End of Period                                     --  $ 11.102  $ 11.716  $ 12.823
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.957  $ 12.997  $ 13.914  $ 14.067
 Accumulation Unit Value, End of Period                                $12.997  $ 13.914  $ 14.067  $ 15.207
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.088  $ 12.222  $ 12.707  $ 12.994
 Accumulation Unit Value, End of Period                                $12.222  $ 12.707  $ 12.994  $ 13.644
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.087  $ 10.066
 Accumulation Unit Value, End of Period                                     --  $ 10.087  $ 10.066  $ 10.300
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.729  $ 14.128  $ 16.377  $ 18.216
 Accumulation Unit Value, End of Period                                $14.128  $ 16.377  $ 18.216  $ 20.848
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.149  $ 12.861  $ 13.636  $ 13.564
 Accumulation Unit Value, End of Period                                $12.861  $ 13.636  $ 13.564  $ 14.448
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.412  $ 12.540  $ 13.346  $ 13.761
 Accumulation Unit Value, End of Period                                $12.540  $ 13.346  $ 13.761  $ 15.400
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.594  $ 14.554  $ 16.914  $ 18.096
 Accumulation Unit Value, End of Period                                $14.554  $ 16.914  $ 18.096  $ 20.234
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.184  $ 12.298  $ 14.322  $ 15.640
 Accumulation Unit Value, End of Period                                $12.298  $ 14.322  $ 15.640  $ 15.664
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 129 PROSPECTUS

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.404  $ 12.046  $ 12.737  $ 12.729
 Accumulation Unit Value, End of Period                                $12.046  $ 12.737  $ 12.729  $ 13.310
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.538  $ 12.339  $ 13.128  $ 13.695
 Accumulation Unit Value, End of Period                                $12.339  $ 13.128  $ 13.695  $ 15.072
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.168  $ 13.404  $ 14.522  $ 14.902
 Accumulation Unit Value, End of Period                                $13.404  $ 14.522  $ 14.902  $ 16.845
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $10.947  $ 11.218  $ 11.718  $ 12.935
 Accumulation Unit Value, End of Period                                $11.218  $ 11.718  $ 12.935  $ 12.966
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.355  $ 13.245  $ 14.277  $ 14.353
 Accumulation Unit Value, End of Period                                $13.245  $ 14.277  $ 14.353  $ 15.470
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.429  $ 10.364  $ 10.554  $ 10.535
 Accumulation Unit Value, End of Period                                $10.364  $ 10.554  $ 10.535  $ 10.738
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.410  $ 13.282  $ 15.049  $ 16.465
 Accumulation Unit Value, End of Period                                $13.282  $ 15.049  $ 16.465  $ 20.507
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.743  $ 12.894  $ 14.163  $ 15.027
 Accumulation Unit Value, End of Period                                $12.894  $ 14.163  $ 15.027  $ 16.696
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.877  $  9.779  $  9.598  $  9.597
 Accumulation Unit Value, End of Period                                $ 9.779  $  9.598  $  9.597  $  9.770
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.378  $ 13.395  $ 14.408  $ 15.456
 Accumulation Unit Value, End of Period                                $13.395  $ 14.408  $ 15.456  $ 16.362
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.738  $ 14.464  $ 16.280  $ 16.812
 Accumulation Unit Value, End of Period                                $14.464  $ 16.280  $ 16.812  $ 19.020
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.995  $ 12.997  $ 13.632  $ 13.960
 Accumulation Unit Value, End of Period                                $12.997  $ 13.632  $ 13.960  $ 15.153
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.398  $ 11.992  $ 12.654  $ 12.833
 Accumulation Unit Value, End of Period                                $11.992  $ 12.654  $ 12.833  $ 14.006
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.667  $ 13.952  $ 16.543  $ 17.516
 Accumulation Unit Value, End of Period                                $13.952  $ 16.543  $ 17.516  $ 21.699
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 130 PROSPECTUS

Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.449  $ 13.460  $ 15.567  $ 17.025
 Accumulation Unit Value, End of Period                                $13.460  $ 15.567  $ 17.025  $ 17.507
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.568  $ 12.305  $ 12.603  $ 12.989
 Accumulation Unit Value, End of Period                                $12.305  $ 12.603  $ 12.989  $ 13.355
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.062  $ 11.986
 Accumulation Unit Value, End of Period                                     --  $ 11.062  $ 11.986  $ 12.263
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.274  $ 11.446
 Accumulation Unit Value, End of Period                                     --  $ 11.274  $ 11.446  $ 12.952
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.047  $ 11.650  $ 12.129  $ 12.732
 Accumulation Unit Value, End of Period                                $11.650  $ 12.129  $ 12.732  $ 12.742
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.796  $ 13.254  $ 14.749  $ 15.781
 Accumulation Unit Value, End of Period                                $13.254  $ 14.749  $ 15.781  $ 17.848
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.805  $  9.793
 Accumulation Unit Value, End of Period                                $10.000  $  9.805  $  9.793  $  9.948
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.635  $ 13.770  $ 14.780  $ 16.162
 Accumulation Unit Value, End of Period                                $13.770  $ 14.780  $ 16.162  $ 17.464
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.900  $ 11.413
 Accumulation Unit Value, End of Period                                     --  $ 10.900  $ 11.413  $ 12.530
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.672  $ 12.018
 Accumulation Unit Value, End of Period                                     --  $ 10.672  $ 12.018  $ 12.166
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 10.996  $ 12.007
 Accumulation Unit Value, End of Period                                $10.000  $ 10.996  $ 12.007  $ 14.228
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.772
 Number of Units Outstanding, End of Period                                 --        --        --         0
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.095  $ 13.510  $ 15.670  $ 17.250
 Accumulation Unit Value, End of Period                                $13.510  $ 15.670  $ 17.250  $ 18.813
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.231  $ 12.282
 Accumulation Unit Value, End of Period                                     --  $ 11.231  $ 12.282  $ 14.447
 Number of Units Outstanding, End of Period                                 --         0         0         0

                                 131 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.556  $ 14.402  $ 19.109  $ 21.756
 Accumulation Unit Value, End of Period                                $14.402  $ 19.109  $ 21.756  $ 29.208
 Number of Units Outstanding, End of Period                                  0         0         0         0

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments. If you invested in this Variable Sub-Account prior to May 1, 2006, you may continue your investment. If prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                 132 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.50% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.729  $ 11.260  $ 10.971
 Accumulation Unit Value, End of Period                                $10.729  $ 11.260  $ 10.971  $ 11.954
 Number of Units Outstanding, End of Period                                  0       345     1,188     4,462
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.335  $ 12.737  $ 13.653
 Accumulation Unit Value, End of Period                                $11.335  $ 12.737  $ 13.653  $ 15.597
 Number of Units Outstanding, End of Period                                  0     9,787    13,594    10,697
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.241  $ 12.742  $ 12.997
 Accumulation Unit Value, End of Period                                $11.241  $ 12.742  $ 12.997  $ 15.648
 Number of Units Outstanding, End of Period                                  0     7,210    17,105    19,915
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.417  $ 13.111  $ 14.736
 Accumulation Unit Value, End of Period                                $11.417  $ 13.111  $ 14.736  $ 16.041
 Number of Units Outstanding, End of Period                              2,002     2,436     6,398     2,561
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.210  $ 14.907  $ 16.400
 Accumulation Unit Value, End of Period                                $12.210  $ 14.907  $ 16.400  $ 18.720
 Number of Units Outstanding, End of Period                                  0     5,082    13,157    50,107
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.263
 Number of Units Outstanding, End of Period                                 --        --        --   126,418
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.454
 Number of Units Outstanding, End of Period                                 --        --        --    32,825
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.484
 Number of Units Outstanding, End of Period                                 --        --        --    30,209

                                 133 PROSPECTUS

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.493
 Number of Units Outstanding, End of Period                                 --        --        --     5,514
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.345
 Number of Units Outstanding, End of Period                                 --        --        --    10,533
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.739
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.816
 Number of Units Outstanding, End of Period                                 --        --        --    12,979
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.872
 Number of Units Outstanding, End of Period                                 --        --        --    24,400
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.816  $ 13.409  $ 14.582  $ 14.840
 Accumulation Unit Value, End of Period                                $13.409  $ 14.582  $ 14.840  $ 17.034
 Number of Units Outstanding, End of Period                              3,844    50,264    85,228   151,273
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.233  $ 11.221
 Accumulation Unit Value, End of Period                                     --  $ 11.233  $ 11.221  $ 13.044
 Number of Units Outstanding, End of Period                                 --     8,142   395,841   952,145
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.523  $ 10.455
 Accumulation Unit Value, End of Period                                     --  $ 10.523  $ 10.455  $ 11.399
 Number of Units Outstanding, End of Period                                 --       268    38,415    96,407
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.470  $ 14.581  $ 17.739  $ 18.969
 Accumulation Unit Value, End of Period                                $14.581  $ 17.739  $ 18.969  $ 21.816
 Number of Units Outstanding, End of Period                                175     6,512    26,368    32,680
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.246  $ 10.315
 Accumulation Unit Value, End of Period                                     --  $ 10.246  $ 10.315  $ 10.549
 Number of Units Outstanding, End of Period                                 --    10,347    73,104    94,018
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 11.011
 Number of Units Outstanding, End of Period                                 --        --        --    33,772
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.394  $ 12.703  $ 14.065  $ 15.288
 Accumulation Unit Value, End of Period                                $12.703  $ 14.065  $ 15.288  $ 17.793
 Number of Units Outstanding, End of Period                             10,654    69,739   192,547   446,165
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.283  $ 16.896  $ 20.715  $ 25.952
 Accumulation Unit Value, End of Period                                $16.896  $ 20.715  $ 25.952  $ 32.682
 Number of Units Outstanding, End of Period                                  0     1,296    21,489    27,158
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.583  $ 13.616  $ 15.866  $ 17.185
 Accumulation Unit Value, End of Period                                $13.616  $ 15.866  $ 17.185  $ 20.518
 Number of Units Outstanding, End of Period                              3,050    19,680   150,154   327,648

                                 134 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.909  $ 11.471
 Accumulation Unit Value, End of Period                                     --  $ 10.909  $ 11.471  $ 12.929
 Number of Units Outstanding, End of Period                                 --        84    20,539    34,419
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.360  $ 10.319
 Accumulation Unit Value, End of Period                                     --  $ 10.360  $ 10.319  $ 11.091
 Number of Units Outstanding, End of Period                                 --         0    16,046    43,537
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.893  $ 11.057
 Accumulation Unit Value, End of Period                                     --  $ 10.893  $ 11.057  $ 12.749
 Number of Units Outstanding, End of Period                                 --     1,191   119,764   175,986
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.141  $ 11.460
 Accumulation Unit Value, End of Period                                     --  $ 11.141  $ 11.460  $ 12.156
 Number of Units Outstanding, End of Period                                 --        84    16,168    35,024
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.124  $ 11.836
 Accumulation Unit Value, End of Period                                     --  $ 11.124  $ 11.836  $ 13.060
 Number of Units Outstanding, End of Period                                 --        42    30,129    50,024
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.017  $ 13.112  $ 14.152  $ 14.425
 Accumulation Unit Value, End of Period                                $13.112  $ 14.152  $ 14.425  $ 15.722
 Number of Units Outstanding, End of Period                                358    16,508    36,489    37,800
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.106  $ 12.289  $ 12.881  $ 13.280
 Accumulation Unit Value, End of Period                                $12.289  $ 12.881  $ 13.280  $ 14.059
 Number of Units Outstanding, End of Period                              4,612    17,974   131,952   170,195
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.108  $ 10.169
 Accumulation Unit Value, End of Period                                     --  $ 10.108  $ 10.169  $ 10.491
 Number of Units Outstanding, End of Period                                 --     3,605    37,622   111,981
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.788  $ 14.253  $ 16.657  $ 18.679
 Accumulation Unit Value, End of Period                                $14.253  $ 16.657  $ 18.679  $ 21.553
 Number of Units Outstanding, End of Period                                100     6,058    26,321    38,599
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.209  $ 12.975  $ 13.869  $ 13.909
 Accumulation Unit Value, End of Period                                $12.975  $ 13.869  $ 13.909  $ 14.936
 Number of Units Outstanding, End of Period                              4,529    53,683    98,072   112,865
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.469  $ 12.650  $ 13.574  $ 14.111
 Accumulation Unit Value, End of Period                                $12.650  $ 13.574  $ 14.111  $ 15.921
 Number of Units Outstanding, End of Period                              9,551    80,356   161,258   221,738
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.657  $ 14.682  $ 17.203  $ 18.556
 Accumulation Unit Value, End of Period                                $14.682  $ 17.203  $ 18.556  $ 20.918
 Number of Units Outstanding, End of Period                              3,631    13,562    37,572    65,082
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.245  $ 12.406  $ 14.567  $ 16.038
 Accumulation Unit Value, End of Period                                $12.406  $ 14.567  $ 16.038  $ 16.193
 Number of Units Outstanding, End of Period                                  0     2,522    19,771    56,522
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.462  $ 12.153  $ 12.955  $ 13.052
 Accumulation Unit Value, End of Period                                $12.153  $ 12.955  $ 13.052  $ 13.761
 Number of Units Outstanding, End of Period                                395    47,218   143,674   170,141

                                 135 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.596  $ 12.448  $ 13.353  $ 14.043
 Accumulation Unit Value, End of Period                                $12.448  $ 13.353  $ 14.043  $ 15.582
 Number of Units Outstanding, End of Period                                206     1,622     8,617    13,550
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.229  $ 13.522  $ 14.771  $ 15.281
 Accumulation Unit Value, End of Period                                $13.522  $ 14.771  $ 15.281  $ 17.414
 Number of Units Outstanding, End of Period                                132     2,313     2,961     6,673
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.002  $ 11.317  $ 11.919  $ 13.264
 Accumulation Unit Value, End of Period                                $11.317  $ 11.919  $ 13.264  $ 13.405
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.417  $ 13.362  $ 14.521  $ 14.718
 Accumulation Unit Value, End of Period                                $13.362  $ 14.521  $ 14.718  $ 15.993
 Number of Units Outstanding, End of Period                                118     4,251     8,448    22,959
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.482  $ 10.456  $ 10.735  $ 10.803
 Accumulation Unit Value, End of Period                                $10.456  $ 10.735  $ 10.803  $ 11.101
 Number of Units Outstanding, End of Period                                  0    10,116    40,741    75,490
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.467  $ 13.399  $ 15.306  $ 16.884
 Accumulation Unit Value, End of Period                                $13.399  $ 15.306  $ 16.884  $ 21.200
 Number of Units Outstanding, End of Period                                273       837    11,396    30,034
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.802  $ 13.008  $ 14.405  $ 15.409
 Accumulation Unit Value, End of Period                                $13.008  $ 14.405  $ 15.409  $ 17.260
 Number of Units Outstanding, End of Period                                  0         0         0     1,624
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.926  $  9.865  $  9.763  $  9.841
 Accumulation Unit Value, End of Period                                $ 9.865  $  9.763  $  9.841  $ 10.100
 Number of Units Outstanding, End of Period                                  0    14,631    49,201    84,997
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.440  $ 13.513  $ 14.654  $ 15.849
 Accumulation Unit Value, End of Period                                $13.513  $ 14.654  $ 15.849  $ 16.915
 Number of Units Outstanding, End of Period                                  0       246       236         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.801  $ 14.592  $ 16.559  $ 17.239
 Accumulation Unit Value, End of Period                                $14.592  $ 16.559  $ 17.239  $ 19.663
 Number of Units Outstanding, End of Period                                  0     1,381     9,422    54,274
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.055  $ 13.112  $ 13.865  $ 14.315
 Accumulation Unit Value, End of Period                                $13.112  $ 13.865  $ 14.315  $ 15.665
 Number of Units Outstanding, End of Period                                  0     3,194     3,193     2,973
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.455  $ 12.098  $ 12.870  $ 13.159
 Accumulation Unit Value, End of Period                                $12.098  $ 12.870  $ 13.159  $ 14.480
 Number of Units Outstanding, End of Period                                832     3,226     3,937     7,631
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.730  $ 14.075  $ 16.826  $ 17.961
 Accumulation Unit Value, End of Period                                $14.075  $ 16.826  $ 17.961  $ 22.432
 Number of Units Outstanding, End of Period                                  0       914       666       554
Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.512  $ 13.579  $ 15.833  $ 17.458
 Accumulation Unit Value, End of Period                                $13.579  $ 15.833  $ 17.458  $ 18.099
 Number of Units Outstanding, End of Period                                126       436        64       714

                                 136 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.626  $ 12.414  $ 12.818  $ 13.320
 Accumulation Unit Value, End of Period                                $12.414  $ 12.818  $ 13.320  $ 13.807
 Number of Units Outstanding, End of Period                                138     1,441    12,528    15,448
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.122  $ 12.150
 Accumulation Unit Value, End of Period                                     --  $ 11.122  $ 12.150  $ 12.533
 Number of Units Outstanding, End of Period                                 --         0         0       150
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.336  $ 11.603
 Accumulation Unit Value, End of Period                                     --  $ 11.336  $ 11.603  $ 13.237
 Number of Units Outstanding, End of Period                                 --     5,119    93,900    80,868
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.102  $ 11.753  $ 12.337  $ 13.056
 Accumulation Unit Value, End of Period                                $11.753  $ 12.337  $ 13.056  $ 13.172
 Number of Units Outstanding, End of Period                                109     2,529    13,681    14,010
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.855  $ 13.371  $ 15.002  $ 16.182
 Accumulation Unit Value, End of Period                                $13.371  $ 15.002  $ 16.182  $ 18.451
 Number of Units Outstanding, End of Period                                  0     6,865    15,034    26,124
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.885  $  9.955
 Accumulation Unit Value, End of Period                                $10.000  $  9.885  $  9.955  $ 10.195
 Number of Units Outstanding, End of Period                                  0    93,600   119,309   121,505
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.698  $ 13.891  $ 15.033  $ 16.573
 Accumulation Unit Value, End of Period                                $13.891  $ 15.033  $ 16.573  $ 18.054
 Number of Units Outstanding, End of Period                                257    16,793    30,734    45,213
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.959  $ 11.570
 Accumulation Unit Value, End of Period                                     --  $ 10.959  $ 11.570  $ 12.805
 Number of Units Outstanding, End of Period                                 --     1,625    26,263    46,317
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.731  $ 12.183
 Accumulation Unit Value, End of Period                                     --  $ 10.731  $ 12.183  $ 12.434
 Number of Units Outstanding, End of Period                                 --         0     3,013     5,543
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 11.086  $ 12.205
 Accumulation Unit Value, End of Period                                $10.000  $ 11.086  $ 12.205  $ 14.580
 Number of Units Outstanding, End of Period                                  0     1,593    31,755    85,150
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.826
 Number of Units Outstanding, End of Period                                 --        --        --    27,566
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.115  $ 13.584  $ 15.885  $ 17.630
 Accumulation Unit Value, End of Period                                $13.584  $ 15.885  $ 17.630  $ 19.384
 Number of Units Outstanding, End of Period                                  0     1,988     2,136     2,417
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.292  $ 12.451
 Accumulation Unit Value, End of Period                                     --  $ 11.292  $ 12.451  $ 14.765
 Number of Units Outstanding, End of Period                                 --     5,920    26,435    35,711
Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.618  $ 14.529  $ 19.436  $ 22.309
 Accumulation Unit Value, End of Period                                $14.529  $ 19.436  $ 22.309  $ 30.195
 Number of Units Outstanding, End of Period                                244    29,798    50,779    45,409

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 137 PROSPECTUS

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 138 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.40% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.684  $ 11.110  $ 10.726
 Accumulation Unit Value, End of Period                                $10.684  $ 11.110  $ 10.726  $ 11.580
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.287  $ 12.567  $ 13.348
 Accumulation Unit Value, End of Period                                $11.287  $ 12.567  $ 13.348  $ 15.109
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.194  $ 12.572  $ 12.706
 Accumulation Unit Value, End of Period                                $11.194  $ 12.572  $ 12.706  $ 15.158
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.368  $ 12.936  $ 14.407
 Accumulation Unit Value, End of Period                                $11.368  $ 12.936  $ 14.407  $ 15.539
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.158  $ 14.708  $ 16.033
 Accumulation Unit Value, End of Period                                $12.158  $ 14.708  $ 16.033  $ 18.135
 Number of Units Outstanding, End of Period                                  0         0         0         0
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.200
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.390
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 139 PROSPECTUS

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.420
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.428
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.281
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.680
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.750
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.811
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.748  $ 13.275  $ 14.304  $ 14.424
 Accumulation Unit Value, End of Period                                $13.275  $ 14.304  $ 14.424  $ 16.406
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.164  $ 11.050
 Accumulation Unit Value, End of Period                                     --  $ 11.164  $ 11.050  $ 12.728
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.499  $ 10.336
 Accumulation Unit Value, End of Period                                     --  $ 10.499  $ 10.336  $ 11.166
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.398  $ 14.435  $ 17.401  $ 18.438
 Accumulation Unit Value, End of Period                                $14.435  $ 17.401  $ 18.438  $ 21.012
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.183  $ 10.158
 Accumulation Unit Value, End of Period                                     --  $ 10.183  $ 10.158  $ 10.294
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.943
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.328  $ 12.576  $ 13.797  $ 14.860
 Accumulation Unit Value, End of Period                                $12.576  $ 13.797  $ 14.860  $ 17.137
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.207  $ 16.727  $ 20.321  $ 25.226
 Accumulation Unit Value, End of Period                                $16.727  $ 20.321  $ 25.226  $ 31.477
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 140 PROSPECTUS

FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.516  $ 13.480  $ 15.564  $ 16.704
 Accumulation Unit Value, End of Period                                $13.480  $ 15.564  $ 16.704  $ 19.762
 Number of Units Outstanding, End of Period                                  0         0         0         0
Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.884  $ 11.340
 Accumulation Unit Value, End of Period                                     --  $ 10.884  $ 11.340  $ 12.665
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.336  $ 10.201
 Accumulation Unit Value, End of Period                                     --  $ 10.336  $ 10.201  $ 10.865
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.868  $ 10.932
 Accumulation Unit Value, End of Period                                     --  $ 10.868  $ 10.932  $ 12.489
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.116  $ 11.330
 Accumulation Unit Value, End of Period                                     --  $ 11.116  $ 11.330  $ 11.908
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.099  $ 11.701
 Accumulation Unit Value, End of Period                                     --  $ 11.099  $ 11.701  $ 12.793
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.948  $ 12.981  $ 13.883  $ 14.021
 Accumulation Unit Value, End of Period                                $12.981  $ 13.883  $ 14.021  $ 15.142
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.086  $ 12.214  $ 12.685  $ 12.958
 Accumulation Unit Value, End of Period                                $12.214  $ 12.685  $ 12.958  $ 13.593
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.084  $ 10.053
 Accumulation Unit Value, End of Period                                     --  $ 10.084  $ 10.053  $ 10.277
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.720  $ 14.111  $ 16.340  $ 18.156
 Accumulation Unit Value, End of Period                                $14.111  $ 16.340  $ 18.156  $ 20.759
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.139  $ 12.845  $ 13.605  $ 13.520
 Accumulation Unit Value, End of Period                                $12.845  $ 13.605  $ 13.520  $ 14.385
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.403  $ 12.524  $ 13.315  $ 13.716
 Accumulation Unit Value, End of Period                                $12.524  $ 13.315  $ 13.716  $ 15.334
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.584  $ 14.536  $ 16.875  $ 18.037
 Accumulation Unit Value, End of Period                                $14.536  $ 16.875  $ 18.037  $ 20.146
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.175  $ 12.283  $ 14.289  $ 15.589
 Accumulation Unit Value, End of Period                                $12.283  $ 14.289  $ 15.589  $ 15.596
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 141 PROSPECTUS

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.396  $ 12.031  $ 12.708  $ 12.687
 Accumulation Unit Value, End of Period                                $12.031  $ 12.708  $ 12.687  $ 13.253
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.529  $ 12.324  $ 13.098  $ 13.650
 Accumulation Unit Value, End of Period                                $12.324  $ 13.098  $ 13.650  $ 15.007
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.159  $ 13.387  $ 14.490  $ 14.853
 Accumulation Unit Value, End of Period                                $13.387  $ 14.490  $ 14.853  $ 16.772
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $10.939  $ 11.204  $ 11.691  $ 12.893
 Accumulation Unit Value, End of Period                                $11.204  $ 11.691  $ 12.893  $ 12.910
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.345  $ 13.228  $ 14.244  $ 14.306
 Accumulation Unit Value, End of Period                                $13.228  $ 14.244  $ 14.306  $ 15.403
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.421  $ 10.351  $ 10.530  $ 10.500
 Accumulation Unit Value, End of Period                                $10.351  $ 10.530  $ 10.500  $ 10.692
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.401  $ 13.265  $ 15.015  $ 16.411
 Accumulation Unit Value, End of Period                                $13.265  $ 15.015  $ 16.411  $ 20.419
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.734  $ 12.878  $ 14.131  $ 14.978
 Accumulation Unit Value, End of Period                                $12.878  $ 14.131  $ 14.978  $ 16.624
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.869  $  9.767  $  9.576  $  9.565
 Accumulation Unit Value, End of Period                                $ 9.767  $  9.576  $  9.565  $  9.728
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.369  $ 13.378  $ 14.375  $ 15.405
 Accumulation Unit Value, End of Period                                $13.378  $ 14.375  $ 15.405  $ 16.291
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.728  $ 14.446  $ 16.244  $ 16.757
 Accumulation Unit Value, End of Period                                $14.446  $ 16.244  $ 16.757  $ 18.938
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.985  $ 12.981  $ 13.601  $ 13.914
 Accumulation Unit Value, End of Period                                $12.981  $ 13.601  $ 13.914  $ 15.088
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.389  $ 11.978  $ 12.625  $ 12.791
 Accumulation Unit Value, End of Period                                $11.978  $ 12.625  $ 12.791  $ 13.946
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.657  $ 13.935  $ 16.506  $ 17.459
 Accumulation Unit Value, End of Period                                $13.935  $ 16.506  $ 17.459  $ 21.606
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 142 PROSPECTUS

Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.440  $ 13.443  $ 15.532  $ 16.969
 Accumulation Unit Value, End of Period                                $13.443  $ 15.532  $ 16.969  $ 17.432
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.559  $ 12.290  $ 12.574  $ 12.947
 Accumulation Unit Value, End of Period                                $12.290  $ 12.574  $ 12.947  $ 13.298
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.054  $ 11.965
 Accumulation Unit Value, End of Period                                     --  $ 11.054  $ 11.965  $ 12.230
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.266  $ 11.426
 Accumulation Unit Value, End of Period                                     --  $ 11.266  $ 11.426  $ 12.917
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.038  $ 11.635  $ 12.102  $ 12.690
 Accumulation Unit Value, End of Period                                $11.635  $ 12.102  $ 12.690  $ 12.687
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.787  $ 13.238  $ 14.716  $ 15.729
 Accumulation Unit Value, End of Period                                $13.238  $ 14.716  $ 15.729  $ 17.771
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.794  $  9.773
 Accumulation Unit Value, End of Period                                $10.000  $  9.794  $  9.773  $  9.918
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.625  $ 13.752  $ 14.746  $ 16.109
 Accumulation Unit Value, End of Period                                $13.752  $ 14.746  $ 16.109  $ 17.388
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.892  $ 11.394
 Accumulation Unit Value, End of Period                                     --  $ 10.892  $ 11.394  $ 12.496
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.665  $ 11.998
 Accumulation Unit Value, End of Period                                     --  $ 10.665  $ 11.998  $ 12.133
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 10.985  $ 11.983
 Accumulation Unit Value, End of Period                                $10.000  $ 10.985  $ 11.983  $ 14.184
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.766
 Number of Units Outstanding, End of Period                                 --        --        --         0
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.093  $ 13.501  $ 15.644  $ 17.203
 Accumulation Unit Value, End of Period                                $13.501  $ 15.644  $ 17.203  $ 18.742
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.223  $ 12.261
 Accumulation Unit Value, End of Period                                     --  $ 11.223  $ 12.261  $ 14.408
 Number of Units Outstanding, End of Period                                 --         0         0         0

                                 143 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.546  $ 14.384  $ 19.066  $ 21.685
 Accumulation Unit Value, End of Period                                $14.384  $ 19.066  $ 21.685  $ 29.083
 Number of Units Outstanding, End of Period                                  0         0         0         0

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments. If you invested in this Variable Sub-Account prior to May 1, 2006, you may continue your investment. If prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                 144 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.60% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.724  $ 11.243  $ 10.944
 Accumulation Unit Value, End of Period                                $10.724  $ 11.243  $ 10.944  $ 11.912
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.330  $ 12.718  $ 13.619
 Accumulation Unit Value, End of Period                                $11.330  $ 12.718  $ 13.619  $ 15.542
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.236  $ 12.723  $ 12.964
 Accumulation Unit Value, End of Period                                $11.236  $ 12.723  $ 12.964  $ 15.593
 Number of Units Outstanding, End of Period                                136       134       138       132
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.411  $ 13.092  $ 14.699
 Accumulation Unit Value, End of Period                                $11.411  $ 13.092  $ 14.699  $ 15.984
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.204  $ 14.885  $ 16.359
 Accumulation Unit Value, End of Period                                $12.204  $ 14.885  $ 16.359  $ 18.655
 Number of Units Outstanding, End of Period                                  0         0       197       197
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.256
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.447
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 145 PROSPECTUS

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.477
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.486
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.338
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.733
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.809
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.865
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.807  $ 13.392  $ 14.549  $ 14.791
 Accumulation Unit Value, End of Period                                $13.392  $ 14.549  $ 14.791  $ 16.961
 Number of Units Outstanding, End of Period                              2,531     2,399     2,190     2,199
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.225  $ 11.202
 Accumulation Unit Value, End of Period                                     --  $ 11.225  $ 11.202  $ 13.008
 Number of Units Outstanding, End of Period                                 --         0       225    30,492
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.520  $ 10.442
 Accumulation Unit Value, End of Period                                     --  $ 10.520  $ 10.442  $ 11.373
 Number of Units Outstanding, End of Period                                 --         0         0       832
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.460  $ 14.563  $ 17.699  $ 18.907
 Accumulation Unit Value, End of Period                                $14.563  $ 17.699  $ 18.907  $ 21.723
 Number of Units Outstanding, End of Period                                569       535       506       456
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.239  $ 10.298
 Accumulation Unit Value, End of Period                                     --  $ 10.239  $ 10.298  $ 10.520
 Number of Units Outstanding, End of Period                                 --         0       147       897
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 11.004
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.385  $ 12.687  $ 14.034  $ 15.238
 Accumulation Unit Value, End of Period                                $12.687  $ 14.034  $ 15.238  $ 17.717
 Number of Units Outstanding, End of Period                              2,239     2,274     2,440    24,057
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.273  $ 16.875  $ 20.668  $ 25.867
 Accumulation Unit Value, End of Period                                $16.875  $ 20.668  $ 25.867  $ 32.542
 Number of Units Outstanding, End of Period                                  0     8,772         0         0
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.574  $ 13.599  $ 15.830  $ 17.129
 Accumulation Unit Value, End of Period                                $13.599  $ 15.830  $ 17.129  $ 20.431
 Number of Units Outstanding, End of Period                                298       399       759    19,930

                                 146 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.906  $ 11.456
 Accumulation Unit Value, End of Period                                     --  $ 10.906  $ 11.456  $ 12.899
 Number of Units Outstanding, End of Period                                 --         0       536       535
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.357  $ 10.305
 Accumulation Unit Value, End of Period                                     --  $ 10.357  $ 10.305  $ 11.066
 Number of Units Outstanding, End of Period                                 --         0         0     1,056
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.891  $ 11.043
 Accumulation Unit Value, End of Period                                     --  $ 10.891  $ 11.043  $ 12.720
 Number of Units Outstanding, End of Period                                 --         0       676       130
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.139  $ 11.446
 Accumulation Unit Value, End of Period                                     --  $ 11.139  $ 11.446  $ 12.129
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.122  $ 11.821
 Accumulation Unit Value, End of Period                                     --  $ 11.122  $ 11.821  $ 13.030
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.008  $ 13.095  $ 14.121  $ 14.378
 Accumulation Unit Value, End of Period                                $13.095  $ 14.121  $ 14.378  $ 15.654
 Number of Units Outstanding, End of Period                                424       516       346       534
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.104  $ 12.281  $ 12.859  $ 13.244
 Accumulation Unit Value, End of Period                                $12.281  $ 12.859  $ 13.244  $ 14.006
 Number of Units Outstanding, End of Period                                  0         0     1,350       899
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.105  $ 10.156
 Accumulation Unit Value, End of Period                                     --  $ 10.105  $ 10.156  $ 10.467
 Number of Units Outstanding, End of Period                                 --         0     1,035     1,147
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.779  $ 14.235  $ 16.620  $ 18.618
 Accumulation Unit Value, End of Period                                $14.235  $ 16.620  $ 18.618  $ 21.461
 Number of Units Outstanding, End of Period                                109       103        97        96
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.200  $ 12.959  $ 13.838  $ 13.864
 Accumulation Unit Value, End of Period                                $12.959  $ 13.838  $ 13.864  $ 14.873
 Number of Units Outstanding, End of Period                                412       333       270       771
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.460  $ 12.635  $ 13.543  $ 14.065
 Accumulation Unit Value, End of Period                                $12.635  $ 13.543  $ 14.065  $ 15.853
 Number of Units Outstanding, End of Period                              1,009     1,089     2,327     2,475
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.647  $ 14.664  $ 17.164  $ 18.496
 Accumulation Unit Value, End of Period                                $14.664  $ 17.164  $ 18.496  $ 20.828
 Number of Units Outstanding, End of Period                                252       232       339       508
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.236  $ 12.391  $ 14.534  $ 15.986
 Accumulation Unit Value, End of Period                                $12.391  $ 14.534  $ 15.986  $ 16.124
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.453  $ 12.138  $ 12.926  $ 13.010
 Accumulation Unit Value, End of Period                                $12.138  $ 12.926  $ 13.010  $ 13.702
 Number of Units Outstanding, End of Period                                731       920       931     1,490

                                 147 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.587  $ 12.433  $ 13.323  $ 13.997
 Accumulation Unit Value, End of Period                                $12.433  $ 13.323  $ 13.997  $ 15.515
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.220  $ 13.506  $ 14.738  $ 15.231
 Accumulation Unit Value, End of Period                                $13.506  $ 14.738  $ 15.231  $ 17.340
 Number of Units Outstanding, End of Period                              1,510     1,415     1,326     1,184
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $10.993  $ 11.303  $ 11.892  $ 13.221
 Accumulation Unit Value, End of Period                                $11.303  $ 11.892  $ 13.221  $ 13.348
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.407  $ 13.345  $ 14.488  $ 14.670
 Accumulation Unit Value, End of Period                                $13.345  $ 14.488  $ 14.670  $ 15.925
 Number of Units Outstanding, End of Period                                  0         0       613        92
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.474  $ 10.443  $ 10.711  $ 10.768
 Accumulation Unit Value, End of Period                                $10.443  $ 10.711  $ 10.768  $ 11.054
 Number of Units Outstanding, End of Period                                292       304       591     1,464
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.458  $ 13.383  $ 15.272  $ 16.829
 Accumulation Unit Value, End of Period                                $13.383  $ 15.272  $ 16.829  $ 21.110
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.793  $ 12.992  $ 14.373  $ 15.359
 Accumulation Unit Value, End of Period                                $12.992  $ 14.373  $ 15.359  $ 17.187
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.919  $  9.853  $  9.741  $  9.809
 Accumulation Unit Value, End of Period                                $ 9.853  $  9.741  $  9.809  $ 10.057
 Number of Units Outstanding, End of Period                                  0         0         0       324
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.431  $ 13.497  $ 14.621  $ 15.797
 Accumulation Unit Value, End of Period                                $13.497  $ 14.621  $ 15.797  $ 16.843
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.792  $ 14.574  $ 16.522  $ 17.183
 Accumulation Unit Value, End of Period                                $14.574  $ 16.522  $ 17.183  $ 19.579
 Number of Units Outstanding, End of Period                                  0         0         0       130
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.046  $ 13.096  $ 13.834  $ 14.268
 Accumulation Unit Value, End of Period                                $13.096  $ 13.834  $ 14.268  $ 15.599
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.446  $ 12.084  $ 12.841  $ 13.117
 Accumulation Unit Value, End of Period                                $12.084  $ 12.841  $ 13.117  $ 14.418
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.720  $ 14.058  $ 16.789  $ 17.903
 Accumulation Unit Value, End of Period                                $14.058  $ 16.789  $ 17.903  $ 22.337
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.502  $ 13.562  $ 15.798  $ 17.401
 Accumulation Unit Value, End of Period                                $13.562  $ 15.798  $ 17.401  $ 18.022
 Number of Units Outstanding, End of Period                                855       800       750       671

                                 148 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.617  $ 12.398  $ 12.789  $ 13.276
 Accumulation Unit Value, End of Period                                $12.398  $ 12.789  $ 13.276  $ 13.748
 Number of Units Outstanding, End of Period                                255       260       248       255
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.115  $ 12.129
 Accumulation Unit Value, End of Period                                     --  $ 11.115  $ 12.129  $ 12.499
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.328  $ 11.583
 Accumulation Unit Value, End of Period                                     --  $ 11.328  $ 11.583  $ 13.202
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.094  $ 11.738  $ 12.309  $ 13.013
 Accumulation Unit Value, End of Period                                $11.738  $ 12.309  $ 13.013  $ 13.116
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.846  $ 13.355  $ 14.968  $ 16.129
 Accumulation Unit Value, End of Period                                $13.355  $ 14.968  $ 16.129  $ 18.372
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.875  $  9.934
 Accumulation Unit Value, End of Period                                $10.000  $  9.875  $  9.934  $ 10.164
 Number of Units Outstanding, End of Period                                  0         0         0     1,539
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.688  $ 13.874  $ 14.999  $ 16.519
 Accumulation Unit Value, End of Period                                $13.874  $ 14.999  $ 16.519  $ 17.977
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.952  $ 11.550
 Accumulation Unit Value, End of Period                                     --  $ 10.952  $ 11.550  $ 12.771
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.723  $ 12.162
 Accumulation Unit Value, End of Period                                     --  $ 10.723  $ 12.162  $ 12.400
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 11.075  $ 12.180
 Accumulation Unit Value, End of Period                                $10.000  $ 11.075  $ 12.180  $ 14.536
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.820
 Number of Units Outstanding, End of Period                                 --        --        --       212
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.113  $ 13.575  $ 15.858  $ 17.582
 Accumulation Unit Value, End of Period                                $13.575  $ 15.858  $ 17.582  $ 19.312
 Number of Units Outstanding, End of Period                                292       274       258       230
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.284  $ 12.429
 Accumulation Unit Value, End of Period                                     --  $ 11.284  $ 12.429  $ 14.725
 Number of Units Outstanding, End of Period                                 --         0         0       143
Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.609  $ 14.511  $ 19.392  $ 22.236
 Accumulation Unit Value, End of Period                                $14.511  $ 19.392  $ 22.236  $ 30.066
 Number of Units Outstanding, End of Period                                152        85       304       545

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 149 PROSPECTUS

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value

                                 150 PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))

*The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004, and the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account , Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account, and Van Kampen UIF Mid Cap Growth, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.50% and Administrative Expense Charge of 0.19%.

For the Years Beginning January 1* and Ending December 31,               2003     2004      2005      2006
---------------------------------------------------------------------  -------  --------  --------  --------
SUB-ACCOUNTS
STI Classic Capital Appreciation Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.679  $ 11.093  $ 10.699
 Accumulation Unit Value, End of Period                                $10.679  $ 11.093  $ 10.699  $ 11.539
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Relative Value Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.282  $ 12.548  $ 13.314
 Accumulation Unit Value, End of Period                                $11.282  $ 12.548  $ 13.314  $ 15.056
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Large Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.188  $ 12.553  $ 12.674
 Accumulation Unit Value, End of Period                                $11.188  $ 12.553  $ 12.674  $ 15.104
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Mid-Cap Equity Sub-Account /(1)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 11.363  $ 12.917  $ 14.370
 Accumulation Unit Value, End of Period                                $11.363  $ 12.917  $ 14.370  $ 15.484
 Number of Units Outstanding, End of Period                                  0         0         0         0
STI Classic Small Cap Value Equity Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 12.152  $ 14.686  $ 15.993
 Accumulation Unit Value, End of Period                                $12.152  $ 14.686  $ 15.993  $ 18.071
 Number of Units Outstanding, End of Period                                  0         0         0         0
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.193
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.383
 Number of Units Outstanding, End of Period                                 --        --        --         0

                                 151 PROSPECTUS

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.412
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.421
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.274
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.673
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Index 500 - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.742
 Number of Units Outstanding, End of Period                                 --        --        --         0
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.804
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.739  $ 13.259  $ 14.271  $ 14.377
 Accumulation Unit Value, End of Period                                $13.259  $ 14.271  $ 14.377  $ 16.335
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin Income Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.156  $ 11.031
 Accumulation Unit Value, End of Period                                     --  $ 11.156  $ 11.031  $ 12.693
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.496  $ 10.323
 Accumulation Unit Value, End of Period                                     --  $ 10.496  $ 10.323  $ 11.140
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.389  $ 14.417  $ 17.361  $ 18.377
 Accumulation Unit Value, End of Period                                $14.417  $ 17.361  $ 18.377  $ 20.921
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Franklin U.S. Government - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.176  $ 10.141
 Accumulation Unit Value, End of Period                                     --  $ 10.176  $ 10.141  $ 10.265
 Number of Units Outstanding, End of Period                                 --         0         0         0
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $ 10.936
 Number of Units Outstanding, End of Period                                 --        --        --         0
FTVIP Mutual Shares Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.319  $ 12.560  $ 13.766  $ 14.811
 Accumulation Unit Value, End of Period                                $12.560  $ 13.766  $ 14.811  $ 17.063
 Number of Units Outstanding, End of Period                                  0         0         0         0
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $13.197  $ 16.706  $ 20.275  $ 25.143
 Accumulation Unit Value, End of Period                                $16.706  $ 20.275  $ 25.143  $ 31.342
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 152 PROSPECTUS

FTVIP Templeton Foreign Securities - Class 2 Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.507  $ 13.463  $ 15.528  $ 16.649
 Accumulation Unit Value, End of Period                                $13.463  $ 15.528  $ 16.649  $ 19.677
 Number of Units Outstanding, End of Period                                  0         0         0         0
Lord Abbett Series - All Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.881  $ 11.326
 Accumulation Unit Value, End of Period                                     --  $ 10.881  $ 11.326  $ 12.636
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Bond-Debenture Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.334  $ 10.188
 Accumulation Unit Value, End of Period                                     --  $ 10.334  $ 10.188  $ 10.840
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth and Income Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.866  $ 10.918
 Accumulation Unit Value, End of Period                                     --  $ 10.866  $ 10.918  $ 12.460
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Growth Opportunities Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.113  $ 11.315
 Accumulation Unit Value, End of Period                                     --  $ 11.113  $ 11.315  $ 11.881
 Number of Units Outstanding, End of Period                                 --         0         0         0
Lord Abbett Series - Mid-Cap Value Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.096  $ 11.686
 Accumulation Unit Value, End of Period                                     --  $ 11.096  $ 11.686  $ 12.764
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Balanced/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.939  $ 12.964  $ 13.851  $ 13.975
 Accumulation Unit Value, End of Period                                $12.964  $ 13.851  $ 13.975  $ 15.077
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.083  $ 12.206  $ 12.663  $ 12.923
 Accumulation Unit Value, End of Period                                $12.206  $ 12.663  $ 12.923  $ 13.542
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Core Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.082  $ 10.040
 Accumulation Unit Value, End of Period                                     --  $ 10.082  $ 10.040  $ 10.253
 Number of Units Outstanding, End of Period                                 --         0         0         0
Oppenheimer Global Securities/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.711  $ 14.093  $ 16.303  $ 18.097
 Accumulation Unit Value, End of Period                                $14.093  $ 16.303  $ 18.097  $ 20.669
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer High Income/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.130  $ 12.829  $ 13.574  $ 13.475
 Accumulation Unit Value, End of Period                                $12.829  $ 13.574  $ 13.475  $ 14.324
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.395  $ 12.508  $ 13.285  $ 13.671
 Accumulation Unit Value, End of Period                                $12.508  $ 13.285  $ 13.671  $ 15.268
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.574  $ 14.518  $ 16.837  $ 17.977
 Accumulation Unit Value, End of Period                                $14.518  $ 16.837  $ 17.977  $ 20.060
 Number of Units Outstanding, End of Period                                  0         0         0         0
Oppenheimer MidCap/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.165  $ 12.267  $ 14.257  $ 15.538
 Accumulation Unit Value, End of Period                                $12.267  $ 14.257  $ 15.538  $ 15.529
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 153 PROSPECTUS

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.387  $ 12.016  $ 12.679  $ 12.645
 Accumulation Unit Value, End of Period                                $12.016  $ 12.679  $ 12.645  $ 13.196
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Global Asset Allocation - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.521  $ 12.309  $ 13.069  $ 13.605
 Accumulation Unit Value, End of Period                                $12.309  $ 13.069  $ 13.605  $ 14.943
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Growth and Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.150  $ 13.370  $ 14.457  $ 14.804
 Accumulation Unit Value, End of Period                                $13.370  $ 14.457  $ 14.804  $ 16.700
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $10.930  $ 11.190  $ 11.665  $ 12.850
 Accumulation Unit Value, End of Period                                $11.190  $ 11.665  $ 12.850  $ 12.855
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT High Yield - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.336  $ 13.212  $ 14.212  $ 14.259
 Accumulation Unit Value, End of Period                                $13.212  $ 14.212  $ 14.259  $ 15.337
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Income - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.413  $ 10.338  $ 10.506  $ 10.466
 Accumulation Unit Value, End of Period                                $10.338  $ 10.506  $ 10.466  $ 10.645
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT International Equity - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.392  $ 13.249  $ 14.981  $ 16.357
 Accumulation Unit Value, End of Period                                $13.249  $ 14.981  $ 16.357  $ 20.331
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Investors - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.725  $ 12.862  $ 14.098  $ 14.929
 Accumulation Unit Value, End of Period                                $12.862  $ 14.098  $ 14.929  $ 16.552
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Money Market - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $ 9.862  $  9.755  $  9.555  $  9.534
 Accumulation Unit Value, End of Period                                $ 9.755  $  9.555  $  9.534  $  9.686
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.359  $ 13.362  $ 14.343  $ 15.354
 Accumulation Unit Value, End of Period                                $13.362  $ 14.343  $ 15.354  $ 16.221
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT New Value - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.718  $ 14.429  $ 16.207  $ 16.701
 Accumulation Unit Value, End of Period                                $14.429  $ 16.207  $ 16.701  $ 18.856
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Research - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $11.976  $ 12.965  $ 13.570  $ 13.868
 Accumulation Unit Value, End of Period                                $12.965  $ 13.570  $ 13.868  $ 15.023
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.381  $ 11.963  $ 12.596  $ 12.749
 Accumulation Unit Value, End of Period                                $11.963  $ 12.596  $ 12.749  $ 13.886
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
 Accumulation Unit Value, Beginning of Period                          $12.647  $ 13.918  $ 16.469  $ 17.401
 Accumulation Unit Value, End of Period                                $13.918  $ 16.469  $ 17.401  $ 21.512
 Number of Units Outstanding, End of Period                                  0         0         0         0

                                 154 PROSPECTUS

Putnam VT Vista - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $12.430  $ 13.427  $ 15.497  $ 16.913
 Accumulation Unit Value, End of Period                                $13.427  $ 15.497  $ 16.913  $ 17.357
 Number of Units Outstanding, End of Period                                  0         0         0         0
Putnam VT Voyager - Class IB Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.550  $ 12.274  $ 12.545  $ 12.904
 Accumulation Unit Value, End of Period                                $12.274  $ 12.545  $ 12.904  $ 13.240
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Aggressive Growth, Class II Sub-Account/(3)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.047  $ 11.945
 Accumulation Unit Value, End of Period                                     --  $ 11.047  $ 11.945  $ 12.197
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Comstock, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.258  $ 11.407
 Accumulation Unit Value, End of Period                                     --  $ 11.258  $ 11.407  $ 12.882
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen LIT Strategic Growth, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.030  $ 11.621  $ 12.075  $ 12.648
 Accumulation Unit Value, End of Period                                $11.621  $ 12.075  $ 12.648  $ 12.632
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Growth and Income, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $11.778  $ 13.221  $ 14.683  $ 15.677
 Accumulation Unit Value, End of Period                                $13.221  $ 14.683  $ 15.677  $ 17.694
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen LIT Money Market, Class II Sub-Account
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $  9.784  $  9.753
 Accumulation Unit Value, End of Period                                $10.000  $  9.784  $  9.753  $  9.887
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.615  $ 13.735  $ 14.713  $ 16.056
 Accumulation Unit Value, End of Period                                $13.735  $ 14.713  $ 16.056  $ 17.313
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Equity and Income, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.885  $ 11.374
 Accumulation Unit Value, End of Period                                     --  $ 10.885  $ 11.374  $ 12.461
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Equity Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 10.657  $ 11.977
 Accumulation Unit Value, End of Period                                     --  $ 10.657  $ 11.977  $ 12.100
 Number of Units Outstanding, End of Period                                 --         0         0         0
Van Kampen UIF Global Franchise, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $10.000  $ 10.000  $ 10.974  $ 11.958
 Accumulation Unit Value, End of Period                                $10.000  $ 10.974  $ 11.958  $ 14.141
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF Mid Cap Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                                     --        --        --  $  9.759
 Number of Units Outstanding, End of Period                                 --        --        --         0
Van Kampen UIF Small Company Growth, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.090  $ 13.492  $ 15.617  $ 17.156
 Accumulation Unit Value, End of Period                                $13.492  $ 15.617  $ 17.156  $ 18.672
 Number of Units Outstanding, End of Period                                  0         0         0         0
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                               --  $ 10.000  $ 11.215  $ 12.240
 Accumulation Unit Value, End of Period                                     --  $ 11.215  $ 12.240  $ 14.369
 Number of Units Outstanding, End of Period                                 --         0         0         0

                                 155 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account /(4)/
 Accumulation Unit Value, Beginning of Period                          $12.536  $ 14.366  $ 19.022  $ 21.613
 Accumulation Unit Value, End of Period                                $14.366  $ 19.022  $ 21.613  $ 28.957
 Number of Units Outstanding, End of Period                                  0         0         0         0

(1) Effective May 31, 2007, the STI Classic Capital Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective May 1, 2006, the Van Kampen LIT Aggressive Growth, Class II Sub-Account closed to new investments. If you invested in this Variable Sub-Account prior to May 1, 2006, you may continue your investment. If prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                 156 PROSPECTUS

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees ..................................................   $  334.80
Cost of printing and engraving .....................................   $  100.00
Legal fees .........................................................   $    0.00
Accounting fees ....................................................   $3,000.00
Mailing fees .......................................................   $2,100.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16. EXHIBITS.

Exhibit No. Description

(1)(a) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(1)(b) Form of General Agency Agreement between Northbrook Life Insurance Company and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(1)(c) Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(2) None

(4) (a) Form of Allstate Advisor Variable Annuity Contract ("Allstate Advisor" or "Morgan Stanley Variable Annuity") (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(b) Form of Allstate Advisor Plus Variable Annuity Contract ("Allstate Advisor Plus") (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(c) Form of Allstate Advisor Preferred Variable Annuity Contract ("Allstate Advisor Preferred" or "Morgan Stanley Variable Annuity--L Share") (Incorporated herein by reference to the initial filing of Allstate Life Insurance Company Separate Account A Form N-4 Registration Statement (File No. 333-31288) dated February 29, 2000.)

(4)(d) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(e) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(f) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(g) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(h) Form of Earnings Protection Death Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(i) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(j) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(k) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(l) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(m) Form of Income Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(n) Form of Spousal Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(o) Form of Amendatory Endorsement for Charitable Remainder Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(p) Form of Amendatory Endorsement for Grantor Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(q) Form of Amendatory Endorsement for Waiver of Charges (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(r) Form of Amendatory Endorsement for Employees (Allstate Advisor) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(s) Form of Withdrawal Charge Option Rider 1 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(t) Form of Withdrawal Charge Option Rider 2 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(u) Form of Retirement Income Guarantee Rider 2 (Plus) (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(v) Form of Income Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(w) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(x) Form of Amendatory Endorsement for Charitable Remainder Trust (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(y) Form of Amendatory Endorsement for Grantor Trust (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(z) Form of Amendatory Endorsement for Waiver of Charges (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(aa) Form of Amendatory Endorsement for Employees (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(ab) Form of TrueReturn Accumulation Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 16 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated August 19,2003.)

(4)(ac) Form of TrueReturn Accumulation Benefit Rider (for all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 2 of Form N-4 Registration Statement (File No. 333-102934) dated December 19, 2003.)

(4)(ad) Form of SureIncome Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No.5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(ae) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(af) Form of Custodial Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(ag) Form of SureIncome Plus Withdrawal Benefit Rider (Previously file in Post-Effective Amendment No. 4 to this Registration Statement (File No. 333-100068) dated April 18, 2006.)

(4)(ah) Form of SureIncome for Life Withdrawal Benefit Rider (Previously file in Post-Effective Amendment No. 4 to this Registration Statement (File No. 333-100068) dated April 18, 2006.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated September 25, 2003.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068) dated April 18, 2003.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 2 to this Form S-3 Registration Statement (File No. 333-100068) dated April 14, 2004.)

(5)(d) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 3 to this Form S-3 Registration Statement (File No. 333-100068) dated April 25, 2005.)

(5)(e) Opinion and Consent of General Counsel re: Legality (Previously file in Post-Effective Amendment No. 4 to this Registration Statement (File No. 333-100068) dated April 18, 2006.)

(5)(f) Opinion and Consent of General Counsel re: Legality. Filed herewith.

(8) None

(11) None

(12) None

(15) Not applicable

(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for: David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George E. Reubenson, and Thomas J. Wilson II. Filed herewith.

(25) None

(26) None

(27) Not applicable

(99)(a) Experts. Filed herewith.

ITEM 17.UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and
(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 24th day of March, 2009.

                                        ALLSTATE LIFE INSURANCE COMPANY
                                           (REGISTRANT)


                                        By: /s/ SUSAN L. LEES
                                            ------------------------------------
                                            Susan L. Lees
                                            Director, Senior Vice President,
                                            Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 24th day of March, 2009.


*/ DAVID A. BIRD                        Director and Senior Vice President
-------------------------------------
David A. Bird


*/ MICHAEL B. BOYLE                     Director and Senior Vice President
-------------------------------------
Michael B. Boyle


*/ DON CIVGIN                           Director
-------------------------------------
Don Civgin


*/ FREDERICK F. CRIPE                   Director and Executive Vice President
-------------------------------------
Frederick F. Cripe


*/ JUDITH P. GREFFIN                    Director, Senior Vice President and
-------------------------------------   Chief Investment Officer
Judith P. Greffin


/s/ SUSAN L. LEES                       Director, Senior Vice President,
-------------------------------------   General Counsel and Secretary
Susan L. Lees


*/ JOHN C. LOUNDS                       Director and Senior Vice President
-------------------------------------
John C. Lounds


*/ SAMUEL H. PILCH                      Group Vice President and Controller
-------------------------------------
Samuel H. Pilch


*/ JOHN C. PINTOZZI                     Director, Senior Vice President and
-------------------------------------   Chief Financial Officer
John C. Pintozzi


*/ GEORGE E. RUEBENSON                  Director, President and Chief Executive
-------------------------------------   Officer
George E. Ruebenson


*/ THOMAS J. WILSON                     Director and Chairman of the Board
-------------------------------------
Thomas J. Wilson II


/*/ By Susan L. Lees, pursuant to Power of Attorney, filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No. Description

(5)(f)      Opinion and Consent of General Counsel re: Legality

(23)        Consent of Independent Registered Public Accounting Firm.

(24) Powers of Attorney for David A. Bird, Michael B. Boyle, Don Civgin, Frederick F. Cripe, Judith P. Greffin, Susan L. Lees, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George E. Reubenson, and Thomas J. Wilson II

(99)(a)     Experts